Exhibit 10.3

EXECUTION VERSION

CERTAIN CONFIDENTIAL INFORMATION, IDENTIFIED BY BRACKETED ASTERISKS “[*****]”, HAS BEEN OMITTED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

REVOLVING CREDIT AGREEMENT

INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP,
as the Initial Borrower
INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC,
as the Borrower General Partner
INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.,
as the Guarantor and
INVESCO ADVISERS, INC.
as the Investment Manager

NATWEST MARKETS PLC,
as the Administrative Agent, the Lead Arranger and a Lender

May 7, 2026

USActive 63061072.19

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TABLE OF CONTENTS PAGE
SECTION 1.    DEFINITIONS    1
1.1.    Defined Terms    1
1.2.    Construction    46
1.3.    Accounting Terms    47
1.4.    UCC Terms    48
1.5.    References to Agreement and Laws    48
1.6.    Times of Day    48
1.7.    Interest Rates    48
1.8.    Exchange Rates; Currency Equivalents    49
SECTION 2.    LOANS    49
2.1.    The Commitment    49
2.2.    Revolving Credit Commitment    50
2.3.    Manner of Borrowing    50
2.4.    Minimum Loan Amounts    52
2.5.    Funding    52
2.6.    Interest    53
2.7.    Determination of Rate    53
2.8.    Use of Proceeds and Qualified Borrower Guaranties    53
2.9.    Fees    54
2.10.    Commitment Fee    54
2.11.    Tranche B Make-Whole Fees    55
2.12.    Increase in the Aggregate Tranche B Commitment    55
2.13.    Extension of Stated Maturity Date    58
SECTION 3.    PAYMENT OF OBLIGATIONS    59
3.1.    Revolving Credit Notes    59
3.2.    Payment of Obligations    59
3.3.    Payment of Interest    59
3.4.    Payments on the Obligations    60
3.5.    Prepayments    61
3.6.    Reduction or Early Termination of Commitments    63
3.7.    Lending Office    64
SECTION 4.    CHANGE IN CIRCUMSTANCES    64
4.1.    Taxes    64
4.2.    Illegality    70
4.3.    Inability to Determine Rates    70

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4.4.    Benchmark Replacement Setting    71
4.5.    Increased Cost and Capital Adequacy    73
4.6.    Funding Losses    74
4.7.    Requests for Compensation    75
4.8.    Survival    75
4.9.    Mitigation Obligations; Replacement of Lenders    75
SECTION 5.    SECURITY    76
5.1.    Liens    76
5.2.    The Collateral Accounts; Capital Calls    77
5.3.    Agreement to Deliver Additional Collateral Documents    78
5.4.    Subordination    79
SECTION 6.    CONDITIONS PRECEDENT TO LENDING    79
6.1.    Obligations of the Lenders    79
6.2.    Conditions to all Loans    83
6.3.    Addition of Qualified Borrowers    83
SECTION 7.    REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES AND THE INVESTMENT MANAGER    85
7.1.    Organization and Good Standing    85
7.2.    Authorization and Power    86
7.3.    No Conflicts or Consents    86
7.4.    Enforceable Obligations    86
7.5.    Priority of Liens    86
7.6.    Financial Condition    87
7.7.    Full Disclosure    87
7.8.    No Default    87
7.9.    No Litigation    87
7.10.    Material Adverse Effect    87
7.11.    Taxes    88
7.12.    Principal Office; Jurisdiction of Formation    88
7.13.    ERISA    88
7.14.    Compliance with Law    88
7.15.    Environmental Matters    88
7.16.    Capital Commitments and Contributions and Portfolio Assets    88
7.17.    Fiscal Year    89
7.18.    Investor Documents    89
7.19.    Margin Stock    89
7.20.    Investment Company Status    89
7.21.    No Defenses    90

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7.22.    No Withdrawals Without Approval    90
7.23.    Sanctions    90
7.24.    Insider    90
7.25.    Investors    90
7.26.    Organizational Structure    90
7.27.    No Brokers    91
7.28.    Financial Condition    91
SECTION 8.    AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES AND THE INVESTMENT MANAGER    91
8.1.    Financial Statements, Reports and Notices    91
8.2.    Payment of Obligations    96
8.3.    Maintenance of Existence and Rights    96
8.4.    Operations and Properties    96
8.5.    Books and Records; Access    96
8.6.    Compliance with Law    96
8.7.    Insurance    96
8.8.    Authorizations and Approvals    96
8.9.    Maintenance of Liens    97
8.10.    Further Assurances    97
8.11.    Maintenance of Independence    97
8.12.    [Reserved]    97
8.13.    Payment of Obligations    97
8.14.    Compliance with Constituent Documents    97
8.15.    Investor Default    97
8.16.    Collateral Account    98
8.17.    Compliance with Anti-Money Laundering Laws and Anti-
Corruption Laws    98
8.18.    Solvency    98
8.19.    Returned Capital    98
8.20.    Compliance with Sanctions    98
SECTION 9.    NEGATIVE COVENANTS    98
9.1.    Credit Party Information    99
9.2.    Mergers, Etc.    99
9.3.    Limitation on Liens    99
9.4.    Fiscal Year and Accounting Method    99
9.5.    Transfer of Interests; Admission of Investors    99
9.6.    Constituent Documents    100
9.7.    Transfer of Borrower General Partners’ Interest    101
9.8.    Negative Pledge    101
9.9.    Limitation on Investor Withdrawals and Repurchases    101

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9.10.    Transfers of Capital Commitments    102
9.11.    Limitation on Indebtedness    102
9.12.    Capital Commitments    102
9.13.    Capital Calls    102
9.14.    ERISA Compliance    102
9.15.    Dissolution    102
9.16.    Environmental Matters    103
9.17.    Limitations on Distributions    103
9.18.    Limitation on Withdrawals of Funds    103
9.19.    Fund Structure    104
9.20.    Limitations of Use of Loan Proceeds    104
9.21.    Capital Returns    104
9.22.    Transactions with Affiliates    104
9.23.    Minimum Adjusted Tangible Net Worth    104
9.24.    Collateral Accounts    104
9.25.    Deemed Capital Contributions    105
9.26.    Interest Coverage Ratio    105
9.27.    Liquidity    105
9.28.    Fair Value to Cost Ratio    105
9.29.    No Funding of Capital Contributions as Loans    105
9.30.    Prohibition on Requesting Capital Contributions in Non-Cash
Assets    106
9.31.    INCREF Borrower, LLC    106
SECTION 10. EVENTS OF DEFAULT    106
10.1.    Events of Default    106
10.2.    Remedies Upon Event of Default    109
10.3.    Lender Offset    111
10.4.    Performance by the Administrative Agent    111
10.5.    Good Faith Duty to Cooperate    112
10.6.    Curing an Event of Default by Investor Capital Call    112
SECTION 11. AGENCY PROVISIONS    112
11.1.    Appointment and Authorization of Agents    112
11.2.    Delegation of Duties    113
11.3.    Exculpatory Provisions    113
11.4.    Reliance on Communications    114
11.5.    Notice of Default    114
11.6.    Non-Reliance on Agents and Other Lenders    114
11.7.    Indemnification    115
11.8.    Agents in Their Individual Capacity    116
11.9.    Successor Agents    116

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11.10.    Reliance by the Borrowers    117
11.11.    Administrative Agent May File Proofs of Claim    118
11.12.    Erroneous Payment    118
SECTION 12. MISCELLANEOUS    122
12.1.    Amendments    122
12.2.    Sharing of Offsets    123
12.3.    Sharing of Collateral    124
12.4.    Waiver    124
12.5.    Payment of Expenses; Indemnity    125
12.6.    Notice    127
12.7.    Governing Law    130
12.8.    Choice of Forum; Consent to Service of Process and Jurisdiction;
Waiver of Trial by Jury    130
12.9.    Invalid Provisions    130
12.10.    Entirety    130
12.11.    Successors and Assigns; Participations    131
12.12.    Defaulting Lenders    136
12.13.    All Powers Coupled with Interest    138
12.14.    Headings    138
12.15.    Survival    138
12.16.    Full Recourse    138
12.17.    Confidentiality; Disclosure of Information    138
12.18.    Customer Identification Notice    140
12.19.    Multiple Counterparts    140
12.20.    Term of Agreement    141
12.21.    Inconsistencies with Other Documents    141
12.22.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions    141
12.23.    Judgment Currency    142
12.24.    Initial Borrower    142
SECTION 13. GUARANTY    142
13.1.    Guaranty of Payment    142
13.2.    Obligations Unconditional    143
13.3.    Modifications    144
13.4.    Waiver of Rights    144
13.5.    Reinstatement    145
13.6.    Remedies    145
13.7.    Subrogation    145
13.8.    Inducement    146
13.9.    Combined Liability    146
13.10.    Borrowers’ Information    146

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13.11.    Instrument for the Payment of Money    146

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SCHEDULES
SCHEDULE I:    Credit Party Information
SCHEDULE II:     Lender Commitments and Notice Information SCHEDULE III:     Credit Party Organizational Structure SCHEDULE IV:    Investors
SCHEDULE V:    Portfolio Assets EXHIBITS
EXHIBIT A:    Form of Borrowing Base Report
EXHIBIT B:    Form of Note
EXHIBIT C:    Form of Guarantor Security Agreement
EXHIBIT D-1:    Form of Collateral Account Pledge (Capital Contribution Account) EXHIBIT D-2:    Form of Collateral Account Pledge (Investment Distribution Account and
Specified Money Market Account) EXHIBIT E:     Form of Request for Borrowing EXHIBIT F:     Form of Extension Request EXHIBIT G:    [Reserved]
EXHIBIT H:     Form of Lender Assignment and Assumption EXHIBIT I:    Form of Qualified Borrower Promissory Note EXHIBIT J:    Form of Qualified Borrower Guaranty EXHIBIT K:    Form of Responsible Officer’s Certificate EXHIBIT L:     Form of Compliance Certificate
EXHIBIT M:     Form of Lender Joinder Agreement EXHIBIT N:    Form of Facility Increase Request EXHIBIT O:     Form of Capital Return Certification EXHIBIT P:    [Reserved]
EXHIBIT Q-1:        Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Not Partnerships)
EXHIBIT Q-2:    Form of U.S. Tax Compliance Certificate (Foreign Participants That Are Not Partnerships)
EXHIBIT Q-3:    Form of U.S. Tax Compliance Certificate (Foreign Participants That Are Partnerships)
EXHIBIT Q-4:        Form of U.S. Tax Compliance Certificate (Foreign Lenders That Are Partnerships)

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REVOLVING CREDIT AGREEMENT
THIS REVOLVING CREDIT AGREEMENT, is dated as of May 7, 2026, by and among INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a
Delaware limited partnership (the “Initial Borrower”, and collectively with any Qualified Borrowers, the “Borrowers”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland corporation qualified as a REIT (the “Guarantor”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a
Delaware limited liability company (the “Borrower General Partner”), INVESCO ADVISERS, INC., a Delaware corporation (the “Investment Manager”), the banks and financial institutions from time to time party hereto as Lenders, NATWEST MARKETS PLC (“NatWest”), as the Administrative Agent (as hereinafter defined) for the Secured Parties, Lead Arranger (as hereinafter defined) and a Lender.
A.    The Initial Borrower and the Guarantor have requested that the Lenders make loans to provide working capital to the Initial Borrower for purposes permitted under the Constituent Documents (as defined below) of the Credit Parties (as defined below).
B.    The Lenders are willing to make loans upon the terms and subject to the conditions set forth in this Credit Agreement.
NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
Section 1. DEFINITIONS
1.1.    Defined Terms. For the purposes of the Loan Documents, unless otherwise expressly defined, the following terms shall have the meanings assigned to them below:
“Account Bank” means (i) Bank of America, N.A. or (ii) any Eligible Institution that enters into a Control Agreement in accordance with Section 5.2(b).
“Adjusted Eurocurrency Rate” means, as to any Loan denominated in any applicable Alternative Currency not bearing interest based on an RFR (which, as of the Closing Date, shall mean Euros) for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient obtained by dividing (a) the Eurocurrency Rate for such Loan for such Interest Period by (b) one (1) minus the Eurocurrency Reserve Percentage for such Loan for such Interest Period.
“Adjusted Tangible Net Worth” means, as to any date of determination, (a) the sum of the Tangible Net Worth plus the Unfunded Capital Commitments of the Investors in the Guarantor available to the Guarantor as of such date multiplied by (b) the Specified Investor Adjustment Ratio (if applicable).
“Administrative Agent” means NatWest, until the appointment of a successor “Administrative Agent” pursuant to Section 11.9 and, thereafter, shall mean such successor Administrative Agent.

“Administrative Questionnaire” means an administrative questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” of any Person means any other Person that, at any time, directly or indirectly, controls or is controlled by, or is under common control with, such Person. For the purpose of this definition, “control” and the correlative meanings of the terms “controlled by” and “under common control with” when used with respect to any specified Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting shares, partnership interests, shareholder interests, membership interests or by contract or otherwise.
“Aggregate Commitment” means the Aggregate Tranche A Commitment and the Aggregate Tranche B Commitment, collectively.
“Aggregate Tranche A Commitment” means the aggregate Tranche A Commitments of all Lenders.
“Aggregate Tranche B Commitment” means the aggregate Tranche B Commitments of all Lenders.
“Agency Services Address” means the address for the Administrative Agent set forth in Section 12.6, or such other address as may be identified by written notice from the Administrative Agent to the Initial Borrower and the Lenders from time to time.
“Agent-Related Person” has the meaning provided in Section 11.3.
“Agents” means, collectively, the Administrative Agent, the Lead Arranger and any successors and assigns in such capacities.
“Alternative Currency” means Euros and Sterling.
“Alternative Currency Conversion Accounts” means deposit accounts maintained by the Initial Borrower with an Account Bank, including account no. x9019 (GBP) and account no. x8012 (EUR) maintained by the Initial Borrower with Bank of America, N.A., and used by the Initial Borrower, or the Investment Manager acting for the Initial Borrower, for converting proceeds of Portfolio Assets received into the Investment Distribution Account in Sterling or Euros to Dollars.
“Anti-Corruption Laws” means (a) the U.S. Foreign Corrupt Practices Act of 1977, as amended; (b) the U.K. Bribery Act 2010, as amended; and (c) any other anti-bribery or anti-corruption laws, regulations or ordinances in any jurisdiction in which any Credit Party or any of its Subsidiaries is located or doing business.
“Anti-Money Laundering Laws” means Applicable Law in any jurisdiction in which any Credit Party or any of its Subsidiaries are located or doing business that relates to money

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laundering or terrorism financing, any predicate crime to money laundering, or any financial record keeping and reporting requirements related thereto.
“Applicable Law” means all applicable provisions of constitutions, laws, statutes, ordinances, rules, treaties, regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities and all orders and decrees of all courts and arbitrators.
“Applicable Margin” means (a) for any Loans under Tranche A, 190 basis points (1.90%) per annum and (b) for any Loans under Tranche B, the Tranche B Applicable Margin then in effect.
“Assignee” has the meaning provided in Section 12.11(b).
“Assignment and Assumption” means the agreement contemplated by Section 12.11(b), pursuant to which any Lender assigns all or any portion of its rights and obligations hereunder, which agreement shall be substantially in the form of Exhibit H.
“Attributable Indebtedness” means, on any date of determination, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease, the capitalized amount or principal amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.
“Availability Period” means (a) with respect to Tranche A, the period commencing on the Closing Date and ending on the Stated Tranche A Maturity Date (or, if earlier, the Maturity Date) and (b) with respect to Tranche B, the period commencing on the Closing Date and ending on the date falling one (1) month prior to the Stated Tranche B Maturity Date (or, if earlier, the Maturity Date).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark for any Currency, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Credit Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 4.4(d).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as

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amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution

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of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Benchmark” means, initially, with respect to any:
(a)    Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Dollars, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate, or the then-current Benchmark for Dollars, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.4(a);
(b)    Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the Daily Simple RFR applicable for Sterling; provided that if a Benchmark Transition Event has occurred with respect to such Daily Simple RFR or the then-current Benchmark for Sterling, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.4(a); and
(c)    Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, EURIBOR; provided that if a Benchmark Transition Event has occurred with respect to EURIBOR or the then-current Benchmark for such Currency, then “Benchmark” means, with respect to such Obligations, interest, fees, commissions or other amounts, the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 4.4(a).
“Benchmark Replacement” means, with respect to any Benchmark Transition Event for any then-current Benchmark, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Initial Borrower as the replacement for such Benchmark giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement for such Benchmark for syndicated credit facilities denominated in the applicable Currency at such time and (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Documents.
“Benchmark Replacement Adjustment” means, with respect to any replacement of any then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Initial Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark

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Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for syndicated credit facilities denominated in the applicable Currency.
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark for any Currency:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) of this definition with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means, with respect to the then-current Benchmark for any Currency, the occurrence of one or more of the following events with respect to such Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);
(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, the central bank for the Currency applicable to such Benchmark, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such

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component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, with respect to any then-current Benchmark, for any Currency, the period (if any) (i) beginning at the time that a Benchmark Replacement Date with respect to such Benchmark has occurred if, at such time, no Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.4 and (ii) ending at the time that a Benchmark Replacement has replaced such then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 4.4.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation in a form as agreed to by the Administrative Agent.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230. “Beneficiary” has the meaning provided in Section 12.11(b)(vii).
“Borrower” and “Borrowers” have the meanings provided in the first paragraph hereof. “Borrower General Partner” has the meaning provided in the first paragraph hereof. “Borrower Party” has the meaning provided in Section 11.1(a).
“Borrowing” means a disbursement made by the Lenders of any of the proceeds of the Loans consisting of simultaneous Loans of the same Type and, in the case of a Eurocurrency Rate Borrowing or a Term SOFR Borrowing, having the same Interest Period, made by the Lenders, and “Borrowings” means the plural thereof. For the avoidance of doubt, no Rollover shall constitute a “Borrowing” hereunder.

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“Borrowing Base Report” means the report and spreadsheet setting forth the calculation of the Tranche A Available Commitment and the Tranche B Available Commitment in the form of Exhibit A.
“Business Day” means (a) any day other than a Saturday, Sunday or other day on which commercial banks in London or New York City are authorized or required by Applicable Law to close or (b) if such day relates to any dealings in an Alternative Currency, any day that is a Business Day described in clause (a) above and that is also a day in which banks are open for foreign currency exchange business in the principal financial center of the country of such Alternative Currency.
“Capital Call” means a call or delivery of a Purchase Notice (as defined in any Subscription Agreement) upon any or all of the Investors for payment of all or any portion of the Capital Commitments pursuant to and in accordance with, as applicable, the Guarantor Constituent Documents and the Subscription Agreements, Investor Letters (if applicable) and Side Letters (if applicable) of the Investors. “Capital Calls” means, where the context may require, all Capital Calls, collectively.
“Capital Call Certification” means, with respect to each Capital Call notice, a written notification delivered to the Administrative Agent, in a form satisfactory to the Administrative Agent (it being understood such notification can be provided by posting to an investor portal or other electronic data site to which the Administrative Agent has been provided access), which includes (i) information as to (A) the date such Capital Call was made, (B) the date such Capital Contributions are due and (C) the amount of such Capital Call; and (ii) copies of each such Capital Call notice delivered to the Investors.
“Capital Commitment” means the capital commitment of the institutional (as opposed to retail) Investors to the Guarantor in the amount set forth in the applicable Subscription Agreement, including, for the avoidance of doubt, “Commitment Amount” or “Additional Commitment Amount”, as each such term is defined in the applicable Subscription Agreement. “Capital Commitments” means, where the context may require, all Capital Commitments, collectively.
“Capital Contribution” means the amount of cash actually contributed by an Investor to the Guarantor with respect to its Capital Commitment as of the time such determination is made, less amounts refunded to such Investor in accordance with the Guarantor Constituent Documents, the Subscription Agreement and, if applicable, the Investor Letter and Side Letter of such Investor. “Capital Contributions” means, where the context may require, all Capital Contributions, collectively.
“Capital Contribution Account” means, for the Guarantor, the account listed on Schedule I and identified as such Guarantor’s “Capital Contribution Account” therein, which account shall be used solely for receipt of proceeds from Capital Calls.
“Capital Lease” means any lease of any property by any Person or any of its Subsidiaries, as lessee, that should, in accordance with GAAP, be classified and accounted for as a capital lease on a consolidated balance sheet of such Person and its Subsidiaries.

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“Capital Return Certification” means the delivery of an updated Borrowing Base Report which includes, in the spreadsheet calculating the Tranche A Borrowing Base, an additional column depicting the Returned Capital distributed to an Included Investor, along with a certification by a Responsible Officer of the Guarantors in the form of Exhibit O that such amounts have been returned to such Included Investor and are recallable as Capital Contributions pursuant to a Capital Call under the Guarantor Constituent Documents and the applicable Subscription Agreement and Side Letter with such Included Investor.
“Capital Stock” means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent equity ownership interests in a Person which is not a corporation, including, without limitation, any and all member or other equivalent interests (certificated or uncertificated) in any limited liability company, and any and all partnership or other equivalent interests in any partnership or limited partnership, and any and all warrants or options to purchase any of the foregoing.
“Cash Control Event” shall occur if, on any date of determination, (a) an Event of Default has occurred and is continuing; (b) a Potential Default has occurred and is continuing under Section 10.1(a), (h) or (i); or (c) a mandatory prepayment has been triggered pursuant to Section 3.5(b), irrespective of whether such prepayment has become due and payable under the grace periods afforded in Section 3.5(b).
“Cash Equivalents” means (a) securities with maturities of twelve (12) months or less from the date of acquisition or acceptance which are issued or fully guaranteed or insured by the United States, or any agency or instrumentality thereof, (b) bankers’ acceptances, certificates of deposit and eurodollar time deposits with maturities of nine (9) months or less from the date of acquisition and overnight bank deposits, in each case, of any Lender or of any international or national commercial bank with commercial paper rated, on the day of such purchase, at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s, (c) commercial paper or any other short-term, liquid investment having ratings, on the date of purchase, of at least A-1 or the equivalent thereof by S&P or at least P-1 or the equivalent thereof by Moody’s and that matures or resets not more than nine (9) months after the date of acquisition and (d) investments in money market funds, mutual funds or other pooled investment vehicles acceptable to the Administrative Agent in its sole discretion the assets of which are comprised solely of securities of the types described in clauses (a), (b) or (c) above.
“Change in Law” means the occurrence, after the date of this Credit Agreement, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

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“Change of Control” means the occurrence of any event that results in (a) Invesco Ltd. ceasing to control, directly or indirectly, the Investment Manager, (b) the Investment Manager ceasing to be the investment manager of the Guarantor and the investment manager of the Initial Borrower, (c) the Guarantor ceasing to directly own 100% of the limited partnership interests of the Initial Borrower or (d) the Borrower General Partner ceasing to be the sole general partner of the Initial Borrower (subject to Section 9.7 hereof).
“Closing Date” means the date hereof; provided that all of the conditions precedent set forth in Section 6.1 shall be satisfied or waived by the Lenders in writing.
“Collateral” means all of the collateral security for the Obligations pledged or granted pursuant to the Collateral Documents.
“Collateral Account” means a Capital Contribution Account or an Investment Distribution Account, and “Collateral Accounts” means all of such Capital Contribution Accounts and Investment Distribution Accounts collectively.
“Collateral Account Pledge” means each pledge of a Capital Contribution Account or an Investment Distribution Account, in the form of Exhibit D-1 or Exhibit D-2, as applicable, made by the Guarantor, the Initial Borrower and/or the Investment Manager, as applicable, in favor of the Administrative Agent, pursuant to which the Guarantor, the Initial Borrower and/or the Investment Manager, as applicable, has granted to the Administrative Agent for the benefit of the Secured Parties, a first priority, exclusive Lien (subject to Permitted Liens) in and to the applicable Capital Contribution Account or Investment Distribution Account, as applicable, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Collateral Document” has the meaning provided in Section 5.1.
“Collateral Value” means with respect to any Underlying Asset at any time, its value determined by a Valuation Firm in accordance with the Valuation Policy.
“Commitment” means, for each Lender, the Tranche A Commitment of such Lender and the Tranche B Commitment of such Lender at such time.
“Competitor” means any fund or hedge fund that invests principally in real estate or real estate loans or any affiliate thereof (other than commercial or investment banks), other than the Credit Parties and their Affiliates.
“Compliance Certificate” has the meaning provided in Section 8.1(b).
“Concentration Limit” means, for purposes of calculating the Tranche B Adjusted Borrowing Base, (a) the Portfolio Asset NAV of each Eligible Investment shall constitute less than five percent (5.00%) of the Tranche B Borrowing Base; provided that the Portfolio Asset NAV of up to two (2) Eligible Investments may each constitute up to fifteen percent (15.00%) of the Tranche B Borrowing Base and, (b) if any Eligible Investment’s LTV exceeds 80%, the amount by which any such Eligible Investment’s LTV exceeds 80% shall be excluded from the

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calculation of the Tranche B Adjusted Borrowing Base, provided that in the event any Eligible Investment’s

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Senior LTV exceeds 80%, such Eligible Investment shall be excluded from the calculation of the Tranche B Adjusted Borrowing Base in its entirety.
“Confidential Information” means all information relating to the Credit Parties, the Loan Documents or the Credit Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Loan Documents or the Credit Facility from either:
(a)    any Credit Party or any of its advisers; or
(b)    another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Credit Party or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:
(A)    is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Section 12.17; or
(B)    is identified in writing at the time of delivery as non-confidential by any Credit Party or any of its advisers; or
(C)    is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) above or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with a Credit Party and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality.
“Confidentiality Undertaking” means a confidentiality undertaking substantially in a recommended form of the Loan Market Association or in any other form agreed between the Credit Parties and the Administrative Agent.
“Conforming Changes” means, with respect to the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “Eurocurrency Banking Day,” the definition of “RFR Business Day,” the definition of “Interest Period” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Initial Borrower) reasonably decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no

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market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (in consultation with the Initial Borrower) decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Constituent Documents” means, for any Person, its constituent or organizational documents and any governmental or other filings related thereto, including: (a) in the case of any limited partnership, exempted limited partnership, joint venture, trust or other form of business entity, the limited partnership agreement, exempted limited partnership agreement, joint venture agreement, articles of association or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state or jurisdiction of its formation; (b) in the case of any limited liability company, the articles of formation, limited liability company agreement and/or operating agreement for such Person; and (c) in the case of a corporation or an exempted company, the certificate or articles of incorporation or association and the bylaws for such Person, in each such case as it may be restated, modified, amended or supplemented from time to time. For the avoidance of doubt, with respect to the Initial Borrower, its “Constituent Documents” shall include its partnership agreement and with respect to the Guarantor, its “Constituent Documents” shall include the Guarantor Constituent Documents.
“Control” means, with respect to any Person, the direct or indirect power (whether by way of ownership of shares, proxy, contract, agency or otherwise) to: (a) cast, or control the casting of, more than one-half of the maximum number of votes that might be cast at a general meeting of such Person, (b) as applicable, appoint or remove all, or the majority, of the managers or other equivalent officers of such Person, or (c) give directions with respect to the operating and financial policies of such Person, which the managers or other equivalent officers of such Person are obligated to follow.
“Control Agreement” means each control agreement or account charge relating to a Capital Contribution Account or Investment Distribution Account, in either case, among a Borrower, the Guarantor and/or the Investment Manager, as applicable, the Administrative Agent and the applicable Account Bank, as the same may be amended, amended and restated, supplemented or otherwise modified from time to time.
“Controlled Group” means: (a) the controlled group of corporations as defined in Section 414(b) of the Internal Revenue Code; or (b) the group of trades or businesses under common control as defined in Section 414(c) of the Internal Revenue Code (and Sections 414(m) and (o) of the Internal Revenue Code for purposes of provisions relating to Section 412 of the Internal Revenue Code), in each case of which the applicable Credit Party is a member.
“Credit Agreement” means this Revolving Credit Agreement, of which this Section 1 forms a part, as amended, restated, supplemented or otherwise modified from time to time.

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“Credit Facility” means the revolving credit facility provided to the Borrowers by the Lenders under the terms and conditions of this Credit Agreement and the other Loan Documents.
“Credit Party” means a Borrower or the Guarantor. “Credit Parties” means the Borrowers and the Guarantor, collectively.
“Currency” means Dollars or any Alternative Currency.
“Daily Simple RFR” means, for any day (an “RFR Rate Day”), an interest rate per annum equal to, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Sterling, the greater of (i) SONIA for the day (such day, a “SONIA Determination Day”) that is five (5) RFR Business Days prior to (I) if such RFR Rate Day is an RFR Business Day, such RFR Rate Day or (II) if such RFR Rate Day is not a RFR Business Day, the RFR Business Day immediately preceding such RFR Rate Day, in each case, as such SONIA is published by the SONIA Administrator on the SONIA Administrator’s Website; provided that if by 5:00 p.m. (London time) on the second (2nd) RFR Business Day immediately following any SONIA Determination Day, SONIA in respect of such SONIA Determination Day has not been published on the SONIA Administrator’s Website and a Benchmark Replacement Date with respect to the Daily Simple RFR for Sterling has not occurred, then SONIA for such SONIA Determination Day will be SONIA as published in respect of the first preceding RFR Business Day for which SONIA was published on the SONIA Administrator’s Website; provided further that SONIA as determined pursuant to this proviso shall be utilized for purposes of calculation of Daily Simple RFR for no more than three (3) consecutive RFR Rate Days and (ii) the Floor.
Any change in Daily Simple RFR due to a change in the applicable RFR shall be effective from and including the effective date of such change in the RFR without notice to the Borrowers.
“Daily Simple RFR Loan” means a Loan denominated in Sterling that bears interest at a rate based on Daily Simple RFR.
“Debt Limitations” means the limitations set forth in Section 9.11.
“Debtor Relief Laws” means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect.
“Declaration of Trust” has the meaning provided in Section 12.11(b)(vii).
“Defaulted Asset” means any Portfolio Asset with respect to which any of the following has occurred:
(a)    any payment default by the applicable borrower;
(b)    any act of insolvency of the borrower or any guarantor or sponsor thereof;
(c)    the applicable borrower suspends or ceases to carry on all or a material part of its business;

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(d)    the applicable borrower entering into a transaction of merger, consolidation, liquidation, winding up, dissolution or other change of control not permitted under the terms of the related loan documents, or any borrower, guarantor or sponsor has sold all or substantially all of its assets without the consent of the lender;
(e)    any litigation, arbitration, investigation or administrative proceeding against the applicable borrower indicating any potential or actual liability that would, if adversely determined, have a material adverse effect on the net operating income or net cash flow or the related property or the market value of the Portfolio Asset, such determination to be made in the Initial Borrower’s commercially reasonable discretion;
(f)    the applicable borrower has rescinded or repudiated any of the related finance or security documents or evidences an intention to so rescind or repudiate;
(g)    the applicable borrower has misapplied income in violation of any loan document;
(h)    the applicable borrower has breached any covenant in any loan document relating to validity of title, validity of security interest, or perfection or priority of the security interest for any underlying mortgaged property or other collateral securing the related loan;
(i)    the applicable borrower has encumbered any collateral in violation of any loan document;
(j)    any of the underlying property or collateral has been released other than as permitted by the leverage agreement;
(k)    any of the underlying mortgaged property has become subject to any casualty or condemnation event; or
(l)    any other event of default in respect of which the related lender has declared all amounts due under the loan to be immediately due and payable.
“Default Rate” means on any day the interest rate otherwise applicable to such outstanding amount (including the Applicable Margin) on such day plus two percent (2%) or, if no interest rate is otherwise applicable, the interest rate applicable to Reference Rate Loans plus two percent (2%).
“Defaulting Lender” means, subject to Section 12.12(b) and Section 4.9, any Lender that
(a) has failed to (i) fund all or any portion of the Loans required to be funded by it hereunder within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Initial Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two (2) Business Days of the date when due, (b) has notified any Credit Party or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that

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effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Credit Parties, to confirm in writing to the Administrative Agent and the Credit Parties that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Credit Parties), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 12.12(b) and Section 4.9) upon delivery of written notice of such determination to the Credit Parties and each other Lender.
“Distribution” has the meaning provided in Section 9.17.
“Division” means, in reference to any Person which is an entity, the division of such Person into two (2) or more separate Persons, with the dividing Person either continuing or terminating its existence as part of such division, including, without limitation, as contemplated under Section 18-217 of the Delaware Limited Liability Company Act for limited companies formed under Delaware law, or any analogous action taken pursuant to any other applicable law with respect to any corporation, limited liability company, partnership or other entity.
“Dollar” and the sign “$” mean the lawful currency of the United States of America. “Dollar Equivalent” means, at any time: (a) with respect to any amount denominated in
Dollars, such amount; and (b) with respect to any amount denominated in any Alternative Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate as of the applicable valuation date, as provided in this Credit Agreement (i.e., either the date upon which such amount is initially drawn or on the most recent Revaluation Date, as applicable) for the purchase of Dollars with such Alternative Currency.
“EBITDA” means for any period for the Guarantor, (a) Net Income (or loss) plus (b) to the extent deducted in calculating such Net Income (or loss), the sum of (i) Interest Expense plus

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(ii)    all provisions for any Federal, state or other domestic or foreign income taxes plus

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(iii)    depreciation and amortization plus (iv) stock-based compensation expense plus (v) all other non-cash charges (other than any such charges that would result in an accrual or a reserve for cash charges in the future) plus (vi) organizational and operating expenses paid by or on behalf of Guarantor that were incurred on or prior to May 31, 2024 (it being understood that reimbursement of such expenses commenced in December 2024 and is being made ratably over a period of 52 months) plus (vii) transaction costs in connection with the Loan Documents minus (c) non-recurring and extraordinary gains, in each determined in accordance with GAAP.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority,
(b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 12.11(b)(iii), (v) and (vi) (subject to such consents, if any, as may be required under Section 12.11(b)(iii)).
“Eligible Institution” means any depository institution, organized under the laws of the United States or any state, having capital and surplus in excess of $200,000,000, the deposits of which are insured by the Federal Deposit Insurance Corporation to the fullest extent permitted by Applicable Law and which is subject to supervision and examination by federal or state banking authorities; provided that such institution also must have a short-term unsecured debt rating of at least P-1 from Moody’s and at least A-1 from S&P. If such depository institution publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.
“Eligible Investments” means, collectively, Portfolio Assets of the Initial Borrower that, as of any date of determination, (a) are not Defaulted Assets, (b) have not been repurchased, prepaid or otherwise acquired by the repurchase seller or borrower under any Leverage Facility as a result of any breach of representation or warranty or credit event applicable to it under any Leverage Facility; provided that with respect to this clause (b), such Portfolio Asset may become an Eligible Investment again if the Initial Borrower provides the Administrative Agent with a copy of the repurchase notice that it provided to the repurchase buyer containing sufficient details, determined in the reasonable discretion of the Administrative Agent, of the reason for the repurchase of such Portfolio Asset, and the Portfolio Asset NAV and the LTV of such Eligible

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Investment will be determined by the Lenders pursuant to the definition of “Portfolio Asset NAV” and “LTV”,

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respectively, (c) has not become REO Property and (d) are not Foreign Investments; provided that, any Portfolio Assets that have previously been or are currently subject to exclusion from the definition of “Eligible Investments” due to the application of clauses (a)-(d) above may be included as Eligible Investments with the written approval of the Administrative Agent.
“EMU Legislation” means the legislative measures of the European council for the introduction of, changeover to or operation of a single or unified European currency.
“Environmental Claims” means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, accusations, allegations, notices of noncompliance or violation, investigations (other than internal reports prepared by any Person in the ordinary course of business and not in response to any third party action or request of any kind) or proceedings relating in any way to any actual or alleged violation of or liability under any Environmental Law or relating to any permit issued, or any approval given, under any such Environmental Law, including, without limitation, any and all claims by Governmental Authorities for enforcement, cleanup, removal, response, remedial or other actions or damages, contribution, indemnification cost recovery, compensation or injunctive relief resulting from Hazardous Materials or arising from alleged injury or threat of injury to human health or the environment.
“Environmental Laws” means any and all federal, foreign, state, provincial and local laws, statutes, ordinances, codes, rules, standards and regulations, permits, licenses, approvals, interpretations and orders of courts or Governmental Authorities, relating to the protection of human health or the environment, including, but not limited to, requirements pertaining to the manufacture, processing, distribution, use, treatment, storage, disposal, transportation, handling, reporting, licensing, permitting, investigation or remediation of Hazardous Materials.
“Environmental Liability” means any written claim, demand, liability (including strict liability) obligation, accusation or cause of action, or any order, violation, loss, damage (including, without limitation, to any Person, property or natural resources and including consequential damages), injury, judgment, penalty or fine, cost of enforcement, cost of remedial action, cleanup, restoration or any other cost or expense whatsoever (including reasonable fees, costs and expenses of attorneys, consultants, contractors, experts and laboratories) and disbursements in connection with any Environmental Claims, violation or alleged violation of any Environmental Law, the imposition of any Environmental Lien or the failure to comply in all material respects with any Environmental Requirement.
“Environmental Lien” means a Lien in favor of any Governmental Authority: (a) under any Environmental Law; or (b) for any liability or damages arising from, or costs incurred by, any Governmental Authority in response to the Release or threatened Release of any Hazardous Material.
“Environmental Requirement” means any Environmental Law, agreement, or restriction, as the same now exists or may be changed, amended, or come into effect in the future, which pertains to health, safety, or the environment, including, but not limited to ground, air, water, or noise pollution, or underground or aboveground tanks.

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“Equity Interests” means with respect to any Person, (a) any share, interest, participation and other equivalent (however denominated) of Capital Stock of (or other ownership, equity or profit interests in) such Person, (b) any warrant, option or other right for the purchase or other acquisition from such Person of any of the foregoing, (c) any security convertible into or exchangeable for any of the foregoing, and (d) any other ownership or profit interest in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such share, warrant, option, right or other interest is authorized but unissued on any date.
“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.
“ERISA Investor” means an Investor that is: (a) an “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) subject to Title I of ERISA; (b) any “plan” defined in and subject to Section 4975 of the Internal Revenue Code; or (c) any entity or account whose assets include or are deemed to include the Plan Assets of one or more such employee benefit plans or plans pursuant to the Plan Asset Regulations.
“Erroneous Payment” has the meaning assigned to it in Section 11.12(a).
“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 11.12(d)(i).
“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 11.12(d)(i). “Erroneous    Payment    Return    Deficiency”    has    the    meaning    assigned    to    it    in
Section 11.12(d)(i).
“Erroneous    Payment    Subrogation    Rights”    has    the    meaning    assigned    to    it    in Section 11.12(e).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“EURIBOR” has the meaning specified in the definition of “Eurocurrency Rate”. “EURIBOR Rate” has the meaning specified in the definition of “Eurocurrency Rate”.
“Euro” and the sign “€” mean the lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.
“Eurocurrency Banking Day” means, (a) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, Euros, a TARGET Day and (b) for Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, all other Alternative Currencies to be carried out pursuant to this Credit Agreement, any day in which banks are open for foreign currency exchange business in the principal

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financial center of the country of such Alternative Currency; provided, that for purposes of notice requirements in Sections 2.3(a) and 3.4, in each case, such day is also a Business Day.

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“Eurocurrency Rate” means, with respect to any Eurocurrency Rate Loan for any Interest Period denominated in Euros, the greater of (i) the rate of interest per annum equal to the Euro Interbank Offered Rate (“EURIBOR”) as administered by the European Money Markets Institute (or any other Person that takes over the administration of such rate) for a period comparable in length to such Interest Period (the “EURIBOR Rate”), at approximately 11:00 a.m. (Brussels time) two (2) Eurocurrency Banking Days prior to the commencement of such Interest Period and (ii) the Floor.
“Eurocurrency Rate Borrowing” means, as to any Borrowing, the Eurocurrency Rate Loans comprising such Borrowing.
“Eurocurrency Rate Loan” means a Loan that bears interest at a rate based on the Adjusted Eurocurrency Rate.
“Eurocurrency Reserve Percentage” means, for any day, the reserve percentage in effect on such day, required to be maintained under regulations issued from time to time by the Federal Reserve Board by member banks of the Federal Reserve System for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) or any other reserve ratio or analogous requirement required to be maintained by such member banks with respect to: (a) any category of liabilities which includes deposits by reference to which Adjusted Eurocurrency Rate is to be determined; or (b) any category of extensions of credit or other assets which include Eurocurrency Rate Loans. The Adjusted Eurocurrency Rate for each outstanding Loan bearing interest at the Adjusted Eurocurrency Rate shall be adjusted automatically as of the effective date of any change in the Eurocurrency Reserve Percentage.
“Excess Concentration Amount” means, as of any date of determination, (a) the amount by which the aggregate Portfolio Asset NAV of all Eligible Investments should be reduced as a result of application of the Concentration Limit and (b) the amount by which the Tranche B Adjusted Borrowing Base should be reduced as a result of each Eligible Investment’s LTV or Senior LTV (as applicable) exceeding 80% pursuant to the application of the Concentration Limit.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Initial Borrower under Section 4.9(b)) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 4.1, amounts with respect to such Taxes were

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payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender

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immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 4.1(g) and (d) any withholding Taxes imposed under FATCA.
“Exclusion Event” means, with respect to any Included Investor any of the following events shall occur (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)    such Investor shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, liquidator or other similar official of itself or of all or a substantial part of its assets; (ii) file a voluntary petition as debtor in bankruptcy or admit in writing that it is unable to pay its debts as they become due; (iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking reorganization or an arrangement with creditors or take advantage of any Debtor Relief Laws; (v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization, or insolvency proceeding; or
(vi) take personal, partnership, limited liability company, corporate or trust action, as applicable, for the purpose of effecting any of the foregoing;
(b)    an involuntary case or other proceeding shall be commenced against it, seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or an order, order for relief, judgment, or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking such Investor’s reorganization or appointing a receiver, custodian, trustee, intervenor, or liquidator of such Person or of all or substantially all of its assets and such order, judgment, or decree shall continue unstayed for a period of sixty (60) days, or an order for relief shall be entered in respect of such Person in a proceeding under any Debtor Relief Law;
(c)    any final judgment or decree which in the aggregate exceeds twenty percent (20%) of the net worth of such Investor (measured as of the end of the time period covered in such Person’s most recent financial report) shall be rendered against such Person, and
(i) any such judgment or decree shall not be discharged, paid, bonded, vacated or covered by insurance within thirty (30) days of issuance or (ii) enforcement proceedings shall be commenced by any creditor on any such judgment or decree and such judgment or decree shall not otherwise be stayed or covered by insurance in an amount that would cause any uninsured potential liability not to exceed twenty percent (20%) of the net worth of such Investor;
(d)    such Investor shall (i) repudiate, challenge, or declare unenforceable its obligation to make contributions pursuant to its Capital Commitment or a Capital Call or such obligation shall be or become unenforceable, (ii) otherwise disaffirm any material provision of its Subscription Agreement, its Investor Letter (if applicable) or the Constituent Documents of the Guarantor, or (iii) give any written notice of its intent to withdraw from the Guarantor, Repurchase its interest in the Guarantor (but only to the

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extent of such interest so repurchased) or that it may not fund future contributions pursuant to a Capital Call or comply with any material provision of its Subscription Agreement, its Investor Letter (if applicable) or the Constituent Documents of the Guarantor, as applicable;
(e)    such Investor shall fail to make a contribution of capital when initially due pursuant to a Capital Call, without regard to any applicable notice or cure period under the applicable Subscription Agreement, and such delinquency is not cured within ten (10) Business Days;
(f)    [reserved];
(g)    any material representation, warranty, certification or statement made by such Investor under its Subscription Agreement (or related Side Letter or Investor Letter, if applicable), the Guarantor Constituent Documents, or in any certificate, financial statement or other document delivered pursuant to this Credit Agreement executed by such Person shall prove to be untrue, inaccurate or misleading in any material respect and such circumstance is not cured within thirty (30) days after the earlier of (a) written notice thereof from the Administrative Agent to the Initial Borrower and (b) any Credit Party’s actual knowledge of such circumstances;
(h)    such Investor encumbers all or any portion of its interest in the Guarantor;
(i)    a default shall occur in the performance by it of any of the material covenants or agreements contained in its Subscription Agreement (or related Side Letter or Investor Letter, if applicable) or the Guarantor Constituent Documents (except as otherwise specifically addressed in this definition), which material default impacts such Investor’s ability to satisfy its Capital Commitments, and such material default is not cured within five (5) Business Days;
(j)    [reserved];
(k)    [reserved];
(l)    such Investor shall withdraw, retire or resign from the Guarantor or its interest in the Guarantor is Repurchased, forfeited or otherwise repurchased by the Guarantor; provided that, if less than all of such Investor’s interest in the Guarantor is Repurchased, forfeited or otherwise repurchased, only the portion of such Investor’s interest so Repurchased, forfeited or otherwise repurchased shall be excluded from the Tranche A Borrowing Base;
(m)    such Investor shall Transfer all or any part of its interest in the Guarantor and be released from its obligation under the applicable Subscription Agreement to make contributions pursuant to a Capital Call with respect to such transferred interest; provided that, if such Investor shall Transfer less than all of its interest in the Guarantor, only the portion of such Investor’s partnership interest so Transferred shall be excluded from the Tranche A Borrowing Base;

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(n)    [reserved];
(o)    any Credit Party suspends, cancels, reduces, excuses, terminates or abates the Capital Commitment or any amounts due with respect to a Capital Call for such Investor; provided that, to the extent such suspension, cancellation, reduction, excuse, termination or abatement relates solely to a portion of such Investor’s Unfunded Capital Commitment, only such suspended, cancelled, reduced, excused, terminated or abated portion shall be excluded from the Tranche A Borrowing Base;
(p)    the Uncalled Capital Commitment of such Investor ceases to be Collateral subject to a first priority perfected Lien (subject to Permitted Liens) in favor of the Administrative Agent;
(q)    in connection with any Borrowing, any Credit Party has knowledge that such Investor has a right to be excused or excluded from funding a Capital Call, in any case, with respect to the Portfolio Asset being acquired or otherwise funded with the proceeds of the related Borrowing; provided that, only the portion of such Investor’s Unfunded Capital Commitment which would otherwise be contributed to fund the acquisition of such Portfolio Asset or repay the related Borrowing shall be excluded from the Tranche A Available Commitment;
(r)    such Investor becomes a Sanctioned Entity, or, to any Credit Party’s or Administrative Agent’s knowledge, such Investor’s funds to be used in connection with funding Capital Calls are derived from illegal or suspicious activities;
(s)    such Investor becomes an ERISA Investor without the prior written consent of the Administrative Agent and each Lender; or
(t)    such Investor enters into a new Side Letter or amends its existing Side Letter (including any amendment via a “most favored nations” clause) in a manner that is materially adverse to any Secured Party with respect to the Collateral as determined in good faith by the Administrative Agent in its sole discretion.
“Existing INCREF Borrower Credit Agreement” means the credit agreement dated as of December 11, 2023, by and among INCREF Borrower, LLC, as the borrower, Goldman Sachs Bank, as administrative agent, and the lenders from time to time party thereto, as amended, restated, supplemented or otherwise modified prior to the Closing Date.
“Extension” has the meaning provided in Section 2.13(a).
“Extension Effective Date” has the meaning provided in Section 2.13(b). “Extension Period” has the meaning provided in Section 2.13(a).
“Extension Request” means the notice in the form of Exhibit F pursuant to which the Initial Borrower requests an extension of the Tranche A Stated Maturity Date and/or the Tranche B Stated Maturity Date, as applicable, in accordance with Section 2.13.

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“Facility Increase” has the meaning provided in Section 2.12(a).
“Facility Increase Fee” means the fee payable with respect to any Facility Increase in accordance with Section 2.12, as set forth in the Fee Letter.
“Facility Increase Request” means the notice in the form of Exhibit N pursuant to which the Initial Borrower requests an increase of the Aggregate Tranche B Commitments and/or Aggregate Tranche A Commitments in accordance with Section 2.12.
“Fair Market Value” means with respect to any Portfolio Asset at any time, its fair market value determined by the Guarantor or its Affiliates in accordance with the Valuation Policy, as such value is provided in the Guarantor’s quarterly financial statements for the most recently ended fiscal quarter.
“Fair Value to Cost Ratio” means the ratio, expressed as a percentage, of (a) the aggregate Fair Market Value of all unrealized Portfolio Assets owned directly or indirectly by the Guarantor divided by (b) the total original cost basis of the Guarantor in such unrealized Portfolio Assets, in each case, (i) as reflected in the Guarantor’s most recent financial statements delivered to the Administrative Agent pursuant to Sections 8.1(a)(i) or (ii) hereof and (ii) excluding from such calculation any portion of a Portfolio Asset that is partially sold or otherwise disposed of during the applicable fiscal quarter.
“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Credit Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, any intergovernmental agreement entered into pursuant to the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, or any treaty or convention among Governmental Authorities and implementing the foregoing.
“Federal Funds Rate” means, for any day, the greater of (a) the rate calculated by the Federal Reserve Bank of New York based on such day’s Federal funds transactions by depositary institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the Federal funds effective rate and (b) 0%.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.
“Fee Letter” means that certain Fee Letter or Fee Letters, dated the date hereof, among the Credit Parties, the Administrative Agent and certain Lenders, as each may be amended, supplemented or otherwise modified from time to time.
“Filings” means (a) UCC financing statements, UCC financing statement amendments and UCC financing statement terminations and (b) the substantial equivalent as reasonably determined to be necessary by the Administrative Agent in any other jurisdiction in which any Credit Party may be formed.

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“Finance Party” means the Administrative Agent and each Lender.
“Financial Covenants” means the covenants set forth in Sections 9.11, Section 9.23, Section 9.26, Section 9.27 and Section 9.28.
“Fitch” means Fitch Ratings Inc. and any successor thereto. “Floor” means a rate of interest equal to zero percent (0%).
“Foreign Investment” means a Portfolio Asset located in or governed by the laws of any jurisdiction other than (a) the United States or any state therein or (b) any European country.
“Foreign Lender” means a Lender that is not a U.S. Person.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession in the United States, that are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Approvals” means all authorizations, consents, approvals, permits, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantor” has the meaning provided in the first paragraph hereto.
“Guarantor Accredited Investor Trigger Event” means any amendment, restatement, supplement or other modification to the Guarantor PPM that would have the effect of changing the definition of “Accredited Investor” as set forth in the Guarantor Closing Date PPM, unless such change is consented to in writing by the Administrative Agent.
“Guarantor Closing Date PPM” means the Guarantor PPM as in effect on the Closing Date. “Guarantor Constituent Documents” means the Articles of Amendment and Restatement with respect to the charter of the Guarantor dated as of March 23, 2023 and the Bylaws of the
Guarantor.
“Guarantor PPM” means the Private Placement Memorandum for the Guarantor, dated August 30, 2023, as amended, restated, supplemented or otherwise modified from time to time.

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“Guarantor’s NAV” means, on any date of determination, the aggregate net equity of the Guarantor as determined in accordance with GAAP.
“Guarantor Security Agreement” means the Guarantor Security Agreement, substantially in the form of Exhibit C, made by the Guarantor in favor of the Administrative Agent, pursuant to which the Guarantor has granted to the Administrative Agent for the benefit of the Secured Parties, a first priority, exclusive security interest and Lien (subject to Permitted Liens) under New York law in and to their interests in the Collateral specified therein, as the same may be amended, supplemented or modified from time to time.
“Guaranty” has the meaning provided in Section 13.1.
“Guaranty Obligations” means, with respect to any Person, without duplication, any obligation, contingent or otherwise, of any such Person pursuant to which such Person has directly or indirectly guaranteed any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of any such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement condition or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, that the term Guaranty Obligations shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) guaranties provided in connection with customary non-recourse Indebtedness for usual and customary exceptions for fraud, misapplication of funds, environmental indemnities, violation of “special purpose entity” covenants, bankruptcy, insolvency, receivership or other similar events and other similar exceptions (so-called “bad-acts” carveout exceptions) unless and until a claim is made with respect thereto.
“Hazardous Material” means any substances or materials (a) which are or become defined as hazardous wastes, hazardous substances, pollutants, contaminants, chemical substances or mixtures or toxic substances under any Environmental Law, (b) which are toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise harmful to human health or the environment and are or become regulated by any Governmental Authority,
(c) the presence of which require investigation or remediation under any Environmental Law or common law, (d) the discharge or emission or release of which requires a permit or license under any Environmental Law or other Governmental Approval, (e) which are deemed to constitute a nuisance or a trespass which pose a health or safety hazard to Persons or neighboring properties,
(f) which consist of underground or aboveground storage tanks, whether empty, filled or partially filled with any substance, or (g) which contain, without limitation, asbestos, polychlorinated biphenyls, urea formaldehyde foam insulation, petroleum hydrocarbons, petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.
“Hedge Agreement” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or

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bond index swaps or options or forward bond or forward bond price or forward bond index transactions,

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interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, all as amended, restated, supplemented or otherwise modified from time to time.
“Hedge Termination Value” means, in respect of any one or more Hedge Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Hedge Agreements, including, for the avoidance of doubt, after applying the amount of cash collateral or other eligible collateral provided by the applicable Credit Party in accordance with the terms of such Hedge Agreements, (a) for any date on or after the date such Hedge Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Hedge Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Hedge Agreements (which may include a Lender or any Affiliate of a Lender).
“Included Investor” means an institutional Investor approved by the Administrative Agent (acting upon instruction from each Lender) in respect of which the Investor Documentation for such Investor has been delivered to the Administrative Agent; provided that (1) any Investor in respect of which an Exclusion Event has occurred shall thereupon no longer be an Included Investor until such time as all Exclusion Events in respect of such Investor shall have been cured and such Investor shall have been restored as an Included Investor in the sole discretion of all Lenders (which determination shall be provided within ten (10) Business Days); and (2) each restoration under clause (1) of this proviso shall be subject to the satisfaction of such initial or ongoing conditions as may be specified by the Administrative Agent (confirmation of which shall be provided within ten (10) Business Days from the date on which the Administrative Agent receives all documentation it deems reasonably necessary in order to satisfy any such conditions). The Included Investors as of the Closing Date are those specified as being Included Investors on Schedule IV, as in effect on the Closing Date, and Investors who have satisfied the requirements to be Included Investors subsequent to the Closing Date will be evidenced by an updated Schedule IV provided by the Administrative Agent to the Initial Borrower.
“Increase Effective Date” has the meaning provided in Section 2.12(b).
“Indebtedness” means, with respect to any Person at any date and without duplication, the sum of the following:
(a)    all liabilities, obligations and indebtedness for borrowed money including, but not limited to, obligations evidenced by bonds, debentures, notes or other similar instruments of any such Person;

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(b)    all obligations to pay the deferred purchase price of property or services of any such Person (including, without limitation, all obligations under non-competition, earn-out or similar agreements), except trade payables arising in the ordinary course of business not more than ninety (90) days past due, or that are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided for on the books of such Person;
(c)    the Attributable Indebtedness of such Person with respect to such Person’s obligations in respect of Capital Leases and Synthetic Leases (regardless of whether accounted for as indebtedness under GAAP);
(d)    all obligations of such Person under conditional sale or other title retention agreements relating to property purchased by such Person to the extent of the value of such property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business);
(e)    all Indebtedness (excluding prepaid interest thereon) of any other Person secured by a Lien on any asset owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements except trade payables arising in the ordinary course of business), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;
(f)    all obligations, contingent or otherwise, of any such Person relative to the face amount of letters of credit, whether or not drawn, and any banker’s acceptances issued for the account of any such Person;
(g)    all obligations of any such Person to repurchase any securities which repurchase obligation is related to the issuance thereof;
(h)    all net obligations of such Person under any Hedge Agreements; and
(i)    all Guaranty Obligations of any such Person with respect to any of the foregoing.
For all purposes hereof, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Hedge Agreement on any date shall be deemed to be the Hedge Termination Value thereof as of such date. The term “Indebtedness” shall not include any obligation or liability (contingent or otherwise) which is non-recourse to such Person or is designated as “remote” or excluded from the financial statements of the applicable Person in accordance with GAAP or the equivalent thereof in the applicable jurisdiction (as long as such obligation or liability is not being enforced).
“Indemnified Taxes” means (a) Taxes other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

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“Indemnitee” has the meaning provided in Section 12.5(b).
“Initial Borrower” has the meaning provided in the first paragraph hereof.
“Initial NAV Percentage” means, with respect to any Portfolio Asset, a fraction expressed as a percentage whereby the numerator is the Portfolio Asset NAV of such Portfolio Asset as of the “Purchase Date” (as defined in the applicable Leverage Facility) of such Portfolio Asset under the applicable Leverage Facility, and the denominator is the Maximum Purchase Price under the applicable Leverage Facility as of the “Purchase Date” of the related Portfolio Asset under the related Leverage Facility.
“Initial Notice Period” has the meaning provided in Section 10.6 “Initial Payment Date” has the meaning provided in Section 10.6.
“Intangible Assets” means all assets consisting of goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized investment debt discount and premium, deferred assets (other than prepaid insurance and prepaid taxes), the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as “intangible assets” in accordance with GAAP. For the avoidance of doubt, direct and indirect interests in mortgage loans (including with respect to Mortgage Loans hereunder) and mezzanine loans are not “Intangible Assets”.
“Interest Coverage Ratio” means, with respect to the Guarantor, a ratio of (a) EBITDA for the period of four consecutive fiscal quarters of the Guarantor then-ended to (b) the sum of Interest Expense for such period.
“Interest Expense” means, for any period of four consecutive fiscal quarters, without duplication, an amount equal to all interest expense, without deduction of interest income, as determined in accordance with GAAP during such period and including, for the avoidance of doubt, the interest expense of the Borrowers under this Credit Facility.
“Interest Option” means Term SOFR, Daily Simple RFR, Adjusted Eurocurrency Rate or the Reference Rate, as applicable.
“Interest Payment Date” means (a) as to any Reference Rate Loan or any Daily Simple RFR Loan, the first Business Day of each calendar month and the applicable Maturity Date and
(b) as to any Eurocurrency Rate Loan or Term SOFR Loan, the last day of each Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at three-month intervals after the first day of such Interest Period, and the applicable Maturity Date.
“Interest Period” means, as to any Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability for the interest rate applicable to the relevant Currency), as specified in the applicable Request for Borrowing; provided that (i) if any Interest Period would end on a day other than a Business Day, such

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Interest Period shall be extended to the next succeeding Business Day unless such next succeeding

35

Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the applicable Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 4.4(d) shall be available for specification in such Request for Borrowing. For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent continuation of such Loan or Borrowing
“Internal Revenue Code” means the U.S. Internal Revenue Code of 1986, and the rules and regulations promulgated thereunder, each as amended or modified from time to time.
“Investment Distribution Account” means each account listed on Schedule I that is identified as the Initial Borrower’s “Investment Distribution Account”, which account(s) shall be a segregated bank account and/or custodial account maintained by the Initial Borrower and/or the Investment Manager at an Account Bank, for deposit of proceeds of Portfolio Assets (including any and all subaccounts thereof, segregated account thereunder and successor, replacement or substitute accounts therefor).
“Investment Manager” has the meaning provided in the first paragraph hereof.
“Investor” means any Person that is admitted to the Guarantor as a holder of common shares in accordance with the Guarantor Constituent Documents and the Subscription Agreement and Side Letter such Person has with the Guarantor.
“Investor Documentation” means, with respect to each Included Investor, (a) a true and correct copy of the Subscription Agreement executed and delivered by such Included Investor which shall be reasonably acceptable to the Administrative Agent, together with the applicable Credit Party’s countersignature, accepting such Subscription Agreement; (b) any Constituent Documents of the applicable Credit Party executed and delivered by such Included Investor; (c) a true and correct copy of each Side Letter executed by such Included Investor, which shall be acceptable to the Administrative Agent in its sole discretion; (d) if such Included Investor’s Subscription Agreement, or any Constituent Document of the applicable Credit Party executed by such Included Investor was signed by any Credit Party or any Affiliate of any Credit Party, as an attorney-in-fact on behalf of such Included Investor, evidence of such signatory’s authority documentation reasonably satisfactory to the Administrative Agent; (e) any Investor Letter for such Included Investor.
“Investor Letter” means (i) with respect to the IVZ Investor, the IVZ Investor Letter and
(ii) with respect to any other Included Investor, an investor letter, in form and substance acceptable to the Administrative Agent, entered into by and among such Included Investor, the Administrative Agent and the Guarantor.
“IRS” means the U.S. Internal Revenue Service. “IVZ Investor” means Invesco Realty, Inc.

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“IVZ Investor Final Closing Date” means the “Final Closing Date” in the Subscription Agreement for the IVZ Investor.
“IVZ Investor Final Closing Date Event” means if any Aggregate Tranche A Commitment or any Principal Obligations, unpaid interest thereon or any other outstanding Obligations, in each case in respect of Tranche A, remain outstanding on the date that is thirty (30) days prior to the IVZ Investor Final Closing Date.
“IVZ Investor Letter” means the Investor Letter, by and among the IVZ Investor, the Administrative Agent and the Guarantor, in form and substance acceptable to the Administrative Agent, entered into on or before the Closing Date.
Key Person Event” means the occurrence of a “Key Person Triggering Event” in the Guarantor PPM.
“KYC Compliant” means any Person who has satisfied all requests for information from the Lenders for “know-your-customer” and other anti-terrorism, anti-money laundering and similar rules and regulations and related policies and who would not result in any Lender being non-compliant with any such rules and regulations and related policies were such Person to enter into a banking relationship with such Lender, including any information required to be obtained by a Lender pursuant to the Beneficial Ownership Regulation.
“Lead Arranger” has the meaning provided in the first paragraph hereof.
“Lender” means (a) NatWest, in its capacity as lender, and (b) each other lender that becomes party to this Credit Agreement in accordance with the terms hereof; and collectively, the “Lenders”.
“Lender Joinder Agreement” means an agreement substantially in the form of Exhibit M, pursuant to which a new Lender joins the Credit Facility as contemplated by Section 11.12(g).
“Lender Party” has the meaning provided in Section 11.1(a).
“Lending Office” means, as to any Lender, the office or offices of such Lender (or an Affiliate of such Lender) described as such in such Lender’s Administrative Questionnaire delivered to the Administrative Agent, or such other office or offices as a Lender may from time to time notify the Initial Borrower and the Administrative Agent.
“Leverage Facility” means, with respect to any Portfolio Asset, any repurchase facility, loan-on-loan or note-on-note facility, collateralized loan obligations, or any other financing arrangement secured by, or otherwise backed by the value of, any Portfolio Asset, whether existing on the Closing Date or entered into from time to time.
“Lien” means any lien, mortgage, security interest, charge, tax lien, pledge, encumbrance, or conditional sale or title retention arrangement, or any other interest in property designed to secure the repayment of indebtedness, whether arising by agreement or under common law, any statute, law, contract, or otherwise.

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“Liquidity” means, as of any date, the Initial Borrower’s cash denominated in Dollars (including any cash of the Initial Borrower held in the Investment Distribution Account maintained by the Investment Manager), Cash Equivalents denominated in Dollars and the Initial Borrower’s unfunded capital commitments (including, for the avoidance of doubt, but without duplication, the Unfunded Capital Commitments of the Investors in the Guarantor available thereto); provided that no Loan proceeds shall be included in the Initial Borrower’s Liquidity.
“Loan Documents” means this Credit Agreement, the Notes (including any renewals, extensions, re-issuances and refundings thereof), each of the Collateral Documents, each Investor Letter, each Assignment and Assumption, each Lender Joinder Agreement, each Qualified Borrower Guaranty, the Fee Letter and such other agreements and documents, and any amendments or supplements thereto or modifications thereof, executed or delivered pursuant to the terms of this Credit Agreement or any of the other Loan Documents and any additional documents delivered in connection with any such amendment, supplement or modification.
“Loans” means the groups of RFR Loans, Eurocurrency Rate Loans and Reference Rate Loans made by the Lenders to the Borrowers pursuant to the terms and conditions of this Credit Agreement.
“LTV” means, as of any date with respect to any Underlying Asset, (a) the sum of the outstanding Indebtedness related to each Underlying Asset (including the outstanding Indebtedness of each Portfolio Asset related thereto) divided by (b) the Collateral Value of the related Underlying Asset expressed as a percentage.
“Management Agreement” means that certain Amended and Restated Advisory Agreement, effective as of August 6, 2025, between the Guarantor, the Initial Borrower and the Investment Manager.
“Margin Stock” has the meaning assigned thereto in Regulation U.
“Material Adverse Effect” means a material adverse effect on: (a) the assets, operations, properties, liabilities (actual or contingent), financial condition, or business of the Borrowers and the Guarantor (taken as a whole); (b) the ability of any Borrower, the Guarantor or the Investment Manager to perform its obligations under this Credit Agreement or any of the other Loan Documents to which it is a party; (c) the validity or enforceability of this Credit Agreement, any of the other Loan Documents to which any Borrower, the Guarantor or the Investment Manager is a party, or the rights and remedies of the Secured Parties hereunder or thereunder taken as a whole; or (d) the obligation or the ability of any Credit Party to fulfill its obligations under its respective Constituent Documents.
“Material Amendment” has the meaning provided in Section 9.6.
“Maturity Date” means the earliest of: (a) (i) with respect to Tranche A, the Stated Tranche A Maturity Date and (ii) with respect to Tranche B, the Stated Tranche B Maturity Date; (b) the date upon which the Administrative Agent declares the Obligations due and payable after the occurrence of an Event of Default; (c) forty-five (45) days prior to the termination of the Constituent Documents of the Borrowers or the Guarantor (if applicable); (d) with respect to

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Tranche A, forty-five (45) days prior to the date on which the Borrowers’ or the Guarantor’s ability

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to call Capital Commitments for the purpose of repaying the Obligations is terminated and (e) the date upon which the Initial Borrower terminates the Commitments pursuant to Section 3.6 or otherwise.
“Maximum Purchase Price” means, with respect to any Leverage Facility and any Portfolio Asset at any time, the maximum amount that the repo “Buyer” has agreed to advance to the repo “Seller” thereunder as the purchase price of such “Purchased Asset” (as such terms are defined in such Leverage Facility).
“Maximum Rate” means, on any day, the highest rate of interest (if any) permitted by Applicable Law on such day.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Mortgage Loan” means any commercial or residential mortgage loan secured by real property.
“NatWest” has the meaning provided in the first paragraph hereof.
“Net Income” means, as of any date of determination, for the Guarantor, the net income (or loss) of such Person for the subject period determined in accordance with GAAP.
“Non-Consenting Lender” means any Lender that does not approve any consent, waiver, amendment, modification or termination that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 12.1 and (b) has been approved by the Required Lenders.
“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.
“Non-Renewal Notice” has the meaning provided in Section 2.3(e).
“Notes” means the promissory notes provided for in Section 3.1, and all promissory notes delivered in substitution or exchange therefor, as such notes may be amended, restated, reissued, extended or modified and the Qualified Borrower Promissory Notes; and “Note” means any one of the Notes.
“Obligations” means all present and future indebtedness, obligations, and liabilities of the Credit Parties to the Lenders and other Secured Parties, and all renewals and extensions thereof (including, without limitation, Loans), or any part thereof, arising pursuant to this Credit Agreement (including, without limitation, the indemnity provisions hereof) or represented by the Notes and each Qualified Borrower Guaranty, and including the Credit Parties’ obligations to pay, discharge and satisfy the Erroneous Payment Subrogation Rights, and all interest accruing thereon, and attorneys’ fees incurred in the enforcement or collection thereof, regardless of whether such indebtedness, obligations, and liabilities are direct, indirect, fixed, contingent, joint, several, or joint and several; together with all indebtedness, obligations and liabilities of the Credit Parties to the Lenders and other Secured Parties evidenced or arising pursuant to any of the other Loan Documents, and all renewals and extensions thereof, or any part thereof.

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“Operating Lease” means, as to any Person as determined in accordance with GAAP, any lease of property (whether real, personal or mixed) by such Person as lessee which is not a Capital Lease.
“Other Claims” has the meaning provided in Section 5.4.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 4.9(b)).
“Participant” has the meaning provided in Section 12.11(d). “Participant Register” has the meaning provided in Section 12.11(e).
“Participating Member State” means any member state of the European Union that has the euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.
“Partnership Agreement” means, with respect to the Borrowers and the Guarantor, the limited partnership agreement, limited liability company agreement, exempted limited partnership agreement, bylaws, charter, memorandum and articles of association, or other equivalent governing document in the applicable jurisdiction of such Borrower or the Guarantor, as applicable, as the same may be amended, restated, modified or supplemented from time to time in accordance with the terms hereof. “Partnership Agreements” means all of the Partnership Agreements, collectively.
“Payment Recipient” has the meaning assigned to it in Section 11.12(a).
“Pending Capital Call” means any Capital Call that has been made upon the Investors and that has not yet been funded by the applicable Investor.
“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.
“Permitted Indebtedness” has the meaning provided in Section 9.11.
“Permitted Liens” means, (a) with respect to the Collateral (i) banker’s Liens, rights of setoff or similar rights and remedies arising in the ordinary course of business as to deposit or

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securities accounts or other funds maintained with depositary institutions or arising as a matter of law to the extent permitted by the Control Agreements; and (ii) Liens in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents, (b) with respect to a Credit Party’s other assets, non-consensual Liens, if any, imposed on the property of any Credit Party for obligations not yet delinquent or being contested in good faith by appropriate proceedings with respect to which such Person has set aside on its books adequate reserves in accordance with GAAP and (c) Liens arising from attachments, seizures, levies, judgments, orders or decrees that in each case do not constitute an Event of Default under Section 10.1(j).
“Person” means an individual, sole proprietorship, joint venture, association, trust, estate, business trust, corporation, company, limited liability company, limited liability partnership, limited partnership, nonprofit corporation, partnership, group, sector, sovereign government or agency, instrumentality, or political subdivision thereof, territory, or any similar entity or organization, whether or not having separate legal personality in its jurisdiction of formation or registration.
“Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), including any single-employer plan or multiemployer plan (as such terms are defined in Section 4001(a)(15) and in Section 4001(a)(3) of ERISA, respectively), that is subject to Title IV of ERISA or Section 412 of the Internal Revenue Code.
“Plan Asset Regulations” means 29 C.F.R. § 2510.3-101, as modified by Section 3(42) of ERISA.
“Plan Assets” means “plan assets” within the meaning of the Plan Asset Regulations. “Portfolio Asset NAV” means as of any date with respect to any Portfolio Asset, the Fair
Market Value of such Portfolio Asset net the outstanding amount of any financing related to such Portfolio Asset (excluding any Indebtedness arising under this Credit Agreement and the other Loan Documents relating thereto) as of such date, as determined as of the last day of the most recently ended fiscal quarter, and adjusted for any intra-quarter write-downs by the Guarantor, but only to the extent the amount of such write-down exceeds five percent (5%) of the Fair Market Value of such Portfolio Asset as of the last day of the most recently ended fiscal quarter; provided that, if the Maximum Purchase Price has been reduced by the lender under the applicable Leverage Facility as a result of a margin call, mark-to-market event or any other similar event, the Portfolio Asset NAV with respect to the applicable Portfolio Asset shall be reduced to an amount equal to the product of the Initial NAV Percentage and the Maximum Purchase Price, as so reduced as a result of the margin call, mark-to-market event or other similar event.
“Portfolio Assets” means a portfolio of loans and debt-like preferred equity interests secured by, or unsecured but related to, commercial real estate which include (a) Mortgage Loans (whether first lien or second lien), (b) “A-Notes” evidencing an interest in a Mortgage Loan (whether senior notes in an A/B structure or pari-passu notes in an A-1/A-2-type structure), (c) “B-Notes” evidencing an interest in a Mortgage Loan, (d) mezzanine loans secured by the Equity Interests in special purpose vehicles whose only business is the ownership of either (x) revenue-

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producing properties or (y) other special purpose vehicles whose only business is the ownership of revenue-producing properties, (e) preferred equity securities evidencing an interest in special

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purpose vehicles whose only business is the ownership of either (x) revenue-producing property or (y) other special purpose vehicles whose only business is the ownership of revenue-producing properties, (f) investments in investment grade Debt Securities (as defined in the Guarantor PPM),
(g) any participation interests in any of the foregoing that have not been sold to a third party (excluding a third party sale completed in connection with a financing) or (h) other investments that may be approved by the Administrative Agent.
“Potential Default” means any condition, act or event which, with the giving of notice or lapse of time or both, would become an Event of Default.
“Prime Rate” means the rate of interest per annum last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent). Any change in the Prime Rate shall take effect at the opening of business on the day such change is publicly announced or quoted as being effective.
“Principal Obligations” means, at any time of determination, the aggregate outstanding principal amount of the Loans.
“Pro Rata Share” means, with respect to each Lender, the percentage obtained from the fraction: (a) (i) the numerator of which is the Commitment of such Lender (or, as the context requires, the Tranche A Commitment or Tranche B Commitment of such Lender); and (ii) the denominator of which is the Aggregate Commitments of all Lenders (or, as the context requires, the Aggregate Tranche A Commitments of all Lenders or the Aggregate Tranche B Commitments of all Lenders); or (b) in the event the Commitments (or, as the context requires, the Tranche A Commitments or Tranche B Commitments) of all Lenders have been terminated: (i) the numerator of which is the sum of the Principal Obligations (or, if no Principal Obligations are outstanding, the Obligations) (as the context requires, under the Credit Facility, Tranche A or Tranche B) owed to such Lender; and (ii) the denominator of which is the aggregate Principal Obligations (or if no Principal Obligations are outstanding, the Obligations) (as the context requires, under the Credit Facility, Tranche A or Tranche B) owed to all of the Lenders.
“Proceedings” has the meaning provided in Section 7.9. “Proposed Amendment” has the meaning provided in Section 9.6. “Qualified Borrower” has the meaning provided in Section 6.3.
“Qualified Borrower Guaranty” and “Qualified Borrower Guaranties” have the meanings provided in Section 6.3.
“Qualified Borrower Promissory Note” has the meaning provided in Section 6.3. “Rating” means, for any Person, its senior unsecured debt rating (or equivalent thereof),

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such as, but not limited to, a corporate credit rating, issuer rating/insurance financial strength rating

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(for an insurance company), general obligation rating or credit enhancement program (for a governmental entity), or revenue bond rating (for an educational institution) from S&P, Fitch or Moody’s.
“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable. “Repurchase” means the Repurchase of the Equity Interest of an Investor under the
Guarantor Constituent Documents and related Subscription Agreement and Side Letter for such Investor.
Repurchase Requests” has the meaning specified in the definition of “Repurchase Trigger Event”.
“Repurchase Testing Period” has the meaning specified in the definition of “Repurchase Trigger Event”.
“Repurchase Trigger Event” means as of the last day of any fiscal quarter of the Guarantor, but based on the most recent Compliance Certificate and related financial reporting of the Guarantor delivered to the Administrative Agent pursuant to Sections 8.1(b), 8.1(a)(i) and 8.1(a)(ii), the repurchase requests of Investors to the Guarantor other than the IVZ Investor, the TMRS Investor and any other Included Investor that have been duly submitted to the Guarantor in accordance with the Guarantor Constituent Documents and any applicable Subscription Agreement and Side Letter of such Investor (the “Repurchase Requests”), during such fiscal quarter and the immediately preceding fiscal quarter (such period, the “Repurchase Testing Period”), in aggregate, exceeds twenty-five percent (25%) of the Guarantor’s NAV in effect on the last day of the fiscal quarter of the Guarantor immediately prior to such Repurchase Testing Period (prorated to remove the portion thereof attributable to the IVZ Investor, the TMRS Investor and any other Included Investor); provided that the calculation of the aggregate amount of such Investor repurchase requests shall be without duplication of any such repurchase requests that were submitted by an Investor during the applicable Repurchase Testing Period, rejected or otherwise not accepted by the Guarantor or withdrawn by such Investor, and then subsequently submitted again by such Investor during the applicable Repurchase Testing Period. Notwithstanding anything herein to the contrary, a repurchase of the IVZ Investor, the TMRS Investor or any other Included Investor shall not be included in the calculation of this definition.
“Reference Rate” means, for any day of determination, a rate per annum equal to the greatest of: (a) the Prime Rate in effect on such day, (b) the Federal Funds Rate in effect on such day plus fifty basis points (0.50%), and (c) Term SOFR for a one-month tenor in effect on such day plus one hundred basis points (1.00%). Any change in the Reference Rate due to a change in the Prime Rate, the Federal Funds Rate or Term SOFR shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or Term SOFR, respectively.
“Reference Rate Loan” means a Loan denominated in Dollars made hereunder with respect to which the interest rate is calculated by reference to the Reference Rate.

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“Reference Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

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“Register” has the meaning provided in Section 12.11(c).
“Regulation D,” “Regulation T,” “Regulation U,” and “Regulation X” means Regulation D, T, U, or X, as the case may be, of the Board of Governors of the Federal Reserve System, from time to time in effect, and shall include any successor or other regulation relating to reserve requirements or margin requirements, as the case may be, applicable to member banks of the Federal Reserve System.
“REIT” means a real estate investment trust qualified as such under Sections 856 through 860 of the Internal Revenue Code and the regulations promulgated thereunder.
“Related Fund” means, in relation to a fund (the “first fund”), a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.
“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration of Hazardous Materials into the indoor or outdoor environment, or into or out of any real property Portfolio Asset, including the movement of any Hazardous Material through or in indoor or outdoor the air, soil, surface water or groundwater of any real property Portfolio Asset.
“Relevant Governmental Body” means (a) with respect to a Benchmark or Benchmark Replacement in respect of obligations, interest, fees, commissions or other amounts owing hereunder denominated in Dollars, the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto and (b) with respect to a Benchmark or Benchmark Replacement in respect of obligations, interest, fees, commissions or other amounts owing hereunder denominated in an Alternative Currency, (i) the central bank for the Currency in which such obligations, interest, fees, commissions or other amounts are denominated for such Benchmark or Benchmark Replacement or any central bank or other supervisor which is responsible for supervising either (A) such Benchmark or Benchmark Replacement or (B) the administrator of such Benchmark or Benchmark Replacement or (ii) any working group or committee officially endorsed or convened by (A) the central bank for the Currency in which obligations, interest, fees, commissions or other amounts owing hereunder denominated in such Benchmark or Benchmark Replacement, (B) any central bank or other supervisor that is responsible for supervising either (1) such Benchmark or Benchmark Replacement or (2) the administrator of such Benchmark or Benchmark Replacement,
(C) a group of those central banks or other supervisors or (D) the Financial Stability Board or any part thereof with respect to such Benchmark or Benchmark Replacement.
“Removal Effective Date” has the meaning provided in Section 11.9(a)(ii).

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“REO Property” means any Portfolio Asset, or the related underlying real estate interest represented by any Portfolio Asset, that is subject to foreclosure, acceptance of a deed in lieu of foreclosure or otherwise in accordance with Applicable Law in connection with the default or imminent default of such Portfolio Asset, or the related underlying real estate interest represented by any Portfolio Asset, including any interest in any mortgage property formerly securing a Mortgage Loan, acquired by a Credit Party through foreclosure, deed-in-lieu of foreclosure or otherwise in accordance with Applicable Law.
“Representative” means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
“Request for Borrowing” has the meaning provided in Section 2.3(a).
“Required Lenders” means, at any time, the Lenders holding an aggregate Pro Rata Share of greater than fifty percent (50%). The Commitments, Principal Obligations and Obligations of any Defaulting Lender shall be disregarded from both the numerator and the denominator in determining Required Lenders at any time.
“Required Payment Time” means, with respect to any event or circumstance giving rise to a requirement of a Borrower to make any payment: (a) within two (2) Business Days of the occurrence of such event or circumstance, to the extent funds are available in the Collateral Accounts or any other account maintained by the Borrowers or the Guarantor; and (b) otherwise, to the extent that it is necessary for the Guarantor to issue a Capital Call to fund any required payment, within fifteen (15) Business Days of the occurrence of such event or circumstance as specified in the applicable Section herein (but, in any event, the Guarantor shall issue such Capital Call and shall make such payment promptly after the related Capital Contributions are received).
“Resignation Effective Date” has the meaning provided in Section 11.9(a).
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Responsible Officer” means: (a) in the case of a corporation or company, its president or any vice president or any director or any other officer or the equivalent thereof, and, in any case where two Responsible Officers are acting on behalf of such corporation, the second such Responsible Officer may be any secretary or assistant secretary or the equivalent thereof; (b) in the case of a limited partnership or an exempted limited partnership, any officer or director of its general partner or ultimate general partner, as the case may be, or any officer or director of an entity that has authority to act on behalf of such general partner, acting on behalf of the general partner in its capacity as general partner of such limited partnership; (c) in the case of a limited liability company, any officer of such limited liability company or any manager, director or managing member, or the individual acting on behalf of such manager or managing member, in its capacity as manager or managing member of such limited liability company; (d) in the case of an exempted company, any director or any other duly authorized officer of such exempted company, or in each case any such other authorized officer or signatory who has the power to bind such corporation, limited partnership, exempted limited partnership, liability company,

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exempted company, any other Person who has provided documentation evidencing such authority or any

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other party reasonably acceptable to the Administrative Agent; and (e) solely for purposes of notices given or delivered pursuant to Section 2, any other officer or employee of the applicable Credit Party so designated by any of the foregoing officers in a notice to the Administrative Agent; provided that, any such additional officer or employee shall deliver an incumbency certificate and specimen signature to the Administrative Agent in connection therewith. Any document delivered hereunder or under any other Loan Document that is signed by a Responsible Officer of a Person shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Person and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Person.
“Returned Capital” means, for any Included Investor, at any time, any Repurchases with respect to such Included Investor that are subject to recall as a Capital Contribution pursuant to the Guarantor Constituent Documents and the applicable Subscription Agreement and Side Letter with such Included Investor, as applicable.
“Revaluation Date” means with respect to any Loan denominated in a Currency other than Dollars, each of the following: (a) the date of the Borrowing of such Loan, (b) each date of a rollover of such Loan pursuant to the terms of this Credit Agreement, (c) each date on which the Tranche A Borrowing Base, Tranche B Borrowing Base or Tranche B Adjusted Borrowing Base must be calculated pursuant to the terms of this Credit Agreement and (d) such additional dates as the Administrative Agent shall determine or the Required Lenders shall require.
“RFR” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, SOFR and (b) Sterling, SONIA.
“RFR Borrowing” means, as to any Borrowing, the RFR Loans comprising such Borrowing.
“RFR Business Day” means, for any Obligations, interest, fees, commissions or other amounts denominated in, or calculated with respect to, (a) Dollars, any day except for (i) Saturday,
(ii) Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities, (b) Sterling, any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which banks are closed for general business in London, and (c) any other applicable Alternative Currency that utilizes an RFR rate to be carried out pursuant to this Credit Agreement, any day in which banks are open for foreign currency exchange business in the principal financial center of the country of such Alternative Currency; provided, that for purposes of notice requirements in Sections 2.3(a) and 3.4, in each case, such day is also a Business Day.
“RFR Loan” means a Daily Simple RFR Loan or a Term SOFR Loan, as the context may require.
“RFR Rate Day” has the meaning specified in the definition of “Daily Simple RFR”. “Rollover” means the renewal of all or part of any Term Rate Loan upon the expiration of

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the Interest Period with respect thereto, pursuant to Section 2.3.

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“S&P” means S&P Global Ratings, a subsidiary of S&P Global Inc., and any successor thereto.
“Sanction” or “Sanctions” means individually and collectively, respectively, any and all economic or financial sanctions, sectoral sanctions, secondary sanctions, trade embargoes and anti-terrorism laws, including those imposed, administered or enforced from time to time by: (a) the United States of America, including those administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, or through any existing or future executive order; (b) the United Nations Security Council; (c) the European Union; (d) the United Kingdom; or (e) any other Governmental Authorities with jurisdiction over any Credit Party or its Subsidiaries or their respective Related Parties.
“Sanctioned Entity” means any individual, entity, group, sector, territory or country that is the target of any Sanctions, including without limitation, any legal entity that is deemed to be a target of Sanctions based on the direct or indirect ownership or control of such entity by any other Sanctioned Entity.
“Secured Cash Collateral” means the amount of any cash on deposit in a Collateral Account (or, subject to Section 9.24(d), the Specified Money Market Account), less:
(a)    any amounts to be used for the purpose of making Distributions to Investors, whether or not such Distributions have been proposed/announced;
(b)    any amounts to be used for the purpose of, in aggregate, any proposed/announced repurchase of Equity Interests.
“Secured Cash Collateral Reporting Period” means each period beginning on the occurrence of a Secured Cash Collateral Trigger Event and continuing through the end of the fiscal quarter in which such Secured Cash Collateral Trigger Event occurred.
“Secured Cash Collateral Testing Period” means each fiscal quarter of the Borrower. “Secured Cash Collateral Threshold” means, cumulatively, $10,000,000 during any
Secured Cash Collateral Testing Period.
“Secured Cash Collateral Trigger Event” means the total amount of all withdrawals and transfers of Secured Cash Collateral from any Collateral Account during any Secured Cash Collateral Testing Period (taking into account such withdrawals and transfers during such Secured Cash Collateral Testing Period on or prior to such date) exceeds the Secured Cash Collateral Threshold, provided that any such withdrawals and transfer used to consummate the purchase of Portfolio Assets shall be excluded from any such calculation.
“Secured Parties” means the Administrative Agent, the Lenders and each Indemnitee. “Securities Exchange Act” means the Securities Exchange Act of 1934, as amended to the date hereof and from time to time hereafter, and any successor statute.

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“Senior LTV” means, as of any date with respect to any Underlying Asset, (a) the sum of the outstanding Indebtedness related to each Underlying Asset which is senior to the Indebtedness of each Portfolio Asset related thereto divided by (b) the Collateral Value of such Underlying Asset expressed as a percentage.
“SEMS” means the U.S. Environmental Protection Agency’s Superfund Enterprise Management System.
“Side Letter” means any side letter executed by an Investor with any Credit Party or the Investment Manager, as applicable, with respect to such Investor’s rights and/or obligations under its Subscription Agreement, its Side Letter or the Guarantor Constituent Documents.
“SOFR” means, a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“Solvent” means, with respect to any Borrower or the Guarantor, as of any date of determination, that as of such date:
(a)    the fair value of the assets of such Borrower and, with respect to the Guarantor, the aggregate Unfunded Capital Commitments, are greater than the total amount of liabilities, including contingent liabilities, of such Borrower or the Guarantor;
(b)    the fair value of the assets of such Borrower and, with respect to the Guarantor, the aggregate Unfunded Capital Commitments, are not less than the amount that will be required to pay the probable liability of such Borrower and the Guarantor on their debts as they become absolute and matured;
(c)    such Credit Party does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts or liabilities become absolute and matured; and
(d)    such Credit Party is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which its assets and, with respect to the Guarantor, the aggregate Unfunded Capital Commitments, would constitute unreasonably small capital.
For the purposes of this definition, the amount of contingent liabilities (such as litigation, guarantees, and pension plan liabilities) at any time shall be computed as the amount which, in light of all the facts and circumstances existing at the time, represents the amount which can be reasonably expected to become an actual or matured liability and are determined as contingent

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liabilities in accordance with applicable federal and state laws governing determinations of insolvency.
“SONIA” means a rate equal to the Sterling Overnight Index Average as administered by the SONIA Administrator.
“SONIA Administrator” means the Bank of England (or any successor administrator of the Sterling Overnight Index Average).
“SONIA Administrator’s Website” means the Bank of England’s website, currently at http://www.bankofengland.co.uk, or any successor source for the Sterling Overnight Index Average identified as such by the SONIA Administrator from time to time.
“SONIA Determination Day” has the meaning specified in the definition of “Daily Simple
RFR”.
“Specified Investor” means, at any time following the occurrence of the Guarantor
Accredited Investor Trigger Event, any Investors in the Guarantor that would not have constituted “Accredited Investors” under the Guarantor Closing Date PPM.
“Specified Investor Adjustment Ratio” means, at any time following the occurrence of a Guarantor Accredited Investor Trigger Event, the ratio of (a) the Investors, other than any Specified Investors to (b) all Investors, including any Specified Investors, expressed as a percentage, calculated based on the value of such Investors’ funded investments in the Guarantor.
“Specified Money Market Account” means the securities account maintained by the Initial Borrower with BofA Securities, Inc. into which the Borrower and/or the Investment Manager transfers funds from the Investment Distribution Account for investment purposes.
“Specified Money Market Account Direction Letter Condition” means the due execution and delivery of a letter agreement, in form and substance acceptable to the Administrative Agent, between BofA Securities, Inc. and the Administrative Agent, which letter agreement provides that:
(a) disbursements from the Specified Money Market Account are not permitted to be made to any account other that the Investment Distribution Account, unless otherwise consented to in writing by the Administrative Agent and (b) the senior lien of BofA Securities, Inc. and its affiliates in the Specified Money Market Account and the property in the Specified Money Market Account secures only the obligations of the Initial Borrower in respect of the Specified Money Market Account and transactions in the Specified Money Market Account and does not secure any debt for borrowed money owed by the Initial Borrower or its affiliates to BofA Securities, Inc. or its affiliates.
“Spot Rate” means, at any date of determination thereof, the rate determined by the Administrative Agent to be the rate quoted by the Administrative Agent as its spot rate for the purchase of such currency with another currency through its principal foreign exchange trading office at the time and date of determination.

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“Stated Tranche A Maturity Date” means January 23, 2028, or if not a Business Day, the next succeeding Business Day, as such date may be extended pursuant to Section 2.13.

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“Stated Tranche B Maturity Date” means May 7, 2028, or if not a Business Day, the next succeeding Business Day, as such date may be extended pursuant to Section 2.13.
“Sterling” or “£” mean the lawful currency of the United Kingdom.
“Subscription Agreement” means a Subscription Agreement and any related amendment or supplement thereto executed by an Investor in connection with the subscription for common stock in the Guarantor, as amended, restated, supplemented or otherwise modified from time to time. “Subscription Agreements” means, where the context may require, all Subscription Agreements, collectively.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is, at any time, otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of a Borrower.
“Synthetic Lease” means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an Operating Lease in accordance with GAAP.
“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.
“Tangible Net Worth” means as of any date of determination, all amounts that would be included under capital or shareholder’s equity (or any like caption) on a consolidated balance sheet pursuant to GAAP, plus (a) all organization, offering and operating costs paid by or on behalf of the Guarantor that were incurred on or prior to May 31, 2024 (it being understood that reimbursement of such expenses commenced in December 2024 and is being made ratably over a period of 52 months), minus (b) all Intangible Assets on a consolidated basis, all determined in accordance with GAAP.
“TARGET Day” means any day on which T2 is open for the settlement of payments in
Euros.
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings
(including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means,
(a)    for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) RFR Business Days prior to the first day of such

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Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Periodic Term SOFR Determination Day
(b)    for any calculation with respect to a Reference Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Reference Rate Term SOFR Determination Day”) that is two (2) RFR Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Reference Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding RFR Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding RFR Business Day is not more than three (3) RFR Business Days prior to such Reference Rate SOFR Determination Day provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).
“Term SOFR Borrowing” means, as to any Borrowing, the Loans bearing interest at a rate based on Term SOFR comprising such Borrowing other than pursuant to clause (c) of the definition of “Reference Rate”.
“Term SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR other than pursuant to clause (c) of the definition of “Reference Rate”.
“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR. “TMRS Investor” means Texas Municipal Retirement System.
“Tranche” means each of Tranche A and Tranche B.
“Tranche A” means the tranche of Loans agreed to be made by the Lenders pursuant to the terms and conditions herein in aggregate amount up to the Tranche A Available Commitment.

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“Tranche A Available Commitment” means, at any time of determination, the lesser of
(a) the Aggregate Tranche A Commitment then in effect, but excluding the undrawn Tranche A Commitment of any Defaulting Lender, and (b) the Tranche A Borrowing Base then in effect.
“Tranche A Borrowing Base” means, at any time of determination, the sum of the aggregate amount of the Unfunded Capital Commitments of the Included Investors multiplied by 90%.
“Tranche A Commitment” means, for each Lender, the amount set forth on Schedule II hereto or on its respective Assignment and Assumption or Lender Joinder Agreement as its “Tranche A Commitment”, as the same may be reduced from time to time by the Initial Borrower pursuant to Section 3.6 or by further assignment by such Lender pursuant to Section 12.11(b), or increased from time to time pursuant to Section 2.12.
“Tranche A Commitment Fee Rate” means twenty-five (25) basis points (0.25%) per annum.
“Tranche A Excess” has the meaning provided in Section 3.5(b)(i).
“Tranche B” means the tranche of Loans agreed to be made by the Lenders pursuant to the terms and conditions herein in aggregate amount up to the Tranche B Available Commitment.
“Tranche B Adjusted Borrowing Base” means, at any time of determination, (a)(i) the Tranche B Borrowing Base minus the Excess Concentration Amount multiplied by (ii) the Tranche B Advance Rate, multiplied by (b) the Specified Investor Adjustment Ratio (if applicable), minus
(c) the amount of any unpaid claims made against a Borrower or the Guarantor with respect to any of its Guaranty Obligations.
“Tranche B Advance Rate” means twenty-two percent (22.0%), unless otherwise elected by the Initial Borrower; provided that: (a) the Initial Borrower shall only be permitted to elect twenty-two percent (22.0%), eighteen and a half percent (18.5%) or fifteen percent (15.0%) as the “Tranche B Advance Rate”, (b) such election must be made by the Initial Borrower to the Administrative Agent, in writing, no less than five (5) Business Days prior to an Interest Payment Date, (c) such election shall be effective following such Interest Payment Date, for the six (6) month period immediately following such Interest Payment Date and (d) the Initial Borrower shall not be permitted to re-elect a different Tranche B Advance Rate during such six (6) month period following an election.
“Tranche B Applicable Margin” means the rate per annum set forth below, opposite the Tranche B Advance Rate then in effect:

Advance Rate	Tranche B Applicable Margin
22.0%	325 basis points (3.25%)
18.5%	300 basis points (3.00%)
15.0%	275 basis points (2.75%)

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“Tranche B Available Commitment” means, at any time of determination, the lesser of
(a) the Aggregate Tranche B Commitment then in effect, but excluding the undrawn Tranche B Commitment of any Defaulting Lender and (b) the Tranche B Adjusted Borrowing Base then in effect.
“Tranche B Borrowing Base” means, at any time of determination, the aggregate Portfolio Asset NAV of all Eligible Investments plus the Secured Cash Collateral; provided that with respect to any Portfolio Asset that has ceased being an Eligible Investment pursuant to clause (b) of the definition of Eligible Investment herein, the Portfolio Asset NAV shall be determined by the Lenders, each in its commercially reasonable discretion, and the Administrative Agent will consult with the Initial Borrower and review any materials that the Initial Borrower provides with respect to the Initial Borrower’s proposal for such Portfolio Asset’s Portfolio Asset NAV.
“Tranche B Commitment” means, for each Lender, the amount set forth on Schedule II hereto or on its respective Assignment and Assumption or Lender Joinder Agreement as its “Tranche B Commitment”, as the same may be reduced from time to time by the Initial Borrower pursuant to Section 3.6 or by further assignment by such Lender pursuant to Section 12.11(b), or increased from time to time pursuant to Section 2.12.
“Tranche B Commitment Fee Rate” means one hundred (100) basis points (1.00%) per annum.
“Tranche B Excess” has the meaning provided in Section 3.5(b)(i). “Tranche B Make-Whole Fee” has the meaning provided in Section 2.11.
“Transfer” means to assign, convey, exchange, pledge, sell, set-off, transfer or otherwise dispose.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to
(i) the Adjusted Eurocurrency Rate, (ii) the Daily Simple RFR, (iii) Term SOFR or (iv) the Reference Rate.
“UCC” means the Uniform Commercial Code as adopted in the State of New York and any other state from time to time, which governs creation or perfection (and the effect thereof) of security interests in any Collateral.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

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“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Uncalled Capital Commitment” means, with respect to any Investor at any time, such Investor’s uncalled Capital Commitment.
“Underlying Asset” means the underlying real estate interest represented by any Portfolio
Asset.
“Unfunded Capital Commitment” means, with respect to any Investor at any time, such
Investor’s Uncalled Capital Commitment minus (a) any portion of such Investor’s Uncalled Capital Commitment that is subject to a Pending Capital Call plus (b) Returned Capital attributed to such Investor so long as the Credit Parties have complied with Section 8.19 hereto with respect thereto.
“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Internal Revenue Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 4.1(g).
“Valuation Firm” means an independent nationally recognized third-party valuation firm engaged by the Credit Parties.
“Valuation Policy” means that certain “Invesco Commercial Real Estate Finance Trust, Inc. – Amended and Restated Valuation Guidelines” adopted November 7, 2024, provided to the Administrative Agent prior to the date hereof (as the same may be updated, amended, restated, supplemented or otherwise modified from time to time in accordance with the terms hereof).
“Withholding Agent” means any Credit Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.2.    Construction.    With reference to this Credit Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    all terms defined in this Credit Agreement shall have the above-defined meanings when used in the Notes or any other Loan Documents or any certificate, report or other

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document made or delivered pursuant to this Credit Agreement, unless otherwise defined in such other document;
(b)    the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined;
(c)    whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms;
(d)    the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”;
(e)    the word “will” shall be construed to have the same meaning and effect as the word “shall”;
(f)    any reference herein to any Person shall be construed to include such Person’s successors and assigns;
(g)    the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Credit Agreement in its entirety and not to any particular provision hereof;
(h)    all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Credit Agreement;
(i)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights;
(j)    the term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form;
(k)    in the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”;
(l)    a Potential Default is “continuing” if it has not been remedied or waived and an Event of Default is “continuing” if it has not been waived; and
(m)    section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Credit Agreement or any other Loan Document.
1.3.    Accounting Terms.
(a)    All accounting terms not specifically or completely defined herein or in any other Loan Document shall be construed in conformity with, and all financial data (including

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financial ratios and other financial calculations) required to be submitted pursuant to this Credit Agreement shall be prepared in conformity with GAAP, applied on a consistent basis, as in effect from time to time and in a manner consistent with that used in preparing the audited financial statements required by Section 8.1(a), except as otherwise specifically prescribed herein.
(b)    If at any time any change in GAAP would affect the computation of any covenant (including the computation of any financial covenant) and/or pricing grid set forth in this Credit Agreement or any other Loan Document, the Credit Parties and the Administrative Agent shall negotiate in good faith to amend such covenant and/or pricing grid to preserve the original intent in light of such change; provided, that, until so amended: (i) such covenant and/or pricing grid shall continue to be computed in accordance with the application of GAAP prior to such change and (ii) the Credit Parties shall provide to the Administrative Agent a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such covenant and/or pricing grid made before and after giving effect to such change in GAAP.
1.4.    UCC Terms. Terms defined in the UCC in effect on the Closing Date and not otherwise defined herein shall, unless the context otherwise indicates, have the meanings provided by those definitions. Subject to the foregoing, the term “UCC” refers, as of any date of determination, to the UCC then in effect.
1.5.    References to Agreement and Laws. Unless otherwise expressly provided herein,
(a) references to formation documents, governing documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Applicable Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Applicable Law.
1.6.    Times of Day. Unless otherwise specified, all references herein to times of day shall be references to times of day in London.
1.7.    Interest Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Reference Rate, the Term SOFR Reference Rate, Term SOFR, any Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement), will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Reference Rate, the Term SOFR Reference Rate, Term SOFR, any Daily Simple RFR, the Eurocurrency Rate, the Adjusted Eurocurrency Rate, such Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its Affiliates or other related entities may engage in transactions that affect the calculation of Reference Rate or a Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant

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adjustments thereto, in each case, in a manner adverse to the Borrowers. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Reference Rate, any Benchmark, any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Credit Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service, other than for direct or actual damages resulting from the gross negligence or willful misconduct of the Administrative Agent as determined by a final and non-appealable judgment of a court of competent jurisdiction.
1.8.    Exchange Rates; Currency Equivalents. The Administrative Agent, shall determine the Spot Rates as of each applicable date required to be used for calculating Dollar Equivalent amounts of Principal Obligations denominated in Alternative Currencies. In the case of a Spot Rate required to be calculated as of a Revaluation Date, such Spot Rate shall become effective as of such Revaluation Date and shall be the Spot Rate employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by a Credit Party hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency (other than Dollars) for purposes of the Loan Documents shall be such Dollar Equivalent amount as reasonably determined by the Administrative Agent based on the Spot Rate as of the last Revaluation Date.
Section 2. LOANS
2.1.    The Commitment.
(a)    Committed Amount. Subject to the terms and conditions herein set forth, each Lender agrees, (i) for Tranche A, during the Tranche A Availability Period, to extend to the Borrowers a revolving line of credit in Dollars and (ii) for Tranche B, during the Tranche B Availability Period, to extend to the Borrowers a revolving line of credit in Dollars or in an Alternative Currency, as the applicable Borrower may elect, subject to the terms of this Credit Agreement.
(b)    Limitation on Borrowings and Re-borrowings.    No Lender shall be required to advance any Borrowing or permit any Rollover if:
(i)    after giving effect to such Borrowing or Rollover: (A) the Principal Obligations of the Loans outstanding under Tranche A would exceed the Tranche A Available Commitment; (B) the Dollar Equivalent of the Principal Obligations of the Loans outstanding under Tranche B would exceed the Tranche B Available Commitment; (C) the Dollar Equivalent of the Principal Obligations under Tranche A owed to any Lender would exceed the Tranche A Commitment of such Lender; or (D) the Dollar Equivalent of the Principal Obligations under Tranche B owed to any Lender would exceed the Tranche B Commitment of such Lender; or

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(ii)    the conditions precedent for such Borrowing in Section 6.2 have not been satisfied.
2.2.    Revolving Credit Commitment. Subject to the terms and conditions herein set forth, each Lender severally agrees, (i) for Tranche A, on any Business Day during the Tranche A Availability Period, to make Loans in Dollars to the Borrowers at any time and from time to time in an aggregate principal amount up to such Lender’s Tranche A Commitment at any such time and (ii) for Tranche B, on any Business Day during the Tranche B Availability Period, to make Loans in Dollars and in one or more Alternative Currencies to the Borrowers at any time and from time to time in an aggregate Dollar Equivalent principal amount up to such Lender’s Tranche B Commitment at any such time. Subject to the limitations and conditions set forth in Sections 2.1(b) and Section 6 and the other terms and conditions hereof, the Borrowers may borrow, repay without penalty or premium, and re-borrow hereunder, during the Tranche A Availability Period with respect to Tranche A and during the Tranche B Availability Period with respect to Tranche B. No Lender shall be obligated to fund any Loan if the interest rate applicable thereto under Section 2.6(a) would exceed the Maximum Rate then in effect with respect to such Loan. Loans may be (i) with respect to Loans denominated in Dollars, Term SOFR Loans; (ii) with respect to Loans denominated in Sterling, Daily Simple RFR Loans; and (iii) with respect to Loans denominated in an Alternative Currency (other than Sterling), Eurocurrency Rate Loans, each as further provided herein.
2.3.    Manner of Borrowing.
(a)    Request for Borrowing. The Borrowers shall give the Administrative Agent notice at the Agency Services Address of the date of each requested Borrowing hereunder, which notice may be by telephone, if confirmed in writing, facsimile, electronic mail, or other written communication (a “Request for Borrowing”), in the form of Exhibit E, and which notice shall be irrevocable and effective upon receipt by the Administrative Agent. Each Request for Borrowing: (i) shall be furnished to the Administrative Agent no later than (A) 5:00 p.m. at least two (2) Business Days prior to the requested date of Borrowing in the case of a Term SOFR Loan and a RFR Loan denominated in Sterling and (B) 5:00 p.m. at least two (2) Business Days prior to the requested date of Borrowing in the case of a Eurocurrency Rate Loan (or, in each case, such shorter time period as may be agreed by the Administrative Agent discretion); (ii) must specify:
(A) the amount of such Borrowing; (B) the Interest Option; (C) the Interest Period therefor, if applicable; (C) the date of such Borrowing, which shall be a Business Day; (D) the Currency (which shall be Dollars for any Borrowing under Tranche A); (E) whether such Loan is to be funded under Tranche A or Tranche B; and (F) if applicable, the amount of any Repurchase Requests of the Investors in the Guarantor to be funded with the proceeds of such Borrowing. Any Request for Borrowing received by the Administrative Agent after 5:00 p.m. shall be deemed to have been given by the Borrowers on the next succeeding Business Day, RFR Business Day or Eurocurrency Banking Day, as applicable. Each Request for Borrowing submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 6.1 (in the case of the initial Borrowings hereunder) and 6.2, have been satisfied on and as of the date of the applicable Borrowing. No Request for Borrowing shall be valid hereunder for any purpose unless it shall have been accompanied or preceded by the information and other documents required to be delivered in accordance with this Section

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2.3. Notwithstanding anything to the contrary contained herein, any notice requirement in this clause (a) may be waived by the

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Administrative Agent and the Lenders in their sole discretion in connection with the initial Request for Borrowing.
(b)    Further Information. Each Request for Borrowing shall be accompanied or preceded by: (i) a duly executed Borrowing Base Report dated the date of such Request for Borrowing; and (ii) such documents as are required to satisfy any applicable conditions precedent as provided in Section 6.2.
(c)    Request for Borrowing Irrevocable. Each Request for Borrowing completed and signed by a Borrower in accordance with Section 2.3(a) shall be irrevocable and binding on the Borrowers, and the Borrowers shall indemnify each Lender against any cost, loss or expense incurred by such Lender, either directly or indirectly, as a result of any failure by the Borrowers to complete such requested Borrowing, including any cost, loss or expense actually incurred by the Administrative Agent or any Lender, either directly or indirectly by reason of the liquidation or reemployment of funds acquired by such Lender in order to fund such requested Borrowing except to the extent such cost, loss or expense is due to the gross negligence or willful misconduct of such Person or any breakage costs or fees. A certificate of such Lender setting forth in reasonable detail the amount of any such cost, loss or expense, and the basis for the determination thereof and the calculation thereof, shall be delivered to the Initial Borrower and shall, in the absence of a manifest error, be conclusive and binding.
(d)    Lender Funding Shall be Proportional. Each Lender shall make each requested Loan in accordance with its Pro Rata Share thereof.
(e)    Rollovers. Each Term SOFR Loan and Eurocurrency Rate Loan shall automatically Rollover upon the termination of its related Interest Period to a Loan with the same Interest Period that was in place immediately prior to its termination unless, no later than 5:00 p.m.
(A) at least two (2) Business Days prior to the termination of each Interest Period related to a Term SOFR Loan or (B) at least two (2) Business Days prior to the termination of each Interest Period related to a Eurocurrency Rate Loan (or such shorter time period as may be agreed by the Administrative Agent in its sole discretion), the applicable Borrower shall give the Administrative Agent written notice at the Agency Services Address, which notice, which shall be irrevocable, may be via facsimile, electronic mail or other written communication that such Borrower does not desire to Rollover such Loan (a “Non-Renewal Notice”). Any Loan subject to a Non-Renewal Notice shall be repaid in full on the last day of its Interest Period in accordance with Section 3.2 and Section 3.3(b). On the date of each Rollover, the Credit Parties and the Investment Manager shall be deemed to have (i) re-made, in all material respects, as of the date of the Rollover, each of the representations and warranties of the Credit Parties and the Investment Manager, as applicable, set forth herein and in the other Loan Documents (except to the extent such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); and (ii) represented that as of the date of the Rollover (both before and immediately after giving effect thereto), no event shall have occurred and be continuing or would result from the Rollover which constitutes an Event of Default or a Potential Default.
(f)    [Reserved].

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(g)    Tranches. Notwithstanding anything to the contrary contained herein, except as otherwise approved by the Administrative Agent, no more than ten (10) Eurocurrency Rate Loans or Term SOFR Loans may be outstanding hereunder at any one time during the applicable Availability Period.
(h)    Administrative Agent Notification of the Lenders. The Administrative Agent shall promptly notify each Lender of the receipt of a Request for Borrowing or a Non-Renewal Notice, the amount of the Borrowing and the amount of such Lender’s Pro Rata Share of the applicable Loans, the date the Borrowing is to be made or repaid, as applicable, the Interest Period selected, if applicable, and the applicable rate of interest.
2.4.    Minimum Loan Amounts. Each Loan shall be in an aggregate amount that is an integral multiple of $100,000 and not less than $500,000. Any Loans in an Alternative Currency shall satisfy these minimum thresholds on a Dollar Equivalent basis.
2.5.    Funding.
(a)    Funding of Borrowings. Subject to the fulfillment of all applicable conditions set forth herein, each Lender shall make the proceeds of its Pro Rata Share of each Borrowing available to the Administrative Agent no later than 3:00 p.m. on the date specified in the Request for Borrowing as the borrowing date, in immediately available funds, and, upon fulfillment of all applicable conditions set forth herein, the Administrative Agent shall promptly deposit such proceeds in immediately available funds in the applicable Borrower’s account maintained with the Administrative Agent not later than 5:00 p.m. on the specified borrowing date or, if requested by the Borrowers in the Request for Borrowing, shall wire-transfer such funds as requested on or before such time. If a Lender fails to make its Pro Rata Share of any requested Borrowing available to the Administrative Agent on the applicable borrowing date, then the Administrative Agent may recover the applicable amount on demand: (i) from such Lender, together with interest at the Federal Funds Rate for the period commencing on the date the amount was made available to the Borrowers by the Administrative Agent and ending on (but excluding) the date the Administrative Agent recovers the amount from such Lender; or (ii) if such Lender fails to pay its amount upon the Administrative Agent’s demand, then from the Borrowers by the Required Payment Time, together with interest at a rate per annum equal to the rate applicable to the requested Borrowing for the period commencing on the borrowing date and ending on (but excluding) the date the Administrative Agent recovers the amount from the Borrowers.
(b)    Obligations of Lenders Several. The liabilities and obligations of each Lender hereunder shall be several and not joint, and neither the Administrative Agent nor any Lender shall be responsible for the performance by any other Lender of its obligations hereunder. The failure of any Lender to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder shall not relieve any other Lender of its obligation to advance the proceeds of its Pro Rata Share of any Borrowing required to be advanced hereunder. Each Lender hereunder shall be liable to the Borrowers only for the amount of its respective Commitment.
(c)    Plan Assets. No portion of any Loan will be funded (initially or through participation, assignment, transfer or securitization of any Loan) with Plan Assets if it would cause

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any Borrower Party to incur prohibited transaction excise tax penalties under Section 4975 of the Internal Revenue Code.
2.6.    Interest.
(a)    Interest Rate. The unpaid principal amount of each Eurocurrency Rate Loan shall bear interest at a rate per annum equal to the applicable Adjusted Eurocurrency Rate for the Interest Period therefor plus the Applicable Margin. The unpaid principal amount of each Term SOFR Loan shall bear interest at a rate per annum equal to Term SOFR for the Interest Period therefor plus the Applicable Margin. The unpaid principal amount of each Daily Simple RFR Loan denominated in Sterling shall bear interest at a rate per annum equal to the applicable Daily Simple RFR therefor plus the Applicable Margin. The unpaid principal amount of each Reference Rate Loan shall bear interest at a rate per annum which shall from day to day be equal to the Reference Rate in effect from day to day plus the Applicable Margin. At any time, each Loan shall have only one Interest Period, if applicable. Notwithstanding anything to the contrary contained herein, in no event shall the interest rate hereunder exceed the Maximum Rate.
(b)    Change in Rate; Past Due Amounts; Calculations of Interest. All interest hereunder shall be computed on the basis of 360 days (or in the case of interest computed by reference to the Reference Rate, such interest shall be computed on the basis of a year of 365 days (or 366 days in a leap year)), and in each case shall by payable for the actual number of days elapsed (including the first day but excluding the last day); provided, that interest on Loans denominated in any Alternative Currency as to which market practice differs from the foregoing shall be computed in accordance with market practice for such Loans, which for the avoidance of doubt, includes RFR Loans denominated in Sterling or any other Alternative Currency which is regularly calculated based on a year consisting of 365 or 366 days, which shall be calculated on the basis of the actual days elapsed in a year consisting of 365 or 366 days, as the case may be.
(c)    Default Rate. If an Event of Default has occurred and is continuing, then (in lieu of the interest rate provided in Sections 2.6(a) above) all Obligations shall bear interest, after as well as before judgment, at the Default Rate. If any overdue amount consists of all or part of Eurocurrency Rate Loans or Term SOFR Loans which became due on a day which was not the last day of an Interest Period relating to that Loan, (i) the first Interest Period for that overdue amount shall have a duration equal to the unexpired portion of the current Interest Period relating to that Loan; and (ii) the rate of interest applying to the overdue amount during that first Interest Period shall be the Default Rate.
2.7.    Determination of Rate. The Administrative Agent shall determine each interest rate applicable to the Eurocurrency Rate Loans, RFR Loans, and Reference Rate Loans hereunder. The Administrative Agent shall, upon request, give notice to the Initial Borrower and to the Lenders of each rate of interest so determined, and its determination thereof shall be conclusive and binding in the absence of manifest error.
2.8.    Use of Proceeds and Qualified Borrower Guaranties. The proceeds of the Loans shall be used solely for purposes (a) expressly permitted under the Constituent Documents of each Credit Party (including, but not limited to, using Tranche B Loans to refinance any Tranche A Loans) and (b) with respect to Loans under Tranche A, for which a Capital Call may be made to

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fund the repayment thereof; provided that, (i) the proceeds of any Loan under Tranche A shall not be used to fund Distributions or to repurchase any Investor’s Equity Interest in the Guarantor and
(ii) the proceeds of any Loan under Tranche B shall not be used to fund Distributions or to repurchase any Investor’s Equity Interest in the Guarantor in an aggregate amount in any fiscal quarter that is in excess of five percent (5%) of the Guarantor’s NAV. Neither the Lenders nor the Administrative Agent shall have any liability, obligation, or responsibility whatsoever with respect to the Borrowers’ use of the proceeds of the Loans or execution and delivery of the Qualified Borrower Guaranties, and neither the Lenders nor the Administrative Agent shall be obligated to determine whether or not the Borrowers’ use of the proceeds of the Loans are for purposes permitted under the Constituent Documents of any Credit Party. Nothing, including, without limitation, any Borrowing, or acceptance of any Qualified Borrower Guaranty or other document or instrument, shall be construed as a representation or warranty, express or implied, to any party by the Lenders or the Administrative Agent as to whether any investment by the Borrowers is permitted by the terms of the Constituent Documents of any Credit Party. Each Borrower agrees to respond promptly to any reasonable requests for information related to its use of Loan proceeds to the extent required by any Lender in connection with such Lender’s determination of its compliance with Section 23A of the Federal Reserve Act (12 U.S.C. § 371c) and the Federal Reserve Board’s Regulation W (12 C.F.R. Part 223). No Borrower shall to its actual knowledge use the proceeds of any Borrowing hereunder to purchase any asset or securities from any Lender’s “affiliate” as such term is defined in 12 C.F.R. Part 223. In connection with each Request for Borrowing hereunder, the applicable Borrower shall be deemed to have represented and warranted to the Administrative Agent on the date of such Borrowing that, to its actual knowledge, as of the date of the requested Borrowing, the proceeds of such Borrowing will not be used by such Borrower to, directly or indirectly, either (x) purchase any asset or securities from any Lender’s “affiliate” as such term is defined in 12 C.F.R. Part 223 or (y) invest in any fund sponsored by a Lender or such “affiliate” thereof.
2.9.    Fees. The Borrowers shall pay to the Administrative Agent fees in consideration of the arrangement and administration of the Commitments, which fees shall be payable in amounts and on the dates agreed to between the Initial Borrower and the Administrative Agent in the Fee Letter. The Borrowers will pay to the Administrative Agent and Lenders such other fees as are payable in the amount and on the date agreed to between the Initial Borrower and the Administrative Agent and Lenders in the Fee Letter.
2.10.    Commitment Fee. In addition to the payments provided for in any Fee Letter and in Section 3, (a) the Borrowers shall pay or cause to be paid to the Administrative Agent, for the account of each Lender, a commitment fee at the Tranche A Commitment Fee Rate per annum on the Tranche A Commitment of such Lender which was unused (through the extension of Loans), calculated on the basis of actual days elapsed in a year consisting of 360 days and payable quarterly in arrears on the fifth (5th) Business Day of each quarter and on the Maturity Date and (b) the Borrowers shall pay or cause to be paid to the Administrative Agent, for the account of each Lender, a commitment fee at the Tranche B Commitment Fee Rate per annum on the Tranche B Commitment of such Lender which was unused (through the extension of Loans), calculated on the basis of actual days elapsed in a year consisting of 360 days and payable quarterly in arrears on the fifth (5th) Business Day of each quarter and on the Maturity Date. For purposes of this Section 2.10, the fee shall be calculated on a daily basis. The Credit Parties and

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the Lenders acknowledge and agree that the unused commitment fees payable hereunder are bona fide unused

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commitment fees and are intended as reasonable compensation to the Lenders for committing to make funds available to the Borrowers as described herein and for no other purposes.
2.11.    Tranche B Make-Whole Fees. In the event that the unused portion of the Aggregate Tranche B Commitment exceeds 50% of the Aggregate Tranche B Commitment, determined in arrears on the first anniversary of the Closing Date and on each subsequent anniversary of the Closing Date for the prior one year period and calculated daily basis (on the basis of actual days elapsed in a year consisting of 360 days), the Borrowers shall pay to the Administrative Agent, for the account of each Lender, a make-whole fee (a “Tranche B Make-Whole Fee”) in an amount equal the difference between (a) the amount of interest and commitment fees that would have been payable to the Lenders under Tranche B for such one year period if the Borrowers had utilized 50% of the Aggregate Tranche B Commitment for such one year period and (b) the actual interest and commitment fees that were paid to the Lenders under Tranche B for such one year period. Each such Tranche B Make-Whole Fee (if any) shall be due and payable by the Borrowers to the Administrative Agent, for the account of the Lenders, within five (5) Business Days of each anniversary of the Closing Date (or such other date as may be agreed between the Administrative Agent and the Initial Borrower). If the Aggregate Tranche B Commitments have been terminated and the Loans under Tranche B have been repaid in full prior to such anniversary of the Closing Date, the Tranche B Make-Whole Fee shall be calculated on a pro-rated basis in arrears for such partial period and shall be due and payable by the Borrowers to the Administrative Agent, for the account of the Lenders, on the date the Aggregate Tranche B Commitments have been terminated and the Loans under Tranche B have been repaid in full (or such other date as may be agreed between the Administrative Agent and the Initial Borrower). The Credit Parties and the Lenders acknowledge and agree that the Tranche B Make-Whole Fees payable hereunder are bona fide fees and are intended as reasonable compensation to the Lenders for committing to make funds available to the Borrowers as described herein and for no other purposes.
2.12.    Increase in the Aggregate Tranche B Commitment.
(a)    Request for Increase. Provided there exists no Event of Default or Potential Default, and subject to compliance with the terms of this Section 2.12, with the consent of the Administrative Agent, such consent to be given in its sole and absolute discretion, the Initial Borrower may increase the Aggregate Tranche A Commitments and/or the Aggregate Tranche B Commitments by an additional amount up to $150,000,000 with respect to the Aggregate Tranche A Commitments and an additional amount up to $265,000,000 with respect to the Aggregate Tranche B Commitments; provided that that, after giving effect to such increase, (i) the total Aggregate Tranche A Commitments will not exceed $150,000,000, (ii) the total Aggregate Tranche B Commitments will not exceed $330,000,000 and (iii) the total Aggregate Commitment will not exceed $330,000,000. Such increase may be done in one or more requested increases, in
$10,000,000 increments, or such lesser amounts to be determined by the Administrative Agent in consultation with the Initial Borrower (each such increase shall be referred to herein as a “Facility Increase”); provided, upon receipt of any notice from the Initial Borrower with respect to a requested increase, the Administrative Agent shall promptly provide such notice to the existing Lenders with a Tranche A Commitment or Tranche B Commitment, as applicable, at such time and such notice constitute an invitation for each such existing Lender with a Tranche A Commitment or Tranche B Commitment, as applicable, to increase its Tranche A Commitment

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or Tranche B Commitment, as applicable, by its ratable share of the Facility Increase to the Aggregate

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Tranche A Commitment or Aggregate Tranche B Commitment, as applicable, so requested by the Initial Borrower. Each such existing Lender with a Tranche A Commitment or Tranche B Commitment, as applicable, acting in its sole discretion with no obligation to increase its Commitment, shall by written notice to the Administrative Agent, given within ten (10) Business Days following receipt of such increase request, advise the Administrative Agent whether such existing Lender agrees to all or any portion of such increase to its Tranche A Commitment or Tranche B Commitment, as applicable, in connection with the Facility Increase.
(b)    Effective Date. The Administrative Agent shall determine the effective date of any Facility Increase (the “Increase Effective Date”) which (unless otherwise agreed in writing by the Administrative Agent) shall be no less than ten (10) Business Days after receipt of a Facility Increase Request and shall notify the Initial Borrower and the Lenders of the Increase Effective Date. The Administrative Agent shall respond to each Facility Increase request within ten (10) Business Days from the date the Initial Borrower provides such request, in writing, delivered in accordance with the requirements specified herein.
(c)    Conditions to Effectiveness of Increase. The following are conditions precedent to such increase:
(i)    the Credit Parties shall deliver to Administrative Agent a Facility Increase Request and resolutions adopted by each Credit Party approving or consenting to such increase, certified by a Responsible Officer of the Credit Parties that such resolutions are true and correct copies thereof and are in full force and effect;
(ii)    on or prior to the proposed date of such Facility Increase, the Borrowers shall have (i) paid to the Administrative Agent the applicable Facility Increase Fee and (ii) paid to the Administrative Agent for the account of each Lender increasing its Commitment or providing a new Commitment in connection with the Facility Increase, such fees as have been agreed among the Initial Borrower, the Administrative Agent and such Lenders in connection with the Facility Increase;
(iii)    if required by any Lender participating in the Facility Increase, the Borrowers shall execute a replacement Note or a new Note payable to such Lender reflecting such Lender’s increased or new Tranche A Commitment or Tranche B Commitment, as applicable;
(iv)    as of the effective date of such increase and immediately after giving effect thereto, the representations and warranties set forth herein and in the other Loan Documents are true and correct in all material respects with the same force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); provided that if a representation or warranty is qualified as to materiality, with respect to such representation or warranty, the foregoing materiality qualifier shall be disregarded for the purposes of this condition;

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(v)    no Potential Default or Event of Default shall have occurred and be continuing immediately after giving effect to the Facility Increase;
(vi)    on the Increase Effective Date, (x) one or more existing Lenders with a Tranche A Commitment or Tranche B Commitment, as applicable, shall increase its applicable Commitment to support any Facility Increase, in its sole discretion, as set forth in Section 2.12(a) above and/or (y) to the extent the existing Lenders with a Tranche A Commitment or Tranche B Commitment, as applicable, do not agree to provide the full amount of the requested increase to the Aggregate Commitments, an additional Lender or Lenders shall have joined the Credit Facility in accordance with Section 12.11(g) with a Tranche A Commitment or Tranche B Commitment, as applicable, and, after giving effect thereto, the aggregate additional Commitments of such increasing and additional Lenders shall be at least equal to the amount of such Facility Increase, with any such allocations to be agreed between the Initial Borrower and the Administrative Agent; and
(vii)    the Borrowers shall have delivered to the Lenders a new or updated Beneficial Ownership Certification, as applicable, to the extent qualifying as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by the Administrative Agent at least three (3) Business Days prior to the Increase Effective Date.
For the avoidance of doubt, any Facility Increase will be on the same terms as contained herein with respect to Tranche A or Tranche B of the Credit Facility, as applicable. On any Increase Effective Date, Schedule II shall be automatically updated to reflect any corresponding increase in any Lender’s Commitment and/or the Commitment of any additional Lender. No Lender will be required to commit, nor shall any Lender have any preemptive right, to provide any portion of any Facility Increase.
(d)    Reallocation Following Facility Increase. On any Increase Effective Date with respect to any Facility Increase (whether pursuant to a new Lender joining the Credit Facility with a Commitment or an existing Lender increasing its Commitment), the Administrative Agent will reallocate the outstanding Loans made under Tranche A or Tranche B, as applicable, (including any Loans made by any new or increasing Lender pursuant to this Section 2.12) such that, after giving effect thereto, the ratio of each applicable Lender’s (including each new or increasing Lender’s) share of outstanding Loans under Tranche A or Tranche B, as applicable, to its share of the Aggregate Tranche A Commitments or Aggregate Tranche B Commitments, as applicable, is the same as that of each other Lender with a Tranche A Commitment or Tranche B Commitment, as applicable. For the avoidance of doubt, such reallocation may require the reallocation of Loans from an existing Lender to a new or increasing Lender. In connection with any such reallocation of the outstanding Loans, the (i) Administrative Agent will give advance notice sufficient to comply with the applicable timing period in Section 2.3 to each Lender which is required to fund any amount or receive any partial repayment in connection therewith and
(ii) applicable Lender or Lenders will fund such amounts up to their respective shares of the Loans being reallocated and the Administrative Agent shall remit to any applicable Lenders its

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applicable portion of such funded amount if necessary to give effect to the reallocation of such Loans. In

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connection with such repayment made with respect to such reallocation (to the extent such repayment is required), the Borrowers shall pay (i) all interest due on the amount repaid to the date of repayment on the immediately following Interest Payment Date and (ii) any amounts due pursuant to Section 4.6 as a result of such reallocation occurring on any date other than an Interest Payment Date.
2.13.    Extension of Stated Maturity Date.
(a)    Request for Extension. Provided there exists no Event of Default or Potential Default, and subject to compliance with the terms of this Section 2.13, the Initial Borrower shall have an option to extend the Tranche A Stated Maturity Date and/or the Tranche B Stated Maturity Date then in effect in minimum increments of six (6) months up to a maximum extension of twelve (12) months from the Tranche A Stated Maturity Date or the Tranche B State Maturity Date, as applicable, as in effect on the Closing Date, in each case, as elected by the Initial Borrower (such period, the “Extension Period” and each such extension, an “Extension ”). The extension of the Tranche A Stated Maturity Date or the Tranche B State Maturity Date pursuant to this Section 2.13 shall be in the sole discretion of each applicable Lender and no Lender will be required to extend the Tranche A Stated Maturity Date or the Tranche B State Maturity Date. In order to so request an extension of the Tranche A Stated Maturity Date or the Tranche B State Maturity Date, the Initial Borrower shall deliver an Extension Request with respect to the Tranche A Stated Maturity Date or the Tranche B State Maturity Date then in effect to the Administrative Agent not less than thirty (30) days, but not more than three (3) months, prior to the Tranche A Stated Maturity Date or the Tranche B State Maturity Date, as applicable, then in effect (which shall be promptly forwarded by the Administrative Agent to each Lender), which Extension Request from the Initial Borrower requests an extension to such Tranche A Stated Maturity Date or the Tranche B State Maturity Date for the applicable Extension Period.
(b)    Effective Date. If requested by the Initial Borrower pursuant to Section 2.13(a), the extension to the Stated Maturity Date pursuant to this Section 2.13 shall be effective on the existing Tranche A Stated Maturity Date and/or the existing Tranche B State Maturity Date, as applicable, (the “Extension Effective Date”) so long as the following conditions precedent shall have been satisfied on or prior to such date:
(i)    the Credit Parties shall deliver to Administrative Agent an Extension Request and resolutions adopted by each Credit Party approving or consenting to such requested extension, certified by a Responsible Officer of the Credit Parties that such resolutions are true and correct copies thereof and are in full force and effect;
(ii)    on or prior to the proposed date of such Extension, the Borrowers shall have paid to the Administrative Agent and each Lender the extension fees as agreed between the Administrative Agent and the Initial Borrower and the Lenders, as applicable, for such Extension;
(iii)    as of the effective date of such Extension and immediately after giving effect thereto, the representations and warranties set forth herein and in the other Loan Documents are true and correct in all material respects with the same

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force and effect as if made on and as of such date (except to the extent that such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date); provided that if a representation or warranty is qualified as to materiality, with respect to such representation or warranty, the foregoing materiality qualifier shall be disregarded for the purposes of this condition;
(iv)    no Potential Default or Event of Default shall have occurred and be continuing immediately after giving effect to the Extension;
(v)    each of the Lenders has obtained credit approval for, and the Lenders and Administrative Agent consent to, the Extension in their sole discretion; and
(vi)    the Borrowers shall have delivered to the Lenders a new or updated Beneficial Ownership Certification, as applicable, to the extent qualifying as a “legal entity customer” under the Beneficial Ownership Regulation, if so requested by the Administrative Agent at least three (3) Business Days prior to the Extension Effective Date.
(c)    Effect of Extension. On the Extension Effective Date, the Tranche A Stated Maturity Date and/or the existing Tranche B State Maturity Date, as applicable, shall be extended for the Extension Period.
Section 3.    PAYMENT OF OBLIGATIONS
3.1.    Revolving Credit Notes. Any Lender may request that its Loans be evidenced by a promissory note. In such event, each Borrower shall execute and deliver a Note or Notes in the form of Exhibit B (with blanks appropriately completed in conformity herewith), in favor of such requesting Lender. Each Borrower agrees, from time to time, upon the request of the Administrative Agent or any affected Lender, to reissue a new Note, in accordance with the terms and in the form heretofore provided, to the Administrative Agent or such affected Lender, in renewal of and substitution for the Note previously issued by such Borrower to the Administrative Agent or such affected Lender, and such previously issued Note shall be returned to such Borrower marked “Replaced” or “Cancelled”.
3.2.    Payment of Obligations. The Principal Obligations outstanding on the Maturity Date, together with all accrued but unpaid interest thereon and any other outstanding Obligations, shall be due and payable on the Maturity Date.
3.3.    Payment of Interest.
(a)    Interest. Interest on each Borrowing and any portion thereof shall commence to accrue in accordance with the terms of this Credit Agreement and the other Loan Documents as of the date of the disbursement or wire transfer of such Borrowing by the Administrative Agent, consistent with the provisions of Section 2.6, notwithstanding whether the Borrowers received the benefit of such Borrowing as of such date and even if such Borrowing is held in escrow pursuant to the terms of any escrow arrangement or agreement. When a Borrowing

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is disbursed by wire transfer pursuant to instructions received from the Borrowers in accordance with the related Request for Borrowing, then such Borrowing shall be considered made at the time of the transmission of the wire, rather than the time of receipt thereof by the receiving bank. With regard to the repayment of the Loans, interest shall continue to accrue on any amount repaid until such time as the repayment has been received in federal or other immediately available funds by the Administrative Agent in the Administrative Agent’s account described in Section 3.4, or any other account of the Administrative Agent which the Administrative Agent designates in writing to the Initial Borrower.
(b)    Interest Payment Dates. Accrued and unpaid interest on the Obligations shall be due and payable in arrears (i) on each Interest Payment Date and on the Maturity Date,
(ii) on each other date of any reduction of the outstanding principal amount of the Loans hereunder (including, without limitation, pursuant to Section 3.5), and (iii) upon the occurrence and during the continuance of an Event of Default, at any time upon demand by the Administrative Agent. The Administrative Agent shall deliver to the Initial Borrower a written invoice for such amounts of accrued and unpaid interest not less than two (2) Business Days prior to each Interest Payment Date. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
3.4.    Payments on the Obligations.
(a)    Credit Party Payments. All payments of principal of, and interest on, the Obligations under this Credit Agreement by any Credit Party to or for the account of the Lenders, or any of them, shall be made without condition or deduction or counterclaim, set-off, defense or recoupment by the Borrowers for receipt by the Administrative Agent before 5:00 p.m. in federal or other immediately available funds to the Administrative Agent at (i) for payments in Dollars, [*****], (ii) for payments in Euros, [*****] and (iii) for payments in Sterling, [*****], or, in each case, any other account of the Administrative Agent that the Administrative Agent designates in writing to the Initial Borrower. Funds received after 5:00 p.m. shall be treated for all purposes as having been received by the Administrative Agent on the first Business Day next following receipt of such funds. All payments shall be made in the currency of the related Borrowing.
(b)    Lender Payments. Except as provided in Sections 12.12, each Lender shall be entitled to receive its Pro Rata Share of each payment received by the Administrative Agent hereunder for the account of the Lenders on the Obligations. Each payment received by the Administrative Agent hereunder for the account of a Lender shall be promptly distributed by the Administrative Agent to such Lender. The Administrative Agent and each Lender hereby agree that payments to the Administrative Agent by the Borrowers of principal of, and interest on, the Obligations by the Borrowers to or for the account of the Lenders in accordance with the terms of this Credit Agreement, the Notes and the other Loan Documents shall constitute satisfaction of the Borrowers’ obligations with respect to any such payments, and the Administrative Agent shall

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indemnify, and each Lender shall hold harmless, the Borrowers from any claims asserted by any Lender in connection with the Administrative Agent’s duty to distribute and apportion such payments to the Lenders in accordance with this Section 3.4.
(c)    Application of Payments. So long as no Event of Default has occurred and is continuing, all payments made on the Obligations shall be applied as directed by the Initial Borrower. At all times when an Event of Default has occurred and is continuing, all payments made on the Obligations shall be credited, to the extent of the amount thereof, in the following manner: (i) first, against all costs, expenses and other fees (including attorneys’ fees) arising under the terms hereof; (ii) second, against the amount of interest accrued and unpaid on the Obligations as of the date of such payment; (iii) third, against all principal due and owing on the Obligations as of the date of such payment; and (iv) fourth, to all other amounts constituting any portion of the Obligations.
3.5.    Prepayments.
(a)    Voluntary Prepayments. The Initial Borrower may, upon written notice to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty on any Business Day; provided that: (i) such notice must be received by the Administrative Agent not later than 5:00 p.m. two (2) Business Days prior to any date of prepayment (or, in each case, such shorter time period as may be agreed by the Administrative Agent in its sole discretion) and (ii) any prepayment of Loans shall be in a principal amount of $1,000,000 or a whole multiple of $100,000 in excess thereof (or the Dollar Equivalent thereof) or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date (which shall be a Business Day) and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Pro Rata Share of such prepayment. If such notice is given by the Initial Borrower, the Borrowers shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 4. Subject to Section 4, the Administrative Agent shall deliver to the Initial Borrower a written invoice for such amounts of accrued interest and additional amounts required pursuant to Section 4 (if any) not less than one (1) Business Day prior to the date of any prepayment pursuant to this Section 3.5(a). Each such prepayment shall be applied to the Obligations held by each Lender in accordance with its respective Pro Rata Share thereof.
(b)    Mandatory Prepayments.
(i)    Tranche A Excess. If on any day the Dollar Equivalent of the Principal Obligations of the Loans outstanding under Tranche A exceed the Tranche A Available Commitment, then the Borrowers shall, upon the earlier of:
(x) written notice thereof given by the Administrative Agent to the Initial Borrower or (y) any Responsible Officer of a Credit Party obtaining knowledge thereof (1) pay without further demand such excess (the amount of any such excess, the “Tranche A Excess”) to the Administrative Agent, for the benefit of the Lenders, in immediately available funds, by the Required Payment Time or (2) to the extent any portion of the Tranche B Available Commitment is unused as of such date

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through the extension of Loans under Tranche B, the Initial Borrower may elect by written notice to the Administrative Agent by the Required Payment Time to have the Administrative Agent re-classify the Tranche A Excess of the Principal Obligations outstanding under Tranche A as Principal Obligations outstanding under Tranche B and such Principal Obligations shall be treated as Tranche B Principal Obligations in all respects for the purposes of the Loan Documents (including with respect to the Applicable Margin) but only to the extent of the amount of the Tranche B Available Commitment which is unused as of such date. Each Credit Party and the Investment Manager hereby agrees that the Administrative Agent may withdraw from any Collateral Account any funds deposited therein and apply the same to the outstanding Principal Obligations until such time as the payment obligations of this Section 3.5(b) have been satisfied in full.
(ii)    Tranche B Excess. If on any day the Dollar Equivalent of the Principal Obligations of the Loans outstanding under Tranche B exceed the Tranche B Available Commitment, then the Borrowers shall, upon the earlier of: (x) written notice thereof given by the Administrative Agent to the Initial Borrower or (y) any Responsible Officer of a Credit Party obtaining knowledge thereof, pay without further demand such excess to the Administrative Agent, for the benefit of the Lenders, in immediately available funds, by the Required Payment Time. Each Credit Party and the Investment Manager hereby agrees that the Administrative Agent may withdraw from any Collateral Account any funds deposited therein and apply the same to the outstanding Principal Obligations until such time as the payment obligations of this Section 3.5(b) have been satisfied in full.
(iii)    Change of Control; Key Person Event. If any Change of Control or Key Person Event shall have occurred, unless waived by or consented to by the Administrative Agent and the Required Lenders, then the Borrowers shall, upon the earlier of: (x) written notice thereof given by the Administrative Agent to the Initial Borrower or (y) any Responsible Officer of a Credit Party obtaining knowledge thereof, repay the Principal Obligations then outstanding, together with all accrued but unpaid interest thereon and any other outstanding Obligations then outstanding, in full, without further demand, to the Administrative Agent, for the benefit of the Lenders, in immediately available funds, by the Required Payment Time. Each Credit Party and the Investment Manager hereby agrees that the Administrative Agent may withdraw from any Collateral Account any funds deposited therein and apply the same to the outstanding Obligations until such time as the payment obligations of this Section 3.5(b)(iii) have been satisfied in full.
(iv)    IVZ Investor Final Closing Date Event. If the IVZ Investor Final Closing Date Event shall have occurred, then the Borrowers shall repay the Principal Obligations then outstanding under Tranche A, together with all accrued but unpaid interest thereon and any other outstanding Obligations then outstanding under Tranche A, in full, without further demand, to the Administrative Agent, for the benefit of the Lenders under Tranche A, in

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immediately available funds, by the Required Payment Time. Each Credit Party and the Investment Manager hereby

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agrees that the Administrative Agent may withdraw from any Collateral Account any funds deposited therein and apply the same to the outstanding Obligations under Tranche A until such time as the payment obligations of this Section 3.5(b)(iv) have been satisfied in full.
(v)    Guarantor Repurchase Event. If the Repurchase Trigger Event shall have occurred, then the Borrowers shall repay the Principal Obligations then outstanding under Tranche B, together with all accrued but unpaid interest thereon and any other outstanding Obligations then outstanding under Tranche B, in full, without further demand, to the Administrative Agent, for the benefit of the Lenders under Tranche B, in immediately available funds, by the Required Payment Time. Each Credit Party and the Investment Manager hereby agrees that the Administrative Agent may withdraw from any Collateral Account any funds deposited therein and apply the same to the outstanding Obligations under Tranche B until such time as the payment obligations of this Section 3.5(b)(v) have been satisfied in full.
(vi)    Tranche A Rating Downgrade. If the Rating of Invesco, Ltd., the parent of the IVZ Investor, has been downgraded two or more notches, in aggregate, by any of S&P, Moody’s or Fitch from the Rating of Invesco, Ltd. by S&P, Moody’s or Fitch, as applicable, on the Closing Date, then the then the Borrowers shall, upon the earlier of: (x) written notice thereof given by the Administrative Agent to the Initial Borrower or (y) any Responsible Officer of a Credit Party obtaining knowledge thereof, pay without further demand all amounts outstanding under the Tranche A Commitment to the Administrative Agent, for the benefit of the Lenders, in immediately available funds, by the Required Payment Time. Each Credit Party and the Investment Manager hereby agrees that the Administrative Agent may withdraw from any Collateral Account any funds deposited therein and apply the same to the outstanding Principal Obligations until such time as the payment obligations of this Section 3.5(b) have been satisfied in full.
3.6.    Reduction or Early Termination of Commitments. So long as no Request for Borrowing is outstanding, the Initial Borrower may terminate in whole or in part the Aggregate Tranche A Commitment and/or the Aggregate Tranche B Commitment, by giving prior irrevocable written notice to the Administrative Agent of such termination or reduction three (3) Business Days prior to the effective date of such termination or reduction (which date shall be specified by the Initial Borrower in such notice and shall be a Business Day): (i) in the case of complete termination of the Aggregate Commitments, upon prepayment of all of the outstanding Obligations, including, without limitation, all interest accrued thereon, in accordance with the terms of Section 3.3; or (ii) in the case of a reduction of the Aggregate Tranche A Commitment, upon prepayment of the amount by which the Dollar Equivalent of the Principal Obligations under Tranche A exceed the reduced Aggregate Tranche A Commitment resulting from such reduction, including, without limitation, payment of all interest accrued thereon, in accordance with the terms of Section 3.3 and (iii) in the case of a reduction of the Aggregate Tranche B Commitment, upon prepayment of the amount by which the Dollar Equivalent of the Principal Obligations under Tranche B exceed the reduced Aggregate Tranche B Commitment resulting from such reduction, including, without limitation, payment of all interest accrued thereon, in accordance with the terms

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of Section 3.3. Notwithstanding the foregoing: (x) any reduction of the Aggregate Tranche A Commitment or the Aggregate Tranche B Commitment shall be in an amount equal to $10,000,000 or multiples thereof; and (y) in no event shall a reduction by the Initial Borrower reduce the Aggregate Tranche A Commitment or the Aggregate Tranche B Commitment to less than
$25,000,000 (except for a termination of all the Aggregate Tranche A Commitments or the Aggregate Tranche B Commitments). Promptly after receipt of any notice of reduction or termination, the Administrative Agent shall notify each Lender of the same. Any reduction of the Aggregate Commitments, Aggregate Tranche A Commitments or the Aggregate Tranche B Commitments shall apply to the applicable Lenders according to their Pro Rata Share therein.
3.7.    Lending Office. Each Lender may: (a) designate its principal office or a branch, subsidiary or Affiliate of such Lender as its Lending Office (and the office to whose accounts payments are to be credited) for any Loan and (b) change its Lending Office from time to time by notice to the Administrative Agent and the Initial Borrower, so long as such change does not require the Borrowers to pay any additional costs pursuant to Section 4.1 or 4.6. In such event, the Administrative Agent shall continue to hold the Note, if any, evidencing the Loans attributable to such Lender for the benefit and account of such branch, subsidiary or Affiliate. Each Lender shall be entitled to fund all or any portion of its Commitment in any manner it deems appropriate, consistent with the provisions of Section 2.5.
Section 4. CHANGE IN CIRCUMSTANCES
4.1.    Taxes.
(a)    Defined Terms. For purposes of this Section 4.1, the term “Applicable Law” includes FATCA.
(b)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Credit Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by Applicable Law. If any Applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then (i) the applicable Withholding Agent shall be entitled to make such deduction or withholding, (ii) the applicable Withholding Agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with Applicable Law, and (iii) if such Tax is an Indemnified Tax, then the sum payable by the applicable Credit Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 4.1) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
(c)    Payment of Other Taxes by the Credit Parties. Without duplication of amounts payable under Section 4.1(b), the Credit Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

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(d)    Indemnification by the Credit Parties. Without duplication of amounts payable under Section 4.1(b) or (c), the Credit Parties shall jointly and severally indemnify each Recipient, within ten (10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 4.1) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Credit Parties by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error. Notwithstanding anything to the contrary contained in this Section, the Credit Parties shall not be required to indemnify the Administrative Agent, any Lender pursuant to this Section for any penalties, interest or expenses incurred more than 180 days after the date that the Administrative Agent, such Lender receives notice of such Indemnified Tax or Other Tax from the relevant Governmental Authority; provided, however, that if the Indemnified Tax or Other Tax giving rise to such indemnification claim is imposed retroactively, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)    Indemnification by the Lenders. Without prejudice to, or duplication of, Section 11.7, each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (x) any Indemnified Taxes attributable to such Lender (but only to the extent that any Credit Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Credit Parties to do so), (y) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 12.11(e) relating to the maintenance of a Participant Register and (z) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under this Credit Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 4.1(e).
(f)    Evidence of Payments. As soon as practicable after any payment of Taxes by a Credit Party to a Governmental Authority pursuant to this Section 4.1, such Credit Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(g)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Initial Borrower and the Administrative Agent, at the time or times reasonably requested by the Initial Borrower or the Administrative Agent, such

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properly completed and executed documentation reasonably requested by the Initial Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Initial Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by the Initial Borrower or the Administrative Agent as will enable the Initial Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 4.1(g)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing,
(A)    any Lender that is a U.S. Person shall deliver to the Initial Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Initial Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Initial Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Initial Borrower or the Administrative Agent), whichever of the following is applicable:
(i)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form

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W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(ii)    executed copies of IRS Form W-8ECI;
(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate substantially in the form of Exhibit Q-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code (a “U.S. Tax Compliance Certificate”) and
(y) executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or
(iv)    to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax
Compliance Certificate substantially in the form of Exhibit Q-2 or Exhibit Q-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit Q-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Initial Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Initial Borrower or the Administrative Agent), executed copies of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding

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Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Initial Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Internal Revenue Code, as applicable), such Lender shall deliver to the Initial Borrower and the Administrative Agent at the time or times prescribed by Applicable Law and at such time or times reasonably requested by the Initial Borrower or the Administrative Agent such documentation prescribed by Applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Internal Revenue Code) and such additional documentation reasonably requested by the Initial Borrower or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this Section 4.1(g)(ii)(D), “FATCA” shall include any amendments made to FATCA after the Closing Date.
(E)    If the Administrative Agent is a U.S. Person, it shall deliver to the Initial Borrower on or prior to the date on which it becomes the Administrative Agent under this Credit Agreement two duly completed copies of IRS Form W-9. If the Administrative Agent is not a U.S. Person, it shall provide to the Initial Borrower on or prior to the date on which it becomes the Administrative Agent under this Credit Agreement (and from time to time thereafter upon the reasonable request of the Initial Borrower): (A) two duly executed copies of IRS Form W-8ECI or IRS Form W-8BEN-E, as applicable, with respect to any amounts payable to the Administrative Agent for its own account, and (B) two duly executed copies of IRS Form W-8IMY with respect to any amounts payable to the Administrative Agent for the account of others, certifying either that it is (i) a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business within the United States and that it is using

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such form as evidence of its agreement with the Initial Borrower to be treated as a U.S. Person with respect to such payments (and the Borrowers and the Administrative Agent agree to so treat the Administrative Agent as a U.S. Person with respect to such payments as contemplated by Section 1.1441-1(b)(2)(iv) of the United States Treasury Regulations) or (ii) a “Qualified Intermediary” for U.S. federal withholding Tax purposes, which has assumed primary withholding responsibility under Chapters 3 and 4 of the Internal Revenue Code and primary Form 1099 reporting and backup withholding responsibility, in each case, with the effect that the Borrowers can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States.
Each Recipient agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Initial Borrower and the Administrative Agent in writing of its legal inability to do so.
(h)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 4.1 (including by the payment of additional amounts pursuant to this Section 4.1), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 4.1 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 4.1(h) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 4.1(h), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 4.1(h) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 4.1(h) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(i)    Survival. Each party’s obligations under this Section 4.1 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.

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4.2.    Illegality. If, in any applicable jurisdiction, it becomes unlawful for any Lender to perform any of its obligations as contemplated by this Credit Agreement or to fund or maintain its participation in any Loan or it becomes unlawful for any Affiliate of a Lender for that Lender to do so: (i) that Lender shall promptly notify the Administrative Agent upon becoming aware of that event; (ii) upon the Administrative Agent notifying the Initial Borrower, the Commitment of that Lender that was unused (through the extension of Loans) will be immediately cancelled; and
(iii) the Borrowers shall repay that Lender’s participation in such Loans made to or for the benefit of the Borrowers on the last day of the Interest Period for each Loan occurring after the Administrative Agent has notified the Initial Borrower or, if earlier, the date specified by the Lender in the notice delivered to the Administrative Agent (being no earlier than the last day of any applicable grace period permitted by law) and that Lender’s corresponding Commitment shall be immediately cancelled in the amount of the participations repaid.
4.3.    Inability to Determine Rates. With respect to any RFR Loan, subject to Section 4.4, if:
(a)    the Administrative Agent determines in its reasonable discretion (which determination shall be conclusive and binding absent manifest error) that:
(i)    (A) if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Daily Simple RFR” cannot be determined pursuant to the definition thereof or (B) if Term SOFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, “Term SOFR” for the applicable Interest Period cannot be determined pursuant to the definition thereof on or prior to the first day of such Interest Period; or
(ii)    with respect to any such Loan denominated in an Alternative Currency, a fundamental change has occurred in the foreign exchange markets with respect to such Alternative Currency (including changes in national or international financial, political or economic conditions or currency exchange rates or exchange controls);
(b)    with respect to any Eurocurrency Rate Loan or any request therefor or a conversion thereto or a continuation thereof, the Administrative Agent determines in its reasonable discretion (which determination shall be conclusive and binding absent manifest error) that deposits in the applicable Currency are not being offered to banks in the applicable offshore interbank market for the applicable Currency, amount or Interest Period of such Eurocurrency Rate Loan; or
(c)    if Daily Simple RFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Daily Simple RFR does not adequately and fairly reflect the cost to the Lenders of making or maintaining such Loans or if Term SOFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or

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other amounts, Term SOFR does not adequately and fairly reflect the cost to the Lenders of making or maintaining such Loan during the applicable Interest Period, then, in each case, the Administrative Agent will promptly so notify the Initial Borrower and each applicable Lender. Upon notice thereof by the Administrative Agent to the Initial Borrower, any obligation of the Lenders to make RFR Loans in each such affected Currency, and any right of the Borrowers to convert any Loan in each such Currency (if applicable) to or continue any Loan as an RFR Loan in each such Currency, shall be suspended (to the extent of the affected RFR Loans or, in the case of Term SOFR Loans, the affected Interest Periods) until the Administrative Agent revokes such notice. Upon receipt of such notice, (A) the Borrowers may revoke any pending request for a borrowing of, conversion to or continuation of RFR Loans or Eurocurrency Rate Loans in each such affected Currency (to the extent of the affected RFR Loans or Eurocurrency Rate Loans or, in the case of Term SOFR Loans or Eurocurrency Rate Loans, the affected Interest Periods) or, failing that, (I) in the case of any request for an affected RFR Borrowing in Dollars, the applicable Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Reference Rate Loans in the amount specified therein and (II) in the case of any request for an affected RFR Borrowing or Eurocurrency Rate Borrowing in an Alternative Currency, then such request shall be ineffective and (B)(I) any outstanding affected Term SOFR Loans will be deemed to have been converted into Reference Rate Loans at the end of the applicable Interest Period and (II) any outstanding affected Loans denominated in an Alternative Currency, at the applicable Borrower’s election, shall either (a) be converted into Reference Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (b) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that if no election is made by such Borrower by the date that is the earlier of (x) three Business Days after receipt by the Initial Borrower of such notice or (y) with respect to a Eurocurrency Rate Loan, the last day of the current Interest Period, the applicable Borrower shall be deemed to have elected clause (1) above. Upon any such prepayment or conversion, the Borrowers shall also pay accrued interest (except with respect to any prepayment or conversion of a Daily Simple RFR Loan) on the amount so prepaid or converted, if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on Reference Rate Loans shall be determined by the Administrative Agent without reference to clause (c) of the definition of “Reference Rate” until the Administrative Agent revokes such determination.
4.4.    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of any Benchmark, then, such Benchmark Replacement will replace such Benchmark for such Currency for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Credit Agreement or any other Loan Document so long as the Administrative Agent has

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not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders.
(b)    Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent (in consultation with the Initial Borrower) will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Initial Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Initial Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 4.4(d) and (y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 4.4, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Credit Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 4.4.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if any then-current Benchmark is a term rate (including the Term SOFR Reference Rate or EURIBOR) and either (A) any tenor for such Benchmark for such Currency is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark for such Currency is not representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings for such Currency at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark for such Currency (including a Benchmark Replacement) or (B) is not subject to an announcement that it is not or will not be representative for a Benchmark for such Currency (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark for such Currency settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. Upon the Initial Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to a given Benchmark, (i) the applicable Borrower may revoke any pending request for an RFR Borrowing

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of, conversion to or continuation of RFR Loans, or a Eurocurrency Rate Borrowing of, conversion to or continuation of Eurocurrency Rate Loans, in each case, to be made, converted or continued during any Benchmark Unavailability Period denominated in the applicable Currency and, failing that, (A) in the case of any request for any affected Term SOFR Borrowing, if applicable, the applicable Borrower Party will be deemed to have converted any such request into a request for a Reference Rate Borrowing or conversion to Reference Rate Loans in the amount specified therein and (B) in the case of any request for any affected RFR Borrowing or Eurocurrency Rate Borrowing, in each case, in an Alternative Currency, if applicable, then such request shall be ineffective and (ii)(A) any outstanding affected Term SOFR Loans, if applicable, will be deemed to have been converted into Reference Rate Loans at the end of the applicable Interest Period and
(B) any outstanding affected RFR Loans or Eurocurrency Rate Loans, in each case, denominated in an Alternative Currency, at such Borrower’s election, shall either (I) be converted into Reference Rate Loans denominated in Dollars (in an amount equal to the Dollar Equivalent of such Alternative Currency) immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period or (II) be prepaid in full immediately or, in the case of Eurocurrency Rate Loans, at the end of the applicable Interest Period; provided that, with respect to any Daily Simple RFR Loan, if no election is made by the applicable Borrower by the date that is three (3) Business Days after receipt by the Initial Borrower of such notice, such Borrower shall be deemed to have elected clause (I) above; provided, further that, with respect to any Eurocurrency Rate Loan, if no election is made by the applicable Borrower by the earlier of (x) the date that is three
(3) Business Days after receipt by the Initial Borrower of such notice and (y) the last day of the current Interest Period for the applicable Eurocurrency Rate Loan, such Borrower shall be deemed to have elected clause (I) above. During a Benchmark Unavailability Period with respect to any Benchmark or at any time that a tenor for any then-current Benchmark is not an Available Tenor, the component of Reference Rate based upon the then-current Benchmark that is the subject of such Benchmark Unavailability Period or such tenor for such Benchmark, as applicable, will not be used in any determination of Reference Rate.
4.5.    Increased Cost and Capital Adequacy.
(a)    Increased Costs Generally. If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve (including pursuant to regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, special, supplemental or other marginal reserve requirement) with respect to eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D, as amended and in effect from time to time)), special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or advances, loans or other credit extended or participated in by, any Lender;
(ii)    subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

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(iii)    impose on any Lender or any applicable interbank market any other condition, cost or expense (other than Taxes) affecting this Credit Agreement or Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to reduce the amount of any sum received or receivable by such Lender or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon written request of such Lender or other Recipient, the Borrowers shall promptly pay to, and each Borrower hereby agrees to indemnify, any such Lender or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.
(b)    Capital Requirements. If any Lender determines that any Change in Law affecting such Lender or any Lending Office of such Lender or such Lender’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Credit Agreement, the Commitment of such Lender or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time upon written request of such Lender, the Borrowers shall promptly pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    Certificates for Reimbursement. A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender as specified in Section 4.5(a) or Section 4.5(b) and delivered to the Initial Borrower, shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate by the Required Payment Time.
(d)    Delay in Requests. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 4 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section 4 for any increased costs incurred or reductions suffered more than nine (9) months prior to the date that such Lender notifies the Initial Borrower of the Change in Law giving rise to such increased costs or reductions, and of such Lender’s intention to claim compensation therefor (except that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the nine (9) month period referred to above shall be extended to include the period of retroactive effect thereof).
4.6.    Funding Losses. Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrowers shall promptly pay the Administrative Agent for the account of such Lender, such amount or amounts as shall compensate such Lender for, and hold such Lender harmless from, any loss (but not lost profits), cost or expense incurred by such Lender in obtaining, liquidating or employing deposits or other funds from third parties as a result of

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(a) any failure or refusal of a Borrower (for any reasons whatsoever other than a default by the Administrative Agent or any Lender) to accept a Loan after such Borrower shall have requested such Loan under this Credit Agreement, (b) any prepayment or other payment of a Term SOFR Loan or Eurocurrency Rate Loan on a day other than the last day of the Interest Period applicable to such Loan, (c) any other prepayment of a Loan that is otherwise not made in compliance with the provisions of this Credit Agreement, or (d) the failure of the Borrowers to make a prepayment of a Loan after giving notice under this Credit Agreement, that such prepayment will be made.
4.7.    Requests for Compensation. If requested by the Initial Borrower in connection with any demand for payment pursuant to this Section 4 (other than Section 4.1), a Lender shall provide to the Initial Borrower, with a copy to the Administrative Agent, a certificate setting forth in reasonable detail the basis for such demand, the amount required to be paid by the Borrowers to such Lender and the computations made by such Lender to determine such amount, such certificate to be conclusive and binding in the absence of manifest error. Any such amount payable by the Borrowers shall not be duplicative of any amounts (a) previously paid under this Section 4, or (b) included in the calculation of Reference Rate.
4.8.    Survival. Without prejudice to the survival of any other agreement of the Borrowers hereunder, all of the Borrowers’ obligations under this Section 4 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Credit Agreement or any provision hereof. Each Lender shall notify the Initial Borrower of any event occurring after the termination of this Credit Agreement entitling such Lender to compensation under this Section 4 as promptly as practicable.
4.9.    Mitigation Obligations; Replacement of Lenders.
(a)    Designation of a Different Lending Office. If any Lender requests compensation under Section 4.5, or requires any Borrower to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, then such Lender shall, at the request of the Initial Borrower, use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 4.5 or Section 4.1, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    Replacement of Lenders. If any Lender requests compensation under Section 4.5, or if any Borrower is required to pay additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 4.1, and, in each case, such Lender has declined or is unable to designate a different Lending Office in accordance with Section 4.9(a), or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Initial Borrower may, at its sole expense and effort, so long as no Event of Default or Potential Default has occurred and is continuing, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the

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restrictions contained in, and consents required by, Section 12.11), all of its interests, rights (other than its existing rights to payments pursuant to Section 4.5 or Section 4.1) and obligations under this Credit Agreement and the related Loan Documents to an Eligible Assignee that shall assume such obligations (which Assignee may be another Lender, if a Lender accepts such assignment); provided that:
(i)    the Borrowers shall have paid to the Administrative Agent the assignment fee (if any) specified in Section 12.11;
(ii)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents (including any amounts under this Section 4) from the Assignee (to the extent of such outstanding principal) or the Borrowers (in the case of accrued interest, fees and all other amounts);
(iii)    in the case of any such assignment resulting from a claim for compensation under Section 4.5 or payments required to be made pursuant to Section 4.1, such assignment will result in a reduction in such compensation or payments thereafter;
(iv)    such assignment does not conflict with Applicable Law; and
(v)    in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable Assignee shall have consented to the applicable amendment, waiver or consent.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrowers to require such assignment and delegation cease to apply.
Section 5.    SECURITY
5.1.    Liens.
(a)    Liens and Security Interest. To secure performance by the Borrowers of the payment and the performance of the Obligations, the Credit Parties and the Investment Manager, each to the extent of their respective interests therein, shall grant to the Administrative Agent, for the benefit of each of the Secured Parties, a first priority, exclusive, perfected security interest and Lien (subject to permitted Liens) in and on the Collateral pursuant to the Guarantor Security Agreement, the related financing statements, the Collateral Account Pledges and the other related documents.
(b)    Reliance. Each Borrower and the Guarantor each agree that the Administrative Agent and each Lender has entered into this Credit Agreement, extended credit hereunder and at the time of each Loan will make such Loan in reasonable reliance on the obligations of the Investors to fund their respective Capital Commitments as shown in their

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Subscription Agreements delivered in connection herewith and accordingly, it is the intent of the parties that such Capital Commitments may be enforced by the Administrative Agent, on behalf of the Lenders and other Secured Parties, pursuant to the terms of the Loan Documents, directly against the Investors without further action by any Credit Party and notwithstanding any compromise of any such Capital Commitment by any Credit Party, as applicable, after the Closing Date, as provided for in the applicable Investor Letter. The Administrative Agent acknowledges that the Collateral does not include a security interest in any Investor’s Equity Interest in the Guarantor or, to the extent applicable, any Investor’s Equity Interest in any Borrower or in any Portfolio Asset.
The security agreements, financing statements, assignments, collateral assignments and any other documents and instruments from time to time executed and delivered pursuant to this Credit Agreement to grant, perfect and continue a Lien in the Collateral, including without limitation the Guarantor Security Agreement, the Collateral Account Pledges and the Control Agreements, and any documents or instruments amending or supplementing the same, shall be collectively referred to herein as the “Collateral Documents.”
5.2.    The Collateral Accounts; Capital Calls.
(a)    The Collateral Accounts. In order to secure further the payment and the performance of the Obligations and to effect and facilitate the rights of the Secured Parties (i) the Initial Borrower and the Investment Manager shall cause proceeds of Portfolio Assets (A) after giving effect to any amounts due and payable under the applicable Leverage Facility, to be wire-transferred directly from the account pledged to the lender under the applicable Leverage Facility within two (2) Business Days, or (B) if there is not a Leverage Facility in place with respect to a Portfolio Asset, to be wire-transferred directly to the Investment Distribution Account; (ii) the Guarantor shall require that the Guarantor’s Investors wire transfer to the Guarantor’s Capital Contribution Account all monies or sums paid or to be paid by the Guarantor’s Investors pursuant to Capital Calls. In addition (x) the Initial Borrower and the Investment Manager, as applicable, shall promptly deposit into the applicable Investment Distribution Account any payments and monies that it receives directly in connection with proceeds of Portfolio Assets and (y) the Guarantor shall promptly, after receipt, deposit in the applicable Capital Contribution Account any payments and monies that the Guarantor receives directly in connection from its Investors as Capital Contributions.
(b)    Use of the Collateral Accounts. The Credit Parties and the Investment Manager may withdraw funds from the Collateral Accounts only in compliance with Section 9.18. Upon the occurrence and during the continuance of a Cash Control Event, the Administrative Agent is authorized to take exclusive control of the Collateral Accounts. If the applicable Account Bank with respect to any Collateral Account ceases to be an Eligible Institution, the Initial Borrower, the Guarantor or the Investment Manager, as applicable, shall have thirty (30) days (or such longer period as may be approved by the Required Lenders) following notice from the Administrative Agent to move the applicable Collateral Account to a replacement Account Bank that is an Eligible Institution. If an Account Bank terminates a Control Agreement, the Initial Borrower, the Guarantor or the Investment Manager, as applicable, shall open a new capital contribution account that is subject to a new Control Agreement with a replacement Account Bank within thirty (30) days (or such longer period as may be approved by the Required Lenders) of the

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earlier of (i) such termination and (ii) the terminating Account Bank providing notice of its intent to terminate such Control Agreement.
(c)    No Duty. Notwithstanding anything to the contrary herein contained, it is expressly understood and agreed that neither the Administrative Agent nor any other Secured Party undertakes any duties, responsibilities, or liabilities with respect to the Capital Calls issued by the Guarantor or with respect to the Portfolio Assets (except that the Administrative Agent will comply with the provisions of the Guarantor Constituent Documents, applicable Subscription Agreement and the applicable Investor Letter (if applicable) with respect to timing and the provision of written notice, and with the requirements for making Capital Calls pursuant to the Loan Documents). None of them shall be required to refer to the Constituent Documents of any Credit Party, or a Subscription Agreement or any Side Letter or Investor Letter, or take any other action with respect to any other matter that might arise in connection with the Constituent Documents of any Credit Party, a Subscription Agreement, a Side Letter, an Investor Letter or any Capital Call (except with respect to those Capital Calls made by the Administrative Agent, which shall comply with the provisions of each the Guarantor Constituent Documents and related Subscription Agreement, Side Letter and Investor Letter (if applicable) with respect to the issuance of Capital Calls, including with respect to timing, the provision of written notice and other requirements for making Capital Calls and with the Loan Documents). None of them shall have any duty to determine or inquire into any happening or occurrence or any performance or failure of performance of any Credit Party or any of the Investors. None of them shall have any duty to inquire into the use, purpose, or reasons for the making of any Capital Call by any Credit Party or the Portfolio Asset or use of the proceeds thereof.
(d)    Capital Calls and Disbursements from Collateral Accounts. The Guarantor will issue Capital Calls at such times as are necessary in order to ensure the timely payment of the Obligations hereunder. Each Credit Party and the Investment Manager hereby irrevocably authorizes and directs the Secured Parties, acting through the Administrative Agent, during the occurrence and continuance of any Event of Default, to charge from time to time the Collateral Accounts, and any other accounts of any Credit Party or the Investment Manager maintained at any Secured Party, for amounts not paid when due (after the passage of any applicable grace period) to the Secured Parties or any of them hereunder and under the other Loan Documents; provided that promptly after any disbursement of funds from any such account to the Secured Parties, as contemplated in this Section 5.2(d), the Administrative Agent shall deliver a written notice of such disbursement to the Initial Borrower.
(e)    No Representations. Neither the Administrative Agent nor any Secured Party shall be deemed to make at any time any representation or warranty as to the validity of any Capital Call nor shall the Administrative Agent or the Secured Parties be accountable for any Borrower Party’s use of the proceeds of any Capital Contribution.
5.3.    Agreement to Deliver Additional Collateral Documents. The Credit Parties and the Investment Manager shall deliver such security agreements, financing statements, assignments, and other collateral documents (all of which shall be deemed part of the Collateral Documents), in form and substance satisfactory to the Administrative Agent, as the Administrative Agent acting on behalf of the Secured Parties may request from time to time for the purpose of granting to, or maintaining or perfecting in favor of the Secured Parties, first priority security interests in the

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Collateral (subject to Permitted Liens), together with other assurances of the enforceability and first priority of the Secured Parties’ Liens (subject to Permitted Liens) and assurances of due recording and documentation of the Collateral Documents or copies thereof, as the Administrative Agent may reasonably require to avoid material impairment of the first priority Liens and security interests granted or purported to be granted in accordance with this Section 5; provided that, such documentation shall not be considered reasonable if such documentation is generally inconsistent with the Collateral Documents delivered on the Closing Date (taking into account necessary changes to accommodate fund structure, legal requirements or legal developments).
5.4.    Subordination. During the continuance of a Cash Control Event, no Credit Party shall (and with respect to the Investment Distribution Account, the Investment Manager shall not) make any payments or advances of any kind, directly or indirectly, on any debts and liabilities to any other Credit Party, any Investor or the Investment Manager whether now existing or hereafter arising and whether direct, indirect, several, joint and several, or otherwise, and howsoever evidenced or created (collectively, the “Other Claims”); provided that, other than during any Event of Default pursuant to Section 10.1(a), (h) or (i), (x) the Borrower General Partner or other respective general partner, as applicable, and its affiliates (including the Investment Manager) shall be entitled to receive management fees then due and payable (not any incentive fees, carried interest., etc.) payable under the Guarantor Constituent Documents, the Borrower’s Partnership Agreement or the Management Agreement and (y) each Credit Party shall have the right to make distributions or pay dividends in the ordinary course (which shall include the Investment Manager acting with respect to the Investment Distribution Account) (i) in order to ensure that the Guarantor continues to qualify as a REIT (ii) to the extent permitted under Section 9.17. Except to the extent specified above, all Other Claims, together with all Liens on assets securing the payment of all or any portion of the Other Claims shall at all times during the continuance of a Cash Control Event be subordinated to and junior in right and in payment to the Obligations and all Liens on assets securing all or any portion of the Obligations, and each Credit Party agrees to take such actions as are necessary to provide for such subordination between it and any other Credit Party, inter se, including but not limited to including provisions for such subordination in the documents evidencing the Other Claims.
Section 6. CONDITIONS PRECEDENT TO LENDING.
6.1.    Obligations of the Lenders. The obligation of the Lenders to advance the initial Borrowing hereunder shall not become effective until the date on which (i) the Administrative Agent shall have received each of the following documents and (ii) each of the other conditions listed below is satisfied, the satisfaction of such conditions to be satisfactory to the Administrative Agent (and to the extent specified below, to each Lender) in form and substance:
(a)    Credit Agreement. This Credit Agreement, duly executed and delivered by the Credit Parties and the Investment Manager;
(b)    Note.    A Note duly executed and delivered by the Initial Borrower in accordance with Section 3.1;

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(c)    Guarantor Security Agreement. The Guarantor Security Agreement, duly executed and delivered by the Guarantor in each case in favor of the Administrative Agent for the benefit of the Secured Parties;
(d)    Collateral Account Pledges. The Collateral Account Pledges, duly executed and delivered by (i) the Guarantor with respect to its Capital Contribution Account and
(ii) the Initial Borrower and the Investment Manager with respect to each of its Investment Distribution Accounts, in each case in favor of the Administrative Agent for the benefit of the Secured Parties;
(e)    Control Agreements. The Control Agreements (i) with respect to the Guarantor’s Capital Contribution Account and (ii) with respect to the Initial Borrower’s and the Investment Manager’s Investment Distribution Account, in each case duly executed and delivered by the Guarantor, the Initial Borrower and/or the Investment Manager, as applicable, and the Account Bank;
(f)    Existing INCREF Borrower Credit Agreement. Evidence that the Existing INCREF Borrower Credit Agreement has been terminated (or will be terminated on the Closing Date in connection with the effectiveness of this Credit Agreement) and, in connection therewith, all Liens securing the Existing INCREF Borrower Credit Agreement have been released (or will be released on the Closing Date in connection with the effectiveness of this Credit Agreement).
(g)    Filings.
(i)    Satisfactory reports of searches of Filings (or the equivalent in any applicable foreign jurisdiction, as applicable) in the jurisdiction of formation of each Credit Party and the Investment Manager, or where a filing has been or would need to be made in order to perfect the Administrative Agent’s first priority security interest on behalf of the Secured Parties in the Collateral (subject to Permitted Liens), copies of the financing statements on file in such jurisdictions and evidence that no Liens (other than Permitted Liens) exist on the Collateral, or, if necessary, copies of proper financing statements, if any, filed on or before the date hereof necessary to terminate all Liens (other than Permitted Liens) and other rights of any Person in any Collateral previously granted; and
(ii)    Filings (or the equivalent in any applicable foreign jurisdiction, as applicable) reasonably satisfactory to the Administrative Agent with respect to the Collateral together with written evidence satisfactory to the Administrative Agent that the same have been filed, submitted for filing in the appropriate public filing office(s) in the Administrative Agent’s sole discretion, to perfect the Secured Parties’ Liens in the Collateral (subject to Permitted Liens);
(h)    Responsible Officer Certificates. A certificate from a Responsible Officer of each Credit Party and the Investment Manager, in the form of Exhibit K;
(i)    The Initial Borrower’s Constituent Documents.    True and complete copies of the Constituent Documents of the Initial Borrower, together with certificates of existence

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and good standing (or other similar instruments) of the Initial Borrower, in each case certified by a Responsible Officer of the Initial Borrower to be correct and complete copies thereof and in effect on the date hereof and in each case satisfactory to the Administrative Agent in its sole discretion;
(j)    The Borrower General Partner’s Constituent Documents. True and complete copies of the Constituent Documents of the Borrower General Partner, together with certificates of existence and good standing (or other similar instruments), in each case certified by a Responsible Officer of the Borrower General Partner to be correct and complete copies thereof and in effect on the date hereof, in each case satisfactory to the Administrative Agent;
(k)    The Guarantor’s Constituent Documents. True and complete copies of the Guarantor Constituent Documents, together with certificates of existence and good standing (or other similar instruments) of the Guarantor, in each case certified by a Responsible Officer of the Guarantor to be correct and complete copies thereof and in effect on the date hereof, in each case satisfactory to the Administrative Agent;
(l)    The Investment Manager’s Constituent Documents. True and complete copies of the Constituent Documents of the Investment Manager, together with certificates of existence and good standing (or other similar instruments) of the Investment Manager, in each case certified by a Responsible Officer of the Investment Manager to be correct and complete copies thereof and in effect on the date hereof, in each case satisfactory to the Administrative Agent;
(m)    Management Agreement. A copy of the Management Agreement, duly executed by the parties thereto;
(n)    Authority Documents. Certified resolutions of each Credit Party and the Investment Manager (or a Person that has authority to directly or indirectly Control such Credit Party), authorizing the entry into the transactions contemplated herein and in the other Loan Documents, in each case certified by a Responsible Officer of such Person as correct and complete copies thereof and in effect on the date hereof;
(o)    Incumbency Certificate. From each Credit Party and the Investment Manager, a signed certificate of a Responsible Officer, who shall certify the names of the Persons authorized, on the date hereof, to sign each of the Loan Documents to which such Credit Party or the Investment Manager is a party and the other documents or certificates to be delivered pursuant to the Loan Documents on behalf of such Credit Party or the Investment Manager, together with the true signatures of each such Person; the Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate;
(p)    Opinions. A favorable written opinion of counsel to the Credit Parties and the Investment Manager in form and substance reasonably satisfactory to the Administrative Agent and its counsel, dated as of the Closing Date;
(q)    Investor Documents. With respect to Included Investors: (i) a copy of each Included Investor’s duly executed Subscription Agreement and Side Letter (if applicable) and (ii) a duly executed Investor Letter;

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(r)    Fees; Costs and Expenses. Payment of all fees and other amounts due and payable on or prior to the date hereof, including pursuant to the Fee Letter, and, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by the Borrowers hereunder, including the reasonable and documented out-of-pocket fees and disbursements invoiced through the date hereof of the Administrative Agent’s special counsel, Cadwalader, Wickersham & Taft LLP, but excluding any fees and disbursements of legal counsel to any other Lender, which may be deducted from the proceeds of such initial Borrowing;
(s)    ERISA Status. With respect to the Initial Borrower and the Guarantor, a certificate, addressed to the Secured Parties and signed by a Responsible Officer of such Credit Party, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Credit Party satisfying an exception from the Plan Assets Regulations such that the underlying assets of such Credit Party do not constitute Plan Assets;
(t)    Material Adverse Effect. No Material Adverse Effect shall have occurred since December 31, 2025;
(u)    Collateral Accounts. Evidence that each of the Collateral Accounts has been established;
(v)    “Know Your Customer” Information and Documents. Such information and documentation as is requested by the Lenders so that each of the Credit Parties has become KYC Compliant;
(w)    Beneficial Ownership Certification. The Lenders shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the Closing Date a Beneficial Ownership Certification in relation to each Credit Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation;
(x)    [Reserved];
(y)    Due Diligence. Completion of a satisfactory due diligence review of the information and documents reasonably requested by the Administrative Agent with respect to the Eligible Investments;
(z)    Additional Information. Such other information and documents as may be reasonably requested by the Administrative Agent.
In addition, the Administrative Agent shall have completed to its satisfaction its due diligence review of the Initial Borrower, the Guarantor and each of their respective management, controlling owners, systems and operations. For purposes of determining compliance with the conditions specified in this Section 6.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the Closing Date specifying in reasonable detail its objection thereto.

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6.2.    Conditions to all Loans. The obligation of the Lenders to advance each Borrowing (including without limitation the initial Borrowing) hereunder is subject to the satisfaction or waiver in accordance with the terms of this Credit Agreement of the following conditions precedent:
(a)    Representations and Warranties. The representations and warranties of the Credit Parties and the Investment Manager set forth herein and in the other Loan Documents are true and correct in all material respects on and as of the date of the advance of such Borrowing, with the same force and effect as if made on and as of such date, except to the extent that (i) such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date and (ii) if any such representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth above shall be disregarded for the purposes of this condition;
(b)    No Default. No event shall have occurred and be continuing, or would result from the Borrowing, which constitutes an Event of Default or a Potential Default;
(c)    Request for Borrowing. The Administrative Agent shall have received a Request for Borrowing, together with a Borrowing Base Report;
(d)    No Investor Excuses. Other than as disclosed to the Administrative Agent in writing, the Credit Parties have no knowledge that any Investor would be entitled to exercise any withdrawal, excuse or exemption right under the applicable Constituent Documents, its Subscription Agreement or any Side Letter with respect to any Portfolio Asset being acquired in whole or in part with any proceeds of the related Loan;
(e)    Available Commitment. After giving effect to the proposed Borrowing,
(A) the Principal Obligations of the Loans outstanding under Tranche A will not exceed the Tranche A Available Commitment, (B) the Dollar Equivalent of the Principal Obligations of the Loans outstanding under Tranche B will not exceed the Tranche B Available Commitment, (C) the Dollar Equivalent of the Principal Obligations of the Loans outstanding will not exceed the Aggregate Commitment;
(f)    Fees; Costs and Expenses. Payment of all fees and other amounts due and payable by any Credit Party on or prior to the date of such Borrowing and, to the extent invoiced, reimbursement or payment of all reasonable expenses required to be reimbursed or paid by any Credit Party hereunder, including the reasonable and documented out-of-pocket fees and disbursements invoiced through the date of such Borrowing of the Administrative Agent’s special counsel, Cadwalader, Wickersham & Taft LLP, which may be deducted from the proceeds of such Borrowing; and
(g)    Compliance Certificate. With respect to the initial Borrowing following the Closing Date, a Compliance Certificate, with modifications as agreed between the Initial Borrower and the Administrative Agent, showing the pro forma compliance of the Credit Parties with the Financial Covenants.
6.3.    Addition of Qualified Borrowers. The obligation of the Lenders to advance a Borrowing to a proposed Qualified Borrower hereunder is subject to (i) the Borrowers having

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given the Administrative Agent at least ten (10) Business Days’ prior written notice thereof (or such shorter period as may be agreed to by the Administrative Agent in its sole discretion) and
(ii) the satisfaction or waiver in accordance with the terms of this Credit Agreement of the following conditions precedent:
(a)    Approval of Qualified Borrower. In order for an entity to be approved as a Qualified Borrower (i) the Borrowers must obtain the written consent of each Lender, not to be unreasonably withheld; (ii) such entity shall be one in which the Initial Borrower owns a direct or indirect ownership interest, or through which the Initial Borrower or another Credit Party may acquire a Portfolio Asset, the Indebtedness of which entity can be guaranteed by the Initial Borrower and the Guarantor under their applicable Constituent Documents (such entity, a “Qualified Borrower”); and (iii) the provisions of this Section 6.3 shall be satisfied;
(b)    Guaranty of Qualified Borrower Obligations. In the case of any proposed Qualified Borrower, the Initial Borrower shall provide to the Administrative Agent and each of the Lenders an unconditional guaranty of payment in the form of Exhibit J (the “Qualified Borrower Guaranty”, and such guaranties, collectively, the “Qualified Borrower Guaranties”), which shall be acknowledged and agreed to by the Guarantor, and enforceable against the Initial Borrower for the payment of a Qualified Borrower’s debt or obligation to the Lenders;
(c)    Qualified Borrower Promissory Note. Such Qualified Borrower shall execute and deliver a promissory note, in the form of Exhibit I (a “Qualified Borrower Promissory Note”), payable to the Administrative Agent, for the benefit of the Secured Parties;
(d)    Authorizations of Qualified Borrower. The Administrative Agent shall have received from such Qualified Borrower appropriate evidence of the authorization of such Qualified Borrower approving the execution, delivery and performance of the Qualified Borrower Promissory Note, duly adopted by such Qualified Borrower, as required by Applicable Law or agreement, and accompanied by a certificate of an authorized Person of such Qualified Borrower stating that such authorizations are true and correct, have not been altered or repealed and are in full force and effect;
(e)    Incumbency Certificate. The Administrative Agent shall have received from such Qualified Borrower a signed certificate of a Responsible Officer of such Qualified Borrower which shall certify the names of the Persons authorized to sign the Qualified Borrower Promissory Note and the other documents or certificates to be delivered pursuant to the terms hereof by such Qualified Borrower, together with the true signatures of each such Person. The Administrative Agent may conclusively rely on such certificate until it shall receive a further certificate canceling or amending the prior certificate and submitting the authority and signatures of the Persons named in such further certificate;
(f)    Opinion of Counsel to Qualified Borrowers. The Administrative Agent shall have received a favorable written opinion of counsel for such Qualified Borrower, in form and substance satisfactory to the Administrative Agent;

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(g)    Opinion of Counsel to the Borrower. The Administrative Agent shall have received a favorable written opinion of counsel for the applicable Borrower with respect to the Qualified Borrower Guaranty, in form and substance satisfactory to the Administrative Agent
(h)    “Know Your Customer” Information and Documents. The Lenders shall have received all items required to make such Qualified Borrower KYC Compliant;
(i)    Beneficial Ownership Certification. If such Qualified Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the Lenders shall have received, sufficiently in advance of (but in any event not less than three (3) Business Days prior to) the date such Person becomes a Qualified Borrower, a Beneficial Ownership Certification in relation to such Qualified Borrower;
(j)    Fees, Costs and Expenses. Payment of all fees and other invoiced amounts due and payable by any Credit Party on or prior to the date of such Qualified Borrower becomes a Borrower hereunder and, to the extent invoiced, reimbursement or payment of all reasonable and documented out-of-pocket expenses required to be reimbursed or paid by any Credit Party hereunder, which may be deducted from the proceeds of any related Borrowing;
(k)    Due Diligence Review. The Administrative Agent shall have completed to its satisfaction its due diligence review of such Qualified Borrower and its respective management, controlling owners, systems and operations;
(l)    ERISA Status. With respect to the initial advance to such Qualified Borrower only, a certificate, addressed to the Secured Parties and signed by a Responsible Officer of such Qualified Borrower, reasonably acceptable to the Administrative Agent and its counsel, regarding the status of such Qualified Borrower satisfying an exception from the Plan Assets Regulations such that the underlying assets of such Qualified Borrower do not constitute Plan Assets; and
(m)    Additional Information. The Administrative Agent shall have received such other information and documents in respect of such Qualified Borrower as may be required by the Administrative Agent.
Upon the satisfaction of the requirements of this Section 6.3 described above, such Qualified Borrower shall be bound by the terms and conditions of this Credit Agreement as if it was a Borrower hereunder.
Section 7.    REPRESENTATIONS AND WARRANTIES OF THE CREDIT PARTIES AND THE INVESTMENT MANAGER
To induce the Lenders to make the Loans hereunder, each Credit Party and, to the extent set forth below, the Investment Manager, hereby represents and warrants to the Administrative Agent and the Lenders that:
7.1.    Organization and Good Standing. Each Credit Party and the Investment Manager (a) is duly organized, formed or incorporated, as applicable, validly existing and in good standing under the laws of its jurisdiction of organization, formation or incorporation, as

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applicable; (b) has the requisite power and authority to own its properties and assets and to carry on its business as now conducted; and (c) is qualified to do business in each jurisdiction where the nature of the business conducted or the property owned or leased requires such qualification except where the failure to be so qualified to do business would not have a Material Adverse Effect.
7.2.    Authorization and Power. Each Credit Party and the Investment Manager has the partnership, limited liability company or corporate power, as applicable, and requisite authority to execute, deliver, and perform its respective obligations under this Credit Agreement, the Notes, and the other Loan Documents to be executed by it, its Constituent Documents, and its Subscription Agreements and Side Letters, as applicable. Each Credit Party and the Investment Manager is duly authorized to, and has taken all partnership, limited liability company or corporate action, as applicable, necessary to authorize it to execute, deliver, and perform its obligations under this Credit Agreement, the Notes, such other Loan Documents, its Constituent Documents, and the Subscription Agreements and Side Letters, as applicable, and is and will continue to be duly authorized to perform its obligations under this Credit Agreement, the Notes, such other Loan Documents, its Constituent Documents and the Subscription Agreements and Side Letters, as applicable.
7.3.    No Conflicts or Consents. None of the execution and delivery of this Credit Agreement, the Notes or the other Loan Documents to which such Credit Party or the Investment Manager is a party, the consummation of any of the transactions herein or therein contemplated, or the compliance with the terms and provisions hereof or with the terms and provisions thereof, will contravene or conflict, in any material respect, with any provision of law, statute or regulation to which any Credit Party or the Investment Manager is subject or any judgment, license, order or permit applicable to any Credit Party or the Investment Manager or any indenture, mortgage, deed of trust or other agreement or instrument to which any Credit Party or the Investment Manager is a party or by which any Credit Party or the Investment Manager may be bound, or to which any Credit Party or the Investment Manager may be subject, except where such contravention or conflict could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization or order of any court or Governmental Authority, any Investor or third party is required in connection with the execution and delivery by any Credit Party or the Investment Manager of the Loan Documents or to consummate the transactions contemplated hereby or thereby, including its Constituent Documents, except, in each case, for that which has already been waived or obtained.
7.4.    Enforceable Obligations. This Credit Agreement, the Notes and the other Loan Documents to which any Credit Party or the Investment Manager is a party are the legal and binding obligations of such Credit Party or the Investment Manager, as applicable, enforceable in accordance with their respective terms, subject to Debtor Relief Laws and general equitable principles (whether considered in a proceeding in equity or at law).
7.5.    Priority of Liens. The Collateral Documents to which such Credit Party or the Investment Manager is a party create, as security for the Obligations, valid and enforceable, perfected first priority Liens (subject to Permitted Liens) on all of the Collateral provided by such Credit Party or the Investment Manager in favor of the Administrative Agent for the benefit of the Secured Parties, subject to no other Liens on the Collateral (other than Permitted Liens), except as enforceability may be limited by Debtor Relief Laws and general equitable principles (whether

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considered in a proceeding in equity or at law). Such Liens on the Collateral shall be, upon the taking of such actions as are contemplated by this Credit Agreement and the other Loan Documents, superior to and prior to the rights of all third parties in such Collateral (other than Permitted Liens), and, other than in connection with any future Change in Law or in the applicable Credit Party’s or Investment Manager’s name, identity or structure, or its jurisdiction of organization, formation or incorporation, as the case may be, no further recordings or Filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than the filing of continuation statements in accordance with Applicable Law. Each Lien referred to in this Section 7.5 is and shall be the sole and exclusive Lien on the Collateral (other than Permitted Liens).
7.6.    Financial Condition. The Credit Parties have delivered to the Administrative Agent the most recently available copies of the financial statements and reports described in Section 8.1 and the related statement of income, in each case certified by a Responsible Officer of such Credit Party to be true and complete and to present fairly in all material respects the financial condition of such Credit Party as of the date set forth therein (or in the case of a pro forma balance sheet, estimated financial condition based on assumptions that such pro forma balance sheet has been prepared in accordance with GAAP, except as provided therein). For the avoidance of doubt, such representation relating to the financial statements shall be without qualification, exception or any other statement which has the effect of modifying the opinions therein.
7.7.    Full Disclosure. There is no fact known to a Credit Party or the Investment Manager that such Credit Party or the Investment Manager has not disclosed to the Administrative Agent in writing which could reasonably be expected to have a Material Adverse Effect. All information (other than any projections or other forward-looking statements) heretofore furnished by such Credit Party or the Investment Manager in connection with this Credit Agreement, the other Loan Documents or any transaction contemplated hereby is, and all such information hereafter furnished will be, true and correct in all material respects on the date as of which such information is stated or deemed stated.
7.8.    No Default. No event has occurred and is continuing which constitutes an Event of Default or a Potential Default.
7.9.    No Litigation. (a) As of the Closing Date, there are no actions, suits, investigations or legal, equitable, arbitration or administrative proceedings in any court or before any arbitrator or Governmental Authority (“Proceedings”) pending or, to the knowledge of such Credit Party, threatened, against any Credit Party, other than any such Proceeding that has been disclosed in writing by such Credit Party to the Administrative Agent, and (b) as of any date after the Closing Date, there are no such Proceedings pending or, to the knowledge of such Credit Party, threatened in writing, against such Credit Party, other than any such Proceeding that would not, if adversely determined, have a Material Adverse Effect.
7.10.    Material Adverse Effect. No circumstances exist or changes to any Credit Party or the Investment Manager (with respect to the Investment Distribution Account) have occurred since the date of the most recent financial statements of such Credit Party delivered to the Administrative Agent which would reasonably be expected to result in a Material Adverse Effect.

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7.11.    Taxes. Each Credit Party has timely filed or caused to be filed all U.S. federal income and other material Tax returns required to have been filed and has timely paid or caused to be paid all U.S. federal income and other material Taxes required to be paid by such Credit Party, except (a) Taxes that are being contested in good faith by appropriate proceedings and with respect to which adequate reserves have been established in accordance with GAAP or (b) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
7.12.    Principal Office; Jurisdiction of Formation. (a) Each of the principal office, chief executive office, and principal place of business of the Credit Parties is correctly listed on Schedule I (as such schedule may be updated by the Initial Borrower from time to time subject to the terms hereof), and each such Credit Party has been at such location since its formation; and
(b) the jurisdiction of formation of the Credit Parties is correctly listed on Schedule I (as such schedule may be updated by the Initial Borrower from time to time subject to the terms hereof), and each such Credit Party is not organized under the laws of any other jurisdiction;
7.13.    ERISA. Each Borrower and the Guarantor satisfies an exception under the Plan Asset Regulations so that its underlying assets do not constitute Plan Assets. The execution, delivery and performance of this Credit Agreement and the other Loan Documents, the enforcement of the Obligations directly against the Investors, and the borrowing and repayment of amounts under this Credit Agreement, do not and will not constitute a non-exempt prohibited transaction under Section 406(a) of ERISA or Section 4975(c)(1)(A) - (D) of the Internal Revenue Code. No Credit Party or member of a Credit Party’s Controlled Group has established, maintains, contributes to, or has any liability reasonably expected to result in a Material Adverse Effect (contingent or otherwise) with respect to any Plan.
7.14.    Compliance with Law. Each Credit Party, to its knowledge, is in compliance with all laws, rules, regulations, orders, and decrees which are applicable to it or its properties, including, without limitation, Environmental Laws and ERISA, except where non-compliance would not be reasonably likely to have a Material Adverse Effect.
7.15.    Environmental Matters. Each Credit Party (a) has not received any written notice or other written communication of any Environmental Liability which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect arising in connection with:
(i)    any actual or alleged non-compliance with or violation of any Environmental Requirements by such Credit Party or any permit issued under any Environmental Law to such Credit Party; or
(ii)    the Release or threatened Release of any Hazardous Material into the environment; and (b) to its knowledge, has no actual liability or liability threatened in writing in connection with the Release or threatened Release of any Hazardous Material into the environment or any Environmental Requirements which could individually or in the aggregate reasonably be expected to have a Material Adverse Effect.
7.16.    Capital Commitments and Contributions and Portfolio Assets. Invesco Realty, Inc. is the only Included Investor as of the Closing Date and the Capital Commitment and Uncalled Capital Commitment of each Included Investor and the Uncalled Capital Commitment of any other Investor (if any) is set forth on Schedule IV and incorporated herein by reference (or on a revised Schedule IV delivered to the Administrative Agent in accordance with Section 8.1(l)). No Capital Calls have been delivered to any Investors other than any that have been disclosed in writing to

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the Administrative Agent. As of the date hereof, the aggregate amount of the Capital Commitments of each Included Investor is set forth on Schedule IV; and the aggregate Unfunded Capital Commitment of each Included Investor and each other Investor with an Uncalled Capital Commitment (if any) that could be subject to a Capital Call is set forth on Schedule IV. No Investor has requested to fund Capital Contributions in any asset other than cash. Each Portfolio Asset and its Portfolio Asset NAV are set forth on Schedule V and incorporated herein by reference (or on a revised Schedule V delivered to the Administrative Agent in accordance with Section 8.1(l)). The Portfolio Asset NAV as and when reported by the Initial Borrower of each Portfolio Asset reflects the true and correct Portfolio Asset NAV of such Portfolio Asset in accordance with the Valuation Policy and accurately reflects the Fair Market Value of such Portfolio Asset. As of the Closing Date (or with respect to Portfolio Assets that are added to the Tranche B Borrowing Base after the Closing Date, the date that such Portfolio Asset is added to the Tranche B Borrowing Base), no such Portfolio Asset is (a) subject to any margin call, mark-to-market event or similar event under any Leverage Facility, (b) a Defaulted Asset, (c) subject to a breach of representation or warranty applicable to it under any Leverage Facility, or (d) no longer an Eligible Investment.
7.17.    Fiscal Year. The fiscal year of each Credit Party is the calendar year.
7.18.    Investor Documents. Each Included Investor has executed a Subscription Agreement which has been provided to the Administrative Agent. Each Side Letter and Investor Letter that has been entered into with an Included Investor has been provided to the Administrative Agent. For each Included Investor, the Guarantor Constituent Documents, its Subscription Agreement (and any related Side Letter) and any Investor Letter (if applicable) set forth its entire agreement regarding its Capital Commitment.
7.19.    Margin Stock. No Credit Party is engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Loan will be used:
(a) to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; (b) to reduce or retire any Indebtedness which was originally incurred to purchase or carry any such Margin Stock; or (c) for any other purpose which might constitute this transaction a “purpose credit” within the meaning of Regulation T, U, or X. No Credit Party nor any Person acting on behalf of the Credit Parties has taken or will take any action which might cause any Loan Document to violate Regulation T, U or X or any other regulation of the Board of Governors of the Federal Reserve System or to violate Section 7 of the Securities Exchange Act, in each case as now in effect or as the same may hereafter be in effect. No Loan will be secured at any time by, and the Collateral in which any Credit Party and the Investment Manager has granted to the Administrative Agent, for the benefit of each of the Secured Parties, a security interest and Lien (subject to Permitted Liens) pursuant to the Collateral Documents will not contain at any time any Margin Stock.
7.20.    Investment Company Status. No Credit Party is required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940, as amended. The Investment Manager is a registered “investment adviser” within the meaning of the Investment Company Act of 1940, as amended.

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7.21.    No Defenses. Each Credit Party knows of no default or circumstance which with the passage of time and/or giving of notice, could reasonably be expected to constitute a default under its Constituent Documents, any Subscription Agreement or any Side Letter or Investor Letter which would constitute a defense to the obligations of the Included Investors to make Capital Contributions to the Guarantor pursuant to a Capital Call in accordance with the applicable Subscription Agreements (including the related Side Letters and any Investor Letter) or the Guarantor Constituent Documents, and has no knowledge of any existing claims of offset or any other existing claims of the Included Investors against any Credit Party which would or could diminish or adversely affect the obligations of the Included Investors to make Capital Contributions and fund Capital Calls in accordance with the applicable Subscription Agreements (and any related Side Letters and Investor Letters) or the applicable Guarantor Constituent Documents.
7.22.    No Withdrawals Without Approval. Except as provided in the applicable Guarantor Constituent Documents, Subscription Agreements, Side Letters and Investor Letters, no Investor is permitted to withdraw its interest in the Guarantor without the prior approval of the Guarantor.
7.23.    Sanctions. No Credit Party nor any Related Party of such Credit Party (a) is a Sanctioned Entity, (b) is controlled by or is acting on behalf of a Sanctioned Entity, (c) to each Credit Party’s knowledge is under investigation for an alleged breach of Sanction(s) by a governmental authority that enforces Sanctions, or (d) will fund any repayment of the Obligations with proceeds derived from any transaction that would be prohibited by Sanctions or would otherwise cause any Lender or any other party to this Credit Agreement, or any Related Party, to be in breach of any Sanctions. To each Credit Party’s knowledge, no Investor is a Sanctioned Entity.
7.24.    Insider. No Credit Party is an “executive officer,” “director,” or “person who directly or indirectly or acting through or in concert with one or more persons owns, controls, or has the power to vote more than ten percent (10%) of any class of voting securities” (as those terms are defined in 12 U.S.C. § 375b or in regulations promulgated pursuant thereto) of any Lender, of a bank holding company of which any Lender is a subsidiary, or of any subsidiary, of a bank holding company of which any Lender is a subsidiary, of any bank at which any Lender maintains a correspondent account, or of any bank which maintains a correspondent account with any Lender.
7.25.    Investors. The Borrowing Base Report most recently delivered to the Administrative Agent is true and correct in all material respects.
7.26.    Organizational Structure. The Initial Borrower is a direct Subsidiary of the Guarantor. The sole general partner of the Initial Borrower is the Borrower General Partner. The investment manager of the Guarantor and the Initial Borrower is the Investment Manager. The structure of the Credit Parties is as depicted on Schedule III in all material respects (as such organizational chart may be updated from time to time in accordance with the terms hereof). With respect to the Initial Borrower, only one class of limited partnership interests in the Borrower has been issued as of the date hereof. With respect to the Guarantor, as of the date hereof, there are no Included Investors other than the IVZ Investor.

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7.27.    No Brokers. None of the Credit Parties or the Investment Manager has dealt with any broker, investment banker, agent or other Person who may be entitled to any commission or compensation in connection with the Loan Documents, the Loans or a transaction under or pursuant to this Credit Agreement or the other Loan Documents other than the Administrative Agent, the Lenders and any Affiliate of the foregoing.
7.28.    Financial Condition. Each of the Initial Borrower and the Guarantor are Solvent.
Section 8.    AFFIRMATIVE COVENANTS OF THE CREDIT PARTIES AND THE INVESTMENT MANAGER
So long as the Lenders have any commitment to lend hereunder, and until payment and performance in full of the Obligations under this Credit Agreement and the other Loan Documents (other than contingent obligations for which no claim has yet been made), each Credit Party and, to the extent set forth below, the Investment Manager, agrees that, unless the Administrative Agent shall otherwise consent in writing based upon the approval of the Required Lenders (unless the approval of the Administrative Agent alone or a different number of Lenders is expressly required below):
8.1.    Financial Statements, Reports and Notices. The Credit Parties shall deliver to the Administrative Agent in electronic format the following:
(a)    Financial Reports.
(i)    Guarantor Annual Reports. As soon as available, but no later than the earlier of: (x) the date delivered to any Investor or (y) one hundred twenty (120) days after the end of the fiscal year for the Guarantor, the audited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows of the Guarantor as of the end of and for such year, setting forth in each case in comparative form (if applicable) the figures for the previous fiscal year, all reported on by a firm of nationally recognized independent certified public accountants of recognized national standing (without a “going concern” or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Guarantor on a consolidated basis in accordance with GAAP consistently applied.
(ii)    Guarantor Quarterly Reports. As soon as available, but no later than the earlier of: (x) the date delivered to the any Investor or (y) ninety (90) days after the end of each of the first three (3) fiscal quarters of the Guarantor, the unaudited consolidated balance sheet and related statements of income, stockholders’ equity and cash flows of the Guarantor as of the end of and for such fiscal quarter and the then-elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for (or, in the case of the balance sheet, as of the end of) the corresponding period or periods of the previous fiscal year, which presents fairly in all material respects the financial condition and results of operations of the Guarantor on a consolidated basis in accordance with GAAP

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consistently applied, subject to normal year end audit adjustments and the absence of footnotes.
For the avoidance of doubt, the Credit Parties shall deliver financial reports commencing with the fiscal quarter ending March 31, 2026. Notwithstanding anything to the contrary herein, and so long as the applicable Credit Party is subject to the reporting requirements under the Securities and Exchange Act of 1934, any requirement to “deliver,” “furnish,” or “provide” any document, report or notice pursuant to this Section 8.1 shall be deemed satisfied to the extent such document, report or notice is included in, or filed as an exhibit to, a filing made by the Guarantor or the Initial Borrower with the U.S. Securities and Exchange Commission on EDGAR (including in any Form 10-K, Form 10-Q or Form 8-K) within the applicable time period.
(b)    Compliance Certificate. As soon as available, but no later than the date any financial statements are due pursuant to Sections 8.1(a)(i) and (ii), a compliance certificate in the form of Exhibit L (such certificate, a “Compliance Certificate”; and the delivery of which may, unless the Administrative Agent or a Lender requests executed originals thereof, be made by electronic communication including facsimile or email and shall be deemed to be an original authentic counterpart thereof for all purposes), certified by a Responsible Officer of the Credit Parties to be true and correct (i) stating whether any Event of Default or, to the Responsible Officer’s knowledge, any Potential Default exists; (ii) stating whether the Credit Parties are in compliance with the Financial Covenants and containing the calculations evidencing such compliance; (iii) stating, to the Responsible Officer’s knowledge, that no Exclusion Event has occurred with respect to any Included Investor (that has not previously been disclosed to the Administrative Agent in writing) and that no events or circumstances have occurred that would cause any Portfolio Asset that has been designated as an Eligible Investment to cease to meet the criteria set out in the definition of “Eligible Investment” (that has not previously been disclosed to the Administrative Agent in writing); (iv) providing the Portfolio Asset NAV as reported by the Initial Borrower with respect to each Portfolio Asset in accordance with the Valuation Policy and the Fair Market Value of such Portfolio Asset, (v) providing the Guarantor NAV and (vi) setting forth: (A) the aggregate Unfunded Capital Commitments of the Included Investors and the aggregate Unfunded Capital Commitments of the other Investors (if any); (B) the calculations for the Tranche A Available Commitment and the Tranche B Available Commitment, in each case, as of the date of delivery of such Compliance Certificate; (C) a list of the Portfolio Assets originated, sold or otherwise disposed of by the Borrowers during the fiscal quarter or fiscal year (as applicable) and, with respect to any Portfolio Assets acquired, whether they are subject to any Leverage Facility; provided that, the obligations of the Borrowers under this clause (C) shall be deemed satisfied so long as such information is contained in the Initial Borrower’s financial statements and/or quarterly report or annual report delivered to the Administrative Agent pursuant to Section 8.1(a); and (D) the aggregate amount of Repurchase Requests received by the Guarantor during the applicable Repurchase Testing Period (including the amount of such Repurchase Requests that were satisfied by the Guarantor) and the Guarantor’s determination whether the Repurchase Trigger Event has occurred and the calculations supporting such determination.
(c)    Capital Calls and Capital Contributions. Promptly following the issuance of each Capital Call, but no later than two (2) Business Days thereafter, the Guarantor

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shall notify the Administrative Agent of the making of such Capital Call and shall provide a Capital Call Certification; provided, however, that the Guarantor may satisfy its obligations under this Section 8.1(c) by posting such information or notices to an investor portal or other electronic data site to which the Administrative Agent has been provided access; and (iii) a report of all Investors failing to fund their Capital Contributions delivered by the fifth (5th) Business Day following the date when such Capital Contributions are initially due pursuant to the related Capital Call therefor.
(d)    Notice of Default. Promptly upon becoming aware (and in no event later than the next Business Day after becoming aware at all times when any Principal Obligations are outstanding, and within three (3) Business Days, at all times when no Principal Obligations are outstanding) of the existence of any condition or event which constitutes an Event of Default or a Potential Default, the Credit Parties shall furnish to the Administrative Agent a written notice specifying the nature and period of existence thereof and the action which such Credit Party is taking or proposes to take with respect thereto.
(e)    Notice of Withdrawal, Excuse and Repurchase Requests. Promptly, but no later than three (3) Business Days following receipt thereof, copies of any request for excuse, withdrawal, exemption or Repurchase by any Included Investor pursuant to the Guarantor Constituent Documents, its Subscription Agreement, Side Letter or Investor Letter.
(f)    Investor Events. Promptly upon becoming aware of any of the following events, a certificate notifying the Administrative Agent if: (i) an Exclusion Event has occurred with respect to any Included Investor; (ii) there has been any decline in the Rating of any Included Investor, which notice, in the cause of this clause (ii), may be delivered by telephone to an officer of the Administrative Agent (it being understood and agreed that the Borrowers are not required to affirmatively monitor the Ratings of any Investor, but only to comply with the delivery obligation in this Section 8.1(f) in the event of a Credit Party obtaining actual knowledge of a decline in any such Rating); or (iii) there has been a change in the name or notice information of any Included Investor or any other Investor that has Unfunded Capital Commitments.
(g)    Structure Chart. In the event any Credit Party forms a Qualified Borrower, the Initial Borrower will deliver an updated Schedule I reflecting the relevant information of such Person and an updated Schedule III depicting the updated fund structure of the Credit Parties.
(h)    [Reserved].
(i)    Borrowing Base Report. The Initial Borrower will provide an updated Borrowing Base Report which shall be true and correct in all material respects and certified by a Responsible Officer of the Initial Borrower, setting forth a calculation of the Tranche A Available Commitment and the Tranche B Available Commitment in reasonable detail at each of the following times: (i) in connection with the delivery of any Request for Borrowing and any Compliance Certificate; (ii) within two (2) days following the issuance of any Capital Calls to the Investors together with representative examples of such Capital Calls and other information in accordance within Section 8.1(c); (iii) promptly following (A) any Exclusion Event and a Credit Party obtaining actual knowledge thereof or (B) a Transfer of any Included Investor’s Capital Commitment, (iv) within five (5) Business Days following any Credit Party obtaining actual

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knowledge of any decline in the Rating of any Included Investor (it being understood and agreed that the Borrowers are not required to affirmatively monitor the Ratings of any Investor, but only to comply with the delivery obligation in this Section 8.1(i) in the event of a Credit Party obtaining actual knowledge of a decline in any such Rating); (v) within two (2) Business Days following
(A) notice from any lender under a Leverage Facility that any Portfolio Asset is subject to a margin call, mark-to-market event or similar event under such Leverage Facility resulting in a modification to its Portfolio Asset NAV as specified in the definition of Portfolio Asset NAV herein, and (B) any event or circumstance causing a Portfolio Asset to become a Defaulted Asset or no longer to be an Eligible Investment; (vi) within five (5) Business Days of any other event that reduces the Tranche A Available Commitment (such as, by way of example, a deemed Capital Contribution) or the Tranche B Available Commitment; (vii) promptly upon any Credit Party’s receipt of a claim made against the Guarantor or any Borrower with respect to any of its Guaranty Obligations and making the appropriate adjustments to the Tranche B Adjusted Borrowing Base and (viii) promptly upon, and in any event within two (2) Business Days of, the occurrence of a Secured Cash Collateral Trigger Event during any Secured Cash Collateral Testing Period, and thereafter, unless otherwise agreed by the Administrative Agent, upon any withdrawal or transfer of Secured Cash Collateral from any Collateral Account during the related Secured Cash Collateral Reporting Period, appending calculations satisfactory to the Administrative Agent (in its sole discretion) evidencing pro forma compliance with all Financial Covenants.
(j)    Other Reporting. Simultaneously with the delivery to the Investors, copies of all other material financial statements, appraisal reports, notices, and other matters at any time or from time to time furnished to the Investors generally.
(k)    [Reserved].
(l)    Amended Investor Documents. Within three (3) Business Days of execution thereof, copies of any transfer documentation of any Included Investor or any other Investor with an Unfunded Capital Commitment (if any) or written evidence of an increase in the Capital Commitment of any Included Investor or any other Investor with an Unfunded Capital Commitment (if any) or any amendments to any Investor’s Side Letter, including but not limited to any documents related to an Investor’s election to opt into the provisions of any other Investor’s Side Letter pursuant to a “most favored nations” clause.
(m)    Notice of Material Adverse Effect. Each Credit Party and the Investment Manager (with respect to the Investment Distribution Account) shall, promptly upon receipt of knowledge thereof, notify the Administrative Agent of any event if such event could reasonably be expected to result in a Material Adverse Effect.
(n)    Environmental Notices. Each Credit Party will, promptly upon receipt of actual knowledge thereof, notify the Administrative Agent of (1) the listing of any of the Credit Parties’ properties or assets on SEMS and (2) of any of the following events if such event would reasonably be expected to result in a Material Adverse Effect: (i) any complaint, order, citation, notice, claim, demand, action, event, condition, report or investigation issued, or threatened in writing to be issued, to the Credit Parties indicating any potential or actual liability arising in connection with the non-compliance with or violation of any Environmental Requirements or any permit issued under any Environmental Law and/or the Release or threatened Release of any

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Hazardous Material into the environment; (ii) the existence of any Environmental Lien on any properties or assets of the Credit Parties; (iii) any material remedial action taken by any Credit Party in response to any order, consent decree or judgment of any Governmental Authority concerning health, safety or the environment; (iv) any Environmental Liability resulting from the actual violation or written allegation of the violation of any Environmental Law or otherwise arising under any Environmental Law, the imposition of any Environmental Lien, or resulting from any common law cause of action asserted by any Person concerning any health, safety or environmental matter; and (v) any Release or threatened Release of any Hazardous Material into the environment.
(o)    Notice of Certain Changes to Beneficial Ownership Certification. To the extent that a Credit Party is a “legal entity customer” under the Beneficial Ownership Regulation, such Credit Party shall promptly give notice to the Lenders of any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and promptly deliver an updated Beneficial Ownership Certification.
(p)    Portfolio Asset Information. Promptly upon receipt but no later than five
(2) Business Days thereafter copies of (i) any material notices relating to material defaults, impairments, margin deficit notices, or intent to repurchase or workout, in each case in respect of a Portfolio Asset and solely to the extent resulting in a modification to Portfolio Asset NAV as specified in the definition of Portfolio Asset NAV herein or to the extent resulting in the applicable Portfolio Asset no longer qualifying as an Eligible Investment pursuant to the definition of Eligible Investment herein and (ii) any notification from any lender under a Leverage Facility that a Portfolio Asset is subject to a material breach of representation or warranty or credit event applicable to it (such materiality determination to be made by the Initial Borrower in good faith acting reasonably) under any Leverage Facility.
(q)    Portfolio Asset Events. Promptly after the occurrence of such event but no later than two (2) Business Days after the occurrence thereof, a certificate notifying the Administrative Agent if any event or circumstance occurs which causes a Portfolio Asset to no longer meet the criteria set forth in the definition of Eligible Investment and detailing such event or circumstance.
(r)    Portfolio Asset Diligence Documents. Information and documents requested by the Administrative Agent with respect to each Eligible Investment acquired by the Initial Borrower after the Closing Date with a Portfolio Asset NAV, measured at the time that the Initial Borrower acquires such Eligible Investment that exceeds three percent (3%) of the Tranche B Adjusted Borrowing Base at such time.
(s)    Appraisals. Within three (3) Business Days of a request made by the Administrative Agent, copies of any appraisals in respect of any mortgage property backing a Portfolio Asset.
(t)    [Reserved].

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(u)    Secured Cash Collateral. Within two (2) Business Days of the end of each calendar month, a report detailing any Secured Cash Collateral.
(v)    Other Information. Such other information concerning the business, properties, or financial condition of the Credit Parties as the Administrative Agent shall reasonably request.
8.2.    Payment of Obligations. Each Credit Party shall pay and discharge all Indebtedness and other obligations before any such obligation becomes delinquent, if in the case of Indebtedness such failure could reasonably be expected to result in a default in excess of the Threshold Amount.
8.3.    Maintenance of Existence and Rights. Each Credit Party and the Investment Manager shall preserve and maintain its existence. Each Credit Party and the Investment Manager shall further preserve and maintain all of its rights, privileges, and franchises necessary in the normal conduct of its business and in accordance with all valid regulations and orders of any Governmental Authority the failure of which could reasonably be expected to result in a Material Adverse Effect.
8.4.    Operations and Properties. Each Credit Party shall act in accordance with its Constituent Documents in managing or operating its assets, properties, business, and investments.
8.5.    Books and Records; Access. Following two (2) Business Days prior written notice, each Credit Party shall give the Administrative Agent, the Lenders, or any of them, access during ordinary business hours to, and permit such person to examine, copy, or make excerpts from, any and all books, records, and documents in the possession of such Credit Party and relating to their affairs, and to inspect any of the properties of such Credit Party and to discuss its affairs, finances and condition with its officers and independent accountants; provided that, the Administrative Agent and the Lenders will not exercise such right pursuant to this Section 8.5 more than one (1) time per calendar year so long as no Event of Default has occurred and is continuing.
8.6.    Compliance with Law. Each Credit Party shall observe and comply in all material respects with all Applicable Laws and all orders of any Governmental Authority, including without limitation, Environmental Laws and ERISA, and maintain in full force and effect all Governmental Approvals applicable to the conduct of its business, in each case except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.
8.7.    Insurance. Each Credit Party shall maintain, with financially sound and reputable insurance companies, workmen’s compensation insurance, liability insurance, and insurance on its present and future properties, assets, and businesses against such casualties, risks, and contingencies, and in such types and amounts, as are consistent with customary practices and standards of its industry in the same or similar locations and the failure of which to maintain could reasonably be expected to have a Material Adverse Effect.
8.8.    Authorizations and Approvals. Each Credit Party and the Investment Manager shall promptly obtain, from time to time at its own expense, all such governmental licenses, authorizations, consents, permits and approvals as may be required to enable such Credit Party or

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the Investment Manager to comply with its obligations hereunder, under the other Loan Documents and its Constituent Documents and to conduct its business in each case, except where the failure to obtain any such governmental licenses, authorizations, consents, permits and approvals could not reasonably be expected to have a Material Adverse Effect.
8.9.    Maintenance of Liens. Each Credit Party and the Investment Manager shall perform all such acts and execute all such documents as the Administrative Agent may reasonably request in writing in order to enable the Administrative Agent and Secured Parties to file and record every instrument that the Administrative Agent may deem necessary in order to perfect and maintain the Secured Parties’ first priority security interests in (and Liens on) the Collateral (subject to Permitted Liens) and otherwise to preserve and protect the rights of the Secured Parties in respect of such first priority security interests and Liens (subject to Permitted Liens).
8.10.    Further Assurances. Each Credit Party and the Investment Manager shall make, execute or endorse, and acknowledge and deliver or file or cause the same to be done, all such vouchers, invoices, notices, certifications, and additional agreements, undertakings, conveyances, transfers, assignments, financing statements, or other assurances, and shall take any and all such other action, as the Administrative Agent may, from time to time, deem necessary or desirable in connection with this Credit Agreement or any of the other Loan Documents, the obligations of the Credit Party or Investment Manager hereunder or thereunder for better assuring and confirming unto the Secured Parties all or any part of the security for any of such obligations as contemplated herein or in any other Loan Document.
8.11.    Maintenance of Independence. Each Credit Party and the Investment Manager shall at all times (a) conduct and present itself as a separate entity and maintain all business organization formalities, (b) maintain separate books and records, (c) conduct all transactions with Affiliates in accordance with its Constituent Documents, and (d) not commingle its funds with funds of other Persons, including Affiliates.
8.12.    [Reserved].
8.13.    Payment of Obligations. Each Credit Party will pay, discharge or otherwise satisfy as the same shall become due and payable, all of its obligations and liabilities, including Tax liabilities, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by each Credit Party, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
8.14.    Compliance with Constituent Documents. Each Credit Party shall comply with all material provisions of its Constituent Documents.
8.15.    Investor Default. Subject to Section 10.6, at all times when an Event of Default has occurred and is continuing and any Investor has failed to fund any Capital Contribution when due or otherwise has defaulted on any of its obligations to any Credit Party, then such Credit Party shall exercise its available remedies as to such Investor only with the written consent of the Administrative Agent, at the direction of the Required Lenders.

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8.16.    Collateral Account. Each Credit Party and the Investment Manager shall ensure that, at all times, the Administrative Agent shall have electronic monitoring access to each Collateral Account.
8.17.    Compliance with Anti-Money Laundering Laws and Anti-Corruption Laws. Each Credit Party and each Related Party of such Credit Party shall (a) comply in all material respects with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, and shall maintain policies and procedures reasonably designed to ensure compliance with all applicable Anti-Money Laundering Laws and Anti-Corruption Laws, (b) ensure it does not knowingly use any of the Loans in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws, and
(c) ensure it does not knowingly fund any repayment of the Obligations in violation of any Anti-Corruption Laws or Anti-Money Laundering Laws.
8.18.    Solvency. The financial condition of each of the Guarantor and the Borrowers, taken as a whole, shall be such that such Persons are Solvent.
8.19.    Returned Capital. The Credit Parties shall promptly, following notification to any Included Investor of any Returned Capital: (i) notify the Administrative Agent in writing of such Returned Capital; (ii) deliver to the Administrative Agent a revised Borrowing Base Report modified by the Credit Parties reflecting the changes to the Capital Commitments and the Uncalled Capital Commitments resulting from the distribution of such Returned Capital; and (iii) deliver to the Administrative Agent a Capital Return Certification duly executed by the Guarantor certifying that such Returned Capital of each applicable Included Investor has been added back into such Included Investor’s Unfunded Capital Commitment and confirming the Unfunded Capital Commitment of such Included Investor after giving effect to the Returned Capital. The effective date on which such Included Investor’s Unfunded Capital Commitment increases by Returned Capital for purposes of this Credit Agreement shall be the date on which the Guarantor has delivered to the Administrative Agent duly completed copies of the items required by this Section 8.19.
8.20.    Compliance with Sanctions. No Credit Party and no Related Party of such Credit Party, in each case directly or indirectly, will knowingly use the proceeds of any Loan hereunder, or lend, contribute, or otherwise make available such proceeds to any subsidiary, joint venture partner, or other Person (i) to fund any activities or business of or with a Sanctioned Entity, or
(ii) in any manner that would be prohibited by Sanctions or would otherwise cause any Lender to be in breach of any Sanctions. Each Credit Party shall comply with all applicable Sanctions, and shall maintain policies and procedures reasonably designed to ensure compliance with Sanctions. The Credit Parties will notify the Administrative Agent in writing not more than one (1) Business Day after becoming actually aware of any breach of Section 7.23, Section 8.17 or this Section 8.20.
Section 9.    NEGATIVE COVENANTS
So long as the Lenders have any commitment to lend hereunder, and until payment and performance in full of the Obligations (other than contingent obligations for which no claim has yet been made), each Credit Party and, to the extent set forth below, the Investment Manager, agrees that, without the written consent of the Administrative Agent, based upon the approval of

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the Required Lenders (unless the approval of the Administrative Agent alone or a different number of Lenders is expressly required below):
9.1.    Credit Party Information. No Credit Party shall change its name or jurisdiction of formation without the prior written consent of the Administrative Agent (not to be unreasonably withheld or delayed). No Credit Party shall change its chief executive office and/or principal place of business without providing seven (7) Business Days prior written notice thereof to the Administrative Agent.
9.2.    Mergers, Etc. Neither the Investment Manager nor any Credit Party shall take any action (a) to merge or consolidate with or into any Person, unless the Investment Manager or such Credit Party is the surviving entity, (b) except as permitted by clause (a), that will dissolve or terminate such Credit Party or the Investment Manager, or (c) to effect a Division.
9.3.    Limitation on Liens. Without consent of all Lenders, each Lender’s consent to be determined in its sole discretion, neither the Investment Manager nor any Credit Party shall create, permit or suffer to exist any Lien (other than Permitted Liens) (whether such interest is based on common law, statute, other law or contract and whether junior or equal or superior in priority to the Liens created by the Loan Documents) upon the Collateral or any of the Initial Borrower’s other assets other than Permitted Liens.
9.4.    Fiscal Year and Accounting Method. No Credit Party shall change its fiscal year or its method of accounting without the prior written consent of the Administrative Agent, unless otherwise required to do so by the Internal Revenue Code or GAAP (and if so required the Initial Borrower shall promptly notify the Administrative Agent in writing of such change).
9.5.    Transfer of Interests; Admission of Investors.
(a)    Transfers. The Credit Parties shall not permit any Transfer of any interest in the Guarantor by an Included Investor without the prior written consent of the Administrative Agent, acting alone, which shall not be unreasonably withheld or delayed. The Guarantor shall deliver prior written notice to the Administrative Agent of any such proposed Transfer by any Included Investor of all or a portion of any interest in the Guarantor under the Guarantor Constituent Documents and such Included Investor’s Subscription Agreement and Side Letter, and shall, promptly upon receipt thereof, deliver to the Administrative Agent copies of any proposed assignment agreement and other documentation delivered to, or required of such Included Investor by, the Guarantor, along with copies of any other documentation the Administrative Agent may reasonably request. In order for a new Investor to be deemed to be an Included Investor, such new Investor must satisfy the criteria therefor as set out in this Credit Agreement. If the transfer of an interest in the Guarantor to a new Investor would result in a mandatory prepayment pursuant to Section 3.5(b) (due to the transferee not being designated as an Included Investor or otherwise), such mandatory prepayment shall be calculated and paid to the Lenders prior to the effectiveness of such transfer and such prepayment shall be subject to Section 4.6 (if applicable). Subject to compliance with the preceding sentence and Section 9.5(b), any assignment of an interest in the Guarantor by an Included Investor shall be permitted and the Administrative Agent shall confirm such permission in writing within ten (10) Business Days of receipt of any documentation which may be reasonably requested by the Administrative Agent. Any Transfer of any interest in the

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Guarantor by any Investor that is not an Included Investor to any other Person shall be permitted without the consent of the Administrative Agent or the Lenders, subject to compliance with Section 9.5(b).
(b)    Sanctions Compliance. Any admission of an assignee of an interest in any Borrower or the Guarantor or as a substitute Investor and any admission of a Person as a new Investor in the Guarantor, shall be subject to such Person’s compliance with the ordinary course sanctions and “know-your-customer” processes of the Guarantor.
9.6.    Constituent Documents. Except as hereinafter provided, no Credit Party shall (nor shall it, where applicable, permit its general partner to) alter, amend, modify, terminate, waive or change any provision of its Constituent Documents, the Valuation Policy, any Subscription Agreement or any Side Letter (each, a “Proposed Amendment”), in each case, if such Proposed Amendment would (a) remove or adjust (or affect in a similar manner) the Debt Limitations or alter the Valuation Policy contained therein (as applicable), in each case in a manner that is adverse to the Lenders, (b) affect the Credit Party’s, the general partner of such Credit Party’s, any Investor’s (as applicable) debts, duties, obligations, and liabilities, or the rights, titles, security interests, Liens (subject to Permitted Liens), powers and privileges of such Person (as applicable), in each case, relating to any Capital Calls, Capital Contributions, Capital Commitments, Uncalled Capital Commitments or any other Collateral or any time period applicable thereto, (c) except as permitted under Sections 9.5 or 9.12, suspend, reduce or terminate any Investor’s Unfunded Capital Commitments or obligation to fund Capital Calls, or (d) otherwise have a material adverse effect on the rights, titles, first priority security interests and Liens (other than Permitted Liens), and powers and privileges of any of the Secured Parties hereunder (each, a “Material Amendment”). With respect to any Proposed Amendment, such Credit Party shall notify the Administrative Agent of such proposal. The Administrative Agent shall determine, in its sole discretion (for the avoidance of doubt, the determination of the other Lenders shall not be required) and on good faith belief, whether such Proposed Amendment is a Material Amendment, and shall notify the applicable Credit Party of its determination within ten (10) Business Days of the date on which the Administrative Agent is deemed to have received such notification in accordance with Section 12.6. In the event that the Administrative Agent determines that such Proposed Amendment is a Material Amendment, the approval of the Required Lenders and Administrative Agent shall be required (unless the approval of all Lenders is otherwise required hereunder), and the Administrative Agent shall promptly notify the Lenders of such request for such approval, distributing, as appropriate, the Proposed Amendment and any other relevant information provided by such Credit Party. Subject to Section 12.1, the Lenders shall, within ten (10) Business Days from the date of such notice from the Administrative Agent, deliver their approval or denial thereof. In the event that the Administrative Agent determines that the Proposed Amendment is not a Material Amendment, such Credit Party may make such amendment without the consent of any Lender. Each Credit Party may, without the consent of the Administrative Agent or the Lenders, amend its Constituent Documents: (x) with respect to the Guarantor, to admit new Investors to the extent permitted by, and in accordance with, this Credit Agreement; and (y) to reflect transfers of interests in the Borrowers or the Guarantor permitted by, and in accordance with, this Credit Agreement; provided that, in each case, such Credit Party shall promptly provide prior written notice to the Administrative Agent of any such amendment. Further, in the event any Constituent Document of any Credit Party is altered, amended, modified or terminated in any respect whatsoever, such Credit Party shall provide the Administrative Agent with copies of each

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executed, filed or otherwise effective document relating thereto within ten (10) Business Days of execution thereof. For the avoidance of doubt, entry into a new Side Letter by any Credit Party and an Investor who was not an Investor in the Guarantor on the Closing Date and is not then an Included Investor, shall not constitute a Proposed Amendment.
9.7.    Transfer of Borrower General Partners’ Interest. The Borrower General Partner shall not transfer any portion of its partnership interest in the Initial Borrower or grant any Lien (other than Permitted Liens) therein without the prior written consent of the Administrative Agent and the Required Lenders. Notwithstanding the foregoing, if the Borrower General Partner desires to transfer its partnership or other Equity Interest to a substitute general partner with the same beneficial ownership, and such substitute general partner shall enter into such substitute documentation as necessary in the reasonable discretion of the Administrative Agent and deliver such other documents and certificates that were required to be delivered by the transferring general partner as of the Closing Date then, subject to such substitute general partner becoming KYC Compliant and the execution of such aforementioned documents, then the Administrative Agent and the Required Lenders shall not unreasonably withhold their consent to such transfer.
9.8.    Negative Pledge.
(a)    No Credit Party shall permit any Included Investor to pledge or otherwise grant a security interest or otherwise create a Lien on such Included Investor’s right, title and interest in the Guarantor without the prior written consent of the Administrative Agent in its sole and absolute discretion (not to be unreasonably withheld or delayed).
(b)    No Credit Party shall grant, or permit any of its Subsidiaries to grant, a negative pledge over the residual value of any Portfolio Asset in favor of any other creditor.
9.9.    Limitation on Investor Withdrawals and Repurchases.
(a)    No Credit Party shall permit any Included Investor to withdraw its interest in the Guarantor without the prior written consent of the Lenders, other than (i) in connection with a Transfer permitted in accordance with Section 9.5 or (ii) a Repurchase permitted in accordance with Section 9.9(b).
(b)    No Credit Party shall permit any Repurchase by an Included Investor of its interest in the Guarantor unless permitted pursuant to this Section 9.9(b). If any Repurchase by an Included Investor of its interest in the Guarantor would result in a mandatory prepayment pursuant to Section 3.5(b), such mandatory prepayment shall be calculated and paid to the Administrative Agent for the benefit of the Lenders prior to the effectiveness of such Repurchase. Subject to the preceding sentence, the Credit Parties shall, following delivery of any Repurchase notice by any Included Investor to the Credit Parties, promptly but in any event within five (5) Business Days:
(i) notify the Administrative Agent in writing of such Repurchase notice and the amount and effective date of the Repurchase contemplated thereby and (ii) otherwise be permitted under the applicable Constituent Documents, Subscription Agreement, Side Letter and Investor Letter, if applicable, to repurchase such interest(s).

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9.10.    Transfers of Capital Commitments.
(a)    [Reserved].
(b)    Other Transfers of Unfunded Capital Commitments. No Credit Party shall cause Capital Contributions to be made to any Affiliate of a Credit Party that is not a Credit Party hereunder or directly to any Portfolio Asset.
9.11.    Limitation on Indebtedness. No Borrower or the Guarantor shall incur Indebtedness other than (a) Guaranty Obligations of such Borrower or the Guarantor in respect of Leverage Facilities secured or backed by the Portfolio Assets; (b) Indebtedness hereunder and under the other Loan Documents; (c) any Indebtedness of the Guarantor or any Borrower consisting of Hedge Agreements related to foreign exchange transactions entered into by the Guarantor or such Borrower, as applicable, in the ordinary course of business and not for speculative purposes; (the Indebtedness described in clauses (a)-(c) hereof, collectively, the “Permitted Indebtedness”); provided that all such Indebtedness incurred by the Borrowers and the Guarantor must also fully comply with the requirements and limitations set forth in the Initial Borrower’s Partnership Agreement, the Guarantor Constituent Documents and the Constituent Documents of any other Borrower (collectively, the “Debt Limitations”).
9.12.    Capital Commitments. Other than in connection with Repurchases permitted by Section 9.9(b), no Credit Party shall: (i) cancel, reduce, excuse, or abate the Capital Commitment of any Included Investor without the prior written consent of the Administrative Agent and the Lenders which may be withheld in their sole discretion; or (ii) relieve, excuse, delay, postpone, compromise or abate any Included Investor from the making of any Capital Contribution (including, for the avoidance of doubt, in connection with any particular Portfolio Asset of such Credit Party) without the prior written consent of the Administrative Agent and the Lenders which may be withheld in their sole discretion.
9.13.    Capital Calls. No Credit Party shall make any contractual or other agreement with any Person which shall restrict, limit, penalize or control its ability to make Capital Calls or the timing thereof.
9.14.    ERISA Compliance. No Credit Party or member of a Credit Party’s Controlled Group shall establish, maintain, contribute to, or have any liability that would reasonably be expected to result in a Material Adverse Effect (contingent or otherwise) with respect to any Plan. No Borrower nor the Guarantor shall fail to satisfy an exception under the Plan Asset Regulations which failure causes the assets of such Credit Party to be deemed Plan Assets. No Credit Party shall take any action, or omit to take any action, which would give rise to a non-exempt prohibited transaction under Section 4975(c)(1)(A), (B), (C) or (D) of the Internal Revenue Code or Section 406(a) of ERISA that would subject the Administrative Agent or the Lenders to any tax, penalty, damages or any other claim or relief under the Internal Revenue Code or ERISA.
9.15.    Dissolution. Without the prior written consent of all Lenders (in their sole discretion), neither the Investment Manager nor any Credit Party shall take any action to terminate or dissolve.

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9.16.    Environmental Matters. Except for such conditions as are in or will promptly be brought into compliance with relevant Environmental Laws or otherwise could not reasonably be expected to result in a Material Adverse Effect, no Credit Party shall: (a) cause or permit any Hazardous Material to be generated, placed, held, located or disposed of on, under or at, or transported to or from, any real property of such Credit Party in material violation of Environmental Law; or (b) permit any real property of such Credit Party to ever be used as a dump site or storage site (whether permanent or temporary) for any Hazardous Material in material violation of Environmental Law.
9.17.    Limitations on Distributions. No Credit Party shall make, pay or declare any Distribution (as defined below) (a) at any time except as permitted pursuant to their Constituent Documents and (b) at any time during the existence of a Cash Control Event or any event, with the giving of notice or the lapse of time or both, which would become a Cash Control Event; provided that, notwithstanding the foregoing, each Credit Party shall have the right to make Distributions or pay dividends in the ordinary course (i) in order to ensure that the Guarantor continues to qualify as a REIT, (ii) to make repurchases to the Investors in the Guarantor that were accepted by the Guarantor prior to the occurrence of such Cash Control Event but not yet paid by the Guarantor to such Investor, in an amount in aggregate following such Cash Control Event not in excess of five percent (5.0%) of the Portfolio NAV in effect immediately prior to the to the occurrence of such Cash Control Event, and (iii) in order to effectuate the payment of accrued management fees to the extent permitted under Section 5.4 hereof. “Distribution” means any distributions (whether or not in cash) on account of any partnership interest or other Equity Interest in a Borrower or the Guarantor, including as a dividend or other distribution and on account of the purchase, redemption, retirement or other acquisition of any such partnership interest or other Equity Interest.
9.18.    Limitation on Withdrawals of Funds.
(a)    Without the prior written consent of the Required Lenders, neither the Investment Manager nor any Credit Party shall make or cause the making of any withdrawal or transfer of funds from any Collateral Account if a Cash Control Event has occurred and is continuing, other than withdrawals (i) for the purpose of repaying Obligations, (ii) permitted pursuant to Section 5.2(d) and (iii) solely with respect to the Investment Distribution Account, for the purpose of making Distributions or paying dividends in the ordinary course in order to
(x) ensure that the Guarantor continues to qualify as a REIT and (y) pay management fees that are then due and payable solely as permitted pursuant to Section 5.4, in each case in compliance with Section 9.17 hereof.
(b)    Neither the Investment Manager nor any Credit Party shall make or cause the making of any withdrawal or transfer of Secured Cash Collateral if such transfer or withdrawal would result in a Secured Cash Collateral Trigger Event with respect to the applicable Secured Cash Collateral Testing Period or, thereafter, make or cause the making of any withdrawal or transfer of Secured Cash Collateral during the related Secured Cash Collateral Reporting Period, in each case, unless (i) the Credit Parties would be in pro forma compliance with all Financial Covenants and no mandatory prepayment would be due under Section 3.5(b), in each case, after giving effect to any such proposed withdrawal or transfer of Secured Cash Collateral and (ii) within two (2) Business Days of such withdrawal or transfer, unless otherwise agreed by the

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Administrative Agent, the Administrative Agent will be provided a revised Borrowing Base Report including calculations satisfactory to the Administrative Agent (in its sole discretion) evidencing such pro forma compliance with Financial Covenants and that no mandatory prepayment would be due.
9.19.    Fund Structure. The Guarantor shall not transfer, withdraw or assign its obligations under the Loan Documents without the prior written consent of the Lenders, which consent may be granted or withheld in the Lenders’ sole and absolute discretion.
9.20.    Limitations of Use of Loan Proceeds. The Credit Parties shall not use the proceeds of any Loan for the payment to any Investor of any Distribution, except for the proceeds of Loans under Tranche B, subject to the limitations set forth in Section 2.8 hereof.
9.21.    Capital Returns. No Credit Party shall return any funds to any Included Investor which may be the subject of a Capital Call without concurrently delivering to the Administrative Agent a copy of a Capital Return Certification.
9.22.    Transactions with Affiliates. No Credit Party shall, nor shall it permit any of its Subsidiaries to, sell, lease or otherwise transfer any of its property or assets to, or purchase, lease or otherwise acquire any property or assets from, or make any contribution towards, or reimbursement for, any taxes payable by any Person or any of its Subsidiaries in respect of income of such Credit Party, or otherwise engage in any other transactions with, any of its Affiliates, except for any such transactions that are both (a) permitted by its Constituent Documents and (b) in the ordinary course of business at prices and on terms and conditions not less favorable to such Credit Party or such Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties.
9.23.    Minimum Adjusted Tangible Net Worth. The Guarantor shall not permit its Adjusted Tangible Net Worth to be less than $500,000,000 at any time.
9.24.    Collateral Accounts.
(a)    No Credit Party shall direct, authorize or otherwise permit any proceeds, monies or sums paid by the Investors pursuant to any Capital Call to be deposited, credited or otherwise included in any account other than the applicable Capital Contribution Account. No Credit Party shall, and shall not cause any of its Subsidiaries to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Capital Contribution Accounts cash or cash proceeds other than Capital Contributions.
(b)    Neither the Investment Manager nor any Credit Party shall direct, authorize or otherwise permit any proceeds of the Portfolio Assets to be deposited, credited or otherwise included in any account other than the Investment Distribution Account and any account that has been pledged to a repo buyer pursuant to the terms of the legal documentation governing a Leverage Facility. Neither the Investment Manager nor any Credit Party shall, and shall not cause of any of its Subsidiaries to, deposit or otherwise credit, or cause or permit to be so deposited or credited, to the Investment Distribution Account cash or cash proceeds other than proceeds from the Portfolio Assets and capital contributions from its equity holders.

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(c)    Notwithstanding the foregoing, cash proceeds of the Portfolio Assets denominated in Sterling or Euros may be moved from the Investment Distribution Account to an Alternative Currency Conversion Account for conversion of the currencies of such proceeds, so long as such funds are either (i) used or withdrawn (so long as the conditions described in Section 9.18 are satisfied) or (ii) transferred back to the Investment Distribution Account, in each case, within five (5) Business Days. For the avoidance of doubt, no cash contained in any Alternative Currency Conversion Account shall constitute Secured Cash Collateral.
(d)    Notwithstanding the foregoing, cash proceeds of the Portfolio Assets may be transferred from time to time by the Initial Borrower or the Investment Manager from the Investment Distribution Account to the Specified Money Market Account and from the Specified Money Market Account back to the Investment Distribution Account; provided that (i) during the continuance of a Cash Control Event, any cash contained in the Specified Money Market Account shall be swept to the Investment Distribution Account within two (2) Business Days and (ii) no cash contained in the Specified Money Market Account shall constitute Secured Cash Collateral and no assets contained in the Specified Money Market Account shall be included in the Tranche B Borrowing Base unless the Specified Money Market Account Direction Letter Condition is satisfied at such time.
9.25.    Deemed Capital Contributions. Neither the Investment Manager nor the Borrowers shall reinvest current cash flow from Portfolio Asset and/or net proceeds from Portfolio Asset dispositions if (a) an Event of Default has occurred and is continuing, or (b) if any obligations are outstanding under Tranche A, such reinvestment would reduce the Unfunded Capital Commitment of any Included Investor and trigger a mandatory prepayment pursuant to Section 3.5(b), unless with respect to this clause (b), prior to such reinvestment, the Borrowers shall make such required prepayment.
9.26.    Interest Coverage Ratio. No Credit Party shall cause the Interest Coverage Ratio, as of the end of any fiscal quarter, to be less than 1.25 to 1.00.
9.27.    Liquidity. As of the end of each fiscal quarter, no Credit Party shall permit the Initial Borrower’s Liquidity (including any cash of the Initial Borrower held in the Investment Distribution Account maintained by the Investment Manager) to be an amount less than three percent (3%) of the Initial Borrower’s NAV, up to a maximum of $25,000,000.
9.28.    Fair Value to Cost Ratio. So long as the Tranche A Borrowing Base is greater than $0, the Guarantor shall not permit the Fair Value to Cost Ratio, as of the end of any fiscal quarter, to be lower than 80%.
9.29.    No Funding of Capital Contributions as Loans. At any time a Potential Default under Section 10.1(h) or Section 10.1(i) hereunder or any Event of Default has occurred and is continuing, no Credit Party will issue a Capital Call or otherwise request, notify, or demand that any Investor fund a Capital Contribution in the form of a loan, even if permitted to do so under the Guarantor Constituent Documents and the applicable Subscription Agreement and related Side Letter, it being the express intent of the parties hereunder that, during the continuance of a Potential Default under Section 10.1(h) or Section 10.1(i) hereunder or any Event of Default, (a) all Capital Calls issued or other requests, notifications, or demands that any Investor fund a Capital

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Contribution shall require that such Capital Contributions be funded in the form of equity in cash and (b) any existing loans previously made by an Investor to the Guarantor pursuant to the applicable provision of the Guarantor Constituent Documents or Subscription Agreement, if any, shall immediately be re-characterized as an equity investment from such Investor to the Guarantor, rather than a loan.
9.30.    Prohibition on Requesting Capital Contributions in Non-Cash Assets. Unless otherwise consented to by each Lender in its sole discretion, no Credit Party will request that any Capital Contribution by an Included Investor be funded in any asset other than cash or make arrangements with any Included Investor to accept Capital Contributions from such Included Investor in any other asset other than cash.
9.31.    INCREF Borrower, LLC. Unless otherwise consented to by each Lender in its sole discretion, the Guarantor shall not permit INCREF Borrower, LLC to incur or maintain any Indebtedness or to create, permit or suffer to exist any Lien (other than Permitted Liens).
Section 10. EVENTS OF DEFAULT
10.1.    Events of Default. An “Event of Default” shall exist if any one or more of the following events (herein collectively called “Events of Default”) shall occur and be continuing (whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):
(a)    (i) the Borrowers shall fail to pay when due any principal of the Obligations, including, without limitation, any failure to pay any amount required under Section 3.5(b); or
(ii) the Borrowers shall fail to pay when due any interest on the Obligations or any fee, expense, indemnity or other payment required hereunder, or under any other Loan Document and such failure under this clause (ii) shall continue for three (3) Business Days following the date the Administrative Agent notifies the Initial Borrower in writing of such failure (except for the failure to pay its Obligations in full on the Maturity Date, for which no notice shall be required, and except for the failure to prepay any amount required to be paid by it under Section 3.5(b) hereof when due, for which no additional notice shall be required);
(b)    any representation or warranty made or deemed made by or on behalf of the Credit Parties or the Investment Manager (in each case, as applicable) under this Credit Agreement, or any of the other Loan Documents executed by any one or more of them, or in any certificate or statement furnished or made to the Administrative Agent or Lenders or any one of them by the Credit Parties or the Investment Manager (in each case, as applicable) pursuant hereto, in connection herewith or with the Loans, or in connection with any of the other Loan Documents, shall prove to be untrue or inaccurate in any material respect as of the date on which such representation or warranty is made and the adverse effect of the failure of such representation or warranty shall not have been cured (i) with respect to any representation or warranty other than any representation or warranty relating to the accuracy of a Borrowing Base Report, a Compliance Certificate, within thirty (30) days after the earlier of: (A) written notice thereof having been given by the Administrative Agent to the Initial Borrower or (B) any Responsible Officer of a Credit Party or the Investment Manager obtaining knowledge thereof or (ii) with respect to any

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representation or warranty relating to the accuracy of a Borrowing Base Report or a Compliance Certificate, within thirty (30) days of the date such Borrowing Base Report or Compliance Certificate, as applicable, was required to be delivered pursuant to Section 8.1(b) or 8.1(i), as applicable;
(c)    default shall occur in the performance of: (i) any of the covenants or agreements contained herein (other than the covenants contained in Sections 3.5(b), 5.2(a), 8.1 and Sections 9.1 through 9.30) by the Credit Parties or the Investment Manager; or (ii) the covenants or agreements of the Credit Parties or the Investment Manager contained in any other Loan Documents executed by such Person, and, in each case if such default is susceptible to cure, such default shall continue uncured to the satisfaction of the Administrative Agent for a period of thirty
(30) days after the earlier of: (x) written notice thereof having been given by the Administrative Agent to the Initial Borrower or (y) a Credit Party or the Investment Manager obtaining knowledge thereof;
(d)    default shall occur in the performance of any of the covenants or agreements of any Credit Party or the contained in Section 3.5(b), Section 5.2(a) or any one of Sections 9.1 through 9.31;
(e)    default shall occur in the performance of Section 8.1 and such default shall continue uncured for three (3) Business Days after the earlier of: (x) written notice thereof having been given by the Administrative Agent to the Initial Borrower or (y) a Credit Party obtaining knowledge thereof;
(f)    any of the Loan Documents executed by the Credit Parties or the Investment Manager shall: (i) cease, in whole or in material part, to be legal, valid, binding agreements enforceable against the Credit Parties or the Investment Manager, as the case may be, in accordance with the terms thereof; (ii) in any way be terminated or become or be declared ineffective or inoperative; or (iii) in any way whatsoever cease to give or provide the respective first priority Liens (subject to Permitted Liens), security interest, rights, titles, interest, remedies, powers, or privileges intended to be created thereby (other than, in any of the foregoing cases, by reason of release of such Loan Document by the Lenders to the extent permitted under this Credit Agreement and in accordance with the terms hereof);
(g)    default shall occur with respect to the payment of any Indebtedness of the Credit Parties (other than the Obligations) or default shall occur with respect to the payment of Indebtedness under any Leverage Facility, in each case, in an amount equal to or in excess of the Threshold Amount or any such Indebtedness (including any Indebtedness under a Leverage Facility) under shall become due before its stated maturity by acceleration of the maturity thereof or shall become due by its terms and in either case shall not be promptly paid or extended following the expiration of any applicable grace periods related thereto, if any;
(h)    any Credit Party or the Investment Manager shall: (i) apply for or consent to the appointment of a receiver, trustee, custodian, intervenor, sequestrator, conservator, liquidator or similar official of itself or of all or a substantial part of its assets; (ii) file a voluntary petition in bankruptcy or admit in writing that it is unable to pay its debts as they become due;
(iii) make a general assignment for the benefit of creditors; (iv) file a petition or answer seeking

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reorganization or an arrangement with creditors or to take advantage of any Debtor Relief Laws;
(v) file an answer admitting the material allegations of, or consent to, or default in answering, a petition filed against it in any bankruptcy, reorganization or insolvency proceeding; or (vi) take any partnership, limited liability company or corporate action for the purpose of effecting any of the foregoing;
(i)    an order, order for relief, judgment or decree shall be entered by any court of competent jurisdiction or other competent authority approving a petition seeking reorganization of any Credit Party or the Investment Manager, or appointing a receiver, custodian, trustee, intervenor, sequestrator, conservator, liquidator or similar official of any Credit Party or the Investment Manager, or of all or substantially all of such Person’s assets, and such order, judgment or decree shall continue unstayed and in effect for a period of sixty (60) days;
(j)    any final judgment(s) for the payment of money equal to or in excess of the Threshold Amount in the aggregate shall be rendered against any Credit Party alone or against one or more of the Credit Parties and such judgment shall remain undischarged for a period of sixty
(60) consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party to enforce any such judgment, or such judgment would reasonably be expected to have a Material Adverse Effect, unless such judgment is covered by insurance in an amount that would cause any uninsured potential liability not to exceed the Threshold Amount or unless it is being appealed and such Credit Party has posted a bond or cash collateral;
(k)    [reserved];
(l)    the issuance to any Credit Party or a reasonable basis exists for the issuance to any Credit Party of any administrative order by any Governmental Authority under any Environmental Law, or the issuance to any Credit Party of any injunctive order by any court under any Environmental Law, which, in the Administrative Agent’s reasonable judgment, will result in a Material Adverse Effect and such order remains undischarged for a period of sixty (60) days;
(m)    Included Investors having Capital Commitments aggregating fifteen percent (15%) or greater of the total Capital Commitments of all Investors in the Guarantor shall default in their obligation to fund any Capital Calls (on a cumulative basis) when due and such failure shall not be cured within ten (10) Business Days (without regard to any cure or notice periods contained in the Guarantor Constituent Documents or the applicable Subscription Agreement, the related Side Letter and the Investor Letter, if applicable);
(n)    the Investor Letter given by any Included Investor or any provision thereof shall cease to be in full force and effect, or such Included Investor, the Guarantor or any other Person acting by or on behalf of such Included Investor or the Guarantor shall deny or disaffirm any of such Included Investor’s obligations or the Guarantor’s Obligations under the such Included Investor’s Investor Letter;
(o)    the Guaranty given by the Guarantor hereunder or any provision thereof shall cease to be in full force and effect, or the Guarantor or any other Person acting by or on behalf of the Guarantor shall deny or disaffirm any the Guarantor’s obligations under the Guaranty;

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(p)    any Credit Party, the Investment Manager or its affiliated Included Investor shall repudiate, challenge, or declare unenforceable its Capital Commitment or its obligation to make Capital Contributions to the capital of the Guarantor pursuant to a Capital Call or shall otherwise disaffirm any material provision of its respective Constituent Document, as applicable;
(q)    the Management Agreement shall cease to be in full force and effect or the Investment Manager resigns or is removed from said role and a successor Investment Manager acceptable to 100% of the Lenders in their sole discretion is not appointed within ten (10) days;
(r)    (i) an event shall occur that causes a dissolution or liquidation of any Credit Party or the Investment Manager or (ii) proceedings shall be commenced by any Person seeking the dissolution or liquidation of any Credit Party or the Investment Manager which remains uncured for ten (10) Business Days; or
(s)    any event or circumstance shall occur which event or circumstance triggers full recourse to a Credit Party with respect to its guaranty obligations, if any, in respect of such Leverage Facility.
10.2.    Remedies Upon Event of Default. (a) If an Event of Default shall have occurred, then the Administrative Agent may (and shall at the direction of the Required Lenders): (i) suspend the Commitments of the Lenders; (ii) terminate the Commitments of the Lenders hereunder and declare the occurrence of the Maturity Date; (iii) declare the principal of, and all interest then accrued on, the Obligations to be forthwith due and payable, whereupon the same shall forthwith become due and payable without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind (other than notice of such declaration) all of which the Credit Parties and the Investment Manager hereby expressly waive, anything contained herein or in any other Loan Document to the contrary notwithstanding;
(iv) exercise any right, privilege, or power set forth in Sections 5.2 or 5.3 or the Collateral Documents, including, but not limited to, the initiation of Capital Calls of the Uncalled Capital Commitments; (v) suspend the obligation of the Lenders to maintain Loans and/or (vi) without notice of default or demand, pursue and enforce any of the Administrative Agent’s or the Lenders’ rights and remedies under the Loan Documents, or otherwise provided under or pursuant to any Applicable Law or agreement; provided that if any Event of Default specified in Sections 10.1(h) or 10.1(i) shall occur, the principal of, and all interest on, the Obligations shall thereupon become due and payable concurrently therewith, without any further action by the Administrative Agent or the Lenders, or any of them, and without presentment, demand, protest, notice of default, notice of acceleration, or of intention to accelerate or other notice of any kind, all of which each of the Credit Parties and the Investment Manager hereby expressly waives.
(b)    Actions with Respect to the Collateral. Subject to Section 10.6, the Administrative Agent, on behalf of the Secured Parties, is hereby authorized, in the name of the Secured Parties or the name of any Credit Party, at any time or from time to time during the existence of an Event of Default, to: (i) initiate one or more Capital Calls in order to pay the Obligations then due and owing, (ii) notify the Investors to make all payments due or to become due with respect to their Capital Commitments directly to the Administrative Agent on behalf of the Secured Parties or to an account other than the Capital Contribution Accounts, (iii) take or bring in any Credit Party’s name, or that of the Secured Parties, all steps, actions, suits, or

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proceedings deemed by the Administrative Agent necessary or desirable to effect possession or collection of payments of the Capital Commitments, (iv) complete any contract or agreement of any Credit Party in any way related to payment of any of the Capital Commitments, (v) make allowances or adjustments related to the Capital Commitments, (vi) compromise any claims related to the Capital Commitments, (vii) issue credit in its own name or the name of any Credit Party; or (viii) exercise any other right, privilege, power, or remedy provided to any Credit Party under its respective Constituent Documents, the Subscription Agreements and the Investor Letters with respect to the Capital Commitments. Regardless of any provision hereof, in the absence of gross negligence or willful misconduct by the Administrative Agent or the Secured Parties, neither the Administrative Agent nor the Secured Parties shall be liable for failure to collect or for failure to exercise diligence in the collection, possession, or any transaction concerning, all or part of the Capital Calls or the Capital Commitment or sums due or paid thereon, nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Capital Commitment, subject to the Internal Revenue Code. The Administrative Agent shall give the Initial Borrower notice of actions taken pursuant to this Section 10.2(b) concurrently with, or promptly after, the taking of such action, but its failure to give such notice shall not affect the validity of such action, nor shall such failure give rise to defenses to the Borrowers’ or the Guarantor’s obligations hereunder. Notwithstanding the above, during the continuance of an Event of Default, the Credit Parties shall be authorized to issue Capital Calls only with the consent of the Administrative Agent in its sole discretion.
(c)    Additional Action by the Administrative Agent. After the occurrence and during the continuance of an Event of Default, issuance by the Administrative Agent on behalf of the Secured Parties of a receipt to any Person obligated to pay any Capital Contribution shall be a full and complete release, discharge, and acquittance to such Person to the extent of any amount so paid to the Administrative Agent for the benefit of the Secured Parties so long as such amounts shall not be invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other Person under any insolvency law, state or federal law, common law or equitable doctrine. The Administrative Agent, on behalf of the Secured Parties, is hereby authorized and empowered, after the occurrence and during the continuance of an Event of Default, on behalf of any Credit Party, to endorse the name of any Credit Party upon any check, draft, instrument, receipt, instruction, or other document or items, including, but not limited to, all items evidencing payment upon a Capital Contribution of any Person to any Credit Party coming into the Administrative Agent’s possession, and to receive and apply the proceeds therefrom in accordance with the terms hereof. After the occurrence and during the continuance of an Event of Default, the Administrative Agent, on behalf of the Secured Parties, is hereby granted an irrevocable power of attorney, which is coupled with an interest, to execute all checks, drafts, receipts, instruments, instructions, or other documents, agreements, or items on behalf of any Credit Party, either before or after demand of payment of the Obligations, as shall be deemed by the Administrative Agent to be necessary or advisable, in the sole discretion of the Administrative Agent, to protect the first priority security interests and Liens in the Collateral or the repayment of the Obligations, and neither the Administrative Agent nor the Secured Parties, in the absence of gross negligence or willful misconduct, shall incur any liability in connection with or arising from its exercise of such power of attorney.

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(d)    The application by the Administrative Agent of such funds shall, unless the Lenders shall agree otherwise in writing, be the same as set forth in Section 3.4. The Credit Parties

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acknowledge that all funds so transferred into the Collateral Accounts shall be the property of the Initial Borrower or the Guarantor, as applicable, subject to the first priority, exclusive security interest of the Administrative Agent therein.
10.3.    Lender Offset. If an Event of Default shall have occurred and be continuing, each Lender and each of its respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by such Lender, or any such Affiliate to or for the credit or the account of any Borrower or any other Credit Party against any and all of the obligations of any Borrower or such Credit Party now or hereafter existing under this Credit Agreement or any other Loan Document to such Lender, or any of its respective Affiliates, irrespective of whether or not such Lender, or any such Affiliate shall have made any demand under this Credit Agreement or any other Loan Document and although such obligations of any Borrower or such Credit Party may be contingent or unmatured or are owed to a branch or office of such Lender, or such Affiliate different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 3.4(c) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, and their respective Affiliates under this Section 10.3 are in addition to other rights and remedies (including other rights of setoff) that such Lender or its respective Affiliates may have. Each Lender agrees to notify the Initial Borrower and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.4.    Performance by the Administrative Agent. Should any Credit Party or the Investment Manager fail to perform any covenant, duty, or agreement contained herein or in any of the Loan Documents, and such failure continues beyond any applicable cure period, the Administrative Agent may, but shall not be obligated to, perform or attempt to perform such covenant, duty, or agreement on behalf of such Person. In such event, the Credit Parties or the Investment Manager, as applicable, shall, at the request of the Administrative Agent, promptly pay any amount expended by the Administrative Agent in such performance or attempted performance to the Administrative Agent at its designated Agency Services Address, together with interest thereon at the Default Rate from the date of such expenditure until paid. Notwithstanding the foregoing, it is expressly understood that neither the Administrative Agent nor the Lenders assume any liability or responsibility for the performance of any duties of the Credit Parties or the Investment Manager, or any related Person hereunder or under any of the Loan Documents or other control over the management and affairs of any Credit Party or the Investment Manager, or any related Person, nor by any such action shall the Administrative Agent or the Lenders be deemed to create a partnership arrangement with any Credit Party, the Investment Manager, or any related Person.

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10.5.    Good Faith Duty to Cooperate. In the event that the Administrative Agent or Required Lenders elect to commence the exercise of remedies pursuant to Section 10.2 or 10.3 as a result of the occurrence of any Event of Default, the Credit Parties agree to cooperate in good faith with the Administrative Agent to enable the Administrative Agent to issue Capital Calls and enforce the payment thereof by the Investors, including but not limited to providing contact information for each Investor with Unfunded Capital Commitments within two (2) Business Days of request.
10.6.    Curing an Event of Default by Investor Capital Call. Notwithstanding the foregoing or anything to the contrary herein, upon the occurrence and during the continuance of an Event of Default (other than an Event of Default described in Sections 10.1(h) or 10.1(i)), if such Event of Default can be cured by the funding of Uncalled Capital Commitments, then none of the Administrative Agent or any of the Lenders may exercise its right to issue Capital Calls to the Investors unless the Administrative Agent shall have given the Credit Parties five (5) Business Days’ advance written notice (the “Initial Notice Period”) of its intention to exercise such remedy and, if, at any time prior to or during such Initial Notice Period, the applicable Credit Parties shall issue a Capital Call to the Investors sufficient to cure such Event of Default or repay the Obligations in full, as applicable, then the Administrative Agent and the Lenders shall not exercise such remedy with respect to any applicable Credit Parties until the Business Day following the Initial Payment Date (as defined below); provided, that: (i) such Capital Call as issued by such Credit Parties, as applicable, shall require the Investors to fund their related Capital Contributions within ten (10) Business Days after the date of such Capital Call (such tenth (10th) Business Day being the “Initial Payment Date”); (ii) the Capital Contributions and all other amounts paid by the Investors in respect of such Capital Call shall be deposited into the applicable Capital Contribution Account; and (iii) each applicable Credit Party shall direct the Account Bank that such Capital Contributions and other payments by the Investors shall be withdrawn by the Administrative Agent to cure such Event of Default and/or prepay the Obligations in their entirety, as applicable; provided, further, that nothing herein shall prohibit the Administrative Agent or any Lender from
(i) exerting control over any Collateral Account upon the occurrence and during the continuance of a Cash Control Event and taking any such actions as may be required to protect their rights in a bankruptcy proceeding or (ii) exercising any remedies it may have with respect to any Event of Default pursuant to Sections 10.1(h) or 10.1(i) or any other Event of Default that shall have occurred and be continuing that cannot be cured by the funding of Uncalled Capital Commitments.
Section 11.    AGENCY PROVISIONS
11.1.    Appointment and Authorization of Agents.
(a)    Authority. Each Lender (including any Person that is an assignee, participant, secured party or other transferee with respect to the interest of such Lender in any Principal Obligation or otherwise under this Credit Agreement) (collectively with such Lender, a “Lender Party”) hereby irrevocably appoints, designates and authorizes each Agent to take such action on its behalf under the provisions of this Credit Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to such Agent by the terms hereof and of the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere herein and in the other Loan Documents, no Agent shall have any duties or responsibilities, except those

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expressly set forth herein and therein, nor shall any Agent have or been deemed to have any fiduciary relationship with any Lender Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any of the other Loan Documents or otherwise exist against any Agent. Without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any Applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The provisions of this Section 11 are solely for the benefit of the Administrative Agent and the Lenders and none of the Credit Parties, the Investment Manager, any Investor or any Affiliate of the foregoing (each, a “Borrower Party”) shall have any rights as a third-party beneficiary of the provisions hereof (except for the provisions that explicitly relate to the Credit Parties and the Investment Manager in Section 11.10).
(b)    Release of Collateral. The Secured Parties irrevocably authorize the Administrative Agent (without any further consent of the Secured Parties), at the Administrative Agent’s option and in its sole discretion, to release any security interest in or Lien on any Collateral granted to or held by the Administrative Agent: (i) upon termination of this Credit Agreement and the other Loan Documents, termination of the Commitments and payment in full of all of the Obligations (other than contingent obligations for which no claim has yet been made), including all fees and indemnified costs and expenses that are then due and payable pursuant to the terms of the Loan Documents; and (ii) if approved by the Lenders pursuant to the terms of Section 12.1. Upon the request of the Administrative Agent, the Lenders will confirm in writing the Administrative Agent’s authority to release particular types or items of Collateral pursuant to this Section 11.1(b).
11.2.    Delegation of Duties. Each Agent may execute any of its duties hereunder or under the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of legal counsel, accountants, and other professionals selected by such Agent concerning all matters pertaining to such duties. No Agent shall be responsible to any Lender for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care, nor shall it be liable for any action taken or suffered in good faith by it in accordance with the advice of such Persons. The exculpatory provisions of this Section 11 shall apply to any such sub-agent of such Agent.
11.3.    Exculpatory Provisions. No Agent nor any of its affiliates, nor any of their respective officers, directors, employees, agents or attorneys-in-fact (each such person, an “Agent-Related Person”), shall be liable for any action taken or omitted to be taken by it under or in connection herewith or in connection with any of the other Loan Documents (except for its own gross negligence or willful misconduct) or be responsible in any manner to any Lender Party for any recitals, statements, representations or warranties made by any of the Borrower Parties contained herein or in any of the other Loan Documents or in any certificate, report, document, financial statement or other written or oral statement referred to or provided for in, or received by such Agent under or in connection herewith or in connection with the other Loan Documents, or enforceability or sufficiency therefor of any of the other Loan Documents, or for any failure of any Borrower Party to perform its obligations hereunder or thereunder. No Agent-

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Related Person shall be responsible to any Lender for the effectiveness, genuineness, validity, enforceability,

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collectability or sufficiency of this Credit Agreement, or any of the other Loan Documents or for any representations, warranties, recitals or statements made herein or therein or made by any Borrower Party in any written or oral statement or in any financial or other statements, instruments, reports, certificates or any other documents in connection herewith or therewith furnished or made by the Agent-Related Person to the Lenders or by or on behalf of the Borrower Parties to the Agent-Related Person or any Lender or be required to ascertain or inquire as to the performance or observance of any of the terms, conditions, provisions, covenants or agreements contained herein or therein or as to the use of the proceeds of the Loans or of the existence or possible existence of any Potential Default or Event of Default or to inspect the properties, books or records of the Borrower Parties. The Agents are not trustees for the Lenders and owe no fiduciary duty to the Lenders. Each Lender Party recognizes and agrees that the Administrative Agent shall not be required to determine independently whether the conditions described in Sections 6.2(a) or 6.2(b) have been satisfied and, when the Administrative Agent disburses funds to Borrowers or accepts any Qualified Borrower Guaranties, it may rely fully upon statements contained in the relevant requests by a Borrower Party.
11.4.    Reliance on Communications. The Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certificate, affidavit, letter, email, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any of the Borrower Parties, independent accountants and other experts selected by the Agents with reasonable care). Each Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with Administrative Agent in accordance with Section 12.11(c). Each Agent shall be fully justified in failing or refusing to take any action under this Credit Agreement or under any of the other Loan Documents unless it shall first receive such advice or concurrence of the Lenders as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or under any of the other Loan Documents in accordance with a request of the Required Lenders (or to the extent specifically required, all of the Lenders) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders (including their successors and assigns).
11.5.    Notice of Default. No Agent shall be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless such Agent has received notice from a Lender or a Borrower Party referring to the Loan Document, describing such Potential Default or Event of Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice, and the Administrative Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders and as is permitted by the Loan Documents.
11.6.    Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that no Agent-Related Person has made any representations or warranties to it and that no act by any Agent-Related Person hereafter taken, including any review of the affairs of any

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Borrower Party, shall be deemed to constitute any representation or warranty by the Agent-Related Person to any Lender. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties and made its own decision to make its Loans hereunder and enter into this Credit Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Credit Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrower Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, no Agent shall have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, assets, property, financial or other conditions, prospects or creditworthiness of the Borrower Parties which may come into the possession of any Agent-Related Person.
11.7.    Indemnification. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify, upon demand, each Agent-Related Person (to the extent not reimbursed by a Borrower Party and without limiting any obligation of the Borrower Parties to do so), ratably in accordance with the applicable Lender’s respective Lender’s Pro Rata Share, and hold harmless each Agent-Related Person from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following payment in full of the Obligations) be imposed on, incurred by or asserted against it in its capacity as such in any way relating to or arising out of this Credit Agreement or the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by it under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Person’s gross negligence or willful misconduct, or related to another Lender; provided, further, that no action taken in accordance with the directions of the Required Lenders or all Lenders, as applicable, shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 11.7. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including attorney costs) incurred by such Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that such Agent is not reimbursed for such expenses by or on behalf of the Borrower Parties. The agreements in this Section 11.7 shall survive the termination of the Commitments, payment of all of the Obligations hereunder and under the other Loan Documents or any documents contemplated by or referred to herein or therein, as well as the resignation or replacement of any Agent.

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11.8.    Agents in Their Individual Capacity. Each Agent (and any successor acting as an Agent) and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Equity Interests in, and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with any Borrower Party (or any of their Subsidiaries or Affiliates) as though such Agent were not an Agent or a Lender hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, any Agent or its Affiliates may receive information regarding the Borrower Parties or their Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to the Loans made and all obligations owing to it, an Agent acting in its individual capacity shall have the same rights and powers under this Credit Agreement as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
11.9.    Successor Agents.
(a)    Resignation of Administrative Agent. (i) The Administrative Agent may at any time give notice of its resignation to the Lenders and the Initial Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Initial Borrower and subject to the consent of the Initial Borrower (provided no Event of Default has occurred and is continuing at the time of such resignation), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders) (the “Resignation Effective Date”), then the retiring Administrative Agent may (but shall not be obligated to), on behalf of the Lenders, appoint a successor Administrative Agent meeting the qualifications set forth above. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date.
(ii)    If the Person serving as Administrative Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Required Lenders may, to the extent permitted by Applicable Law, by notice in writing to the Initial Borrower and such Person, remove such Person as Administrative Agent and, in consultation with the Initial Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days (or such earlier day as shall be agreed by the Required Lenders) (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.
(iii)    With effect from the Resignation Effective Date or the Removal Effective Date (as applicable), (1) the retiring or removed Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any Collateral held by the Administrative Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Administrative Agent shall continue to hold such

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Collateral until such time as a successor Administrative Agent is appointed) and (2) except

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for any indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring or removed Administrative Agent (other than any rights to indemnity payments owed to the retiring or removed Administrative Agent), and the retiring or removed Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring or removed Administrative Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Section 11 and Section 12.5 shall continue in effect for the benefit of such retiring or removed Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Administrative Agent was acting as Administrative Agent.
(b)    Resignation of Other Agents. Any other Agent may, at any time, resign upon written notice to the Lenders and the Initial Borrower. If no successor agent is appointed prior to the effective date of the resignation of the applicable Agent, then the retiring Agent may appoint, after consulting with the Lenders and the Initial Borrower, a successor Agent from any of the Lenders. Upon the acceptance of its appointment as successor agent hereunder, such successor agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and shall assume the duties and obligations of such retiring Agent, and the retiring Agent shall be discharged from its duties and obligations as Agent under this Credit Agreement and the other Loan Documents. After any retiring Agent’s resignation hereunder as Agent, the provisions of this Section 11.9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Agent under this Credit Agreement.
11.10.    Reliance by the Borrowers. The Borrowers shall be entitled to rely upon, and to act or refrain from acting on the basis of, any notice, statement, certificate, waiver or other document or instrument delivered by the Administrative Agent to the Initial Borrower or the Borrowers, as applicable, so long as the Administrative Agent is purporting to act in its respective capacity as the Administrative Agent pursuant to this Credit Agreement, and the Borrowers shall not be responsible or liable to any Lender (or to any Participant or to any Assignee), or as a result of any action or failure to act (including actions or omissions which would otherwise constitute defaults hereunder) which is based upon such reliance upon Administrative Agent. The Borrowers shall be entitled to treat the Administrative Agent as the properly authorized Administrative Agent pursuant to this Credit Agreement until the Borrower shall have received notice of resignation, and the Borrowers shall not be obligated to recognize any successor Administrative Agent until the Initial Borrower shall have received written notification satisfactory to them of the appointment of such successor.

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11.11.    Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Borrower Party, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower Parties) shall be entitled and empowered, by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Secured Parties (including any claim for the reasonable compensation, expenses, disbursements and advances of the Secured Parties and their respective agents and counsel and all other amounts due the Secured Parties hereunder) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Secured Party, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent hereunder.
Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Secured Party any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Secured Party or to authorize the Administrative Agent to vote in respect of the claim of any Secured Party in any such proceeding.
11.12.    Erroneous Payment.
(a)    If the Administrative Agent (x) notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party (any such Lender, Secured Party or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment

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as contemplated below in this Section 11.12 and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender, Secured Party or any Person who has received funds on behalf of a Lender or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Credit Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:
(i)    it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and
(ii)    such Lender or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 11.12(b).
For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 11.12(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 11.12(a) or on whether or not an Erroneous Payment has been made.

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(c)    Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).
(d)    (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto),
(A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to an approved electronic platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Initial Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Credit Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrowers shall each be deemed to have waived any consents required under this Credit Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Credit Agreement.
(ii)    Subject to Section 12.11(b) (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrowers or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency

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owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.
(e)    The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Secured Party, to the rights and interests of such Lender or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Credit Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Credit Party; provided that this Section 11.12 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrowers relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers for the purpose of making such Erroneous Payment.
(f)    To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.
(g)    Each party’s obligations, agreements and waivers under this Section 11.12 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

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Section 12.    MISCELLANEOUS
12.1.    Amendments.
(1)    Amendments Generally. Neither this Credit Agreement (including the exhibits hereto) nor any other Loan Document to which any Credit Party or the Investment Manager is a party, nor any of the terms hereof or thereof, may be amended, waived, discharged or terminated, unless such amendment, waiver, discharge, or termination is in writing and signed by the Administrative Agent (based upon the approval of the Required Lenders), or the Required Lenders, on the one hand, and such Credit Party or the Investment Manager, as applicable, on the other hand; and, if the rights or duties of an Agent are affected thereby, by such Agent; provided that no such amendment, waiver, discharge, or termination shall, without the consent of:
(a)    each Lender affected thereby:
(i)    reduce or increase the amount or alter the term of the Commitment of such Lender, alter the provisions relating to any fees (or any other payments) payable to such Lender, or accelerate the obligations of such Lender to advance its portion of any Borrowing, as contemplated in Section 2.5;
(ii)    extend the time for payment for the principal of or interest on the Obligations, or fees or costs, or reduce the principal amount of the Obligations (except as a result of the application of payments or prepayments), or reduce the rate of interest borne by the Obligations (other than as a result of waiving the applicability of the Default Rate), or otherwise affect the terms of payment of the principal of or any interest on the Obligations or fees or costs hereunder;
(iii)    release any Liens granted under the Collateral Documents, except as otherwise contemplated herein or therein, and except in connection with the transfer of interests in the Borrowers or the Guarantor permitted hereunder or in any other Loan Document; and
(b)    all Lenders:
(i)    except as otherwise provided by Section 9.5 or 9.12, permit the cancellation, excuse or reduction of the Uncalled Capital Commitment or Capital Commitment of any Included Investor;
(ii)    amend the definition of “Adjusted Tangible Net Worth”, “Concentration Limit”, “Interest Coverage Ratio”, “Eligible Investment”, “Eligible Institution”, “Financial Covenant”, “Included Investor”, “Maturity Date”, “Portfolio Asset NAV”, “Principal Obligations”, “Tangible Net Worth”, “Tranche A Available Commitment”, “Tranche A Borrowing Base”, “Tranche B Available Commitment”, “Tranche B Borrowing Base”, “Tranche B Adjusted Borrowing Base” or the definition of any of the defined terms used therein;
(iii)    change the percentages specified in the definition of Required Lenders herein or any other provision hereof specifying the number or percentage

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of the Lenders which are required to amend, waive or modify any rights hereunder or otherwise make any determination or grant any consent hereunder;
(iv)    consent to the assignment or transfer by any Credit Party of any of its rights and obligations under (or in respect of) the Loan Documents; or
(v)    amend the terms of Section 3.5(b), this Section 12 or Section 13.
The Administrative Agent agrees that it will notify the Lenders of any proposed modification or amendment to any Loan Document, and deliver drafts of any such proposed modification or amendment to the Lenders, prior to the effectiveness of such proposed modification or amendment. Notwithstanding the above: (A) no provisions of Section 11 may be amended or modified without the consent of the Administrative Agent; and (B) Section 8 and Section 9 specify the requirements for waivers of the affirmative covenants and negative covenants listed therein, and any amendment to a provision of Section 8 or Section 9 shall require the consent of the Lenders or the Administrative Agent that are specified therein as required for a waiver thereof. Any amendment, waiver or consent not specifically addressed in this Section 12.1 or otherwise shall be subject to the approval of the Required Lenders.
Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above: (1) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersede the unanimous consent provisions set forth herein; (2) the Required Lenders may consent to allow a Credit Party or the Investment Manager to use cash collateral in the context of a bankruptcy or insolvency proceeding; and (3) the Administrative Agent may, in its sole discretion, agree to the modification or waiver of any of the other terms of this Credit Agreement or any other Loan Document or consent to any action or failure to act by any Credit Party or the Investment Manager, if such modification, waiver, or consent is of an administrative nature.
If the Administrative Agent shall request the consent of any Lender to any amendment, change, waiver, discharge, termination, consent or exercise of rights covered by this Credit Agreement, and not receive such consent or denial thereof in writing within ten (10) Business Days of the making of such request by the Administrative Agent, as the case may be, such Lender shall be deemed to have denied its consent to the request.
12.2.    Sharing of Offsets. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or other obligations hereunder resulting in such Lender’s receiving payment of a proportion of the aggregate amount of its Loans and accrued interest thereon or other such obligations (other than pursuant to Section 4 or Section 12.5) greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value) participations in the Loans and such other obligations of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of obligations owing them; provided that:

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(i)    if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and
(ii)    the provisions of this paragraph shall not be construed to apply to
(A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Credit Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrowers or any of their Subsidiaries (as to which the provisions of this paragraph shall apply).
Each Credit Party consents to the foregoing and agrees, to the extent it may effectively do so under Applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against each Credit Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of each Credit Party in the amount of such participation.
12.3.    Sharing of Collateral. To the extent permitted by Applicable Law, each Lender and the Administrative Agent, in its capacity as a Lender, agrees that if it shall, through the receipt of any proceeds from a Capital Call or the exercise of any remedies under any Collateral Documents, receive or be entitled to receive payment of a portion of the aggregate amount of principal, interest and fees due to it under this Credit Agreement which constitutes a greater proportion of the aggregate amount of principal, interest and fees then due to such Lender under this Credit Agreement than the proportion received by any other Lender in respect of the aggregate amount of principal, interest and fees due with respect to any Obligations to such Lender under this Credit Agreement, then such Lender or the Administrative Agent, in its capacity as a Lender, as the case may be, shall purchase participations in the Obligations under this Credit Agreement held by such other Lenders so that all such recoveries of principal, interest and fees with respect to this Credit Agreement, the Notes and the Obligations thereunder held by the Lenders shall be pro rata according to each Lender’s Commitment (determined as of the date thereof and regardless of any change in any Lender’s Commitment caused by such Lender’s receipt of a proportionately greater or lesser payment hereunder). Each Lender hereby authorizes and directs the Administrative Agent to coordinate and implement the sharing of collateral contemplated by this Section 12.3 prior to the distribution of proceeds from Capital Calls or proceeds from the exercise of remedies under the Collateral Documents prior to making any distributions of such proceeds to each Lender or the Administrative Agent, in their respective capacity as the Lenders.
12.4.    Waiver. No failure to exercise, and no delay in exercising, on the part of the Administrative Agent or the Lenders, any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder and under the Loan Documents shall be in addition to all other rights provided by Applicable Law. No modification or waiver of any provision of this Credit Agreement, the Notes or any of the other Loan Documents, nor consent to departure therefrom, shall be effective unless in writing and no

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such consent or waiver shall extend beyond the particular case and purpose involved. No notice or demand given in any case shall constitute a waiver of the right to take other action in the same, similar or other instances without such notice or demand. Subject to the terms of this Credit Agreement (including, without limitation, Section 12.1), the Administrative Agent acting on behalf of all Lenders, the Credit Parties and the Investment Manager may from time to time enter into agreements amending or changing any provision of this Credit Agreement or the rights of the Lenders, the Credit Parties or the Investment Manager hereunder, or may grant waivers or consents to a departure from the due performance of the obligations of the Credit Parties and the Investment Manager hereunder, any such agreement, waiver or consent made with such written consent of the Administrative Agent being effective to bind all the Lenders, except as provided in Section 12.1. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.
12.5.    Payment of Expenses; Indemnity.
(a)    Cost and Expenses. The Borrowers, jointly and severally, shall pay promptly and in all events within thirty (30) days after the receipt of written notice from the Administrative Agent (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of any counsel for the Administrative Agent, including the Administrative Agent’s special counsel, Cadwalader, Wickersham & Taft LLP, in connection with the preparation, negotiation, execution, delivery, syndication and administration of this Credit Agreement and the other Loan Documents and any amendments, modifications, addition of Included Investors, amendments to any Credit Party’s Constituent Document, or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Lender (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Lender, in connection with the enforcement or protection of its rights (A) in connection with this Credit Agreement and the other Loan Documents, including its rights under this Section 12.5, or (B) in connection with the Loans made hereunder, including all such out of pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.
(b)    Indemnification by the Borrowers. The Borrowers shall indemnify the Administrative Agent (and any sub-agent thereof) and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, and shall pay or reimburse any such Indemnitee for, any and all losses, claims (including, without limitation, any Environmental Claims), damages, liabilities and related expenses (including the fees, charges and disbursements of any counsel for any Indemnitee), actually incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Credit Party or the Investment Manager), other than such Indemnitee and its Related Parties, arising out of, in connection with, or as a result of (i) the execution or delivery of this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby (including, without limitation, the Credit Facility), (ii) any Loan or the use or proposed use of the proceeds therefrom, (iii) any actual or alleged presence or Release of Hazardous Materials on or from any property owned or operated by any Credit Party or any Subsidiary

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thereof, or any Environmental Claim related in any way to any Credit Party or any Subsidiary,
(iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Credit Party, the Investment Manager or any Subsidiary thereof, and regardless of whether any Indemnitee is a party thereto, or (v) any claim (including, without limitation, any Environmental Claims), investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) and the prosecution and defense thereof, arising out of or in any way connected with the Loans, this Credit Agreement, any other Loan Document, or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby, including without limitation, reasonable attorneys and consultant’s fees, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee or (y) result from a claim brought by any Credit Party, the Investment Manager or any Subsidiary thereof against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Loan Document, if such Credit Party, the Investment Manager or such Subsidiary has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 12.5(b) shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, liabilities and related expenses arising from any non-Tax claim.
(c)    Reimbursement by the Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 12.5(a) or Section 12.5(b) to be paid by it to the Administrative Agent (or any sub-agent thereof) or any Related Party of any of the foregoing, each Lender severally agrees to pay to the Administrative Agent (or any such sub-agent) or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the Principal Obligations at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent) or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent) in connection with such capacity.
(d)    Waiver of Consequential Damages, Etc. To the fullest extent permitted by Applicable Law, the Borrowers, each other Credit Party and the Investment Manager shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Credit Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee referred to in clause (b) above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Credit Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than resulting from such Person’s gross negligence or willful misconduct.

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(e)    Payments. All amounts due under this Section 12.5 shall be payable promptly after demand therefor.
(f)    Survival. Each party’s obligations under this Section 12.5 shall survive the termination of the Loan Documents and payment of the Obligations hereunder.
12.6.    Notice.
(a)    Notices Generally. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be in writing (except where telephonic instructions or notices are expressly authorized herein to be given) and shall be deemed to be effective: (i) if by hand delivery, telecopy or other facsimile transmission, on the day and at the time on which delivered to such party at the address or fax numbers specified below;
(ii) if by mail, on the day which it is received after being deposited, postage prepaid, in the United States registered or certified mail, return receipt requested, addressed to such party at the address specified below; or (iii) if by FedEx or other reputable express mail service, on the next Business Day following the delivery to such express mail service, addressed to such party at the address set forth below; (iv) if by telephone, on the day and at the time communication with one of the individuals named below occurs during a call to the telephone number or numbers indicated for such party below; or (v) if by email, as provided in Section 12.6(b).
If to the Credit Parties or the Investment Manager:
At the address specified with respect thereto on Schedule I. With a copy to (which shall not constitute notice hereunder):
Mayer Brown LLP
71 South Wacker Drive Chicago, Illinois 60606 Attention: Todd Bundrant Telephone: (312) 701-8081
Email: TBundrant@mayerbrown.com If to the Guarantor:
At the address specified with respect thereto on Schedule I. With a copy to (which shall not constitute notice hereunder):
Mayer Brown LLP
71 South Wacker Drive Chicago, Illinois 60606 Attention: Todd Bundrant Telephone: (312) 701-8081
Email: TBundrant@mayerbrown.com

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If to NatWest as Administrative Agent or Lender, in connection with any Requests for Borrowing or other operational matters:
NatWest Markets plc
250 Bishopsgate, London EC2M 4AA Attention: GBMUK Agency Telephone: +91 99869 43772
Email: gbmukagency1@rbs.com

Reporting:
NatWest Markets plc
250 Bishopsgate, London EC2M 4AA Attention: NAV Portfolio Management Telephone: N/A
Email: fm-057353@rbos.co.uk

NatWest Markets plc
250 Bishopsgate, London EC2M 4AA Attention: Subline Portfolio Management Telephone: N/A
Email: fpm@natwestmarkets.com

NatWest Markets plc
250 Bishopsgate, London EC2M 4AA Attention: NAV Structuring Telephone: N/A
Email: privatefinancingfundsfinancingnatwestmarkets@natwestmarkets.com
If to NatWest as Administrative Agent or Lender, in connection with any other matters in connection with the Credit Agreement, including, without limitation, any notices of default, any amendment or waiver requests and any increase and extension requests:
NatWest Markets plc
250 Bishopsgate, London EC2M 4AA NatWest Markets plc
250 Bishopsgate, London EC2M 4AA Attention: Benjamin Hue
Telephone: +44 776916 1550
Email: benjamin.hue@natwestmarkets.com

NatWest Markets plc
250 Bishopsgate, London EC2M 4AA Attention: Joshua Band
Telephone: +44 7385346202
Email: joshua.band@natwestmarkets.com

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NatWest Markets plc
250 Bishopsgate, London EC2M 4AA Attention: NAV Structuring Telephone: N/A
Email: privatefinancingfundsfinancingnatwestmarkets@natwestmarkets.com

With a copy to (which shall not constitute notice hereunder): Cadwalader, Wickersham & Taft LLP
650 South Tryon Street Charlotte, North Carolina 28202 Attention: Jeffrey Nagle Telephone: +1 (704) 348-5267 Email: jeffrey.nagle@cwt.com
If to any other Lender:
At the address and numbers set forth below the signature of such Lender on the signature page hereof or on the Assignment and Assumption or Lender Joinder Agreement of such Lender.
Any party hereto may change its address for purposes of this Credit Agreement by giving notice of such change to the other parties pursuant to this Section 12.6. With respect to any notice received by the Administrative Agent from any Borrower or any Investor not otherwise addressed herein, the Administrative Agent shall notify the Lenders promptly of the receipt of such notice, and shall provide copies thereof to the Lenders.
(b)    Electronic Communication. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving such notices by electronic communication. Any Credit Party and the Investment Manager may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

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12.7.    Governing Law. This Credit Agreement and any other Loan Document (except, at to any other Loan Document, as expressly set forth therein), and any claim, controversy or dispute arising under or related to or in connection therewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
12.8.    Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against any Credit Party or the Investment Manager with respect to this Credit Agreement, the Notes or the other Loan Documents or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their sole discretion may elect and each Credit Party and the Investment Manager hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Credit Party and the Investment Manager hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by the Lender by registered or certified mail, postage prepaid, to such Credit Party’s or the Investment Manager’s address set forth in Section 12.6. Each Credit Party and the Investment Manager hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Credit Agreement or the Notes brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS CREDIT AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS, WHICH WAIVER IS INFORMED AND VOLUNTARY.
12.9.    Invalid Provisions. If any provision of this Credit Agreement is held to be illegal, invalid, or unenforceable under present or future laws effective during the term of this Credit Agreement, such provision shall be fully severable and this Credit Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Credit Agreement, and the remaining provisions of this Credit Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Credit Agreement, unless such continued effectiveness of this Credit Agreement, as modified, would be contrary to the basic understandings and intentions of the parties as expressed herein. If any provision of this Credit Agreement shall conflict with or be inconsistent with any provision of any of the other Loan Documents, then the terms, conditions and provisions of this Credit Agreement shall prevail.
12.10.    Entirety. The Loan Documents embody the entire agreement between the parties and supersede all prior agreements and understandings, if any, relating to the subject matter hereof and thereof.

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12.11.    Successors and Assigns; Participations.
(a)    Successors and Assigns Generally. The provisions of this Credit Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that neither the Borrowers nor any other Credit Party or the Investment Manager may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 12.11(b), (ii) by way of participation in accordance with the provisions of Section 12.11(d) or (iii) by way of declaration of trust, pledge or assignment of a security interest subject to the restrictions of Section 12.11(f) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Credit Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 12.11(d) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Credit Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Credit Agreement (including all or a portion of its Commitment and the Loans at the time owing to it); provided that, in each case, any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender, no minimum amount need be assigned; and;
(B)    in any case not described in Section 12.11(b)(i)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding hereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of such “Trade Date”) shall not be less than
$5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Initial Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed); provided that the Initial Borrower shall be deemed to have given their consent seven (7) Business Days after the date written notice

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thereof has been delivered by the assigning Lender (through the Administrative Agent) unless such consent is expressly refused by the Initial Borrower in a written notice to the Administrative Agent received prior to such seventh (7th) Business Day.
(ii)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Credit Agreement with respect to the Loan or the Commitment assigned.
(iii)    Required Consents. No consent shall be required for any assignment except to the extent required by Section 12.11(b)(i)(B) and, in addition:
(A)    the consent of the Initial Borrower (such consent not to be unreasonably withheld or delayed) shall be required
(1)    unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender or an Affiliate of a Lender; and
(2)    except under circumstances described in clause (1)(x) above for any assignment to a Competitor; provided, that the Initial Borrower shall be deemed to have consented to any such assignment unless they shall object thereto by written notice to the Administrative Agent within five (5) Business Days after having received notice thereof;
(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments if such assignment is to a Person that is not a Lender with a Commitment or an Affiliate of such Lender; and
(C)    under no circumstances shall the Lender assign any of its hereunder or under the other Loan Documents to a Competitor unless an Event of Default has been in existence for more than fifteen (15) Business Days.
(iv)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500 for each assignment; provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. An assignment by any Lender, unless otherwise agreed by the Initial Borrower, shall be at such Lender’s expense, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent incurred in connection with any such assignment. The Assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire if requested by the Administrative Agent.

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(v)    No Assignment to Certain Persons. No such assignment shall be made to (A) any Credit Party or any Credit Party’s Subsidiaries or Affiliates or
(B) to any Defaulting Lender or any of its Affiliates, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B).
(vi)    No Assignment to Natural Persons. No such assignment shall be made to a natural Person.
(vii)    Declaration of Trust; Certain Pledges. Any Lender may at any time grant a declaration of trust in favor of any beneficiary (a “Declaration of Trust” and a “Beneficiary” respectively) without notice to or consent from any party hereto; provided that such Lender’s obligations under this Credit Agreement (including, without limitation, its Commitment to the Borrowers thereunder) shall remain unchanged, such Lender shall remain solely responsible to the other parties to this Credit Agreement for the performance of such obligations and the Administrative Agent, the other Lenders and the Borrowers shall have the right to continue to deal solely and directly with such Lender or its attorney in fact in connection with such Lender’s rights and obligations under this Credit Agreement. Any Lender or Beneficiary may pledge or assign a security interest in all or any portion of its rights under this Credit Agreement or, in respect of the Beneficiary, the Declaration of Trust to secure obligations of such Lender or Beneficiary, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central Lender, without notice to or consent from any party hereto; provided that no such pledge or assignment by a Lender shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(viii)    Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Initial Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested, but not funded by, the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (A) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (B) acquire (and fund as appropriate) its full share of all Loans in accordance with its Pro Rata Share. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under Applicable Law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Credit Agreement until such compliance occurs.

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(ix)    Consequences of Assignment. Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 12.11(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Credit Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Credit Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Credit Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Credit Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 4 and Section 12.5 with respect to facts and circumstances occurring prior to the effective date of such assignment; provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender. Any assignment or transfer by a Lender of rights or obligations under this Credit Agreement that does not comply with this paragraph shall be treated for purposes of this Credit Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 12.11(d).
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at one of its offices in London, a copy of each Assignment and Assumption and each Lender Joinder Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrowers and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than a natural Person or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries, or absent a continuing Event of Default, a Defaulting Lender or a Competitor) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Credit Agreement (including all or a portion of its Commitment and/or the Loans owing to it); provided that (i) such Lender’s obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Credit Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 12.5(c) with respect to any payments made by such Lender to its Participant(s).

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Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Credit Agreement and to

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approve any amendment, modification or waiver of any provision of this Credit Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver or modification described in Section 12.1 that directly affects such Participant and could not be affected by a vote of the Required Lenders. The Borrowers agree that each Participant shall be entitled to the benefits of Section 4 (subject to the requirements and limitations therein, including the requirements of Section 4.1(g) (it being understood that the documentation required under Section 4.1(g) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 12.11(b); provided that such Participant (A) agrees to be subject to the provisions of Section 4.9 as if it were an assignee under Section 12.11(b) and
(B) shall not be entitled to receive any greater payment under Sections 4.1 and 4.5, with respect to such participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Initial Borrower’s request and expense, to use reasonable efforts to cooperate with the Initial Borrower to effectuate the provisions of Section 4.9(b) with respect to any Participant. To the extent permitted by Applicable Law, each Participant also shall be entitled to the benefits of Section 10.3 as though it were a Lender; provided that such Participant agrees to be subject to Section 12.2 as though it were a Lender.
(e)    Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Obligations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in its Obligations) to any Person except to the extent that such disclosure is necessary to establish that such Obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
(f)    Certain Pledges. In addition to the other rights provided to Lenders under this Section 2.12, each Lender may without consulting with or obtaining consent from any Credit Party or the Investment Manager, at any time charge, assign or otherwise create a Lien in or over (whether by way of collateral or otherwise) all or any of its rights under any Loan Document to secure obligations of that Lender including, without limitation:
(i)    any charge, assignment or other Lien to secure obligations to a federal reserve or central bank; and
(ii)    any charge, assignment or other Lien granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities,

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except that no such charge, assignment or Lien shall (A) release a Lender from any of its obligations under the Loan Documents or substitute the beneficiary of the relevant charge, assignment or Lien for the Lender as a party to any of the Loan Documents; or (B) require any payments to be made by a Credit Party other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Loan Documents.
(g)    Addition of Lenders. In connection with any increase to the Aggregate Commitment pursuant to Section 2.12 a new lender may join the Credit Facility as a Lender with a Tranche A Commitment or Tranche B Commitment by delivering a Lender Joinder Agreement to the Administrative Agent, and such new Lender shall assume all rights and obligations of a Lender under this Credit Agreement and the other Loan Documents; provided that:
(i)    the Commitment of the new Lender shall be in a minimum amount of $10,000,000, or such lesser amount agreed to by the Initial Borrower and the Administrative Agent;
(ii)    such new Lender shall deliver to the Initial Borrower and the Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with Section 4.1(g); and
(iii)    the parties shall execute and deliver to the Administrative Agent a Lender Joinder Agreement, any amendment hereto determined necessary or appropriate by the Administrative Agent and the Initial Borrower in connection with such Lender Joinder Agreement, the Borrowers shall execute such new Notes as the Administrative Agent or any Lender may request, and the new Lender shall deliver payment of a processing and recordation fee of $3,500 to the Administrative Agent, which amount the Administrative Agent may waive in its sole discretion.
(h)    Disclosure of Information. Any Lender may furnish any information concerning any Credit Party or the Investment Manager in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 12.17.
12.12.    Defaulting Lenders.
(a)    Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Credit Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by Applicable Law:
(i)    Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Credit Agreement shall be excluded as set forth in the definition of Required Lenders.
(ii)    Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to

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Section 10 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 12.2 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, as the Initial Borrower may request (so long as no Potential Default or Event of Default exists), to the funding of any Loan or funded participation in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Credit Agreement, as determined by the Administrative Agent; third, if so determined by the Administrative Agent and the Initial Borrower, to be held in a deposit account and released pro rata in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans and funded participations under this Credit Agreement; fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; fifth, so long as no Potential Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Credit Agreement; and sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (1) such payment is a payment of the principal amount of any Loans, and (2) such Loans were made at a time when the conditions set forth in Section 6.2 were satisfied or waived, such payment shall be applied solely to pay the Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Loans are held by the Lenders pro rata in accordance with their Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.
(iii)    Certain Fees. Each Defaulting Lender shall be entitled to receive interest for any period during which such Lender is a Defaulting Lender only to extent allocable to the outstanding principal amount of the Loans funded by it.
(b)    Defaulting Lender Cure. If the Initial Borrower and the Administrative Agent agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, such Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Loans to be held pro rata by the Lenders in accordance with their Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Non-Defaulting Lender will constitute a

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waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.
12.13.    All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Credit Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied, any of the Commitments remain in effect or the Credit Facility has not been terminated.
12.14.    Headings. Section headings are for convenience of reference only and shall in no way affect the interpretation of this Credit Agreement.
12.15.    Survival. All representations and warranties made by the Credit Parties and the Investment Manager herein shall survive delivery of the Notes, the making of the Loans.
12.16.    Full Recourse. The payment and performance of the Obligations shall be fully recourse to the Borrowers and the Guarantor and their properties and assets. Notwithstanding anything in this Credit Agreement and the Loan Documents to the contrary, the Obligations shall not be recourse to the Borrower General Partner and the Lenders shall not have the right to pursue any claim or action against the Borrower General Partner except for any claim or action for actual damages of the Agents or Lenders as a result of any fraud, gross negligence, willful misrepresentation or willful misappropriation of proceeds from the Credit Facility on the part of the Borrower General Partner in which event there shall be full recourse against such Person.
12.17.    Confidentiality; Disclosure of Information. Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted pursuant to this Section 12.17 and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. Any Finance Party may disclose:
(a)    to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners, service providers, and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;
(b)    to any person:
(i)    to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Loan Documents or which succeeds (or which may potentially succeed) it as Administrative Agent and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

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(ii)    with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Loan Document and/or one or more Borrowers or Guarantor, and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;
(iii)    appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to receive communications, notices, information or documents delivered pursuant to the Loan Documents on its behalf;
(iv)    who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraph (b)(i) or (b)(ii) above;
(v)    to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
(vi)    to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(vii)    to whom or for whose benefit that Finance Party charges, assigns or otherwise creates a Lien (or may do so) pursuant to Section 12.11(f);
(viii)    who is a party to the Credit Agreement;
(ix)    any Beneficiary and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers (and where the Beneficiary is a funding vehicle, investors or potential investors in and administrative agents and trustees of such funding vehicle);
(x)    who is an insurer, reinsurer, agent and/or insurance broker for a Finance Party;
(xi)    who is a numbering service provider (such as the CUSIP Service Bureau or any similar agency) in connection with the issuance and monitoring of identification numbers with respect to this Credit Facility;
(xii)    with the consent of a Credit Party,
in each case, such Confidential Information as that Finance Party shall consider appropriate if:
(A)    in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that

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there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;
(B)    in relation to paragraph (b)(iv) above, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;
(C)    in relation to paragraphs (b)(v), (b)(vi) and (a)(vii) above, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and
(c)    to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) above applies to provide administration or settlement services in respect of one or more of the Loan Documents including without limitation, in relation to the trading of participations in respect of the Loan Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Borrowers and the relevant Finance Party; and
(d)    to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Loan Documents and/or the Credit Parties.
12.18.    Customer Identification Notice. Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies each Credit Party that U.S. law requires each U.S. Lender and the Administrative Agent to obtain, verify and record information that identifies each Credit Party (and in certain circumstances the beneficial owners thereof), which information includes the name and address of each Credit Party (and beneficial owner) and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Credit Party (and beneficial owner).
12.19.    Multiple Counterparts. This Credit Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Credit Agreement by signing any such counterpart. Delivery

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of an executed counterpart of a signature page of this Credit Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Credit Agreement.
12.20.    Term of Agreement. This Credit Agreement shall remain in effect from the Closing Date through and including the date upon which all Obligations (other than contingent obligations not then due) arising hereunder or under any other Loan Document shall have been indefeasibly and irrevocably paid and satisfied in full, and all Commitments have been terminated. No termination of this Credit Agreement shall affect the rights and obligations of the parties hereto arising prior to such termination or in respect of any provision of this Credit Agreement which survives such termination.
12.21.    Inconsistencies with Other Documents. In the event there is a conflict or inconsistency between this Credit Agreement and any other Loan Document, the terms of this Credit Agreement shall control; provided that any provision of the Collateral Documents which imposes additional burdens on any Credit Party or the Investment Manager or further restricts the rights of any Credit Party, the Investment Manager or any of its Affiliates or gives the Administrative Agent or Lenders additional rights shall not be deemed to be in conflict or inconsistent with this Credit Agreement and shall be given full force and effect.
12.22.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if

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applicable:

(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Credit Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

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12.23.    Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of any Credit Party or the Investment Manager in respect of any such sum due from it to the Administrative Agent or any Lender hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Credit Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent or such Lender, as the case may be, of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent or such Lender, as the case may be, may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent or any Lender from such Credit Party or the Investment Manager in the Agreement Currency, such Credit Party or the Investment Manager, as applicable, agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or such Lender, as the case may be, against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent or any Lender in such Currency, the Administrative Agent or such Lender, as the case may be, agrees to return the amount of any excess to such Credit Party or the Investment Manager (or to any other Person who may be entitled thereto under Applicable Law).
12.24.    Initial Borrower. Each Borrower hereby appoints the Initial Borrower to act on its behalf as the agent for the Borrowers hereunder and under the other Loan Documents and has authorized the Initial Borrower to take such actions on its behalf and to exercise such powers as are delegated to the Initial Borrower by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto, and that the Initial Borrower hereby accepts such appointment. Such appointment shall not be terminated or revoked without the consent of the Administrative Agent and the Required Lenders.
Section 13.    GUARANTY
13.1.    Guaranty of Payment. The Guarantor hereby unconditionally and irrevocably guarantees to each Secured Party and their respective successors and assigns the prompt payment of the Obligations of the Borrowers (including any Qualified Borrowers) in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations by the Borrowers (including any Qualified Borrowers) under this Credit Agreement and the other Loan Documents (such guaranty by the Guarantor, the “Guaranty”). This Guaranty is a guaranty of payment and not of collection and is a continuing irrevocable guaranty and shall apply to all of the Obligations of the Borrowers (including any Qualified Borrowers) whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of the Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of the Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (including, without limitation, Debtor Relief Laws).

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13.2.    Obligations Unconditional. The obligations of the Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. The Guarantor agrees that this Guaranty may be enforced by any Secured Party without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Loan Documents or any collateral, if any, hereafter securing the Obligations or otherwise and the Guarantor hereby waives the right to require the Administrative Agent or the Lenders to make demand on or proceed against any Credit Party, the Investment Manager or any other Person (including a co-guarantor) or to require the Administrative Agent or the Lenders to pursue any other remedy or enforce any other right. The Guarantor further agrees that nothing contained herein shall prevent any Secured Party from suing on the Notes or any of the other Loan Documents or foreclosing its or their, as applicable, security interest in or Lien on any Collateral, if any, securing the Obligations or from exercising any other rights available to it or them, as applicable, under this Credit Agreement, the Notes, any other of the Loan Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the Guarantor’s obligations hereunder; it being the purpose and intent of the Guarantor that, subject to the Guarantor’s rights to raise defenses to payment that would be available to it if the Guarantor were named as the “Borrower” hereunder rather than as the Guarantor, its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither the Guarantor’s obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Credit Party or the Investment Manager or by reason of the bankruptcy or insolvency of any Credit Party or the Investment Manager. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by any Secured Party on this Guaranty or acceptance of this Guaranty. The Obligations, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Credit Parties and the Investment Manager, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantor represents and warrants that it is, and immediately after giving effect to the Guaranty and the obligation evidenced hereby, will be, Solvent.
This Credit Agreement and the obligations of the Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Obligations (other than contingent obligations for which no claim has yet been made)), including, without limitation, the occurrence of any of the following, whether or not the Administrative Agent shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Obligations,

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(B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions

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(including without limitation provisions relating to Events of Default) of this Credit Agreement and any other Loan Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Obligations, (C) to the fullest extent permitted by Applicable Law, any of the Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness other than the Obligations, even though the Administrative Agent might have elected to apply such payment to any part or all of the Obligations, (E) any failure to perfect or continue perfection of a security interest in any of the Collateral, (F) any defenses, set-offs or counterclaims which the Borrowers may allege or assert against the Administrative Agent in respect of the Obligations, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the Guarantor as an obligor in respect of the Obligations.
13.3.    Modifications. The Guarantor agrees that: (a) all or any part of the Collateral now or hereafter held for the Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) none of the Lenders and the Administrative Agent shall have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Obligations; (c) the time or place of payment of the Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrowers, the Investment Manager, the Guarantor and any other party liable for payment under the Loan Documents may be granted indulgences generally; (e) any of the provisions of the Note or any of the other Loan Documents, including, without limitation, this Credit Agreement may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrowers, the Investment Manager, the Guarantor or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Obligations, all without notice to or further assent by any Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.
13.4.    Waiver of Rights. The Guarantor expressly waives to the fullest extent permitted by Applicable Law: (a) notice of acceptance of the Guaranty by the Lenders and of all extensions of credit to any Credit Party by the Lenders; (b) presentment and demand for payment or performance of any of the Obligations; (c) protest and notice of dishonor or of default (except as specifically required in this Credit Agreement) with respect to the Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Obligations, or the Lenders subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices, demands, presentments, protests or any agreement or instrument related to this Credit Agreement, any other Loan Document or the Obligations to which the Guarantor might otherwise be entitled; (f) any right to require the Administrative Agent as a condition of payment or performance by the Guarantor, to (A) proceed against the Borrowers, any guarantor of the Obligations or any other Person, (B) proceed against or exhaust any other security held from the Borrowers, any guarantor of the Obligations, the

170

Investment Manager or any other Person, (C) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent or any other Person, or (D) pursue any other remedy in the power of the Administrative Agent whatsoever;
(g) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrowers including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrowers from any cause other than payment in full of the Obligations; (h) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (i) any defense based upon the Administrative Agent’s errors or omissions in the administration of the Obligations; (j) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Credit Agreement and any legal or equitable discharge of the Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting the Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Administrative Agent protect, secure, perfect or insure any other security interest or Lien or any property subject thereto; and (k) to the fullest extent permitted by Applicable Law, any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms of this Credit Agreement.
13.5.    Reinstatement. Notwithstanding anything contained in this Credit Agreement or the other Loan Documents, the obligations of the Guarantor under this Section 13 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Obligations is rescinded or must be otherwise restored by any holder of any of the Obligations, whether as a result of any proceedings in bankruptcy, reorganization, any analogous procedure or otherwise, and the Guarantor agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of outside counsel) incurred by such Person in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.
13.6.    Remedies. The Guarantor agrees that, as between the Guarantor, on the one hand, and the Secured Parties, on the other hand, the Obligations may be declared to be forthwith due and payable (and shall be deemed to have become automatically due and payable) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Obligation from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Obligation being deemed to have become automatically due and payable), such Obligation (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantor. The Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Secured Parties may exercise their remedies thereunder in accordance with the terms thereof.
13.7.    Subrogation. The Guarantor agrees that, until the indefeasible payment of the Obligations in full in cash (other than contingent obligations for which no claim has yet been

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made), it will not exercise any right of reimbursement, subrogation, indemnification, contribution, offset, remedy (direct or indirect) or other claims against any other Credit Party or the Investment Manager arising by contract or operation of law or equity in connection with any payment made or required to be made by the Guarantor under this Credit Agreement or the other Loan Documents now or hereafter. The Guarantor further agrees that, until the indefeasible payment of the Obligations in full in cash (other than contingent obligations for which no claim has yet been made) to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the Guarantor may have against any other Credit Party, the Investment Manager or against any Collateral or other collateral or security, and any rights of contribution the Guarantor may have against any other Credit Party or the Investment Manager, shall be junior and subordinate to any rights the Administrative Agent may have against such Credit Party and the Investment Manager and to all right, title and interest the Administrative Agent may have in the Collateral.
13.8.    Inducement. The Lenders have been induced to make the Loans to the Borrowers in part based upon the assurances by the Guarantor that the Guarantor desires that the Obligations of the Guarantor under the Loan Documents be honored and enforced as separate obligations of the Guarantor, should Administrative Agent and the Lenders desire to do so.
13.9.    Combined Liability. Notwithstanding the foregoing, the Guarantor shall be liable to the Lenders for all representations, warranties, covenants, obligations and indemnities, including, without limitation, the Guaranty Obligation, and the Administrative Agent and the Lenders may at their option enforce the entire amount of the Guaranty Obligation against the Guarantor.
13.10.    Borrowers’ Information. The Guarantor confirms and agrees that the Administrative Agent shall have no obligation to disclose or discuss with the Guarantor its assessment of the financial condition of the Borrowers. The Guarantor has adequate means to obtain information from the Borrowers on a continuing basis concerning the financial condition of the Borrowers and their ability to perform their obligations under this Credit Agreement and any other Loan Document, and the Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrowers and of all circumstances bearing upon the risk of nonpayment of the Obligations. The Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent to disclose any matter, fact or thing relating to the business, operations or condition of the Borrowers now known or hereafter known by the Administrative Agent. The Guarantor hereby waives any right to have the Collateral or other collateral or security securing the Obligations marshaled.
13.11.    Instrument for the Payment of Money. The Guarantor hereby acknowledges that the guarantee in this Section 13 constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by the Guarantor in the payment of any moneys due hereunder, shall have the right to bring motions and/or actions under New York CPLR Section 3213.

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REMAINDER OF PAGE INTENTIONALLY LEFT BLANK SIGNATURE PAGES FOLLOW.

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed as of the day and year first above written.
INITIAL BORROWER:
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware
limited partnership
By: Invesco Commercial Real Estate Finance Trust Investments GP, LLC, its general partner
By: Invesco Commercial Real Estate Finance Trust, Inc., its sole member

By: /s/ Courtney Popelka
Name: Courtney Popelka
Title:    Chief Financial Officer and Treasurer

BORROWER GENERAL PARTNER:
INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a
Delaware limited liability company
By: Invesco Commercial Real Estate Finance Trust, Inc., its sole member

By: /s/ Courtney Popelka
Name: Courtney Popelka
Title:    Chief Financial Officer and Treasurer

NatWest- INCREF REIT- Revolving Credit Agreement

GUARANTOR:
INVESCO COMMERCIAL REAL ESTATE
FINANCE TRUST, INC., a Maryland corporation

By: /s/ Courtney Popelka
Name: Courtney Popelka
Title:    Chief Financial Officer and Treasurer

NatWest- JNCREF REIT- Revolving Credit Agreement

INVESTMENT MANAGER:
INVESCO ADVISERS, INC., a Delaware
corporation

By: /s/ Courtney Popelka
Name: Courtney Popelka
Title:    Vice President

NatWest- INCREF REIT- Revolving Credit Agreement

ADMINISTRATIVE AGENT AND LENDERS:
NATWEST MARKETS PLC,
as Administrative Agent, Lead Arranger and a Lender

By:    /s/ Dan Kumagai
Name: Dan Kumagai
Title: Head of Asset Backed Fund Financing

Information Classification - Restricted

NatWest- INCREF REIT–
Revolving Credit Agreement

SCHEDULE I
Credit Party Information
[*****]

SCHEDULE II
Commitments

Tranche A Commitment:

Lender Name	Tranche A Commitment as of Closing Date
NatWest Markets plc	$0
Total:	$0

Tranche B Commitment:

Lender Name	Tranche B Commitment as of Closing Date
NatWest Markets plc	$100,000,000
Total:	$100,000,000

SCHEDULE III
Credit Party Organizational Structure [See Attached]

Invesco Ltd.[1]
Invesco Distributors, Inc.
Seed Investment
Invesco Advisers, Inc.
Accredited Investors
Dealer Manager Agreement[2]
Common Stock
Common Stock
Advisory Agreement
Invesco Commercial Real Estate Finance Trust, Inc.
100% LP Interests
INCREF Borrower, LLC[3]
Invesco Commercial Real Estate Finance Trust Investments GP, LLC
General Partner
Invesco Commercial Real Estate Finance Investments, LP
Investments

INCREF
Upper Tier Structure

Notes:
1 Certain wholly-owned subsidiaries of Invesco Ltd. have been omitted.
2 Invesco Advisors, Inc. is also a party to the Dealer Manager Agreement.
3 This entity is a borrower under Invesco’s revolving credit facility.

SCHEDULE IV
Investors

Included Investors	Capital Commitment Details
Invesco Realty, Inc.	Capital Commitment: $150,000,000 Funded Capital Commitment: $150,000,000 Uncalled Capital Commitment: $0

Investors With Uncalled Capital Commitments Other Than Included Investors	Capital Commitment Details
None.	None.

SCHEDULE V
Portfolio Assets

Portfolio Asset	Most Recent Portfolio Asset NAV (as of the Closing Date)
The Crossings	$61,900,000
8 Marcy	$108,000,000
Hialeah Infill Industrial Park	$53,000,000
Washington Highway Logistics Center	$56,300,000
Cass White Logistics Center	$139,000,000
Tribeca Apartments	$97,700,000
Woodlake Apartments	$105,000,000
NYC Townhouse Facility	$128,000,000
Everleigh San Clemente	$85,000,000
ViveLA Multifamily Portfolio	$69,800,000
South Bay Portfolio	$99,900,000
NYC Townhouse Facility II	$134,436,500
Album Keller Ranch	$41,300,000
Album Benbrook	$38,200,000
7400 Hazard	$67,700,000
The Encore	$53,400,000
Tralee Village	$48,300,000
Broadstone River House	$58,500,000
Project Golden	$63,100,000
Modera Washington	$82,300,000
Cypress at Trinity Groves	$67,600,000
Lola Apartments	$59,900,000
Airparc Heights	$80,500,000
Project Golden Tranche II	$16,200,000
Elevation at Washington Gateway	$147,000,000
Triten IOS Portfolio	$130,800,000
Stoltz Pool I	$75,700,000

Stoltz Pool II	$207,700,000
Project Neptune Barcelona	$153,914,022
Project Neptune Paris	$139,473,576
Project Neptune Bristol	$139,538,720
Lockbox Portfolio	$22,200,000
Project Golden Tranche III	$19,500,000
Gainesville	$10,900,000
ViveLA Portfolio II	$31,960,000
The Burton	$161,000,000
Bridge Point San Jose	$180,900,000
22-22 Jackson Ave, NY	$94,800,000
Towne Centre Drive	$96,200,000
Canyon Commerce	$80,500,000
Coral Springs Self-Storage	$20,300,000
2200 Sullivan	$46,300,000
Westinghouse 35	$38,400,000
The Wilde Raleigh	$59,900,000
21 Oaks	$36,400,000
The Oliver	$32,600,000
Osprey Apartments	$85,500,000
13th and Olive	$95,200,000
Cottage at San Marcos	$65,700,000
Knoxville 2 pack	$159,800,000
Ramsey Storage	$10,850,000
PS Colmar	$9,500,000
Athens Portfolio - Enclave 425	$30,300,000
Athens Portfolio - Arches on the Lake	$37,300,000
202 8th Street	$32,200,000
Boston Street Self-Storage	$14,700,000
Heartline	$70,900,000
BLP Portfolio	$492,580,000

UK Logistics Portfolio	$247,483,416
Tacoma 2	$9,760,000
33rd St Industrial	$101,500,000
Italian Logistics (Ascari) - Novara Table Funding	$68,680,170
Carrington at Perimeter Park	$62,450,000
Aspire Apartments	$32,400,000
Ares TriCounty 4-Pack	$57,300,000
Millie on Michigan	$128,000,000
Provident Portfolio	$367,050,000
Italian Logistics (Ascari) - Ternate	$35,690,208
175 W 87th Street	$190,000,000
Saratoga Storage - Ares (Lehi)	$14,200,000
Project Golden II - Flakes Mill Rd Storage	$13,600,000
Quincy and Hollingsworth	$407,000,000
Tradition at Palm Aire	$56,950,000
SF 20	$144,385,500
Long Island SS 3 Pck	$106,100,000
BLP Production Ave	$211,000,000
130 Second Street	$109,700,000

EXHIBIT A
FORM OF BORROWING BASE REPORT
[DATE]
NatWest Markets plc
250 Bishopsgate, London EC2M 4AA Attention: GBMUK Agency Telephone: +91 99869 43772
Email: gbmukagency1@rbs.com
RE:    That certain Revolving Credit Agreement dated as of May 7, 2026, by and among
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a
Delaware limited partnership (the “Initial Borrower”, and collectively with any Qualified Borrowers, the “Borrowers”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland corporation qualified as a REIT (the “Guarantor”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a
Delaware limited liability company (the “Borrower General Partner”), INVESCO ADVISERS, INC., a Delaware corporation (the “Investment Manager”), the banks and financial institutions from time to time party thereto as Lenders, NATWEST MARKETS PLC, as the Administrative Agent for the Secured Parties, Lead Arranger and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Ladies and Gentlemen:
The undersigned hereby certifies that attached hereto is the Borrowing Base Report, which contains a calculation of the Tranche A Available Commitment and the Tranche B Available Commitment, which is true and correct in all material respects to the knowledge of the undersigned as of the date hereof.
[Signature page(s) follow]

USActive 63577977.6    A-1

INITIAL BORROWER:
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP,
a Delaware limited partnership
By:        Invesco Commercial Real Estate Finance Trust Investments GP, LLC, its general partner
By:        Invesco Commercial Real Estate Finance Trust Inc., its sole member

By:         Name:
Title:]

NatWest – INCREF REIT –
Borrowing Base Report

Exhibit A [Attach Spreadsheet] 1

1    [NTD: as per Section 9.18(b) of the Credit Agreement, calculations evidencing pro forma compliance with all Financial Covenants and that no mandatory prepayment would be due under Section 3.5(b) of the Credit Agreement to be appended in the event of any transfer or withdrawal of Secured Cash Collateral would result in a Secured Cash Collateral Trigger Event with respect to the applicable Secured Cash Collateral Testing Period or, thereafter, any withdrawal or transfer of Secured Cash Collateral during the related Secured Cash Collateral Reporting Period.]

A-A-1

EXHIBIT B FORM OF NOTE
Dated as of [DATE]
New York, New York
1.    FOR VALUE RECEIVED, the undersigned INVESCO COMMERCIAL REAL ESTATE
FINANCE INVESTMENTS, LP, a Delaware limited partnership (the “Maker”), hereby unconditionally promises to pay NATWEST MARKETS PLC, as Administrative Agent for the Secured Parties (the “Payee”), or its registered assignees, in accordance with the provisions of the Credit Agreement (as defined below), the principal amount of each Loan from time to time, together with all accrued interest thereon, made by the Payee to the Maker under that certain Revolving Credit Agreement dated as of May 7, 2026, by and among, inter alios, the Maker, as the initial borrower (together with the other borrowers from time to time party thereto, the “Borrowers”), Invesco Commercial Real Estate Finance Trust, Inc., as the Guarantor, Invesco Commercial Real Estate Finance Trust Investments GP, LLC, as the Borrower General Partner, Invesco Advisers, Inc., as the Investment Manager, the Lenders from time to time party thereto and the Payee (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
2.    The unpaid principal amount of this promissory note (this “Note”) shall be payable in accordance with the terms of Sections 3.2 and 3.4 of the Credit Agreement. The unpaid principal amount of this Note shall bear interest from the date of borrowing until maturity in accordance with Section 2.6 of the Credit Agreement. Interest on this Note shall be payable in accordance with Section 3.3 of the Credit Agreement.
3.    All Borrowings, and all payments made with respect thereto, may be recorded by the Payee from time to time on grids which may be attached hereto or the Payee may record such information by such other method as the Payee may generally employ; provided that failure to make any such entry shall in no way increase, reduce or diminish the Maker’s obligations hereunder. The aggregate unpaid amount of all Borrowings set forth on grids which may be attached hereto shall, absent manifest error, be presumptive evidence of the unpaid principal amount of this Note.
4.    This Note has been executed and delivered pursuant to the Credit Agreement and is one of the “Notes” referred to therein, and the holder of this Note shall be entitled to the benefits provided in the Credit Agreement. This Note evidences Loans made under the Credit Agreement. Reference is hereby made to the Credit Agreement for a statement of: (a) the obligation of the Lenders to make advances thereunder; (b) the prepayment rights and obligations of the Maker; (c) the collateral for the repayment of this Note; and
(d) the events upon which the maturity of this Note may be accelerated. The Maker may borrow, repay and reborrow hereunder upon the terms and conditions specified in the Credit Agreement.
5.    If this Note, or any installment or payment due hereunder, is not paid when due, whether on the Maturity Date or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after the Maturity Date, the Maker agrees to pay all out-of-pocket costs of collection, including, but not limited to, reasonable attorneys’ fees and expenses incurred by the holder hereof and cost of appeal as provided in the Credit Agreement. All past-due principal of, and, to the extent permitted by Applicable Law, past-due interest on, this Note shall bear interest until paid at the Default Rate as provided in the Credit Agreement.
6.    The Maker and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for

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payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after the Maturity Date.
7.    This Note and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
8.    Reference is hereby made to Section 12.16 of the Credit Agreement regarding the provisions relating to recourse liability which are hereby incorporated by reference in this Note as if fully set forth herein, for the payment and performance of the Maker’s obligations hereunder.
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IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the day and year first above written.
MAKER:
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP,
a Delaware limited partnership
By:    Invesco Commercial Real Estate Finance Trust Investments GP, LLC, its general partner
By:    Invesco Commercial Real Estate Finance Trust Inc., its sole member

By:         Name:
Title:

NatWest – INCREF REIT –
Note

EXHIBIT C
FORM OF GUARANTOR SECURITY AGREEMENT
Dated as of [DATE]
THIS GUARANTOR SECURITY AGREEMENT (this “Security Agreement”) is executed and delivered as of the date above by INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland corporation qualified as a REIT (the “Guarantor”), as pledgor (the “Pledgor”), in favor of NATWEST MARKETS PLC, as administrative agent (the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement).
Reference is made to that certain Revolving Credit Agreement dated as of May 7, 2026 by and among, inter alios, INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware limited partnership, as the Initial Borrower, the other Borrowers from time to time party thereto, the Guarantor, INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a Delaware
limited liability company, as the Borrower General Partner, INVESCO ADVISERS, INC., a Delaware corporation, as the Investment Manager, the banks and financial institutions from time to time party thereto as Lenders, and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Reference is also made to the Articles of Amendment and Restatement of the Guarantor, dated March 23, 2023, as amended on August 24, 2023, as corrected on August 9, 2024, and as amended on August 19, 2024 (as the same may be further amended, restated, supplemented or otherwise modified from time to time, the “Charter”), the Bylaws of the Guarantor, the Subscription Agreements of the Guarantor (including the Subscription Agreement, dated as of March 23, 2023, by and among Invesco Realty, Inc., a Delaware corporation, as subscriber, and the Pledgor, as the company (as the same may be amended, restated, supplemented or otherwise modified from time to time)) and the Side Letters of the Guarantor (together with the Charter, the “Company Documents”).
1.    Acknowledgement. The Pledgor hereby acknowledges and confirms that it is receiving a direct or indirect benefit from the Loans under the Credit Agreement, and that the grant of the security interest in the Collateral hereunder and the execution of this Security Agreement is a condition to the extension of any Loans.
2.    Grant of Security Interest. In order to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, the Pledgor, to the extent of its interests, hereby grants to the Administrative Agent and pledges and creates a security interest in, subject to Permitted Liens, all of its right, title and interest, in, to and under the following, whether now existing or hereafter acquired or arising and wherever located, for the benefit of the Secured Parties (the “Collateral”):
(a)    all of the Pledgor’s rights, titles, interests and privileges in and to the Capital Commitments, and the Capital Contributions made by its Investors pursuant to their Capital Commitments;
(b)    all of the Pledgor’s rights, titles, interests, remedies, and privileges under the Company Documents (i) to issue and enforce Capital Calls and Pending Capital Calls, (ii) to receive and enforce Capital Contributions and (iii) relating to Capital Calls, Pending Capital Calls, Capital Commitments and Capital Contributions;
(c)    all proceeds of any and all of the foregoing.

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The Administrative Agent acknowledges that the Collateral does not include a security interest in any Investor’s equity interest in the Pledgor, any Borrower or any Portfolio Asset.
3.    Representations and Warranties. The Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, as follows:
(a)    the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties made as of an earlier date, which shall be true and correct in all material respects as of such earlier date);
(b)    except for the rights of the Administrative Agent and the rights of any other Credit Party pledged to the Administrative Agent, the Pledgor has the sole right to make Capital Calls on the Pledgor’s Investors;
(c)    the Pledgor is the sole legal and equitable owner of the Capital Contributions resulting from any Capital Call made upon its Investors;
(d)    the Pledgor has the right to pledge, sell, assign and transfer the Collateral;
(e)    the Pledgor was formed in, and only in, the State of Maryland; and
(f)    the Pledgor has reviewed the Filings which the Administrative Agent intends to file with respect to the Collateral and that such Filings are accurate with respect to any information pertaining to the Pledgor.
4.    Remedies.
(a)    Subject to the limitations set forth in the Loan Documents (including, without limitation, Section 10.6 of the Credit Agreement), the Administrative Agent and the Secured Parties shall have all rights, remedies and recourse granted in the Loan Documents and any other instruments executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including those granted by the UCC, and the right of offset), subject to the occurrence and during the continuance of an Event of Default.
(b)    Without limiting the generality of Section 4(a), if an Event of Default shall occur and be continuing, the Administrative Agent, subject to the limitations set forth in the Loan Documents (including, without limitation, Section 10.6 of the Credit Agreement), without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Applicable Law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by Applicable Law), may in such circumstances transfer all or any part of the Collateral into the Administrative Agent’s name or the name of its nominee or nominees, and forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker’s board or office of the Administrative Agent or elsewhere upon such terms and conditions (including by lease or by deferred payment arrangement) as it may reasonably deem advisable and at such prices as it may reasonably deem best, for cash or on credit or for future delivery without assumption of any credit risk and may take such other actions as may be available under Applicable Law. The Administrative Agent shall have the right upon any such public sale or sales, and, to the extent permitted by Applicable Law, upon any such private

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sale or sales, auction or closed tender, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in the Pledgor, which right or equity is hereby waived or released to the extent permitted by Applicable Law. The Administrative Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind actually incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent arising out of the exercise by the Administrative Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Administrative Agent may elect, and only after such application and after the payment by the Administrative Agent of any other amount required by any provision of Applicable Law, including, without limitation, Section 9-615 of the UCC, need the Administrative Agent account for the surplus, if any, to the Pledgor.
(c)    To the extent permitted by Applicable Law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent arising out of the exercise by the Administrative Agent of any of its rights hereunder except to the extent of the Administrative Agent’s bad faith, gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of the Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
(d)    Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by the Administrative Agent on behalf of the Secured Parties, upon the occurrence and during the continuance of an Event of Default and until the Termination Date (as defined below) has occurred (but in each case subject to Section 10.6 of the Credit Agreement): (i) the Pledgor shall not be subrogated thereby to any rights of the Administrative Agent for the benefit of the Secured Parties against the Collateral or any other security for the Obligations, or the Pledgor, or any property of the Pledgor; (ii) the Pledgor shall not be deemed to be the owner of any interest in the Obligations; and (iii) the Pledgor shall not exercise any rights or remedies with respect to the Pledgor or the Collateral or any other security for the Obligations or any of them or the property of the Pledgor, except to the extent expressly set forth in the Credit Agreement or herein, or unless otherwise requested in writing to do so by the Administrative Agent.
(e)    The remedies given to the Administrative Agent on behalf of the Secured Parties hereunder
(i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against the Pledgor and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of the Administrative Agent, on behalf of the Secured Parties; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Pledgor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; (iv) are intended to be and shall be, non-exclusive; and (v) are in addition to any and all other rights which Administrative Agent on behalf of Secured Parties may have against the Pledgor or any other Person, at law or in equity, including exoneration and subrogation, or by virtue of any other agreement.
(f)    Upon the occurrence and during the continuance of an Event of Default, the issuance by the Administrative Agent, on behalf of the Secured Parties, of a receipt or similar document to any Person obligated to pay any Capital Contribution to the Pledgor shall be a full and complete release, discharge, and acquittance to such Person to the extent of any amount so paid to the Administrative Agent for the benefit of the Secured Parties.
5.    Power of Attorney. The Pledgor hereby irrevocably constitutes and appoints the Administrative Agent with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time

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to time in the Administrative Agent’s reasonable discretion, for the purpose of carrying out the terms of this Security Agreement and in accordance with, but in each case subject to, the terms of this Security Agreement and the Credit Agreement (including, without limitation, Section 10.6 thereof), upon the occurrence and during the continuance of an Event of Default, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Security Agreement, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Administrative Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, in accordance with the terms of this Security Agreement and the Credit Agreement (including, without limitation, Section 10.6 thereof) to do the following upon the occurrence and during the continuance of an Event of Default:
(a)    in the name of the Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such monies due with respect to any Collateral whenever payable;
(b)    to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;
(c)    to execute, in connection with any sale provided for in Section 4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
(d)    to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, including without limitation, to so direct any party with respect to any Capital Commitment;
(e)    subject to Section 10.6 of the Credit Agreement, to initiate one or more Capital Calls in order to pay the Obligations or any part thereof then due and owing; provided that, any such Capital Calls initiated or made by the Administrative Agent shall comply with (i) the provisions of the Company Documents with respect to the issuance of Capital Calls, including with respect to timing, the provision of written notice and other requirements for making Capital Calls and (ii) the Loan Documents;
(f)    to ask or demand for, collect, receive payment of and receipt for, any and all monies, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;
(g)    to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral due to the Pledgor or any portion thereof and to enforce any other right in respect of any Collateral;
(h)    to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral;
(i)    to settle, compromise or adjust any such claim, suit, action or proceeding (including, without limitation, with respect to Capital Commitments), and, in connection therewith to give such discharges or releases as the Administrative Agent may deem appropriate;
(j)    to make allowances or adjustments related to Capital Commitments, and
(k)    generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute

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owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Pledgor’s reasonable expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, perfect, preserve or realize upon the Collateral and the Administrative Agent’s Liens thereon and to effect the intent of this Security Agreement, all as fully and effectively as the Pledgor might do.
Notwithstanding anything in this Section 5 to the contrary, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section unless an Event of Default has occurred and is continuing (and subject to Section 10.6 of the Credit Agreement). The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof, except to the extent of the Administrative Agent’s gross negligence or willful misconduct. This power of attorney is a power coupled with an interest and is irrevocable unless and until the Termination Date has occurred.
6.    Liability. Regardless of any provision hereof, in the absence of bad faith, gross negligence or willful misconduct by the Administrative Agent or the Secured Parties, neither the Administrative Agent nor the Secured Parties shall be liable for any acts or omissions relating to the collection, possession, or any transaction concerning, all or part of the Pledgor’s Capital Commitments or Capital Calls or sums due or paid thereon or any remedies related to the enforcement thereof nor shall they be under any obligation whatsoever to anyone by virtue of the security interests and Liens relating to the Pledgor’s Capital Commitments. Further, neither the Administrative Agent nor the Secured Parties shall be responsible in any way for any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of the Pledgor in the Collateral or under the Company Documents, except as a result of its own bad faith, gross negligence or willful misconduct.
7.    Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Credit Agreement.
8.    Successor Administrative Agent. Reference is hereby made to Section 11.9 of the Credit Agreement for the terms and conditions upon which a successor Administrative Agent hereunder may be appointed. Wherever the words “Administrative Agent” are used herein, the same shall mean the Administrative Agent named in the first paragraph of this Security Agreement or the successor Administrative Agent at the time in question.
9.    Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.
10.    Successors and Assigns. The provisions of this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement. This Security Agreement may not be assigned by the Pledgor. This Security Agreement may be assigned by the Administrative Agent without the consent of the Pledgor to any successor Administrative Agent that is appointed in accordance with the Credit Agreement.
11.    Multiple Counterparts. This Security Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Security Agreement by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Security Agreement.
12.    Governing Law. This Security Agreement, and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and the interpretation and enforcement

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of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
13.    Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against the Pledgor with respect to this Security Agreement or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their sole discretion may elect and the Pledgor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Pledgor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by any Secured Party by registered or certified mail, postage prepaid, to the Pledgor’s address set forth in Section 12.6 of the Credit Agreement. The Pledgor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Security Agreement brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS SECURITY AGREEMENT, WHICH WAIVER IS INFORMED AND VOLUNTARY.
14.    Waiver; Etc.
(a)    No delay or omission on the part of the Administrative Agent or Secured Parties in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.
(b)    The Administrative Agent’s and the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of any Loan Document or any related document or instrument in accordance with the terms thereof; (ii) any adjustment, indulgence, delay, omission, forbearance or compromise that might be granted or given by the Administrative Agent or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing.
15.    Authorization to File Financing Statements. The Pledgor hereby authorizes the Administrative Agent to file UCC financing statements with the appropriate Secretary of State in order to perfect the Administrative Agent’s first priority security interest (subject to Permitted Liens) in the Collateral, and the Pledgor hereby authorizes the Administrative Agent to file all continuation statements, amendments or new UCC financing statements necessary to maintain the continuing perfection by filing of the Administrative Agent’s first priority security interest (subject to Permitted Liens) in the Collateral.
16.    Term of Agreement. On the date of the full, final, and complete satisfaction of the Obligations (other than indemnity and other obligations which by their terms survive termination of the Credit Agreement and any contingent Obligations for which the contingency has not occurred at the time the other Obligations have been repaid), this Security Agreement shall terminate and be of no further force or effect, the Collateral shall be automatically released from the liens created hereby, and all other obligations (other than those expressly stated to survive termination) of the Administrative Agent, on behalf of the Secured Parties, and the Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the

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Pledgor (such date, the “Termination Date”). Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties,

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shall promptly provide the Pledgor, at its sole expense, a written release of the Pledgor’s Obligations hereunder and a written release of the Collateral and, so long as the Pledgor has written confirmation from the Administrative Agent that this Security Agreement has been terminated as provided above, the Pledgor shall be authorized to prepare and file UCC termination statements terminating all UCC financing statements filed of record in connection with this Security Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Security Agreement to be duly executed as of the day and year first above written.
PLEDGOR:
INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.,
a Maryland corporation

By:         Name:
Title:

NatWest – INCREF REIT – Guarantor Security Agreement

THIS SECURITY AGREEMENT ACCEPTED AND AGREED BY:
ADMINISTRATIVE AGENT: NATWEST MARKETS PLC,
as Administrative Agent
By:         Name:
Title:

NatWest – INCREF REIT – Guarantor Security Agreement

EXHIBIT D-1
FORM OF COLLATERAL ACCOUNT PLEDGE (CAPITAL CONTRIBUTION ACCOUNT)
Dated as of [DATE]
THIS PLEDGE OF CAPITAL CONTRIBUTION ACCOUNT (this “Pledge”) is executed and delivered as of the date above by INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland corporation qualified as a REIT (the “Pledgor”), in favor of NATWEST MARKETS PLC, as administrative agent (the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement).
Reference is made to that certain Revolving Credit Agreement dated as of May 7, 2026 by and among, INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware limited partnership, as the Initial Borrower, the other Borrowers from time to time party thereto, the Pledgor, as a Guarantor, INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC,
a Delaware limited liability company, as the Borrower General Partner, INVESCO ADVISERS, INC., a Delaware corporation, as the Investment Manager, the banks and financial institutions from time to time party thereto as Lenders, and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
1.    Acknowledgement. The Pledgor hereby acknowledges and confirms that it is receiving a direct or indirect benefit from the Loans under the Credit Agreement, and that the grant of the security interest in the Collateral hereunder and the execution of this Pledge is a condition to the extension of any Loans.
2.    Pledge. In order to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, the Pledgor hereby grants to the Administrative Agent and pledges and creates a security interest in, subject to Permitted Liens, all of its right, title and interest, in, to and under the following, whether now existing or hereafter acquired or arising and wherever located, for the benefit of the Secured Parties (the “Collateral”):
(a)    [*****] (the “Account Bank”), and any extensions or renewals thereof, if the account is one which may be extended or renewed, and any successor or substitute accounts (the “Capital Contribution Account”),
(b)    all of the Pledgor’s right, title, and interest (whether now existing or hereafter created or arising) in and to the Capital Contribution Account, all sums or other property now or at any time hereafter on deposit therein, credited thereto, or payable thereon,
(c)    all proceeds and products thereof, and all instruments, documents, certificates, and other writings evidencing the Capital Contribution Account.
The Administrative Agent acknowledges that the Collateral does not include (i) a security interest in any Investor’s equity interest in the Pledgor, any Borrower or any Portfolio Asset and (ii) any amounts properly withdrawn from the Capital Contribution Account in accordance with the terms of the Credit Agreement and the other Loan Documents.
3.    The Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

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(a)    the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties made as of an earlier date, which shall be true and correct in all material respects as of such earlier date);
(b)    subject to the Administrative Agent’s rights hereunder and under the Control Agreement with respect to the Capital Contribution Account, the Pledgor is the sole owner of the Capital Contribution Account and has authority to execute and deliver this Pledge;
(c)    the Pledgor was formed in, and only in, the State of Maryland; and
(d)    this Pledge, together with the Control Agreement with respect to the Capital Contribution Account, shall, upon the execution and delivery thereof by the parties thereto, give the Administrative Agent “control” of the Capital Contribution Account within the meaning of Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time.
4.    Remedies.
(a)    Subject to the limitation set forth in the Loan Documents (including, without limitation, Section 10.6 of the Credit Agreement), the Administrative Agent and the Secured Parties shall have all rights, remedies and recourse granted in the Loan Documents and any other instruments executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including those granted by the UCC, and the right of offset), subject to the occurrence and during the continuance of a Cash Control Event other than with respect to any offset rights.
(b)    Without limiting the generality of Section 4(a), if a Cash Control Event shall occur and be continuing and unless and until the Termination Date (as defined below) has occurred, the Administrative Agent, subject to the limitations set forth in the Loan Documents (including, without limitation, Section 10.6 of the Credit Agreement), without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Applicable Law referred to below) to or upon the Pledgor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived to the extent permitted by Applicable Law), may in such circumstances (i) demand payment and performance of all due and payable Obligations from the funds in or credited to the Capital Contribution Account, (ii) withdraw, collect, and receive any and all funds on deposit in or payable to the Capital Contribution Account, (iii) withdraw funds from the Capital Contribution Account and apply all or any portion of the funds in or credited to the Capital Contribution Account to the Obligations, and (iv) surrender or present for notation of withdrawal the passbook, certificate, or other documents issued to the Pledgor in connection with the Capital Contribution Account.
(c)    To the extent permitted by Applicable Law, the Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent arising out of the exercise by the Administrative Agent of any of its rights hereunder except to the extent of the Administrative Agent’s gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of the Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
(d)    Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by the Administrative Agent on behalf of the Secured Parties, upon the occurrence and during the continuance of a Cash Control Event and until the Termination Date has occurred (but in each case subject to Section 10.6 of the Credit Agreement): (i) the Pledgor shall not be subrogated thereby to any rights of the Administrative Agent for the benefit of the Secured Parties against the Collateral or any other security

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for the Obligations, or the Pledgor, or any property of the Pledgor; (ii) the Pledgor shall not be deemed to be the owner of any interest in the Obligations; and (iii) the Pledgor shall not exercise any rights or remedies with respect to the Pledgor or the Collateral or any other security for the Obligations or any of them or the property of the Pledgor except to the extent expressly set forth in the Credit Agreement (including, without limitation, Section 10.6 thereof) or herein, or unless otherwise requested in writing to do so by the Administrative Agent.
(e)    The remedies given to the Administrative Agent on behalf of the Secured Parties hereunder
(i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against the Pledgor and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of the Administrative Agent, on behalf of the Secured Parties; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Pledgor that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; (iv) are intended to be and shall be, non-exclusive; and (v) are cumulative and in addition to any and all other rights which Administrative Agent on behalf of Secured Parties may have against the Pledgor or any other Person, at law or in equity, including exoneration and subrogation, or by virtue of any other agreement.
5.    Power of Attorney. The Pledgor hereby irrevocably constitutes and appoints the Administrative Agent with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pledgor and in the name of the Pledgor or in its own name, from time to time in the Administrative Agent’s reasonable discretion, for the purpose of carrying out the terms of this Pledge, in each case in accordance with, but subject to, the terms of this Pledge and the Credit Agreement (including, without limitation, Section 10.6 thereof), upon the occurrence and during the continuance of a Cash Control Event, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge, and, without limiting the generality of the foregoing, the Pledgor hereby gives the Administrative Agent the power and right, on behalf of the Pledgor, without notice to or assent by the Pledgor, in accordance with the terms of this Pledge and the Credit Agreement (including, without limitation, Section 10.6 thereof), to do the following upon the occurrence and during the continuance of a Cash Control Event:
(a)    in the name of the Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such monies due with respect to any Collateral whenever payable;
(b)    to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;
(c)    to execute, in connection with any sale provided for in Section 4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
(d)    to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct, including without limitation, to so direct any party with respect to any Capital Commitment;
(e)    to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral due to the Pledgor or any portion thereof and to enforce any other right in respect of any Collateral;

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(f)    to defend any suit, action or proceeding brought against the Pledgor with respect to any Collateral;
(g)    to settle, compromise or adjust any such claim, suit, action or proceeding, and, in connection therewith to give such discharges or releases as the Administrative Agent may deem appropriate;
(h)    to open a replacement Capital Contribution Account in the Pledgor’s name; and
(i)    generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral in a manner provided for herein as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and the Pledgor’s reasonable expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, perfect, preserve or realize upon the Collateral and the Administrative Agent’s Liens thereon and to effect the intent of this Pledge, all as fully and effectively as the Pledgor might do.
Notwithstanding anything in this Section 5 to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 5 unless a Cash Control Event has occurred and is continuing (and subject to Section 10.6 of the Credit Agreement). The Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof, except to the extent of the Administrative Agent’s gross negligence or willful misconduct. This power of attorney is a power coupled with an interest and is irrevocable unless and until the Termination Date has occurred.
6.    Pledgor’s Receipt of Funds. Should any funds required by the Credit Agreement or by this Pledge to be deposited into the Capital Contribution Account be received by the Pledgor, such funds shall immediately upon receipt become subject to the Lien hereof (subject to Permitted Liens) and while in the hands of the Pledgor be segregated from all other funds of the Pledgor and be held in trust for the Administrative Agent, for the benefit of the Secured Parties. The Pledgor shall have absolutely no dominion or control over such funds except to immediately deposit such funds into the Capital Contribution Account, except to the extent the Pledgor would otherwise be permitted to withdraw such funds (including, without limitation, pursuant to Section 5.4 of the Credit Agreement).
7.    Covenants. The Pledgor hereby agrees that it shall not (x) close the Capital Contribution Account without the prior written consent of the Administrative Agent, or (y) establish any “controlled balance accounts” or “linked accounts” with respect to the Capital Contribution Account without the prior written consent of the Administrative Agent.
8.    Liability. Neither the Administrative Agent nor the Secured Parties shall be liable or responsible in any way for (a) any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of the Pledgor in the Collateral or (b) any loss of interest on or any penalty or charge assessed against funds in, payable on, or credited to the Capital Contribution Account as a result of the Administrative Agent or any Secured Party exercising any of its rights or remedies under this Pledge, except, in each case, for bad faith, gross negligence or willful misconduct by the Administrative Agent or such Secured Party.
9.    Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Credit Agreement.
10.    Successor Administrative Agent. Reference is hereby made to Section 11.9 of the Credit Agreement for the terms and conditions upon which a successor Administrative Agent hereunder may be

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appointed. Wherever the words “Administrative Agent” are used herein, the same shall mean the Administrative Agent named in the first paragraph of this Pledge or the successor Administrative Agent at the time in question.
11.    Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.
12.    Successors and Assigns. The provisions of this Pledge shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement. This Pledge may not be assigned by the Pledgor. This Pledge may be assigned by the Administrative Agent without the consent of the Pledgor to any successor Administrative Agent that is appointed in accordance with the Credit Agreement.
13.    Multiple Counterparts. This Pledge may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Pledge by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Pledge by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Pledge.
14.    Governing Law. This Pledge, and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
15.    Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against the Pledgor with respect to this Pledge or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their sole discretion may elect and the Pledgor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The Pledgor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by any Secured Party by registered or certified mail, postage prepaid, to the Pledgor’s address set forth in Section 12.6 of the Credit Agreement. The Pledgor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Pledge brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS PLEDGE WHICH WAIVER IS INFORMED AND VOLUNTARY.
16.    Waiver; Etc.
(a)    No delay or omission on the part of the Administrative Agent or Secured Parties in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.
(b)    The Administrative Agent’s and the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of any Loan Document or any related document or instrument in accordance with

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the terms thereof; (ii) any adjustment, indulgence, delay, omission, forbearance or compromise that might be granted or given by the Administrative Agent or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing.
17.    Term of Agreement. On the date of the full, final, and complete satisfaction of the Obligations (other than indemnity and other obligations which by their terms survive termination of the Credit Agreement and any contingent Obligations for which the contingency has not occurred at the time the other Obligations have been repaid), this Pledge shall terminate and be of no further force or effect, the Collateral shall be automatically released from the liens created hereby, and all other obligations (other than those expressly stated to survive termination) of the Administrative Agent, on behalf of the Secured Parties, and the Pledgor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor (such date, the “Termination Date”). Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties, shall promptly provide the Pledgor, at its sole expense, a written release of the Pledgor’s Obligations hereunder and a written release of the Collateral and, so long as the Pledgor has written confirmation from the Administrative Agent that this Pledge has been terminated as provided above, the Pledgor shall be authorized to prepare and file UCC termination statements terminating all UCC financing statements filed of record in connection with this Pledge.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties hereto have caused this Pledge to be duly executed as of the day and year first above written.
PLEDGOR:
INVESCO COMMERCIAL REAL ESTATE
FINANCE TRUST, INC., a Maryland corporation

By:         Name:
Title:

NatWest – INCREF REIT – Pledge of Capital Contribution Account

THIS PLEDGE ACCEPTED AND AGREED BY:
ADMINISTRATIVE AGENT: NATWEST MARKETS PLC,
as Administrative Agent

By:         Name:
Title:

NatWest – INCREF REIT – Pledge of Capital Contribution Account

EXHIBIT D-2
FORM OF COLLATERAL ACCOUNT PLEDGE (INVESTMENT DISTRIBUTION ACCOUNT AND SPECIFIED MONEY MARKET ACCOUNT)
Dated as of [DATE]
THIS PLEDGE OF INVESTMENT DISTRIBUTION ACCOUNT (this “Pledge”) is executed and delivered as of the date above by INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware limited partnership and INVESCO ADVISERS, INC., a Delaware corporation (each, a “Pledgor”, and collectively, the “Pledgors”), in favor of NATWEST MARKETS PLC, as administrative agent (the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement).
Reference is made to that certain Revolving Credit Agreement dated as of May 7, 2026 by and among, inter alios, Invesco Commercial Real Estate Finance Investments, LP, as the Initial Borrower (the “Initial Borrower”), the other Borrowers from time to time party thereto, Invesco Commercial Real Estate Finance Trust, Inc., a Maryland corporation qualified as a REIT, as Guarantor, Invesco Commercial Real Estate Finance Trust Investments GP, LLC, a Delaware limited liability company, as the Borrower General Partner, Invesco Advisers, Inc., as the Investment Manager, the banks and financial institutions from time to time party thereto as Lenders, and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
1.    Acknowledgement. Each Pledgor hereby acknowledges and confirms that it is receiving a direct or indirect benefit from the Loans under the Credit Agreement, and that the grant of the security interest in the Collateral hereunder and the execution of this Pledge is a condition to the extension of any Loans.
2.    Pledge. In order to secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Pledgor hereby grants to the Administrative Agent and pledges and creates a security interest in, subject to Permitted Liens, all of its right, title and interest, in, to and under the following, whether now existing or hereafter acquired or arising and wherever located, for the benefit of the Secured Parties (the “Collateral”):
(a)    [*****] (the “Account Bank”), and any extensions or renewals thereof, if the account is one which may be extended or renewed, and any successor or substitute accounts (the “Investment Distribution Account”),
(b)    [*****]., and any extensions or renewals thereof, if the account is one which may be extended or renewed, and any successor or substitute accounts (the “Specified Money Market Account”),
(c)    all of such Pledgor’s right, title, and interest (whether now existing or hereafter created or arising) in and to the Investment Distribution Account and the Specified Money Market Account, all sums or other property now or at any time hereafter on deposit therein, credited thereto, or payable thereon and all securities, financial instruments and other assets held in or credited to the Specified Money Market Account (such assets held in or credited to the Specified Money Market Account, together with the Money Market Account, the “Money Market Account Collateral”),

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(d)    all proceeds and products thereof, and all instruments, documents, certificates, and other writings evidencing the Investment Distribution Account and the Specified Money Market Account.
The Administrative Agent acknowledges that the Collateral does not include (i) a security interest in any Investor’s equity interest in any Pledgor or any other Borrower, any Guarantor, or any Portfolio Asset and (ii) any amounts properly withdrawn from the Investment Distribution Account or Specified Money Market Account in accordance with the terms of the Credit Agreement and the other Loan Documents.
3.    Each Pledgor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:
(a)    the representations and warranties applicable to such Pledgor set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof (except with respect to representations and warranties made as of an earlier date, which shall be true and correct in all material respects as of such earlier date);
(b)    subject to the Administrative Agent’s rights hereunder and under the Control Agreement with respect to the Investment Distribution Account, (i) the Pledgors are the sole owners of the Investment Distribution Account and have authority to execute and deliver this Pledge and (ii) the Initial Borrower is the sole owner of the Specified Money Market Account and has authority to execute and deliver this Pledge;
(c)    such Pledgor was formed in, and only in, the State of Delaware;
(d)    this Pledge, together with the Control Agreement with respect to the Investment Distribution Account, shall, upon the execution and delivery thereof by the parties thereto, give the Administrative Agent “control” of the Investment Distribution Account within the meaning of Article 9 of the Uniform Commercial Code as in effect in the State of New York from time to time; and
(e)    this Pledge, together with a UCC-1 financing statement properly filed against the Initial Borrower with the Secretary of State of Delaware and describing the Money Market Collateral shall perfect the Administrative Agent’s lien in the Money Market Account Collateral.
4.    Remedies.
(a)    Subject to the limitation set forth in the Loan Documents (including, without limitation, Section 10.6 of the Credit Agreement), the Administrative Agent and the Secured Parties shall have all rights, remedies and recourse granted in the Loan Documents and any other instruments executed to provide security for or in connection with the payment and performance of the Obligations or existing at common law or equity (including those granted by the UCC, and the right of offset), subject to the occurrence and during the continuance of a Cash Control Event other than with respect to any offset rights.
(b)    Without limiting the generality of Section 4(a), if a Cash Control Event shall occur and be continuing and unless and until the Termination Date (as defined below) has occurred, the Administrative Agent, subject to the limitations set forth in the Loan Documents (including, without limitation, Section 10.6 of the Credit Agreement), without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by Applicable Law referred to below) to or upon the Pledgors or any other Person (all and each of which demands, defenses, advertisements and notices

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are hereby waived to the extent permitted by Applicable Law), may in such circumstances (i) demand payment and performance of all due and payable Obligations from the funds in or credited to the Investment Distribution Account and the Specified Money Market Account, (ii) withdraw, collect, and receive any and all funds on deposit in or payable to the Investment Distribution Account and the Specified Money Market Account, (iii), withdraw funds from the Investment Distribution Account and Specified Money Market Account and apply all or any portion of the funds in or credited to the Investment Distribution Account and the Specified Money Market Account to the Obligations, and (iv) surrender or present for notation of withdrawal the passbook, certificate, or other documents issued to the Pledgors in connection with the Investment Distribution Account and the Specified Money Market Account.
(c)    To the extent permitted by Applicable Law, each Pledgor waives all claims, damages and demands it may acquire against the Administrative Agent arising out of the exercise by the Administrative Agent of any of its rights hereunder except to the extent of the Administrative Agent’s gross negligence or willful misconduct. If any notice of a proposed sale or other disposition of the Collateral shall be required by Applicable Law, such notice shall be deemed reasonable and proper if given at least ten (10) days before such sale or other disposition.
(d)    Notwithstanding a foreclosure upon any of the Collateral or exercise of any other remedy by the Administrative Agent on behalf of the Secured Parties, upon the occurrence and during the continuance of a Cash Control Event and until the Termination Date has occurred (but in each case subject to Section 10.6 of the Credit Agreement): (i) no Pledgor shall be subrogated thereby to any rights of the Administrative Agent for the benefit of the Secured Parties against the Collateral or any other security for the Obligations, or any Pledgor, or any property of any Pledgor; (ii) no Pledgor shall be deemed to be the owner of any interest in the Obligations; and (iii) no Pledgor shall exercise any rights or remedies with respect to any Pledgor or the Collateral or any other security for the Obligations or any of them or the property of any Pledgor except to the extent expressly set forth in the Credit Agreement (including, without limitation, Section 10.6 thereof) or herein, or unless otherwise requested in writing to do so by the Administrative Agent.
(e)    The remedies given to the Administrative Agent on behalf of the Secured Parties hereunder
(i) shall be cumulative and concurrent; (ii) may be pursued separately, successively or concurrently against the Pledgors and any other party obligated under the Obligations, or against the Collateral, or any of such Collateral, or any other security for the Obligations, or any of them, at the sole discretion of the Administrative Agent, on behalf of the Secured Parties; (iii) may be exercised as often as occasion therefor shall arise, it being agreed by the Pledgors that the exercise or failure to exercise any of the same shall in no event be construed as a waiver or release thereof or of any other right, remedy or recourse; (iv) are intended to be and shall be, non-exclusive; and (v) are cumulative and in addition to any and all other rights which Administrative Agent on behalf of Secured Parties may have against the Pledgors or any other Person, at law or in equity, including exoneration and subrogation, or by virtue of any other agreement.
5.    Power of Attorney. Each Pledgor hereby irrevocably constitutes and appoints the Administrative Agent with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Pledgor and in the name of such Pledgor or in its own name, from time to time in the Administrative Agent’s reasonable discretion, for the purpose of carrying out the terms of this Pledge, in each case in accordance with, but subject to, the terms of this Pledge and the Credit Agreement (including, without limitation, Section 10.6 thereof), upon the occurrence and during the continuance of a Cash Control Event, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Pledge, and, without limiting the generality of the foregoing, such Pledgor hereby gives the Administrative Agent the power and right, on behalf of such Pledgor, without notice to or assent by such Pledgor, in accordance

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with the terms of this Pledge and the Credit Agreement (including, without limitation, Section 10.6 thereof), to do the following upon the occurrence and during the continuance of a Cash Control Event:
(a)    in the name of such Pledgor or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of monies due with respect to any Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise reasonably deemed appropriate by the Administrative Agent for the purpose of collecting any and all such monies due with respect to any Collateral whenever payable;
(b)    to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral;
(c)    to execute, in connection with any sale provided for in Section 4 hereof, any endorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral;
(d)    to direct any party liable for any payment under any of the Collateral to make payment of any and all monies due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;
(e)    to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral due to such Pledgor or any portion thereof and to enforce any other right in respect of any Collateral;
(f)    to defend any suit, action or proceeding brought against such Pledgor with respect to any Collateral;
(g)    to settle, compromise or adjust any such claim, suit, action or proceeding, and, in connection therewith to give such discharges or releases as the Administrative Agent may deem appropriate;
(h)    to open a replacement Investment Distribution Account (or, if applicable, Specified Money Market Account) in such Pledgor’s name; and
(i)    generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral in a manner provided for herein as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and to do, at the Administrative Agent’s option and such Pledgor’s reasonable expense, at any time, or from time to time, all acts and things which the Administrative Agent reasonably deems necessary to protect, perfect, preserve or realize upon the Collateral and the Administrative Agent’s Liens thereon and to effect the intent of this Pledge, all as fully and effectively as such Pledgor might do.
Notwithstanding anything in this Section 5 to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 5 unless a Cash Control Event has occurred and is continuing (and subject to Section 10.6 of the Credit Agreement). Each Pledgor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof, except to the extent of the Administrative Agent’s gross negligence or willful misconduct. This power of attorney is a power coupled with an interest and is irrevocable unless and until the Termination Date has occurred.
6.    Pledgors’ Receipt of Funds. Should any funds required by the Credit Agreement or by this Pledge to be deposited into the Investment Distribution Account be received by a Pledgor, such funds shall immediately upon receipt become subject to the Lien hereof (subject to Permitted Liens) and while in the hands of such Pledgor be segregated from all other funds of such Pledgor and be held in trust for the

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Administrative Agent, for the benefit of the Secured Parties. The Pledgors shall have absolutely no dominion or control over such funds except to immediately deposit such funds into the Investment Distribution Account, except to the extent the Pledgors would otherwise be permitted to withdraw such funds (including, without limitation, pursuant to Section 5.4 of the Credit Agreement).
7.    Covenants. Each Pledgor hereby agrees that it shall not (x) close the Investment Distribution Account without the prior written consent of the Administrative Agent, (y) close the Specified Money Market Account without the prior written consent of the Administrative Agent or (z) establish any “controlled balance accounts” or “linked accounts” with respect to the Investment Distribution Account or Specified Money Market Account without the prior written consent of the Administrative Agent.
8.    Liability. Neither the Administrative Agent nor the Secured Parties shall be liable or responsible in any way for (a) any depreciation in the value of the Collateral nor have any duty or responsibility whatsoever to take any steps to preserve any rights of any Pledgor in the Collateral or (b) any loss of interest on or any penalty or charge assessed against funds in, payable on, or credited to the Investment Distribution Account or Specified Money Market Account as a result of the Administrative Agent or any Secured Party exercising any of its rights or remedies under this Pledge, except, in each case, for bad faith, gross negligence or willful misconduct by the Administrative Agent or such Secured Party.
9.    Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Credit Agreement.
10.    Successor Administrative Agent. Reference is hereby made to Section 11.9 of the Credit Agreement for the terms and conditions upon which a successor Administrative Agent hereunder may be appointed. Wherever the words “Administrative Agent” are used herein, the same shall mean the Administrative Agent named in the first paragraph of this Pledge or the successor Administrative Agent at the time in question.
11.    Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.
12.    Successors and Assigns. The provisions of this Pledge shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement. This Pledge may not be assigned by a Pledgor. This Pledge may be assigned by the Administrative Agent without the consent of the Pledgors to any successor Administrative Agent that is appointed in accordance with the Credit Agreement.
13.    Multiple Counterparts. This Pledge may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Pledge by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Pledge by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Pledge.
14.    Governing Law. This Pledge, and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
15.    Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against the Pledgors with respect to this Pledge or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States

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Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their sole discretion may elect and each Pledgor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. Each Pledgor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by any Secured Party by registered or certified mail, postage prepaid, to such Pledgor’s address set forth in Section 12.6 of the Credit Agreement. Each Pledgor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Pledge brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS PLEDGE WHICH WAIVER IS INFORMED AND VOLUNTARY.
16.    Waiver; Etc.
(a)    No delay or omission on the part of the Administrative Agent or Secured Parties in exercising any right hereunder shall operate as a waiver of any such right or any other right. A waiver on any one or more occasions shall not be construed as a bar to or waiver of any right or remedy on any future occasion.
(b)    The Administrative Agent’s and the Secured Parties’ rights hereunder shall not be released, diminished, impaired, reduced or adversely affected by: (i) the renewal, extension, modification, amendment or alteration of any Loan Document or any related document or instrument in accordance with the terms thereof; (ii) any adjustment, indulgence, delay, omission, forbearance or compromise that might be granted or given by the Administrative Agent or the Secured Parties to any primary or secondary obligor or in connection with any security for the Obligations; (iii) any full or partial release of any of the foregoing; or (iv) notice of any of the foregoing.
17.    Term of Agreement. On the date of the full, final, and complete satisfaction of the Obligations (other than indemnity and other obligations which by their terms survive termination of the Credit Agreement and any contingent Obligations for which the contingency has not occurred at the time the other Obligations have been repaid), this Pledge shall terminate and be of no further force or effect, the Collateral shall be automatically released from the liens created hereby, and all other obligations (other than those expressly stated to survive termination) of the Administrative Agent, on behalf of the Secured Parties, and the Pledgors hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Pledgor (such date, the “Termination Date”). Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties, shall promptly provide the Pledgors, at their sole expense, a written release of the Pledgors’ Obligations hereunder and a written release of the Collateral and, so long as the Pledgors have written confirmation from the Administrative Agent that this Pledge has been terminated as provided above, the Pledgors shall be authorized to prepare and file UCC termination statements terminating all UCC financing statements filed of record in connection with this Pledge.
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IN WITNESS WHEREOF, the parties hereto have caused this Pledge to be duly executed as of the day and year first above written.
PLEDGORS:
INVESCO COMMERCIAL REAL ESTATE
FINANCE INVESTMENTS, LP, a Delaware limited partnership
By:        Invesco Commercial Real Estate Finance Trust Investments GP, LLC,
its general partner
By:        Invesco Commercial Real Estate Finance Trust Inc., its sole member

By:         Name:
Title:

INVESCO ADVISERS, INC., a Delaware corporation

By:         Name:
Title:

NatWest – INCREF REIT – Pledge of Distribution Account

THIS PLEDGE ACCEPTED AND AGREED BY:
ADMINISTRATIVE AGENT: NATWEST MARKETS PLC,
as Administrative Agent

By:         Name:
Title:

NatWest – INCREF REIT – Pledge of Distribution Account

EXHIBIT E
FORM OF REQUEST FOR BORROWING
[DATE]
NatWest Markets plc
250 Bishopsgate, London EC2M 4AA Attention: GBMUK Agency Telephone: +91 99869 43772
Email: gbmukagency1@rbs.com
RE:    That certain Revolving Credit Agreement dated as of May 7, 2026 by and among
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a
Delaware limited partnership (the “Initial Borrower”, and collectively with any Qualified Borrowers, the “Borrowers”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland corporation qualified as a REIT (the “Guarantor”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a
Delaware limited liability company, as the Borrower General Partner, INVESCO ADVISERS, INC., a Delaware corporation, as the Investment Manager, the banks and financial institutions from time to time party thereto as Lenders, NATWEST MARKETS PLC, as the Administrative Agent for the Secured Parties, Lead Arranger and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Ladies and Gentlemen:
This Request for Borrowing is executed and delivered by the Borrower(s) to the Administrative Agent pursuant to Section 2.3(a) of the Credit Agreement.
The Borrower(s) hereby request a Borrowing pursuant to the Credit Agreement as follows:
1.    Name of Borrower(s) or Qualified Borrower(s) (if applicable):
2.    Amount of Borrowing:
3.    Interest Option:    [Term SOFR][Daily Simple RFR][Adjusted Eurocurrency Rate][Reference Rate]

4.    Date of Borrowing:
5.    Currency:    [Dollars][Euros][Sterling]2
6.    Amount of any Repurchase Requests of Investors in
the Guarantor to be funded with the proceeds of the Borrowing (if applicable):
7.    Interest Period (if applicable)    [1][3][6]-month Interest Period
8.    Tranche:    [Tranche A] [Tranche B]

2    The Currency shall be Dollars for any Borrowing under Tranche A.

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9.    Borrower’s wire Instructions for receipt of Borrowing:

Bank:
ABA Number:
Account Name:
Account Number:
Reference:
Contact:
In connection with the Borrowing requested herein, each of the undersigned hereby represents, warrants, and certifies to the Administrative Agent for the benefit of the Lenders that:
(a)    On and as of the date hereof the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of advance of such Borrowing, and will be true and correct in all material respects immediately after the Borrowing requested herein, with the same force and effect as if made on and as of such date; provided that (i) if any such representation and warranty is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth above shall be disregarded for the purposes of this condition and (ii) if any such representation and warranty specifically refers to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date;
(b)    No Event of Default or Potential Default has occurred and is continuing on and as of the date hereof or will exist on the date of the Borrowing requested herein;
(c)    Other than as disclosed to the Administrative Agent in writing, the Credit Parties have no knowledge that any Investor would be entitled to exercise any withdrawal, excuse or exemption right under the applicable Constituent Documents, its Subscription Agreement or any Side Letter with respect to any Portfolio Asset being acquired in whole or in part with any proceeds of the requested Borrowing;
(d)    After giving effect to the Borrowing requested herein (i) the Principal Obligations of the Loans outstanding under Tranche A will not exceed the Tranche A Available Commitment, (ii) the Dollar Equivalent of the Principal Obligations of the Loans outstanding under Tranche B will not exceed the Tranche B Available Commitment, (iii) the Principal Obligations under Tranche A owed to any Lender will not exceed the Tranche A Commitment of such Lender, and (iv) the Dollar Equivalent of the Principal Obligations under Tranche B owed to any Lender will not exceed the Tranche B Commitment of such Lender; and
(e)    The Borrowing Base Report attached hereto as Exhibit A, which constitutes an updated Exhibit A to the Credit Agreement, is true and correct in all material respects as of the date hereof. In the event that the Borrowing Base Report changes between the date hereof and the date of the Borrowing requested herein, the Borrowers shall promptly deliver to the Administrative Agent corrections thereto.

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The undersigned hereby certifies each and every matter contained herein to be true and correct.
BORROWER[S]:
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP,
a Delaware limited partnership
By:        Invesco Commercial Real Estate Finance Trust Investments GP, LLC,
its general partner
By:        Invesco Commercial Real Estate Finance Trust Inc., its sole member
By:         Name:
Title:

[QUALIFIED BORROWERS, IF APPLICABLE]

NatWest – INCREF REIT –
Request for Borrowing

EXHIBIT A TO REQUEST FOR BORROWING
[Updated Borrowing Base Report to be Attached Separately]

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EXHIBIT F
FORM OF EXTENSION REQUEST
[DATE]3
NatWest Markets plc
250 Bishopsgate, London EC2M 4AA Attention: Benjamin Hue
Telephone: +44 776916 1550
Email: benjamin.hue@natwestmarkets.com

RE:    That certain Revolving Credit Agreement dated as of May 7, 2026, by and among
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a
Delaware limited partnership (the “Initial Borrower”, and collectively with any Qualified Borrowers, the “Borrowers”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland corporation qualified as a REIT (the “Guarantor”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a
Delaware limited liability company, as Borrower General Partner, INVESCO ADVISERS, INC., a Delaware corporation, as the Investment Manager, the banks and financial institutions from time to time party thereto as Lenders, NATWEST MARKETS PLC, as the Administrative Agent for the Secured Parties, Lead Arranger and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Ladies and Gentlemen:
This extension request (this “Request”) is executed and delivered by the Credit Parties to the Administrative Agent pursuant to Section 2.13 of the Credit Agreement.
1.    The Credit Parties hereby request that the Administrative Agent and the Lenders extend the current [Tranche A Stated Maturity Date][Tranche B Stated Maturity Date] for an additional term of [ ]4 (the “Extension”), in accordance with the terms and conditions set forth in Section 2.13 of the Credit Agreement.
2.    In connection with this Request, the Credit Parties hereby represent, warrant and certify to the Administrative Agent for the benefit of the Lenders that:
(a)    As of the effective date of the Extension requested herein and immediately after giving effect thereto, the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except for any representation and

3    To be delivered not less than 30 days, but not more than 3 months, prior to the Tranche A Stated Maturity Date or Tranche B Stated Maturity Date, as applicable, then in effect.
4    To be in minimum increments of 6 months up to a maximum extension of 12 months from the Tranche A Stated Maturity Date or the Tranche B Stated Maturity Date, as applicable, in effect on the Closing Date.

F-1

warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date); and
(b)    No Event of Default or Potential Default shall have occurred and be continuing immediately after giving effect to the Extension requested herein.
3.    The Credit Parties shall promptly notify the Administrative Agent if any event should occur, which would reasonably be expected to have a Material Adverse Effect, between the date hereof and the effective date of the Extension requested herein.
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Each of the undersigned hereby certifies each and every matter contained herein to be true and correct.
BORROWER[S]:
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP,
a Delaware limited partnership
By:    Invesco Commercial Real Estate Finance Trust Investments GP, LLC, its general partner
By:    Invesco Commercial Real Estate Finance Trust Inc., its sole member
By:         Name:
Title:

[OTHER QUALIFIED BORROWER(S)]
By:         Name:
Title:

GUARANTOR:
INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.,
a Maryland corporation

By:         Name:
Title:

NatWest – INCREF REIT –
Extension Request

EXHIBIT G

[Reserved]

EXHIBIT H
FORM OF LENDER ASSIGNMENT AND ASSUMPTION
Dated as of [DATE]
This ASSIGNMENT AND ASSUMPTION AGREEMENT (this “Assignment and Assumption”) is made as of the date hereof between the assignor designated on Schedule 1 hereto (the “Assignor”) and the assignee designated on Schedule I (the “Assignee”).
Reference is made to that certain Revolving Credit Agreement dated as of May 7, 2026 by and among, inter alios, INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware limited partnership, as the Initial Borrower, the other Borrowers from time to time party thereto, INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland corporation qualified as a REIT, as the Guarantor, INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP,
LLC, a Delaware limited liability company, as the Borrower General Partner, INVESCO ADVISERS, INC., a Delaware corporation, as the Investment Manager, the banks and financial institutions from time to time party thereto as Lenders, and NATWEST MARKETS PLC, as the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
1.    The Assignor hereby irrevocably sells and assigns to Assignee, without recourse and without representation or warranty except as expressly set forth herein, and Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, an undivided interest in and to the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents as of the Assignment Effective Date (as defined below) equal to the percentage interest specified on Schedule I of all outstanding rights and obligations under the Credit Agreement and the other Loan Documents. After giving effect to such sale and assignment, the Assignee’s Commitment and the amount of the Loans owing to the Assignee will be as set forth on Schedule I.
2.    The Assignor: (a) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Loan Documents (except this Assignment and Assumption) or the execution (other than by the Assignor), legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any other instrument or document furnished pursuant thereto, or the accuracy and completeness of any document furnished hereunder; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Credit Parties or the performance or observance by any Credit Party of any of its obligations under the Loan Documents or any other instrument or document furnished pursuant thereto.
3.    The Assignee: (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents (except for copies of other Lenders’ Assignment and Assumptions which are available to the Assignee upon request), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption; (b) agrees that it will, independently and without reliance upon the Administrative Agent, the Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document; (c) confirms that it is an Eligible Assignee; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the

H-1

terms thereof, together with such powers and discretion as are reasonably incidental thereto; (e) agrees that it will perform in accordance

H-2

with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (f) attaches (or has delivered to the Administrative Agent and the Assignor) completed and signed copies of any forms that may be required pursuant to the Credit Agreement (together with any additional supporting documentation required pursuant to Applicable Laws or regulations or such other evidence satisfactory to the Initial Borrower and the Administrative Agent) in order to certify the Assignee’s exemption from United States withholding taxes with respect to any payments or distributions made or to be made to the Assignee in respect of the Loans or under the Credit Agreement.
4.    Following the execution of this Assignment and Assumption, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Assignment and Assumption (the “Assignment Effective Date”) shall be the date specified by the Administrative Agent on its signature page hereto.
5.    As of the Assignment Effective Date: (a) the Assignee shall be a party (as a Lender) to the Credit Agreement and the other Loan Documents and, to the extent provided in this Assignment and Assumption, have the rights and obligations of a Lender thereunder; and (b) the Assignor shall, to the extent provided in this Assignment and Assumption, relinquish its rights and be released from its obligations (as a Lender) under the Credit Agreement and the other Loan Documents (other than rights under the provisions of the Loan Documents relating to indemnification or the payment of fees, costs and expenses, to the extent such rights relate to the time prior to the Assignment Effective Date).
6.    From and after the Assignment Effective Date, the Administrative Agent shall make all payments under the Credit Agreement and the other Loan Documents in respect of the interest assigned hereby (including, without limitation, all payments of principal, interest, fees and indemnities with respect thereto) to the Assignee.
7.    The Assignor and the Assignee shall exchange such consideration for the assignments contemplated hereunder and shall make all appropriate adjustments in payments under the Credit Agreement for periods prior to the Assignment Effective Date as they shall deem appropriate, directly between themselves.
8.    This Assignment and Assumption embodies the entire agreement between the parties and supersedes all prior agreements and understanding, if any, relating to the subject matter of this Assignment and Assumption.
9.    The provisions of this Assignment and Assumption shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
10.    This Assignment and Assumption and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
11.    This Assignment and Assumption may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Assignment and Assumption by facsimile or email (with a PDF copy attached) shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.
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H-3

IN WITNESS WHEREOF, the Assignor and Assignee have caused this Assignment and Assumption to be executed by their officers thereunto duly authorized as of the date specified thereon.
ASSIGNOR:
[ASSIGNOR]
By:         Name:
Title:

NatWest – INCREF REIT – Lender Assignment and Assumption

ASSIGNEE:
[ASSIGNEE]
By:         Name:
Title:

NatWest – INCREF REIT – Lender Assignment and Assumption

ACCEPTED AND APPROVED BY:
NATWEST MARKETS PLC,
as Administrative Agent

By:         Name:
Title:

ASSIGNMENT EFFECTIVE DATE:
(To be completed by the Administrative Agent)
    , 20

NatWest – INCREF REIT – Lender Assignment and Assumption

[IF REQUIRED] [CONSENTED TO BY:
INITIAL BORROWER:
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP,
a Delaware limited partnership

By: Invesco Commercial Real Estate Finance Trust Investments GP, LLC, its general partner
By: Invesco Commercial Real Estate Finance Trust, Inc., its sole member

By:         Name:
Title:]

NatWest – INCREF REIT – Lender Assignment and Assumption

SCHEDULE I TO LENDER ASSIGNMENT AND ASSUMPTION AGREEMENT

Name of Assignor:
Notice Information of Assignor:
Assignor’s Tranche A Commitment Prior to Assignment:	$
Percentage of Assignor’s Tranche A Commitment Assigned:	%
Amount of Assignor’s Tranche A Commitment Assigned:	$
Assignor’s Tranche A Commitment After Assignment:	$
Assignor’s Amount of Outstanding Loans Under Tranche A Prior to Assignment:	$
Amount of Outstanding Loans Under Tranche A Assigned:	$
Assignor’s Amount of Outstanding Loans Under Tranche A After Assignment:	$
Assignor’s Tranche B Commitment Prior to Assignment:	$
Percentage of Assignor’s Tranche B Commitment Assigned:	%
Amount of Assignor’s Tranche B Commitment Assigned:	$
Assignor’s Tranche B Commitment After Assignment:	$
Assignor’s Amount of Outstanding Loans Under Tranche B Prior to Assignment:	$
Amount of Outstanding Loans Under Tranche B Assigned:	$
Assignor’s Amount of Outstanding Loans Under Tranche B After Assignment:	$

Name of Assignee:
Notice Information of Assignee:
Assignee’s Tranche A Commitment Prior to Assignment:	$
Assignee’s Tranche A Commitment After Assignment:	$
Assignee’s Amount of Outstanding Loans Under Tranche A Prior to Assignment:	$
Assignee’s Amount of Outstanding Loans Under Tranche A After Assignment:	$
Assignee’s Tranche B Commitment Prior to Assignment:	$
Assignee’s Tranche B Commitment After Assignment:	$
Assignee’s Amount of Outstanding Loans Under Tranche B Prior to Assignment:	$
Assignee’s Amount of Outstanding Loans Under Tranche B After Assignment:	$

H-I-1

EXHIBIT I
FORM OF QUALIFIED BORROWER PROMISSORY NOTE
Dated as of [DATE]
New York, New York

1.    FOR VALUE RECEIVED, the undersigned [NAME OF QUALIFIED BORROWER], a
[jurisdiction of formation] [form of legal entity] (the “Maker”), hereby unconditionally promises to pay NATWEST MARKETS PLC, as Administrative Agent for the Secured Parties (the “Payee”), or its registered assigns, in accordance with the provisions of the Credit Agreement (as defined below), the principal amount of each Loan from time to time, together with all accrued interest thereon, made by the Payee to the Maker under that certain Revolving Credit Agreement dated as of May 7, 2026 by and among, inter alios, INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware
limited partnership, as the Initial Borrower (together with the other borrowers from time to time party thereto, the “Borrowers”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a
Maryland corporation qualified as a REIT, as the Guarantor, INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a Delaware limited liability company, as the Borrower General Partner, INVESCO ADVISERS, INC., a Delaware corporation, as the Investment Manager, the Lenders from time to time party thereto and the Payee (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
2.    The unpaid principal amount of this promissory note (this “Note”) shall be payable in accordance with the applicable terms of Sections 3.2 and 3.4 of the Credit Agreement. The unpaid principal amount of this Note shall bear interest from the date of borrowing until maturity in accordance with Section 2.6 of the Credit Agreement. Interest on this Note shall be payable in accordance with Section 3.3 of the Credit Agreement.
3.    All Borrowings, and all payments made with respect thereto, may be recorded by the Payee from time to time on grids which may be attached hereto or the Payee may record such information by such other method as the Payee may generally employ; provided that failure to make any such entry shall in no way increase, reduce or diminish the Maker’s obligations hereunder. The aggregate unpaid amount of all Borrowings set forth on grids which may be attached hereto shall, absent manifest error, be presumptive evidence of the unpaid principal amount of this Note.
4.    This Note has been executed and delivered pursuant to the Credit Agreement and is one of the “Qualified Borrower Promissory Notes” referred to therein, and the holder of this Note shall be entitled to the benefits provided in the Credit Agreement. This Note evidences Loans made under the Credit Agreement. Reference is hereby made to the Credit Agreement and the other Loan Documents for a statement of: (a) the obligation of the Lenders to make advances thereunder; (b) the prepayment rights and obligations of the Maker; (c) the collateral for the repayment of this Note; and (d) the events upon which the maturity of this Note may be accelerated. The Maker may borrow, repay and reborrow hereunder upon the terms and conditions specified in the Credit Agreement.
5.    If this Note, or any installment or payment due hereunder, is not paid when due, whether on the Maturity Date or by acceleration, or if it is collected through a bankruptcy, probate or other court, whether before or after the Maturity Date, the Maker agrees to pay all out-of-pocket costs of collection, including, but not limited to, reasonable attorneys’ fees and expenses incurred by the holder hereof and cost of appeal as provided in the Credit Agreement. All past-due principal of, and, to the extent permitted by Applicable

I-1

Law, past-due interest on, this Note shall bear interest until paid at the Default Rate as provided in the Credit Agreement.
6.    The Maker and all sureties, endorsers, guarantors and other parties ever liable for payment of any sums payable pursuant to the terms of this Note, jointly and severally waive demand, presentment for payment, protest, notice of protest, notice of acceleration, notice of intent to accelerate, diligence in collection, the bringing of any suit against any party, and any notice of or defense on account of any extensions, renewals, partial payment, or any releases or substitutions of any security, or any delay, indulgence, or other act of any trustee or any holder hereof, whether before or after the Maturity Date.
7.    This Note and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
8.    Reference is hereby made to Section 12.16 of the Credit Agreement regarding the provisions relating to recourse liability which are hereby incorporated by reference in this Note as if fully set forth herein, for the payment and performance of the Maker’s obligations hereunder.
9.    By its execution hereof, the Maker hereby agrees to be bound by the terms and conditions of the Credit Agreement as a Qualified Borrower as if it were a signature party thereto.
10.    The Maker’s address for notices pursuant to the Credit Agreement is:

[INSERT QUALIFIED BORROWER NOTICE ADDRESS]

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I-2

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the day and year first above written.

MAKER:
[QUALIFIED BORROWER]
By:         Name:
Title:

NatWest – INCREF REIT –
Qualified Borrower Note

EXHIBIT J
FORM OF QUALIFIED BORROWER GUARANTY
Dated as of [DATE]
THIS QUALIFIED BORROWER GUARANTY (the “Qualified Borrower Guaranty”) is made as of [DATE] by INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware
limited partnership (the “QB Guarantor”) in favor of NATWEST MARKETS PLC, as administrative agent (the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement).
Reference is made to that certain Revolving Credit Agreement dated as of May 7, 2026 by and among the QB Guarantor, as Initial Borrower (collectively with any Qualified Borrower becoming party thereto, the “Borrowers”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland
corporation qualified as a REIT (the “Guarantor”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a Delaware limited liability company (the “Borrower General Partner”), INVESCO ADVISERS, INC., a Delaware corporation (the “Investment Manager”), the banks and financial institutions from time to time party thereto as Lenders, NATWEST MARKETS PLC, as the Administrative Agent for the Secured Parties, Lead Arranger and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
1.    Guaranty of Payment. In connection with the Credit Agreement, the QB Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent, for the benefit of each Secured Party and their respective successors and assigns, the prompt payment in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) of all interest, principal, fees, expenses and other amounts now or hereafter represented by, or arising in connection with: (a) each Note set forth on Schedule I (as renewed, extended, modified or substituted, each, a “Qualified Borrower Note”) and (b) the timely performance of all other obligations by each Qualified Borrower set forth on Schedule I (each, a “Qualified Borrower”) under the Credit Agreement and the other Loan Documents (collectively, the “Guaranteed Debt”). This Qualified Borrower Guaranty is a guaranty of payment and not of collection and is a continuing irrevocable guaranty and shall apply to all of the Guaranteed Debt whenever arising. Notwithstanding any provision to the contrary contained herein or in any of the other Loan Documents, to the extent the obligations of the QB Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of the QB Guarantor hereunder shall be limited to the maximum amount that is permissible under Applicable Law (whether federal or state or otherwise and including, without limitation, Debtor Relief Laws).
2.    Obligations Unconditional. The obligations of the QB Guarantor hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Loan Documents or any other agreement or instrument referred to therein, to the fullest extent permitted by Applicable Law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or QB Guarantor. The QB Guarantor agrees that this Qualified Borrower Guaranty may be enforced by any Secured Party pursuant to the Credit Agreement without the necessity at any time of resorting to or exhausting any other security or Collateral and without the necessity at any time of having recourse to the Qualified Borrower Notes or any other of the Loan Documents or any Collateral, if any, hereafter securing the Guaranteed Debt or otherwise and the QB Guarantor hereby waives the right to require the Administrative Agent or the Lenders to make demand on or proceed against any Credit Party or any other Person (including a co-QB Guarantor) or to require the Administrative Agent or the Lenders to pursue any other remedy or enforce any other right. The QB Guarantor further agrees that nothing contained herein shall prevent any Secured Party from suing on the

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Qualified Borrower Notes or any of the other Loan Documents or foreclosing its or their, as applicable, security interest in or Lien on any Collateral, if any, securing the Guaranteed Debt or from exercising any other rights available to it or them, as applicable, under any of the Loan Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of the QB Guarantor’s obligations hereunder; it being the purpose and intent of the QB Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither the QB Guarantor’s obligations under this Qualified Borrower Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release, increase or limitation of the liability of any Credit Party or by reason of the bankruptcy, insolvency or analogous procedure of any Credit Party. The QB Guarantor waives any and all notice of the creation, renewal, extension, accrual or increase of any of the Guaranteed Debt and notice of or proof of reliance by any Secured Party on this Qualified Borrower Guaranty or acceptance of this Qualified Borrower Guaranty. The Obligations, and any part of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Qualified Borrower Guaranty. All dealings between the Credit Parties, on the one hand, and the Secured Parties, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Qualified Borrower Guaranty. The QB Guarantor represents and warrants that it is, and immediately after giving effect to the Qualified Borrower Guaranty and the obligations evidenced hereby, will be, Solvent.
This Qualified Borrower Guaranty and the obligations of the QB Guarantor hereunder shall be valid and enforceable and shall not be subject to any limitation, impairment or discharge for any reason (other than payment in full of the Guaranteed Debt (other than contingent obligations for which no claim has yet been made)), including, without limitation, the occurrence of any of the following, whether or not the Administrative Agent shall have had notice or knowledge of any of them: (A) any failure to assert or enforce or agreement not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy with respect to the Guaranteed Debt or any agreement relating thereto, or with respect to any guaranty of or other security for the payment of the Guaranteed Debt, (B) any waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including without limitation provisions relating to Events of Default) of this Qualified Borrower Guaranty and any other Loan Document or any agreement or instrument executed pursuant thereto, or of any guaranty or other security for the Guaranteed Debt, (C) to the fullest extent permitted by Applicable Law, any of the Guaranteed Debt, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect, (D) the application of payments received from any source to the payment of indebtedness other than the Guaranteed Debt, even though the Administrative Agent might have elected to apply such payment to any part or all of the Guaranteed Debt, (E) any failure to perfect or continue perfection of a security interest in any of the Collateral, (F) any defenses, set-offs or counterclaims which any Credit Party may allege or assert against the Administrative Agent in respect of the Guaranteed Debt, including but not limited to failure of consideration, breach of warranty, payment, statute of frauds, statute of limitations, accord and satisfaction and usury, and (G) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of the QB Guarantor as an obligor in respect of the Guaranteed Debt.
3.    Modifications. The QB Guarantor acknowledges that: (a) the time or place of payment of the Guaranteed Debt may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (b) the Qualified Borrowers, the QB Guarantor and any other party liable for payment under the Loan Documents may be granted indulgences generally; (c) any of the provisions of the Qualified Borrower Notes or any of the other Loan Documents, including, without

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limitation, the Credit Agreement may be modified, amended or waived in accordance with the terms thereof; (d) any party (including any co-QB Guarantor) liable for the payment thereof may be granted

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indulgences or be released; and (e) any deposit balance for the credit of the Qualified Borrowers, the QB Guarantor or any other party liable for the payment of the Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Guaranteed Debt, all without notice to or further assent by the QB Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.
4.    Waiver of Rights. The QB Guarantor expressly waives to the fullest extent permitted by Applicable Law: (a) notice of acceptance of the Guaranty by the Administrative Agent and of all extensions of credit to any Qualified Borrower or other Credit Party by the Lenders; (b) presentment and demand for payment or performance of any of the Guaranteed Debt; (c) protest and notice of dishonor or of default (except as specifically required by the Credit Agreement) with respect to the Guaranteed Debt or with respect to any security therefor; (d) notice of the Secured Parties obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Guaranteed Debt, or the Secured Parties subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; (e) all other notices, demands, presentments, protests or any agreement or instrument related to this Qualified Borrower Guaranty, any other Loan Document or the Guaranteed Debt to which the QB Guarantor might otherwise be entitled; (f) any right to require the Administrative Agent as a condition of payment or performance by the QB Guarantor, to (A) proceed against the Qualified Borrowers, any QB Guarantor of the Guaranteed Debt or any other Person, (B) proceed against or exhaust any other security held from the Qualified Borrowers, any QB Guarantor of the Guaranteed Debt or any other Person,
(C) proceed against or have resort to any balance of any deposit account, securities account or credit on the books of the Administrative Agent or any other Person, or (D) pursue any other remedy in the power of the Administrative Agent whatsoever; (g) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Qualified Borrowers including, without limitation, any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Debt or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Qualified Borrowers from any cause other than payment in full of the Guaranteed Debt; (h) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (i) any defense based upon the Administrative Agent’s errors or omissions in the administration of the Guaranteed Debt; (j) (A) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Qualified Borrower Guaranty and any legal or equitable discharge of the QB Guarantor’s obligations hereunder, (B) the benefit of any statute of limitations affecting the QB Guarantor’s liability hereunder or the enforcement hereof, (C) any rights to set-offs, recoupments and counterclaims, and (D) promptness, diligence and any requirement that the Administrative Agent protect, secure, perfect or insure any other security interest or Lien or any property subject thereto; and (k) to the fullest extent permitted by Applicable Law, any defenses or benefits that may be derived from or afforded by Applicable Law which limit the liability of or exonerate QB Guarantors or sureties, or which may conflict with the terms of this Qualified Borrower Guaranty.
5.    Reinstatement. Notwithstanding anything contained in this Qualified Borrower Guaranty or the other Loan Documents, the obligations of the QB Guarantor under this Qualified Borrower Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Guaranteed Debt is rescinded or must be otherwise restored by any holder of any of the Guaranteed Debt, whether as a result of any proceedings in bankruptcy, reorganization, any analogous procedure or otherwise, and the QB Guarantor agrees that it will indemnify each Secured Party on demand for all reasonable costs and expenses (including, without limitation, reasonable fees of outside counsel) incurred by such Person in connection with such rescission or restoration, including any such

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costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

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6.    Remedies. The QB Guarantor agrees that, as between the QB Guarantor, on the one hand, and the Secured Parties, on the other hand, the Guaranteed Debt may be declared to be forthwith due and payable (and shall be deemed to have become automatically due and payable) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Guaranteed Debt from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Guaranteed Debt being deemed to have become automatically due and payable), such Guaranteed Debt (whether or not due and payable by any other Person) shall forthwith become due and payable by the QB Guarantor. The QB Guarantor acknowledges and agrees that its obligations hereunder are secured in accordance with the terms of the Collateral Documents and that the Secured Parties may exercise their remedies thereunder in accordance with the terms thereof.
7.    Subrogation. The QB Guarantor agrees that, until the Termination Date (as defined below), it will not exercise any right of reimbursement, subrogation, indemnification, contribution, offset, remedy (direct or indirect) or other claims against any Qualified Borrower or other Credit Party arising by contract or operation of law or equity in connection with any payment made or required to be made by the QB Guarantor under this Qualified Borrower Guaranty or the other Loan Documents now or hereafter. The QB Guarantor further agrees that, until the Termination Date, to the extent the waiver of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification the QB Guarantor may have against any Qualified Borrower or other Credit Party or against any Collateral or other collateral or security, and any rights of contribution the QB Guarantor may have against any Qualified Borrower or other Credit Party, shall be junior and subordinate to any rights the Administrative Agent may have against such Qualified Borrower or Credit Party and to all right, title and interest the Administrative Agent may have in the Collateral.
8.    Inducement. The Lenders have been induced to make the Loans to the Qualified Borrowers in part based upon the assurances by the QB Guarantor that the QB Guarantor desires that the Guaranteed Debt of the QB Guarantor be honored and enforced as separate obligations of the QB Guarantor, should Administrative Agent and the Lenders desire to do so.
9.    Combined Liability. Notwithstanding the foregoing, the QB Guarantor shall be liable to the Lenders for the entire amount of the Guaranteed Debt, and the Administrative Agent and the Lenders may at their option enforce the entire amount of the Guaranteed Debt against the QB Guarantor.
10.    Qualified Borrower Information. The QB Guarantor confirms and agrees that the Administrative Agent shall have no obligation to disclose or discuss with the QB Guarantor its assessment of the financial condition of the Qualified Borrowers. The QB Guarantor has adequate means to obtain information from the Qualified Borrowers on a continuing basis concerning the financial condition of the Qualified Borrowers and its ability to perform its obligations under the Credit Agreement and any other Loan Document, and the QB Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Qualified Borrowers and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Debt. The QB Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent to disclose any matter, fact or thing relating to the business, operations or condition of the Qualified Borrowers now known or hereafter known by the Administrative Agent. The QB Guarantor hereby waives any right to have the Collateral or other collateral or security securing the Guaranteed Debt marshaled.
11.    Instrument for the Payment of Money. The QB Guarantor hereby acknowledges that the guarantee in this Qualified Borrower Guaranty constitutes an instrument for the payment of money, and consents and agrees that any Lender or the Administrative Agent, at its sole option, in the event of a dispute by the QB

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Guarantor in the payment of any monies due hereunder, shall have the right to bring motions and/or actions under New York CPLR Section 3213.
12.    [Reserved].
13.    Benefit. The QB Guarantor represents and warrants that it (i) it has received or will receive direct or indirect benefit from the making of this Qualified Borrower Guaranty and the creation of the Guaranteed Debt, (ii) the QB Guarantor is familiar with the financial condition of the Qualified Borrower and the value of any Collateral securing the Guaranteed Debt and (iii) the Administrative Agent has made no representations to the QB Guarantor in order to induce the QB Guarantor to execute this Qualified Borrower Guaranty.
14.    Notices. Any notice, demand, request or other communication which any party hereto may be required or may desire to give hereunder shall be given in the manner provided in the Credit Agreement.
15.    Successor Administrative Agent. Reference is hereby made to Section 11.9 of the Credit Agreement for the terms and conditions upon which a successor Administrative Agent hereunder may be appointed. Wherever the words “Administrative Agent” are used herein, the same shall mean the Administrative Agent named in the first paragraph of this Qualified Borrower Guaranty or the successor Administrative Agent at the time in question.
16.    Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.
17.    Successors and Assigns. The provisions of this Qualified Borrower Guaranty shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted by the Credit Agreement. This Qualified Borrower Guaranty may not be assigned by the QB Guarantor without the prior written consent of the Administrative Agent and each Lender. This Qualified Borrower Guaranty may be assigned by the Administrative Agent without the consent of any QB Guarantor to any successor Administrative Agent appointed in accordance with the Credit Agreement.
18.    Multiple Counterparts. This Qualified Borrower Guaranty may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties hereto may execute this Qualified Borrower Guaranty by signing any such counterpart. Delivery of an executed counterpart of a signature page of this Qualified Borrower Guaranty by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Qualified Borrower Guaranty.
19.    Qualified Borrower Guaranty. This Qualified Borrower Guaranty has been executed and delivered pursuant to the Credit Agreement and is one of the “Qualified Borrower Guaranties” referred to therein.
20.    Amendments. This Qualified Borrower Guaranty may be amended only by a written instrument executed by the QB Guarantor and the Administrative Agent. Schedule I to this Qualified Borrower Guaranty may be amended by the QB Guarantor from time to time to identify additional Qualified Borrowers and Qualified Borrower Notes, the obligations of which will become subject to this Qualified Borrower Guaranty and, subject to the repayment of the Guaranteed Debt in full of the applicable Qualified Borrower, the QB Guarantor may request that the Administrative Agent update Schedule I to delete a specified Qualified Borrower following which this Qualified Borrower Guaranty shall no longer apply to such Qualified Borrower, and upon such amendment all references herein to Schedule I shall be deemed to mean Schedule I as amended thereby. Such amendment shall be in the form of Exhibit A annexed hereto.

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21.    Governing Law. This Qualified Borrower Guaranty and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
22.    Choice of Forum; Consent to Service of Process and Jurisdiction; Waiver of Trial by Jury. Any suit, action or proceeding against the QB Guarantor with respect to this Qualified Borrower Guaranty or any judgment entered by any court in respect thereof, may be brought in the courts of the State of New York, or in the United States Courts located in the Borough of Manhattan in New York City, pursuant to Section 5-1402 of the New York General Obligations Law, as the Lenders in their sole discretion may elect and the QB Guarantor hereby submits to the non-exclusive jurisdiction of such courts for the purpose of any such suit, action or proceeding. The QB Guarantor hereby irrevocably consents to the service of process in any suit, action or proceeding in said court by the mailing thereof by any Secured Party by registered or certified mail, postage prepaid, to the QB Guarantor’s address set forth in Section 12.6 of the Credit Agreement. The QB Guarantor hereby irrevocably waives any objections which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Qualified Borrower Guaranty brought in the courts located in the State of New York, Borough of Manhattan in New York City, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. EACH OF THE PARTIES HERETO HEREBY WAIVES TRIAL BY JURY IN ANY SUIT, ACTION OR PROCEEDING BROUGHT IN CONNECTION WITH THIS QUALIFIED BORROWER GUARANTY, WHICH WAIVER IS INFORMED AND VOLUNTARY.
23.    Term of Agreement. On the date of the full, final, and complete satisfaction of the Guaranteed Debt (other than Guaranteed Debt which constitutes indemnity and other obligations which by their terms survive termination of the Credit Agreement and any contingent Obligations for which the contingency has not occurred at the time the other Obligations have been repaid), this Qualified Borrower Guaranty shall terminate and be of no further force or effect, and all other obligations (other than those expressly stated to survive termination) of the Administrative Agent, on behalf of the Secured Parties, and the QB Guarantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the QB Guarantor (the “Termination Date”). Thereafter, upon request, the Administrative Agent, on behalf of the Secured Parties, shall promptly provide the QB Guarantor, at its sole expense, a written release of its obligations hereunder.
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IN WITNESS WHEREOF, the QB Guarantor has caused this Qualified Borrower Guaranty to be duly executed as of the day and year first above written.
QB GUARANTOR:
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP,
a Delaware limited partnership
By:    Invesco Commercial Real Estate Finance Trust Investments GP, LLC, its general partner
By:    Invesco Commercial Real Estate Finance Trust, Inc., its sole member

By:         Name:
Title:

NatWest – INCREF REIT –
Qualified Borrower Guaranty

SCHEDULE I TO QUALIFIED BORROWER GUARANTY

QUALIFIED BORROWER	DATE OF NOTE
[NAME]	[DATE]

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EXHIBIT A TO QUALIFIED BORROWER GUARANTY FORM OF AMENDMENT FOR QUALIFIED BORROWER ADDITION
Dated as of [DATE]
Reference is made to that certain Qualified Borrower Guaranty (the “Qualified Borrower Guaranty”), dated as of [DATE], by INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a
Delaware limited partnership (“QB Guarantor”) in favor of NATWEST MARKETS PLC, as administrative agent (the “Administrative Agent”), for the benefit of the Secured Parties (as defined in the Credit Agreement).
Reference is made to that certain Revolving Credit Agreement dated as of May 7, 2026 by and among, inter alios, the QB Guarantor, as the Initial Borrower, the Qualified Borrowers from time to time party thereto, INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland corporation qualified as a REIT, as Guarantor, INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST
INVESTMENTS GP, LLC, a Delaware limited liability company, as Borrower General Partner, INVESCO ADVISERS, INC., a Delaware corporation, as the Investment Manager, the Lenders from time to time party thereto and NATWEST MARKETS PLC, as the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The QB Guarantor has designated the following entity as a Qualified Borrower and the Note described below is a Qualified Borrower Note:

QUALIFIED BORROWER	DATE OF NOTE
[NAME]	[DATE]

Upon execution of this Amendment for Qualified Borrower Addition (this “Amendment”), the Qualified Borrower Guaranty shall be, and be deemed to be, modified and amended in accordance herewith and the obligations, duties and liabilities the QB Guarantor shall hereafter be determined, exercised and enforced in accordance with the Qualified Borrower Guaranty as so amended and modified by this Amendment, and all the terms and conditions of this Amendment shall be and be deemed to be part of the terms and conditions of the Qualified Borrower Guaranty for any and all purposes. Except as modified and expressly amended by this Amendment, the Qualified Borrower Guaranty is in all respects ratified and confirmed, and all the terms and provisions thereof shall be and remain in full force and effect.
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IN WITNESS WHEREOF, the QB Guarantor has caused this Amendment to be duly executed as of the day and year first above written.
QB GUARANTOR:
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP,
a Delaware limited partnership
By:        Invesco Commercial Real Estate Finance Trust Investments GP, LLC, its general partner
By:        Invesco Commercial Real Estate Finance Trust, Inc., its sole member

By:         Name:
Title:

NatWest – INCREF REIT –
Qualified Borrower Guaranty

EXHIBIT K
FORM OF RESPONSIBLE OFFICER’S CERTIFICATE
[DATE]
Reference is made to that certain Revolving Credit Agreement dated as of May 7, 2026, by and among INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware
limited partnership (the “Initial Borrower”, and collectively with any Qualified Borrowers, the “Borrowers”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland
corporation qualified as a REIT (the “Guarantor”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a Delaware limited liability company (the “Borrower General Partner”), INVESCO ADVISERS, INC., a Delaware corporation (the “Investment Manager”), the banks and financial institutions from time to time party thereto as Lenders, NATWEST MARKETS PLC, as the Administrative Agent for the Secured Parties, Lead Arranger and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
The undersigned is a duly authorized [TITLE] of the Credit Parties and a duly authorized [TITLE] of the Investment Manager.
In connection with Section 6.1(h) of the Credit Agreement, I hereby certify, in my capacity as a Responsible Officer of the Credit Parties and of the Investment Manager and not in my individual capacity, on the date hereof that:
(a)    All of the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects as of the date of the Credit Agreement with the same force and effect as if made on and as of the date hereof; provided that if any such representation and warranty (i) is qualified as to materiality, with respect to such representation and warranty, the materiality qualifier set forth above shall be disregarded for the purposes of this condition and
(ii) specifically refers to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date;
(b)    No Event of Default or Potential Default has occurred and is continuing on and as of the date of the Credit Agreement;
(c)    No circumstances exist or changes to any Credit Party have occurred since the date of the most recent financial statements of such Credit Party delivered to the Administrative Agent which would reasonably be expected to result in a Material Adverse Effect;
(d)    There is no Proceeding pending or, to the knowledge of the undersigned, threatened against the Credit Parties or the Investment Manager, other than any such Proceeding that would not, if adversely determined, have a Material Adverse Effect; and
(e)    [Use whichever of the following correctly describes the Initial Borrower’s and the Guarantor’s ERISA exception:] [The Initial Borrower and the Guarantor have delivered a certificate, addressed to the Secured Parties and signed by a Responsible Officer of such Credit Party, reasonably acceptable to the Administrative Agent and its counsel regarding such Credit Party’s status as an

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Operating Company]; or [the underlying assets of each Borrower and the Guarantor do not constitute Plan Assets because less than 25% of the total value of each class of equity interests in such Credit Party is held by “benefit plan investors” within the meaning of Section 3(42) of ERISA].
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The undersigned hereby certifies each and every matter contained herein to be true and correct.

Name: Title:

NatWest – INCREF REIT –
Responsible Officer Certificate

EXHIBIT L
FORM OF COMPLIANCE CERTIFICATE
[DATE]

NatWest Markets plc
250 Bishopsgate, London EC2M 4AA Attention: GBMUK Agency Telephone: +91 99869 43772
Email: gbmukagency1@rbs.com
RE:    That certain Revolving Credit Agreement dated as of May 7, 2026, by and among
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a
Delaware limited partnership (the “Initial Borrower”, and collectively with any Qualified Borrower, the “Borrowers”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland corporation qualified as a REIT (the “Guarantor”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a
Delaware limited liability company, as the Borrower General Partner, INVESCO ADVISERS, INC., a Delaware corporation, as the Investment Manager, the banks and financial institutions from time to time party thereto as Lenders, NATWEST MARKETS PLC, as the Administrative Agent for the Secured Parties, Lead Arranger and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Ladies and Gentlemen:
The undersigned is a duly authorized officer of the Credit Parties. In connection with Section 8.1(b) of the Credit Agreement, the undersigned certifies, in his/her capacity as a Responsible Officer of the Credit Parties and not in his/her individual capacity, on the date hereof that:
(a)    attached as Schedule I are the [annual audited][quarterly unaudited] financial reports required by Section 8.1(a) of the Credit Agreement;
(b)    no Event of Default or, to my knowledge, Potential Default exists and is continuing on and as of the date hereof;
(c)    the Credit Parties are in compliance with the Financial Covenants contained in the Credit Agreement, in each case as evidenced by the calculations contained on Schedule II;
(d)    to my knowledge, no Exclusion Event has occurred with respect to any Included Investor, except as previously disclosed in writing to the Administrative Agent or as set forth on Schedule III;
(e)    to my knowledge, no events or circumstances have occurred that would cause any Portfolio Asset that has been designated as an Eligible Investment to cease to meet the criteria set out in the definition of “Eligible Investment” under the Credit Agreement, except as previously disclosed in writing to the Administrative Agent or as set forth on Schedule IV;

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(f)    (i) the Portfolio Asset NAV as reported by the Initial Borrower with respect to each Portfolio Asset in accordance with the Valuation Policy and the Fair Market Value of such Portfolio Asset and (ii) the Guarantor NAV are set forth on Schedule V;
(g)    the financial statements delivered pursuant to Section 8.1(a)(i) or (ii) of the Credit Agreement fairly present, in all material respects, the financial condition and results of operations of the Guarantor and the Initial Borrower on a consolidated basis and were prepared in accordance with GAAP consistently applied, subject to normal year-end adjustments and the absence of footnotes;
(h)    attached as Schedule VI is an updated Borrowing Base Report, which constitutes an updated Exhibit A to the Credit Agreement, current as of the date hereof, true and correct in all material respects and which sets forth (i) (x) the aggregate Unfunded Capital Commitments of the Included Investors and, (y) the aggregate Unfunded Capital Commitments of the other Investors (if any) and (ii) the calculations for the Tranche A Available Commitment and the Tranche B Available Commitment as of the date hereof;
(i)    the aggregate amount of Repurchase Requests received by the Guarantor during the applicable Repurchase Testing Period (including the amount of such Repurchase Requests that were satisfied by the Guarantor) is set forth on Schedule VII hereto, along with the Guarantor’s determination whether the Repurchase Trigger Event has occurred and the calculations supporting such determination; and
(j)    [attached as Schedule VIII is a list of the Portfolio Assets originated, sold or otherwise disposed of by the Borrowers during such fiscal [quarter][year] and, with respect to any Portfolio Asset acquired, whether they are subject to any Leverage Facility]5.
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5    [To be included if such information is not contained in the Guarantor’s financial statements and/or quarterly or annual report.]

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The undersigned hereby certifies each and every matter contained herein (including in the Schedules) to be true and correct.

Name: Title:

NatWest – INCREF REIT –
Compliance Certificate

SCHEDULE I TO COMPLIANCE CERTIFICATE FINANCIAL REPORTS

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SCHEDULE II TO COMPLIANCE CERTIFICATE CALCULATION OF FINANCIAL COVENANTS

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SCHEDULE III TO COMPLIANCE CERTIFICATE NATURE OF EXCLUSION EVENTS

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SCHEDULE IV TO COMPLIANCE CERTIFICATE ELIGIBLE INVESTMENT EVENTS

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SCHEDULE V TO COMPLIANCE CERTIFICATE PORTFOLIO ASSET NAV AND GUARANTOR NAV

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SCHEDULE VI TO COMPLIANCE CERTIFICATE UPDATED BORROWING BASE REPORT

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SCHEDULE VII TO COMPLIANCE CERTIFICATE REPURCHASE REQUESTS / REPURCHASE TRIGGER EVENT

L-IV-1

SCHEDULE VIII TO COMPLIANCE CERTIFICATE DESCRIPTION OF PORTFOLIO ASSETS ORIGINATED OR DISPOSED

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EXHIBIT M
FORM OF LENDER JOINDER AGREEMENT
This LENDER JOINDER AGREEMENT (this “Joinder”) is made as of     , 20 .
Reference is made to that certain Revolving Credit Agreement dated as of May 7, 2026, by and among INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware
limited partnership (the “Initial Borrower”, and collectively with any Qualified Borrowers, the “Borrowers”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC,, a Maryland
corporation qualified as a REIT (the “Guarantor”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a Delaware limited liability company, as the Borrower General Partner, INVESCO ADVISERS, INC., a Delaware corporation, as the Investment Manager, the banks and financial institutions from time to time party thereto as Lenders, NATWEST MARKETS PLC, as the Administrative Agent for the Secured Parties, Lead Arranger and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

The “Additional Lenders” referred to on Schedule I agree as follows:
1.    Each Additional Lender agrees to become a Lender and to be bound by the terms of the Credit Agreement as a Lender pursuant to Section 12.11(g) of the Credit Agreement.
2.    Each Additional Lender: (a) confirms that it has received a copy of the Credit Agreement and the other Loan Documents (except for copies of other Lenders’ Assignment and Assumptions which are available to the Additional Lenders upon request), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Joinder; (b) agrees that it will, independently and without reliance upon the Administrative Agent, or any other Lender or Additional Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other Loan Document; (c) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (d) agrees that it will perform in accordance with their terms all of the obligations that by the terms of the Credit Agreement are required to be performed by it as a Lender; and (e) attaches (or has delivered to the Administrative Agent) completed and signed copies of any forms that may be required by the United States Internal Revenue Service (together with any additional supporting documentation required pursuant to applicable Treasury Department regulations or such other evidence satisfactory to the Borrowers and the Administrative Agent) in order to certify such Additional Lender’s exemption from United States withholding taxes with respect to any payments or distributions made or to be made to such Additional Lender in respect of the Loans or under the Credit Agreement.
3.    Following the execution of this Joinder, it will be delivered to the Administrative Agent for acceptance and recording by the Administrative Agent. The effective date for this Joinder (the “Effective Date”) shall be the date recited above, unless otherwise specified on Schedule I.
4.    Upon such execution and delivery, as of the Effective Date, each Additional Lender shall be a party to the Credit Agreement and the other Loan Documents and have the rights and obligations of a Lender thereunder.

M-1

5.    This Joinder and any claim, controversy or dispute arising under or related to or in connection herewith, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties will be governed by the laws of the State of New York without regard to any conflicts of law principles other than Section 5-1401 of the New York General Obligations Law.
6.    This Joinder may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Joinder by facsimile or email (with a PDF copy attached) shall be effective as delivery of a manually executed counterpart of this Joinder.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, each Additional Lender has caused this Joinder to be executed by its officers thereunto duly authorized as of the date specified thereon.
[ADDITIONAL LENDER]

By:         Name:
Title:
[ADDITIONAL LENDER]

By:         Name:
Title:

NatWest – INCREF REIT – Lender Joinder

ACCEPTED AND APPROVED:
NATWEST MARKETS PLC,
as the Administrative Agent

By:         Name:
Title:

NatWest – INCREF REIT – Lender Joinder

CONSENTED TO:
INITIAL BORROWER:
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP,
a Delaware limited partnership

By: Invesco Commercial Real Estate Finance Trust Investments GP, LLC, its general partner
By: Invesco Commercial Real Estate Finance Trust, Inc., its sole member

By:         Name:
Title:]

NatWest – INCREF REIT – Lender Joinder

SCHEDULE I
to JOINDER

Lender:	[ ]
Additional Lender’s Tranche A Commitment:	$[ ]
Total Tranche A Commitment after giving effect to this Joinder:	$[ ]
Additional Lender’s Tranche B Commitment:	$[ ]
Total Tranche B Commitment after giving effect to this Joinder:	$[ ]
Effective Date (if other than date of Joinder):	[ ]
Notice Information:	[Name] [Address] Attention: Telephone: Facsimile: Email:

Lender:	[ ]
Additional Lender’s Tranche A Commitment:	$[ ]
Total Tranche A Commitment after giving effect to this Joinder:	$[ ]
Additional Lender’s Tranche B Commitment:	$[ ]
Total Tranche B Commitment after giving effect to this Joinder:	$[ ]
Effective Date (if other than date of Joinder):	[ ]
Notice Information:	[Name] [Address] Attention: Telephone: Facsimile: Email:

M-I-1

EXHIBIT N
FORM OF FACILITY INCREASE REQUEST
[DATE]
NatWest Markets plc
250 Bishopsgate, London EC2M 4AA Attention: Benjamin Hue
Telephone: +44 776916 1550
Email: benjamin.hue@natwestmarkets.com

RE:    That certain Revolving Credit Agreement dated as of May 7, 2026, by and among
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a
Delaware limited partnership (the “Initial Borrower”, and collectively with any Qualified Borrowers, the “Borrowers”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland corporation qualified as a REIT (the “Guarantor”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a
Delaware limited liability company, as Borrower General Partner, INVESCO ADVISERS, INC., a Delaware corporation, as the Investment Manager, the banks and financial institutions from time to time party thereto as Lenders, NATWEST MARKETS PLC, as the Administrative Agent for the Secured Parties, Lead Arranger and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Ladies and Gentlemen:
This facility increase request (this “Request”) is executed and delivered by the Credit Parties to the Administrative Agent pursuant to Section 2.12 of the Credit Agreement.
1.    The Credit Parties hereby request an increase in the [Aggregate Tranche A Commitments][Aggregate Tranche B Commitments] in the amount of $[INCREASE AMOUNT] (the “Facility Increase”) to a total [Aggregate Tranche A Commitment][Aggregate Tranche B Commitment] in the amount of $[NEW AGGREGATE TRANCHE A COMMITMENT][NEW AGGREGATE TRANCHE B COMMITMENT].6
2.    In connection with this Request, the Credit Parties hereby represent, warrant and certify to the Administrative Agent for the benefit of the Lenders that:
a.    As of the effective date of the Facility Increase requested herein and immediately after giving effect thereto, the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except for any representation and warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects) with the same force and effect as if made on and as of such date, except to the extent such representations and warranties specifically refer to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date (except for any representation and

6    See requirements in Section 2.12(a) of the Credit Agreement, including maximum increase amounts.

N-1

warranty that is qualified by materiality or reference to Material Adverse Effect, which such representation and warranty shall be true and correct in all respects as of such earlier date);
b.    No Event of Default or Potential Default shall have occurred and be continuing immediately after giving effect to the Facility Increase requested herein;
c.    The Borrowing Base Report attached hereto as Exhibit A, which constitutes an updated Exhibit A to the Credit Agreement, is true and correct in all material respects as of the date hereof. In the event that any of the relevant information on such Borrowing Base Report changes between the date hereof and the effective date of the Facility Increase requested herein, the Credit Parties shall promptly deliver to the Administrative Agent corrections thereto;
d.    As of the date hereof, no event has occurred since the date of the most recent financial statements of the Credit Parties delivered to the Administrative Agent which would reasonably be expected to have a Material Adverse Effect.
3.    The Credit Parties shall promptly notify Administrative Agent if any event should occur, which would reasonably be expected to have a Material Adverse Effect, between the date hereof and the effective date of the Facility Increase requested herein.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

N-2

Each of the undersigned hereby certifies each and every matter contained herein to be true and correct.
INITIAL BORROWER:
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP,
a Delaware limited partnership
By:        Invesco Commercial Real Estate Finance Trust Investments GP, LLC, its general partner
By:        Invesco Commercial Real Estate Finance Trust, Inc., its sole member

By:         Name:
Title:

[QUALIFIED BORROWERS]
By:         Name:
Title:

GUARANTOR:
INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.,
a Maryland corporation

By:         Name:
Title:

NatWest – INCREF REIT –
Facility Increase Request

EXHIBIT O
FORM OF CAPITAL RETURN CERTIFICATION
[DATE]
NatWest Markets plc
250 Bishopsgate, London EC2M 4AA Attention: GBMUK Agency Telephone: +91 99869 43772
Email: gbmukagency1@rbs.com
RE:    That certain Revolving Credit Agreement dated as of May 7, 2026, by and among
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a
Delaware limited partnership (the “Initial Borrower”, and collectively with any Qualified Borrowers, the “Borrowers”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland corporation qualified as a REIT (the “Guarantor”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a
Delaware limited liability company, as the Borrower General Partner, INVESCO ADVISERS, INC., a Delaware corporation, as the Investment Manager, the banks and financial institutions from time to time party thereto as Lenders, NATWEST MARKETS PLC, as the Administrative Agent for the Secured Parties, Lead Arranger and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Ladies and Gentlemen:
Each undersigned Credit Party hereby gives notice that shares in the Guarantor in the amount(s) set forth on Schedule I have been repurchased from the following Investors [on [DATE]][during the period beginning [DATE] and ending [DATE]] and have been added back to such Investors’ Uncalled Capital Commitment amounts:
In connection with this Capital Return Certification (this “Certificate”), each undersigned Credit Party hereby represents and warrants and certifies to the Administrative Agent for the benefit of the Secured Parties that:
(a)    The amounts distributed to each Investor as described above have been added back into such Investor’s Uncalled Capital Commitment and may be subject to a Capital Call in the same manner as any other Uncalled Capital Commitment;
(b)    After giving effect to the distributions described herein, the total Uncalled Capital Commitments of the Included Investors will be $[    ];
(c)    On and as of the date hereof the representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects (except to the extent such representations and warranties expressly relate to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date);
(d)    No Event of Default or, to the knowledge of the undersigned, Potential Default exists and is continuing on and as of the date hereof;

O-1

(e)    After giving effect to the distributions described herein (i) the Principal Obligations of the Loans outstanding under Tranche A will not exceed the Tranche A Available Commitment and (ii) the Dollar Equivalent of the Principal Obligations of the Loans Outstanding under Tranche B will not exceed the Tranche B Available Commitment; and
(f)    The Borrowing Base Report attached hereto as Exhibit A, which constitutes an updated Exhibit A to the Credit Agreement and gives effect to the return of capital certified herein, is true and correct in all material respects as of the date hereof.
[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

O-2

Each of the undersigned hereby certifies each and every matter contained herein to be true and correct.
INITIAL BORROWER:
INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP,
a Delaware limited partnership
By:        Invesco Commercial Real Estate Finance Trust Investments GP, LLC, its general partner
By:        Invesco Commercial Real Estate Finance Trust, Inc., its sole member
By:         Name:
Title:

[QUALIFIED BORROWER(S)]
By:         Name:
Title:

GUARANTOR:
INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC.,
a Maryland corporation

By:         Name:
Title:

NatWest – INCREF REIT –
Capital Return Certification

SCHEDULE I TO CAPITAL RETURN CERTIFICATION

Name of Investor	Amount of Returned Capital	Type of Returned Capital

O-I-1

EXHIBIT A TO CAPITAL RETURN CERTIFICATION
[Updated Borrowing Base Report to be Attached Separately]

O-B-1

EXHIBIT P
[Reserved]

P-1

EXHIBIT Q-1
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Revolving Credit Agreement dated as of May 7, 2026, by and among INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware
limited partnership (the “Initial Borrower”, and collectively with any Qualified Borrowers, the “Borrowers”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland
corporation qualified as a REIT (the “Guarantor”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a Delaware limited liability company, as the Borrower General Partner, INVESCO ADVISERS, INC., a Delaware corporation, as the Investment Manager, the banks and financial institutions from time to time party thereto as Lenders, NATWEST MARKETS PLC, as the Administrative Agent for the Secured Parties, Lead Arranger and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to the provisions of Section 4.1(g)(ii)(B)(iii) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:         Name:
Title:

Date:     , 20[ ]

Q-1-1

EXHIBIT Q-2
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Revolving Credit Agreement dated as of May 7, 2026, by and among INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware
limited partnership (the “Initial Borrower”, and collectively with any Qualified Borrowers, the “Borrowers”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland
corporation qualified as a REIT (the “Guarantor”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a Delaware limited liability company, as the Borrower General Partner, INVESCO ADVISERS, INC., a Delaware corporation, as the Investment Manager, the banks and financial institutions from time to time party thereto as Lenders, NATWEST MARKETS PLC, as the Administrative Agent for the Secured Parties, Lead Arranger and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to the provisions of Section 4.1(g)(ii)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) it is not a bank within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. Person status on IRS Form W-8BEN-E. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing, and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:         Name:
Title:
Date:     , 20[ ]

Q-2-1

EXHIBIT Q-3
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Revolving Credit Agreement dated as of May 7, 2026, by and among INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware
limited partnership (the “Initial Borrower”, and collectively with any Qualified Borrowers, the “Borrowers”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland
corporation qualified as a REIT (the “Guarantor”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a Delaware limited liability company, as the Borrower General Partner, INVESCO ADVISERS, INC., a Delaware corporation, as the Investment Manager, the banks and financial institutions from time to time party thereto as Lenders, NATWEST MARKETS PLC, as the Administrative Agent for the Secured Parties, Lead Arranger and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to the provisions of Section 4.1(g)(ii)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF PARTICIPANT]

By:         Name:
Title:
Date:     , 20[ ]

Q-3-1

EXHIBIT Q-4
U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Partnerships For U.S. Federal Income Tax Purposes)
Reference is made to that certain Revolving Credit Agreement dated as of May 7, 2026, by and among INVESCO COMMERCIAL REAL ESTATE FINANCE INVESTMENTS, LP, a Delaware
limited partnership (the “Initial Borrower”, and collectively with any Qualified Borrowers, the “Borrowers”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST, INC., a Maryland
corporation qualified as a REIT (the “Guarantor”), INVESCO COMMERCIAL REAL ESTATE FINANCE TRUST INVESTMENTS GP, LLC, a Delaware limited liability company, as the Borrower General Partner, INVESCO ADVISERS, INC., a Delaware corporation, as the Investment Manager, the banks and financial institutions from time to time party thereto as Lenders, NATWEST MARKETS PLC, as the Administrative Agent for the Secured Parties, Lead Arranger and a Lender (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms not defined herein shall have the meanings assigned to such terms in the Credit Agreement.
Pursuant to the provisions of Section 4.1(g)(ii)(B)(iv) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a ten percent shareholder of any Borrower within the meaning of Section 871(h)(3)(B) of the Code and (v) none of its direct or indirect partners/members is a controlled foreign corporation related to any Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Administrative Agent and the Borrowers with IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN-E or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN-E from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrowers and the Administrative Agent, and (2) the undersigned shall have at all times furnished the Borrowers and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding such payments.

[NAME OF LENDER]

By:         Name:
Title:
Date:     , 20[ ]

Q-4-1